===============================================================================

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                            (AMENDMENT NO. 3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 GENSIA, INC.
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1) Title of each class of securities to which transaction applies:

                          Common Stock, par value $.01
    --------------------------------------------------------------------------

 2) Aggregate number of securities to which transaction applies:

                                   29,500,000
    --------------------------------------------------------------------------

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $4.28125 per share based on the high and low reported sales prices on
                               December 9, 1996.
    --------------------------------------------------------------------------

 4) Proposed maximum aggregate value of transaction:

                                  $126,296,870
    --------------------------------------------------------------------------

 5) Total fee paid:
                                    $25,260
   --------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
   --------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

3) Filing Party:
   --------------------------------------------------------------------------

4) Date Filed:
   --------------------------------------------------------------------------

===============================================================================

                                   LOGO
                                 GENSIA, INC.
                            9360 TOWNE CENTRE DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                                                          January 15, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of the stockholders of Gensia, Inc. ("Gensia"), to be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on Wednesday, February 26, 1997, at 1:00 p.m., local time.

  At this important meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Stock Exchange Agreement, dated as of November 12, 1996, as amended on December 16, 1996 (the "Stock Exchange Agreement"), between Gensia and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance"), and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement (each as defined below), pursuant to which Gensia will acquire all of the outstanding shares of capital stock of Rakepoll Holding B.V., a corporation organized under the laws of the Netherlands ("Rakepoll Holding") and a wholly-owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of Gensia common stock, $.01 par value ("Gensia Common Stock") and $100,000 in cash (the "Stock Exchange"). As a result of the Stock Exchange, Rakepoll Holding would become a wholly-owned subsidiary of Gensia. In addition, pursuant to a Shareholder's Agreement, dated as of November 12, 1996, as amended December 21, 1996 (the "Shareholder's Agreement"), between Rakepoll Finance and Gensia, if the Stock Exchange is consummated and if Rakepoll Finance maintains certain Gensia stock ownership levels, Rakepoll Finance will be entitled to designate three of Gensia's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia) five additional directors. The consent of the Rakepoll Finance appointed directors will be required for Gensia to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia and certain issuances of securities.

  You will also be asked to consider and vote upon proposals to (i) amend and restate Gensia's Restated Certificate of Incorporation ("Certificate of Incorporation") to (a) change the name of Gensia to "Gensia Sicor Inc.", (b) increase the number of authorized shares of Gensia Common Stock from 75,000,000 to 125,000,000 and (c) increase the number of authorized shares of Gensia preferred stock designated as Series I Participating Preferred Stock, $.01 par value, from 100,000 to 125,000; and (ii) adopt a new stock plan, the Gensia 1997 Long-Term Incentive Plan (the "1997 Stock Plan"). Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange, as Gensia does not otherwise have enough authorized and unreserved shares of Gensia Common Stock.

  The accompanying Proxy Statement describes in detail the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, and the proposed amendment and restatement of Gensia's Certificate of Incorporation and adoption of the 1997 Stock Plan. Please review carefully the information in the attached Proxy Statement.

  THE BOARD OF DIRECTORS OF GENSIA HAS DETERMINED THAT THE CONSIDERATION TO BE PAID BY GENSIA IN THE PROPOSED STOCK EXCHANGE IS FAIR TO GENSIA FROM A FINANCIAL POINT OF VIEW AND THAT THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT, ARE FAIR TO, AND IN THE BEST INTERESTS OF, GENSIA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT. THE BOARD OF DIRECTORS OF GENSIA ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSALS TO AMEND AND RESTATE GENSIA'S CERTIFICATE OF INCORPORATION AND TO ADOPT THE 1997 STOCK PLAN.

  Whether or not you plan to attend the meeting in person and regardless of the number of shares you own, your vote is important. Accordingly, I encourage you to review carefully the enclosed materials and then please sign, date and mail the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of the Board of Directors of Gensia, it is not necessary to specify your choices; you may merely sign, date and return the enclosed proxy. If you attend the meeting, you may revoke your proxy by voting in person. Your prompt cooperation is greatly appreciated.

                                          Sincerely,

                                          /s/ DAVID F. HALE
                                          -----------------
                                          David F. Hale
                                          Chairman of the Board, President and
                                           Chief Executive Officer

            GENSIA, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON FEBRUARY 26, 1997

  NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of Gensia, Inc. ("Gensia") will be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on Wednesday, February 26, 1997, at 1:00 p.m., local time (the "Special Meeting"), for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To consider and vote upon a proposal to approve and adopt the Stock Exchange Agreement, dated as of November 12, 1996, as amended on December 16, 1996 (the "Stock Exchange Agreement"), between Gensia and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance"), and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement (each as defined below), pursuant to which Gensia will acquire all of the outstanding shares of stock of Rakepoll Holding B.V., a corporation organized under the laws of the Netherlands ("Rakepoll Holding") and a wholly-owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of Gensia common stock, $.01 par value ("Gensia Common Stock") and $100,000 in cash (the "Stock Exchange"). As a result of the Stock Exchange, Rakepoll Holding would become a wholly-owned subsidiary of Gensia. In addition, pursuant to a Shareholder's Agreement, dated as of November 12, 1996, as amended December 21, 1996 (the "Shareholder's Agreement"), between Rakepoll Finance and Gensia, if the Stock Exchange is consummated and if Rakepoll Finance maintains certain Gensia stock ownership levels, Rakepoll Finance will be entitled to designate three of Gensia's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia) five additional directors. The consent of the Rakepoll Finance appointed directors will be required for Gensia to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia and certain issuances of securities.

    2. To consider and vote upon a proposal to amend and restate Gensia's Restated Certificate of Incorporation ("Certificate of Incorporation") to
  (a) change the name of Gensia to "Gensia Sicor Inc.", (b) increase the number of authorized shares of Gensia Common Stock, from 75,000,000 to 125,000,000 and (c) increase the number of authorized shares of Gensia preferred stock designated as Series I Participating Preferred Stock, $.01 par value, from 100,000 to 125,000. Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange, as Gensia does not otherwise have enough authorized and unreserved shares of Gensia Common Stock.

    3. To consider and vote upon a proposal to adopt a new stock plan, the Gensia 1997 Long-Term Incentive Plan (the "1997 Stock Plan").

    4. To act upon any other matters properly coming before the Special Meeting and at any adjournment or postponement thereof.

  The accompanying Proxy Statement describes in detail the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, and the proposed amendment and restatement of Gensia's Certificate of Incorporation and adoption of the 1997 Stock Plan. Please review carefully the information in the attached Proxy Statement.

  The Board of Directors of Gensia has fixed the close of business on January 13, 1997 as the record date for the determination of the holders of Gensia Common Stock entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                       By order of the Board of Directors.
                                       /s/ WESLEY N. FACH
                                       ------------------
                                       Wesley N. Fach
                                       Secretary

                                     LOGO
                                 GENSIA, INC.

                               ----------------

  This Proxy Statement is being furnished to the stockholders of Gensia, Inc. ("Gensia") in connection with the solicitation of proxies by the Board of Directors of Gensia for use at a Special Meeting of the stockholders of Gensia to be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on Wednesday, February 26, 1997, at 1:00 p.m., local time (the "Special Meeting"), and at any adjournment or postponement thereof. The Special Meeting is being held to consider and vote upon a proposal to approve and adopt the Stock Exchange Agreement, dated as of November 12, 1996, as amended on December 16, 1996 (the "Stock Exchange Agreement"), between Gensia and Rakepoll Finance N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance"), and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement (defined below), pursuant to which Gensia will acquire all of the outstanding shares of stock of Rakepoll Holding B.V., a corporation organized under the laws of the Netherlands ("Rakepoll Holding"), a wholly-owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of Gensia common stock, $.01 par value ("Gensia Common Stock"), and $100,000 in cash (the "Stock Exchange"). As a result of the Stock Exchange, Rakepoll Holding would become a wholly-owned subsidiary of Gensia. In addition, pursuant to a Shareholder's Agreement, dated as of November 12, 1996, as amended December 21, 1996 (the "Shareholder's Agreement"), between Rakepoll Finance and Gensia, if the Stock Exchange is consummated and if Rakepoll Finance maintains certain Gensia stock ownership levels, Rakepoll Finance will be entitled to designate three of Gensia's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia) five additional directors. The consent of the Rakepoll Finance appointed directors will be required for Gensia to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia and certain issuances of securities.

  At the Special Meeting, Gensia stockholders will also be asked to consider and vote upon proposals to (i) amend and restate Gensia's Restated Certificate of Incorporation ("Certificate of Incorporation") to (a) change the name of Gensia to "Gensia Sicor Inc.," (b) increase the number of authorized shares of Gensia Common Stock from 75,000,000 to 125,000,000 and (c) increase the number of authorized shares of Gensia preferred stock designated as Series I Participating Preferred Stock, $.01 par value, from 100,000 to 125,000; and
(ii) adopt a new stock plan, the Gensia 1997 Long-Term Incentive Plan (the "1997 Stock Plan"). Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange, as Gensia does not otherwise have enough authorized and unreserved shares of Common Stock.

  This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of Gensia on or about January 15, 1997.

  On January 10, 1997, the last reported sale price of a share of Gensia Common Stock on the Nasdaq National Market ("NNM") was $4 17/32.

                               ----------------

  THE MATTERS DESCRIBED ABOVE ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. THE PROPOSED STOCK EXCHANGE IS A COMPLEX TRANSACTION. GENSIA STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" COMMENCING ON PAGE 16.

                               ----------------

           THE DATE OF THIS PROXY STATEMENT IS JANUARY 15, 1997

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of Gensia are incorporated by reference in this Proxy Statement: (i) Annual Report on Form 10-K for the year ended December 31, 1995, (ii) Proxy Statement, dated May 22, 1996, filed in connection with Gensia's 1996 Annual Meeting of Stockholders and (iii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, as amended, and September 30, 1996.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF SUCH DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO WESLEY N. FACH, SECRETARY, GENSIA, INC., 9360 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121 (TELEPHONE (619) 546-8300). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE AT LEAST TWO WEEKS BEFORE THE DATE OF THE SPECIAL MEETING.

  All reports and definitive proxy or information statements filed by Gensia pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement.

                                ---------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE SOLICITATION MADE BY THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GENSIA. THE INFORMATION SET FORTH IN THIS PROXY STATEMENT CONCERNING RAKEPOLL HOLDING AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY RAKEPOLL FINANCE. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH SUCH SOLICITATION MAY NOT LAWFULLY BE MADE. THE DELIVERY OF THIS PROXY STATEMENT SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF GENSIA OR RAKEPOLL HOLDING SINCE THE DATE HEREOF.

                                ---------------

  GenESA(R) is a trademark of Gensia. This Proxy Statement also includes trade names and trademarks of companies other than Gensia.

                                ---------------


                          FORWARD LOOKING STATEMENTS

  THIS PROXY STATEMENT CONTAINS FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION AND BUSINESSES OF GENSIA AND RAKEPOLL HOLDING BEFORE AND AFTER THE STOCK EXCHANGE. SEE "SUMMARY--GENSIA'S REASONS FOR THE STOCK EXCHANGE; PURPOSE OF THE STOCK EXCHANGE"; "THE STOCK EXCHANGE--GENSIA'S REASONS FOR THE STOCK EXCHANGE; PURPOSE OF THE STOCK EXCHANGE"; "--CONDUCT OF BUSINESS AFTER THE STOCK EXCHANGE; BENEFITS AND DETRIMENTS OF THE STOCK EXCHANGE"; "--CONDUCT OF BUSINESS IF STOCK EXCHANGE IS NOT CONSUMMATED"; "-- EFFECT ON RESEARCH PROGRAMS"; "GENSIA"; "RAKEPOLL HOLDING"; AND "RAKEPOLL HOLDING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". THESE FORWARD LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING: (1) FAILURE TO RAISE ADDITIONAL CAPITAL SUFFICIENT TO FUND OPERATIONS (2) FAILURE TO DEVELOP AND INTRODUCE NEW MULTISOURCE PRODUCTS IN A TIMELY MANNER (3) COMPETITIVE PRESSURES (4) GREATER THAN EXPECTED COSTS OR DIFFICULTIES IN INTEGRATING THE GENSIA AND RAKEPOLL HOLDING OPERATIONS AND (5) LOSS OF KEY PERSONNEL. FURTHER INFORMATION ON THESE AND OTHER RISKS WHICH COULD ADVERSELY AFFECT GENSIA AFTER THE STOCK EXCHANGE IS INCLUDED HEREIN AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, IN PARTICULAR SEE "RISK FACTORS" BEGINNING AT P. 16.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
SUMMARY...................................................................   6
  Gensia..................................................................   6
  Rakepoll Holding and the Rakepoll Subsidiaries..........................   6
  Special Meeting of Stockholders of Gensia...............................   7
  Risk Factors............................................................   7
  The Stock Exchange......................................................   7
  Recommendation of the Gensia Board of Directors.........................   8
  Opinion of Gensia's Financial Advisor...................................   8
  Gensia's Reasons for the Stock Exchange; Purpose of the Stock Exchange..   8
  Interests of Certain Persons in the Stock Exchange......................   9
  Closing Date............................................................   9
  Conditions to Consummation of the Stock Exchange........................   9
  Accounting Treatment....................................................  10
  Certain Federal Income Tax Consequences.................................  11
  Gensia Rights Agreement Amendment.......................................  11
  Market Price Information................................................  11
  Recent Developments.....................................................  11
  Selected Historical and Pro Forma Combined Financial Data...............  11
  Per Share Data..........................................................  15
RISK FACTORS..............................................................  16
  Future Capital Needs; Uncertainty of Additional Funding.................  16
  Loss History; Uncertainty of Future Profitability.......................  16
  Competition.............................................................  16
  Potential Inability to Obtain Raw Materials or Manufacture Products.....  17
  Uncertainty of Protection of Patents and Proprietary Technology.........  17
  Dependence Upon Successful Integration of the Companies.................  17
  Uncertainty of Pharmaceutical Pricing, Reimbursement and Related
   Matters................................................................  18
  Product Liability Exposure; Inadequacy or Unavailability of Product
   Liability Insurance....................................................  18
  Uncertainty Regarding Mexican Economic Factors, Government Policies and
   Inflation..............................................................  19
  Risks Related to International Operations...............................  19
  Environmental Matters...................................................  19
  Currency Fluctuations...................................................  19
  Control by Rakepoll Finance.............................................  19
  Potential Loss of Customers or Suppliers................................  20
  Effect of Certain Anti-Takeover Provisions..............................  20
INFORMATION CONCERNING THE SPECIAL MEETING................................  21
  Time, Date, Place and Purpose of Special Meeting........................  21
  Record Date, Quorum and Vote Required...................................  21
  Recommendation of the Gensia Board of Directors.........................  21
  Proxies.................................................................  22
  Proxy Solicitation......................................................  22
THE STOCK EXCHANGE........................................................  23
  Background of the Stock Exchange........................................  23
  Recommendations of the Gensia Board of Directors........................  24
  Gensia's Reasons for the Stock Exchange; Purpose of the Stock Exchange..  24
  Opinion of Gensia's Financial Advisor...................................  26
  Interests of Certain Persons in the Stock Exchange......................  32

                                                                          PAGE
                                                                          ----
  Conduct of Business After the Stock Exchange; Benefits and Detriments
   of the Stock Exchange.................................................  33
  Conduct of Business if Stock Exchange Is Not Consummated...............  34
  Exchange Act and Listing Requirements..................................  34
  Regulatory Matters.....................................................  34
  Certain Federal Income Tax Consequences................................  34
  Accounting Treatment...................................................  35
  Source and Amount of Fees and Expenses.................................  35
  Effect on Research Programs............................................  36
THE STOCK EXCHANGE AGREEMENT.............................................  37
  The Stock Exchange.....................................................  37
  Representations, Warranties and Covenants..............................  37
  Conditions.............................................................  41
  Termination; Effect of Termination.....................................  43
THE SHAREHOLDER'S AGREEMENT..............................................  44
  Standstill; Lock-Up; Anti-Dilution Provisions..........................  45
  Composition of Board of Directors......................................  45
  Management of the Company..............................................  46
  Approval of Certain Actions by Investor Directors......................  46
  Registration Rights....................................................  47
  Representations and Warranties.........................................  47
MARKET PRICE AND DIVIDEND INFORMATION....................................  48
GENSIA...................................................................  49
  Business...............................................................  49
  Gensia Laboratories....................................................  49
  Proprietary Medical Products...........................................  51
  GenESA System..........................................................  52
  Feedback Controlled Heparin System.....................................  54
  Research Activities....................................................  55
  Patents, Trademarks and Trade Secrets..................................  55
  Competition............................................................  57
  Government Regulation..................................................  58
  Manufacturing..........................................................  61
  Health Care Reform and Third-Party Reimbursement.......................  61
RAKEPOLL HOLDING.........................................................  61
RAKEPOLL HOLDING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS.....................................  67
  Nine Months Ended September 30, 1996 and 1995..........................  67
  Years Ended December 31, 1995 and 1994.................................  68
  Years Ended December 31, 1994 and 1993.................................  70
  Liquidity and Capital Resources........................................  71
  Impact of Foreign Currency Risk and Inflation..........................  72
PRO FORMA CONSOLIDATED COMBINED CONDENSED FINANCIAL STATEMENTS...........  73
PROPOSAL TO AMEND AND RESTATE GENSIA'S CERTIFICATE OF INCORPORATION......  79
PROPOSAL TO ADOPT THE GENSIA 1997 LONG-TERM INCENTIVE PLAN...............  80
  Purpose................................................................  80
  Shares Subject to 1997 Stock Plan......................................  80
  The 1990 Stock Plan....................................................  80
  Description of 1997 Stock Plan.........................................  82
  Federal Income Tax Consequences........................................  84
  1997 Stock Plan Benefits...............................................  85

                                                                            PAGE
                                                                            ----
OWNERSHIP OF GENSIA........................................................  86
INDEX TO RAKEPOLL FINANCIAL STATEMENTS..................................... F-1
ANNEXES
  Annex A--Stock Exchange Agreement, as Amended............................ A-1
  Annex B--Opinion of Financial Advisor to Gensia, Inc..................... B-1
  Annex C--Amended and Restated Certificate of Incorporation............... C-1
  Annex D--Gensia, Inc. 1997 Long-Term Incentive Plan...................... D-1

                                    SUMMARY

  The following is a summary of certain of the information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement and the Annexes hereto. Gensia stockholders are strongly urged to read and consider carefully this Proxy Statement and the Annexes hereto in their entirety, particularly the matters referred to under "Risk Factors."

GENSIA

  Gensia is a healthcare company focused on the development, manufacture and marketing of products for acute care in hospital and alternate site markets. Gensia's commercial businesses include Gensia Laboratories, Ltd. ("Gensia Laboratories" or "GLL"), a manufacturer of multisource injectable drugs, as well as a proprietary medical products business. GLL is a specialty pharmaceutical company which develops, manufactures and markets injectable products with a primary emphasis on oncology, anesthesiology and other key multisource pharmaceuticals. In addition, GLL provides contract manufacturing support and services to other pharmaceutical and biotechnology companies.

  Gensia's proprietary medical products business currently markets the Laryngeal Mask Airway ("LMA") product line, used in airway management, to anesthesiology departments in the United States. This group also markets Brevibloc(R), an intravenous cardiovascular drug, and the GenESA System, a proprietary pharmacologic stress testing system, either directly or through distributors in a number of European countries. The GenESA System is currently under regulatory review in the United States, and if approved, would be marketed by the Gensia medical products sales organization. Gensia is also developing a Feedback Controlled Heparin System ("FCHS") which is being designed to better control dosing of heparin, a widely used anticoagulant.

  Gensia also has a basic research group which is involved in four primary areas: pain, inflammation, diabetes, and cardiovascular disease. Its research program in pain is being performed pursuant to a collaboration with Pfizer Inc. Gensia is also in discussions with pharmaceutical companies about a similar collaboration for its diabetes research program.

  Gensia is a Delaware corporation with its principal executive offices located at 9360 Towne Centre Drive, San Diego, California 92121. Its telephone number is (619) 546-8300.

RAKEPOLL HOLDING AND THE RAKEPOLL SUBSIDIARIES

  Rakepoll Holding is a Netherlands holding company which owns a group of three specialty pharmaceutical companies (the "Rakepoll Operating Group") comprised of a company located in Italy, SICOR-Societa Italiana Corticosteroidi S.p.A. ("Sicor"), and two companies located in Mexico, Lemery, S.A. de C.V. ("Lemery"), and Sintesis Lerma, S.A. de C.V. ("Sintesis Lerma"). Sicor and Sintesis Lerma manufacture specialty bulk drug substances. Lemery produces oral and injectable finished multisource drug products (also called finished dosage forms) utilizing specialty bulk drug substances produced by the other companies in the Rakepoll Operating Group and/or purchased from third parties.

  The specialty bulk drug substances manufactured by the Rakepoll Operating Group are almost entirely destined for parenteral or topical administration, including inhalation therapy, and almost all belong to one of three categories:
(i) oncolytic agents, (ii) steroids or (iii) non-depolarizing muscle relaxants. The oncolytic agents are anti-cancer drugs. The steroids are either progestins used in contraceptives or corticosteroids used in a variety of anti-inflammatory preparations, including preparations used in the treatment of asthma, allergies and certain dermatological conditions. Certain progestins also have oncolytic applications. The muscle relaxants are used in conjunction with anesthetics during surgery.

  The principal markets for the Rakepoll Operating Group's specialty bulk drug substances are the United States and Canada, the European Union ("EU") and Japan. The finished multisource drug products manufactured by the Rakepoll Operating Group are sold primarily to the national health program in Mexico and exported to certain countries in Central and South America, North Africa, the Middle East and Eastern Europe. In addition, export of such drug products to China is also currently expected by Rakepoll Holding to commence in 1997.

SPECIAL MEETING OF STOCKHOLDERS OF GENSIA

  TIME, DATE, PLACE AND PURPOSE OF SPECIAL MEETING. The Special Meeting will be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on Wednesday, February 26, 1997, at 1:00 p.m., local time. At the Special Meeting, including any adjournment or postponement thereof, the stockholders of Gensia will consider and vote upon a proposal to approve and adopt the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement. A copy of the Stock Exchange Agreement is attached hereto as Annex A. Gensia stockholders will also consider and vote upon proposals to amend and restate Gensia's Certificate of Incorporation and adopt the 1997 Stock Plan. Copies of the proposed Amended and Restated Certificate of Incorporation and 1997 Stock Plan are attached hereto, respectively, as Annexes C and D. See "Information Concerning the Special Meeting."

  RECORD DATE; QUORUM. The Board of Directors of Gensia has fixed the close of business on January 13, 1997 as the Record Date. Only holders of record of Gensia Common Stock on the Record Date will be entitled to receive notice of and to vote at the Special Meeting, or of any postponement or adjournment thereof. As of the Record Date, 40,227,507 shares of Gensia Common Stock were outstanding and entitled to vote at the Special Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Gensia Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum.

  VOTE REQUIRED. The affirmative vote of a majority of the quorum at the Special Meeting is required to approve and adopt the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, and to adopt the 1997 Stock Plan. The affirmative vote of a majority of the outstanding shares of Gensia Common Stock as of the Record Date is required to adopt the amendment and restatement of the Certificate of Incorporation. Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange, as Gensia does not otherwise have enough authorized and unreserved shares of Gensia Common Stock.

  APPRAISAL RIGHTS. Gensia stockholders will not be entitled to any appraisal rights in connection with the Stock Exchange.

RISK FACTORS

  Gensia stockholders should consider carefully the matters set forth herein under "Risk Factors" commencing on page 16, as well as the other information contained or incorporated by reference in this Proxy Statement.

THE STOCK EXCHANGE

  If the Stock Exchange is consummated, pursuant to the terms of the Stock Exchange Agreement, Gensia will acquire all of the outstanding shares of capital stock of Rakepoll Holding, a wholly-owned subsidiary of Rakepoll Finance, in exchange for 29,500,000 shares of Gensia Common Stock and $100,000 in cash. As a result of the Stock Exchange, Rakepoll Holding would become a wholly-owned subsidiary of Gensia. In addition, pursuant to the Shareholder's Agreement, if the Stock Exchange is consummated and if Rakepoll Finance maintains certain ownership levels, Rakepoll Finance will be entitled to designate three of Gensia's 10 directors who will in turn designate (jointly with two executive officer directors of Gensia) five additional directors. The consent of the Rakepoll Finance appointed directors will be required for Gensia to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia and for certain issuances of securities.

RECOMMENDATION OF THE GENSIA BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF GENSIA HAS DETERMINED THAT THE CONSIDERATION TO BE PAID BY GENSIA IN THE PROPOSED STOCK EXCHANGE IS FAIR TO GENSIA FROM A FINANCIAL POINT OF VIEW AND THAT THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT, ARE FAIR TO, AND IN THE BEST INTERESTS OF, GENSIA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT. For a discussion of the factors on which the Gensia Board of Directors' recommendation is based, see "The Stock Exchange-- Recommendation of the Gensia Board of Directors." THE BOARD OF DIRECTORS OF GENSIA ALSO UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSALS TO AMEND AND RESTATE GENSIA'S CERTIFICATE OF INCORPORATION AND TO ADOPT THE 1997 STOCK PLAN.

OPINION OF GENSIA'S FINANCIAL ADVISOR

  On November 12, 1996, CS First Boston Corporation ("CS First Boston") delivered to the Gensia Board of Directors its written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view. The full text of CS First Boston's written opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B. See "The Stock Exchange--Opinion of Gensia's Financial Advisor." Stockholders of Gensia are urged to read the opinion of CS First Boston in its entirety.

GENSIA'S REASONS FOR THE STOCK EXCHANGE; PURPOSE OF THE STOCK EXCHANGE

  The Gensia Board of Directors (hereinafter sometimes referred to as the "Gensia Board"), in the course of reaching its decision to approve the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, considered a number of factors, including, among others: (i) the terms and conditions of the Stock Exchange Agreement, (ii) its belief that the Stock Exchange will create a diversified specialty pharmaceutical company with a vertically-integrated capability, able to compete effectively in the global market for low-cost, high quality multisource injectable pharmaceutical products, (iii) its view that, following the Stock Exchange, Gensia expects to have a broad line of oncology products available worldwide and will be well positioned to compete in the international oncology market, (iv) the existing assets, financial condition and resources, including current assets and liquidity, contingent liabilities, prospects and business operations of Gensia without, and as combined with, Rakepoll Holding,
(v) the business advantages expected to result from a combination of the businesses of Gensia and Rakepoll Holding, (vi) the current and historical market prices of Gensia Common Stock, (vii) the extensive negotiations that had occurred between the parties concerning the terms of the Stock Exchange, and
(viii) the presentation of Gensia's financial advisor, CS First Boston, and the written opinion of such advisor that, as of the date of such opinion and subject to certain matters set forth therein, the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view.

  THE BOARD OF DIRECTORS OF GENSIA HAS DETERMINED THAT THE CONSIDERATION TO BE PAID BY GENSIA IN THE PROPOSED STOCK EXCHANGE IS FAIR TO GENSIA FROM A FINANCIAL POINT OF VIEW AND THAT THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE

SHAREHOLDER'S AGREEMENT, ARE FAIR TO, AND IN THE BEST INTERESTS OF, GENSIA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT GENSIA STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE STOCK EXCHANGE AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE STOCK EXCHANGE

  In considering the recommendation of Gensia's Board of Directors with respect to the Stock Exchange Agreement, Gensia stockholders should be aware that certain officers and directors of Gensia (or their affiliates) have interests in the Stock Exchange that are different from and in addition to the interests of Gensia's stockholders generally. These interests include, but are not limited to, the fact that (i) each of the executive officers and directors of Gensia currently holds options to acquire Gensia Common Stock, which will become fully vested upon the consummation of the Stock Exchange; and (ii) Gensia has executed agreements with its officers and certain key employees of Gensia, including David Hale, Chairman, President and Chief Executive Officer of Gensia, which provide, among other things, that, in the event of a change in control, including the Stock Exchange, if consummated, each of such individuals would be entitled to certain benefits, including salary continuation and healthcare coverage upon, within a certain period of time, their resignation for good reason, including, without limitation, changes in job authority or responsibility or employer's physical location, or termination of their employment for other than cause or disability. Also, in November 1996, the Gensia Board of Directors (with David Hale absent) agreed to forgive, upon consummation of the Stock Exchange, a loan made by Gensia to Mr. Hale in April 1995, upon terms to be determined by Gensia's Compensation Committee. The outstanding principal and interest on such loan was approximately $150,000. In addition, Gensia and Rakepoll Finance have each agreed, from and after the date of execution of the Stock Exchange Agreement, to cause Gensia to (a) maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and former directors and officers for acts or omissions or alleged acts or omissions occurring at or prior to the Closing Date (defined below), subject to certain limitations, (b) to provide, maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and future directors and officers for acts or omissions or alleged acts or omissions occurring after the Closing Date, subject to certain limitations, and
(c) maintain for a period of no less than three years after the Closing Date, directors and officers liability coverage with limits, terms and conditions no less advantageous than Gensia had in effect as of the execution date of the Stock Exchange Agreement. The Gensia Board of Directors was aware of these interests and took these interests into account in approving the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement. See "The Stock Exchange--Interests of Certain Persons in the Stock Exchange."

CLOSING DATE

  The closing of the Stock Exchange will be held on a date (the "Closing Date") specified by Gensia and Rakepoll Finance, which date will be as soon as practicable, but in any event within two business days following the date upon which all conditions set forth in the Stock Exchange Agreement have been satisfied or waived, as the case may be, or at such other time as Gensia and Rakepoll Finance may mutually agree. See "Stock Exchange Agreement-- Conditions."

CONDITIONS TO CONSUMMATION OF THE STOCK EXCHANGE

  Consummation of the Stock Exchange is subject to the satisfaction of certain conditions, including, among others, (i) absence of any effective temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Stock Exchange or statute, rule or regulation which prevents the consummation of the Stock Exchange, provided, however, that reasonable best efforts are used by Gensia and Rakepoll Finance to cause any such decree, ruling, injunction or other order to be vacated or lifted, (ii) expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and applicable Mexican law and consummation of the transactions contemplated by the Stock Exchange Agreement shall be permitted thereunder, (iii) receipt of approval from Gensia's stockholders of the issuance of Gensia Common Stock to be issued in the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement, (iv) approval of the Securities and Exchange Commission (the "Commission") of the Proxy Statement and absence of any stop order or similar restraining order entered or threatened by the Commission or any state securities administrator prohibiting the Stock Exchange, (v) absence of any outstanding action instituted by any governmental authority, including under the HSR Act or Section 721 of the U.S. Defense Production Act of 1950, as amended (the "Exon-Florio Amendment"), which seeks to prevent consummation of the Stock Exchange or which seeks material damages in connection with the transactions contemplated by the Stock Exchange Agreement and (vi) the Shareholder's Agreement shall be in full force and effect and appointment of the directors contemplated therein shall have been made in accordance therewith.

  Further, the obligations of either party to the Stock Exchange Agreement to consummate the Stock Exchange are subject to certain additional conditions, including, among others, (i) the representations and warranties of the other party being true and correct in all material respects on the date of the Stock Exchange Agreement and on and as of the Closing Date as though made on and as of such date (except for those made as of a specified date which need only be true and correct as of such date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on such party and its subsidiaries taken as a whole, (ii) the other party's performance in all material respects of each of its obligations and agreements under the Stock Exchange Agreement, (iii) the other party's compliance in all material respects with each of its covenants to be performed and complied with under the Stock Exchange Agreement, (iv) the other party's provision of an officer's certificate to the effect that certain provisions set forth in the Stock Exchange Agreement have been satisfied and
(v) the other party's provision of certain legal opinions. See "The Stock Exchange--Interests of Certain Persons in the Stock Exchange," "The Stock Exchange--Regulatory Matters," "The Stock Exchange Agreement--Representations, Warranties and Covenants" and "The Stock Exchange Agreement--Conditions."

  Prior to consummation of the Stock Exchange, Gensia shall have eliminated its net use of cash for ongoing research activities (other than ongoing property lease related expenses) either (i) as a result of Gensia having obtained cash or contractually committed payments for such research activities from third parties in the form of research collaborations or otherwise, or (ii) by the termination of such research activities; provided, however, that in any event, Gensia shall be permitted to expend such amounts on research as are required for Gensia to fulfill its obligations under its agreement with Pfizer Inc., dated as of May 1, 1996 (the "Pfizer Agreement"). It is further understood by Gensia and Rakepoll Finance that Gensia will not borrow money in order to eliminate the net use of cash as described in subclause (i) above. In the event that such net use of cash has been eliminated pursuant to subclause (i) above, it is the intent of Gensia and Rakepoll Finance that, subsequent to the Closing Date, they will use their best efforts to present to the Board of Directors of Gensia a plan to effectuate the spinoff of the research activities of Gensia into an independent company, so long as such spinoff is reasonably feasible. Such spinoff plan shall include as assets of the company to be spunoff the $5,000,000 cash contribution contemplated by the funding plan agreed to by Gensia and Rakepoll Finance and other cash received (and unspent) or to be received under research collaborations between third parties and Gensia. If there has been no such spinoff within six months after the Closing Date, any such research activities not fully paid for by third parties will be terminated, so that no such research activities will produce losses. If Gensia terminates such research activities pursuant to clause (ii) above, Gensia estimates that the costs of eliminating such research activities, including severance payments and related costs, would be approximately $2,600,000. See "Stock Exchange--Effect on Research Programs."

ACCOUNTING TREATMENT

  If the Stock Exchange is consummated, Gensia intends to account for the Stock Exchange as a purchase for accounting purposes. See "The Stock Exchange-- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Stock Exchange will not be a taxable event to either Gensia or its stockholders, and accordingly, no gain or loss will be recognized by Gensia or its stockholders for United States income tax purposes. Gensia believes that the Stock Exchange, when considered with other previous transactions and contemplated financings, is likely to result in an ownership change of Gensia.
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), imposes limitations on the amount of "pre-change" losses and deductions that may be used to offset "post-change" taxable income. Similarly, Section 383 of the Code limits the amount of pre-change tax credits that may be used to reduce the post-change tax liability of a corporation which undergoes an ownership change.

GENSIA RIGHTS AGREEMENT AMENDMENT

  In connection with the execution of the Stock Exchange Agreement, Gensia and ChaseMellon Shareholder Services L.L.C. (as successor to First Interstate Bank) (the "Rights Agent") executed Amendment No. 1 to Rights Agreement, dated as of November 12, 1996, amending the Rights Agreement, dated as of March 16, 1992 (the "Rights Agreement"), between Gensia and the Rights Agent, so as to provide that none of Rakepoll Finance and its affiliates will become an "Acquiring Person" and that no "Stock Exchange Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the execution of the Stock Exchange Agreement or the consummation of the Stock Exchange or the acquisition or transfer of shares of Gensia Common Stock by Rakepoll Finance pursuant to the Shareholder's Agreement. Gensia also represented and warranted under the Stock Exchange Agreement that the Rights Agreement will remain so amended and that no replacement plan will be adopted.

MARKET PRICE INFORMATION

  Gensia Common Stock is traded on the NNM under the symbol GNSA. All of the shares of Rakepoll Holding are held by Rakepoll Finance. The following table sets forth the last reported sales price per share for Gensia Common Stock as reported on the NNM on November 12, 1996, the last full trading day prior to the date of the public announcement of the execution of the Stock Exchange Agreement, and January 10, 1997, the latest practicable trading day before the printing of this Proxy Statement.

                                                                       GENSIA
                                                                    COMMON STOCK
                                                                       PRICE
                                                                    ------------
November 12, 1996..................................................    $5.375
January 10, 1997...................................................    $4.531

  For information relating to market prices of and dividends on Gensia Common Stock during the current fiscal year and the past two fiscal years, see "Market Price and Dividend Information." GENSIA STOCKHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR GENSIA COMMON STOCK.

RECENT DEVELOPMENTS

  During the last week of December 1996 and the first two weeks of January 1997 Gensia sold, in several private placements, an aggregate of 2,060,000 shares of Gensia Common Stock to certain existing Gensia stockholders, for aggregate consideration of $8,240,000. As part of the transactions, Gensia agreed to use its best efforts to file with the Commission, and have declared effective by March 31, 1997, a registration statement covering resale of the shares so purchased.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

 GENSIA SELECTED HISTORICAL FINANCIAL DATA

  The selected consolidated financial data set forth below for each of the three years in the period ended December 31, 1995 and as of December 31, 1994 and 1995 are derived from Gensia's consolidated financial statements that have been audited by Ernst & Young LLP, independent auditors, which are incorporated by reference herein in this Proxy Statement and are qualified by reference to such consolidated financial statements and the notes related thereto. The selected financial data set forth below for the years ended December 31, 1991 and 1992, and as of December 31, 1991, 1992 and 1993 are derived from audited consolidated financial statements not incorporated by reference in this Proxy Statement. The selected consolidated financial data set forth below for the nine-month periods ended September 30, 1995 and 1996 and as of September 30, 1995 and 1996 are derived from Gensia's unaudited consolidated financial statements incorporated by reference in this Proxy Statement and include all adjustments, consisting of only normal recurring adjustments, which Gensia considers necessary for a fair presentation of its consolidated financial position and results of operations for such periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data set forth below should be read in conjunction with the consolidated financial statements and related notes thereto of Gensia incorporated by reference in this Proxy Statement.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      FOR THE
                                              FOR THE                            NINE MONTHS ENDED
                                      YEARS ENDED DECEMBER 31,                     SEPTEMBER 30,
                          ----------------------------------------------------  --------------------
                            1991      1992       1993       1994       1995       1995       1996
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Product sales..........  $  3,252  $  11,039  $  17,106  $  51,830  $  53,464  $  37,749  $  39,379
 Contract research and
  license fees..........     5,391     19,740     11,910     17,956     11,062     10,456      2,479
 Interest income........     2,624      4,326      4,350      2,022      2,086      1,246      1,784
 License restructuring
  fee...................       --         --         --         --      50,000        --         --
 Sale of investment.....       --         --         --         --       5,359        --         --
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
   Total revenues.......    11,267     35,105     33,366     71,808    121,971     49,451     43,642
Cost and expenses:
 Cost of sales..........     5,338     16,045     20,759     30,937     33,183     23,504     29,247
 Manufacturing start-up
  costs.................     2,974        --         --         --         --         --         --
 Research and
  development...........    23,361     40,353     54,341     61,201     38,762     28,657     24,756
 Selling, general and
  administrative........     7,914     15,519     20,602     29,006     31,137     23,097     23,663
 Interest and other.....       511      1,125        968        782        872        777        632
 Provision for
  restructuring.........       --         --         --         --       1,092      1,092        --
 Litigation
  settlement............       --         --         --         --       4,000      4,000        --
 Write-off of in-
  process technology....       --         --         --         --      18,269        --         --
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
   Total costs and
    expenses............    40,098     73,042     96,670    121,926    127,315     81,127     78,298
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
Loss before income tax-
 es.....................   (28,831)   (37,937)   (63,304)   (50,118)    (5,344)   (31,676)   (34,656)
Provision for income
 taxes..................       --         --         --         --        (550)       --         --
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss................  $(28,831) $ (37,937) $ (63,304) $ (50,118) $  (5,894) $ (31,676) $ (34,656)
Dividends on preferred
 stock..................       --         --      (4,544)    (6,000)    (6,000)    (4,496)    (4,496)
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss applicable to
 common shares..........  $(28,831) $ (37,937) $ (67,848) $ (56,118) $ (11,894) $ (36,172) $ (39,152)
                          ========  =========  =========  =========  =========  =========  =========
Net loss per common
 share..................  $  (1.25) $   (1.36) $   (2.40) $   (1.89) $    (.36) $   (1.10) $   (1.08)
                          ========  =========  =========  =========  =========  =========  =========
Shares used in computing
 per share amounts......    23,084     27,954     28,294     29,670     33,231     32,840     36,196
                          ========  =========  =========  =========  =========  =========  =========
                                         AS OF DECEMBER 31,                     AS OF SEPTEMBER 30,
                          ----------------------------------------------------  --------------------
                            1991      1992       1993       1994       1995       1995       1996
                          --------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
 Working capital........  $107,241  $  68,207  $  78,609  $  47,439  $  67,687  $  27,853  $  35,459
 Total assets...........   140,279    104,162    136,431    109,866    118,560     78,513     89,977
 Long-term obligations,
  less current
  maturities............     5,366      3,479      3,119         71         46         18        136
 Accumulated deficit....   (62,084)  (100,021)  (163,325)  (213,443)  (219,337)  (245,119)  (253,993)
 Stockholders' equity...   123,943     89,149    112,859     83,778    102,303     62,381     73,641

RAKEPOLL HOLDING SELECTED HISTORICAL FINANCIAL DATA

  The selected financial data set forth below for each of the three years in the period ended December 31, 1995 and as of December 31, 1994 and 1995 are derived from Rakepoll Holding's combined financial statements that have been audited by KPMG Accountants N.V., independent auditors, which are included in this Proxy Statement and are qualified by reference to such financial statements and the notes related thereto. The selected combined financial data set forth below for each of the years ended December 31, 1991 and 1992 and as of December 31, 1991, 1992 and 1993 are derived from Rakepoll Holding's unaudited combined financial statements which are not included in this Proxy Statement. The selected combined financial data set forth below for the nine-month periods ended September 30, 1995 and 1996 and as of September 30, 1995 and 1996 are derived from Rakepoll Holding's unaudited combined financial statements included in this Proxy Statement and include all adjustments, consisting of only normal recurring adjustments, which Rakepoll Holding considers necessary for a fair presentation of its combined financial position and results of operations for such periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The data set forth below should be read in conjunction with the financial statements and related notes thereto of Rakepoll Holding included herein.

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                  FOR THE
                                            FOR THE                          NINE MONTHS ENDED
                                    YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                          ------------------------------------------------  ---------------------
                            1991      1992      1993      1994      1995       1995       1996
                          --------  ---------  -------  --------  --------  ----------  ---------
STATEMENT OF OPERATIONS
 DATA:
Revenues:
 Product sales..........  $ 26,496  $  32,144  $43,799  $ 50,516  $ 60,736  $   45,144  $  56,499
 Interest income........       209        114      511       111       308         209        215
 Foreign exchange
  gains, net............       --         --       --        --        --          --       2,687
 Other income, net......       564         45       84       346       162          65        383
                          --------  ---------  -------  --------  --------  ----------  ---------
Total revenues..........    27,269     32,303   44,394    50,973    61,206      45,418     59,784
Cost and expenses:
 Cost of sales..........    23,782     25,876   32,853    35,808    46,198      33,470     35,760
 Research and develop-
  ment..................       717        781      315     1,677     3,132       2,092      4,922
 Selling, general and
  administrative........     4,418      4,638    6,489     7,809     8,761       6,776      9,483
 Interest expense.......     1,063      1,208    1,472     1,456     3,084       2,290      2,729
 Foreign exchange loss-
  es, net...............       416      1,835    1,258     2,958     1,592         734        --
 Special charges:
   Provision for contam-
    ination settlement..       --         --       --        --      2,701       2,400        --
   Provision for
    Farmitalia lawsuit..       --       4,869      --        --        --          --         --
                          --------  ---------  -------  --------  --------  ----------  ---------
Total costs and ex-
 penses.................    30,396     39,207   42,387    49,708    65,468      47,762     52,894
                          --------  ---------  -------  --------  --------  ----------  ---------
Income (loss) before
 minority interest and
 income taxation........    (3,127)    (6,904)   2,007     1,265    (4,262)     (2,344)     6,890
Minority interest.......       --         --       --        --        150         135        --
                          --------  ---------  -------  --------  --------  ----------  ---------
Income (loss) before in-
 come taxation..........    (3,127)    (6,904)   2,007     1,265    (4,112)     (2,209)     6,890
Income tax benefit (ex-
 pense).................       873      1,388   (1,476)   (1,960)    1,727       1,466     (3,623)
                          --------  ---------  -------  --------  --------  ----------  ---------
Net income (loss).......  $ (2,254) $  (5,516) $   531  $   (695) $ (2,385) $     (743) $   3,267
                          ========  =========  =======  ========  ========  ==========  =========
Net income (loss) per
 share..................  $(56,350) $(137,900) $13,275  $(17,375) $(59,625) $  (18,575) $  81,675
                          ========  =========  =======  ========  ========  ==========  =========
Average number of shares
 outstanding............        40         40       40        40        40          40         40
                          ========  =========  =======  ========  ========  ==========  =========
                                       AS OF DECEMBER 31,                   AS OF SEPTEMBER 30,
                          ------------------------------------------------  ---------------------
                            1991      1992      1993      1994      1995       1995       1996
                          --------  ---------  -------  --------  --------  ----------  ---------
BALANCE SHEET DATA:
 Working capital........  $  1,580  $  (3,911) $(3,302) $ (2,929) $ (4,350) $   (3,622) $  (2,855)
 Total assets...........    41,281     38,376   41,670    55,079    77,022      73,710    103,577
 Long-term obligations,
  less current
  maturities............     8,885      7,811    8,583    14,703    24,236      22,447     24,092
 Retained earnings (ac-
  cumulated deficit)....     7,378     (5,256)    (589)   (1,464)   (3,849)     (2,207)      (583)
 Stockholders' equity...    13,169      6,079    6,750     6,327     5,076       5,405     10,930

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

  The selected unaudited pro forma combined financial data of Gensia and Rakepoll Holding for the year ended December 31, 1995 and for and as of the nine-month period ended September 30, 1996 are derived from the unaudited pro forma consolidated combined condensed financial statements included elsewhere herein, and should be read in conjunction with such pro forma consolidated combined condensed financial statements and the notes thereto. The pro forma information is presented for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Stock Exchange had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE            FOR THE
                                               YEAR ENDED        NINE MONTHS
                                              DECEMBER 31,          ENDED
                                                  1995        SEPTEMBER 30, 1996
                                           ------------------ ------------------
STATEMENT OF OPERATIONS DATA:
Revenues:
 Product sales...........................       $111,547           $ 94,170
 Contract research and license fees......         11,062              2,479
 Interest and other income, net..........          2,556              2,382
 Foreign exchange gains, net.............            --               2,687
 License restructuring fee...............         50,000                --
 Sale of investment......................          5,359                --
                                                --------           --------
 Total revenues..........................        180,524            101,718
                                                --------           --------
Cost and expenses:
 Cost of sales...........................         77,228             63,674
 Research and development................         26,042             21,624
 Selling, general and administrative.....         40,898             33,145
 Amortization of goodwill................          4,368              3,276
 Foreign exchange losses, net............          1,592                --
 Interest and other......................          3,148              2,643
 Provision for restructuring.............          1,092                --
 Special charge--Provision for
  contamination settlement...............          2,701                --
 Litigation settlement...................          4,000                --
 Write-off of in-process technology......         18,269                --
                                                --------           --------
 Total costs and expenses................        179,338            124,362
                                                --------           --------
Income (loss) before taxes, minority
 interest and dividends..................          1,186            (22,644)
 Income tax benefit (expense)............          1,177             (3,623)
                                                --------           --------
Income (loss) before minority interest
 and dividends...........................          2,363            (26,267)
 Minority interest.......................            150                --
                                                --------           --------
Income (loss) before dividends...........          2,513            (26,267)
 Dividends on preferred stock............         (6,000)            (4,496)
                                                --------           --------
Net loss applicable to common shares.....       $ (3,487)          $(30,763)
                                                ========           ========
Net loss per common share................       $   (.06)          $   (.47)
                                                ========           ========
Shares used in computing per share
 amounts.................................         62,731             65,696
                                                ========           ========
                                                 AS OF
                                           SEPTEMBER 30, 1996
                                           ------------------
BALANCE SHEET DATA:
 Working capital.........................       $ 24,544
 Total assets............................        307,653
 Long-term obligations, less current
  maturities.............................         15,557
 Accumulated deficit.....................       (273,993)
 Stockholders' equity....................        200,256

PER SHARE DATA

  The following table sets forth historical per share data for Gensia and pro forma per share data for Gensia giving effect to the Stock Exchange. The information presented should be read in conjunction with the historical financial statements and notes thereto of Gensia and the unaudited pro forma consolidated combined condensed financial statements and related notes thereto, included or incorporated by reference in this Proxy Statement. Pro forma and equivalent pro forma per share data reflect the consolidated results of Gensia and Rakepoll Holding, after giving effect to the Stock Exchange. The pro forma per share data is not necessarily indicative of actual results had the Stock Exchange occurred on such dates or of future expected results. See "Incorporation of Certain Documents by Reference" and "Pro Forma Consolidated Combined Condensed Financial Statements."

                                          FOR THE                FOR THE
                                         YEAR ENDED         NINE MONTHS ENDED
                                     DECEMBER 31, 1995     SEPTEMBER 30, 1996
                                    --------------------  ---------------------
                                    HISTORICAL PRO FORMA  HISTORICAL PRO FORMA
                                    ---------- ---------  ---------- ----------
Gensia:
  Loss per common share(1).........  $   (.36) $   (.06)   $  (1.08) $     (.47)
  Book value per common share at
   period end(2)...................  $    .51       N/A    $   (.38) $     1.70
Rakepoll Holding:
  Profit (loss) per common
   share(1)(3).....................  $(59,625) $(44,250)   $ 81,675  $ (346,625)
  Book value per common share at
   period end(2)(3)................  $126,900       N/A    $273,250  $1,253,750

--------
(1) The number of shares used to compute the historical net loss per share is based upon the weighted average number of shares outstanding.
(2) Computed by dividing historical or pro forma stockholders' equity (adjusted for the liquidation preference and cumulative dividends in arrears of the preferred stock) by the historical or pro forma number of common shares outstanding at the end of the period or year presented.
(3) Pro forma amounts are calculated by multiplying the pro forma Gensia amounts by the exchange ratio of 737,500, representing 29,500,000 shares of Gensia Common Stock issued in exchange for 40 shares of Rakepoll Holding.

                                 RISK FACTORS

  In addition to the other information regarding Gensia, Rakepoll Holding and the Stock Exchange contained in this Proxy Statement, the following factors should be considered carefully by Gensia stockholders before voting on the Stock Exchange.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

  Gensia believes that its capital resources will be sufficient to fund its current and planned operations into the second quarter of 1997, if the Stock Exchange is not consummated. However, Gensia will require substantial additional funds to continue its planned operations beyond such time. In addition, while Rakepoll Holding anticipates that its current operating results, expectations for improvements in such results and existing commitments from third parties for additional borrowings will enable it to finance its operating requirements and planned capital expenditures during the next 12 to 18 months, there can be no assurance that current operating results will be maintained or that expected improvements will be achieved. Further, Rakepoll Holding has not in recent periods generated sufficient liquidity from operations to meet its cash needs. Consequently, if the Stock Exchange is consummated, Gensia plans to raise $25 to $35 million to fund planned operations of the combined entities. Gensia is pursuing a number of options (primarily involving the possible issuance of additional equity securities) to raise funds. To the extent that additional capital is raised through the sale of equity securities, the issuance of such securities could result in dilution to Gensia's existing stockholders. Additional funds may not be available on acceptable terms or at all. If additional funding is not obtained, Gensia, whether or not the Stock Exchange is consummated, will be required to significantly curtail its operations.

LOSS HISTORY; UNCERTAINTY OF FUTURE PROFITABILITY

  Gensia was founded in 1986, has never made an annual profit, and has never had positive annual cash flow from operations. As of September 30, 1996, Gensia had an accumulated deficit of approximately $254.0 million. For the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996, Gensia had net losses applicable to common shares of $67.8 million, $56.1 million, $11.9 million, $36.2 million and $39.2 million, respectively. Even if the Stock Exchange is consummated, Gensia may incur additional losses in the future. If the Stock Exchange is not consummated, Gensia expects that its near term losses will continue. Gensia may never achieve profitable operations.

COMPETITION

  Gensia and the Rakepoll Operating Group companies are engaged in a rapidly evolving field. Competition from large pharmaceutical companies, biotechnology companies, medical device companies and other companies is intense and expected to increase. Many of these companies have substantially greater financial resources and experience in developing, manufacturing and marketing pharmaceutical products than Gensia or any of the Rakepoll Operating Group companies. There can be no assurance that competitors will not succeed in developing technologies and products that are more effective or that would render the technology and products of Gensia or any of the Rakepoll Operating Group companies obsolete or noncompetitive. Gensia Laboratories and the Rakepoll Operating Group companies compete in the highly competitive multisource (generic) injectable drug industry with numerous other pharmaceutical manufacturers, many of which are established companies with greater financial and other resources than Gensia or any of the Rakepoll Operating Group companies. Although Gensia and Rakepoll Holding anticipate that, if the Stock Exchange is completed, the competitive position of Gensia and the Rakepoll Operating Group companies may improve, there can be no assurance that Gensia Laboratories or any of the Rakepoll Operating Group companies will be able to continue to compete effectively in this market. Because selling prices of multisource injectable drug products typically decline as competition intensifies, the profitability of Gensia Laboratories and the Rakepoll Operating Group companies will depend in part on their ability to develop and introduce selected new products to the market in a timely manner, to obtain raw materials at competitive prices and to improve the efficiency of their production capability. The development and commercialization process is time consuming and costly. Delays in any part of the process or the inability of

Gensia or the Rakepoll Operating Group companies to obtain regulatory approval for their products could adversely affect the combined company. During 1995 and early 1996, a number of competitors received FDA approval to market injectable etoposide, which was Gensia Laboratories' largest product in 1994 and 1995. These approvals have had and are expected to continue to have a material adverse impact on Gensia's sales of, and gross profits from, etoposide.

POTENTIAL INABILITY TO OBTAIN RAW MATERIALS OR MANUFACTURE PRODUCTS

  Gensia depends on third party manufacturers, including Sicor, for bulk raw materials for its products. These raw materials are generally available from a limited number of sources, and certain raw materials are available only from foreign sources. In addition, Gensia Laboratories utilizes sole sources of supply for certain raw materials used in the manufacture of its products and certain packaging components. Any disruption in one or more of these supply sources could have a material adverse effect on Gensia. Gensia anticipates that if the Stock Exchange is consummated this risk will be reduced, but not eliminated.

DEPENDENCE ON KEY PERSONNEL

  The success of Gensia and the Rakepoll Operating Group companies depends in large part upon their ability to attract and retain qualified scientific, manufacturing, marketing and management personnel. Gensia and the Rakepoll Operating Group companies face competition for such personnel from other companies, academic institutions, government entities and other organizations. In addition, if the Stock Exchange is consummated, the success of the combined business will be dependent upon certain key personnel associated with Gensia and the Rakepoll Operating Group. The loss of any such personnel may have a material adverse effect on the combined business.

UNCERTAINTY OF PROTECTION OF PATENTS AND PROPRIETARY TECHNOLOGY

  The success of Gensia and the Rakepoll Operating Group will depend, in part, on their ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patent applications of Gensia or any of the Rakepoll Operating Group companies will be approved, that Gensia or any of the Rakepoll Operating Group companies will develop additional proprietary products that are patentable, that any issued patents will provide Gensia or any of the Rakepoll Operating Group companies with any competitive advantages or will not be challenged by any third parties, or that the patents of others will not have an adverse effect on the ability of Gensia or any of the Rakepoll Operating Group companies to develop their products. Certain technologies that may be used to develop products of Gensia or any of the Rakepoll Operating Group companies are not covered by any patent or patent application. To the extent that such products are not covered by valid patents, there can be no assurance that others will not independently develop similar products or duplicate any of such products or that trade secrets can be maintained. The protections afforded by patents will depend upon their scope and validity, and others may be able to design around any patented products developed by Gensia or any of the Rakepoll Operating Group companies. In addition, Gensia or any of the Rakepoll Operating Group companies may be required to obtain licenses to patents or other proprietary rights of third parties which may not be available on acceptable terms. If Gensia or any of the Rakepoll Operating Group companies does not obtain such licenses, product introductions could be delayed or foreclosed. There can be no assurance that Gensia or any of the Rakepoll Operating Group companies will have sufficient funds to obtain, maintain and enforce patents on its products or its technology, to obtain licenses that may be required in order to develop and commercialize its products, to contest patents obtained by third parties, or to defend against suits brought by third parties.

DEPENDENCE UPON SUCCESSFUL INTEGRATION OF THE COMPANIES

  Gensia and Rakepoll Finance have entered into the Stock Exchange Agreement with the expectation that the Stock Exchange will result in certain business advantages. See "Gensia's Reasons for the Stock Exchange--Purpose of the Stock Exchange." Achieving the anticipated benefits of the Stock Exchange will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The combination of Gensia and the Rakepoll Operating Group companies will require, among other matters, integration of each of the combining companies' respective development, administrative, finance, sales, product support, distribution and marketing organizations, as well as the integration of each such companies' product offerings and development activities. Of particular significance to successful integration of the combining companies' businesses will be reassuring Gensia's and the Rakepoll Operating Group companies' customers that product support and distribution will continue uninterrupted. There can be no assurance that such integration will be accomplished smoothly or successfully. Further, there can be no assurance that the operations, managements or personnel of the combining companies will be compatible or that Gensia, Rakepoll Holding and the Rakepoll Operating Group companies will not experience loss of key personnel. The difficulties of such integration may be increased by the necessity of coordinating organizations located in different countries. The integration of certain operations following the Stock Exchange will require the dedication of management resources which may temporarily distract from the day-to-day business of the combined company. Additionally, the costs incurred and difficulties encountered in the transition process may, at least in the short term, have an adverse impact on the combined company's operations. The inability of management to integrate the operations of the companies successfully could have a material adverse effect on the business and results of operations of the combined company.

UNCERTAINTY OF PHARMACEUTICAL PRICING, REIMBURSEMENT AND RELATED MATTERS

  The levels of revenues and profitability of pharmaceutical companies will be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and Gensia and Rakepoll Holding expect that there will continue to be, a number of federal and state proposals to implement government controls. While Gensia and Rakepoll Holding cannot predict whether any such legislative or regulatory proposals or reforms will be adopted or the effect such proposals or reforms may have on their businesses, the announcement of such proposals or reforms could have a material adverse effect on Gensia's and Rakepoll Holding's ability to raise capital and the adoption of such proposals or reforms could have a material adverse effect on Gensia's and Rakepoll Holding's businesses, financial condition and profitability. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. There can be no assurance that any of the products of Gensia or the Rakepoll Operating Group will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow Gensia or the Rakepoll Operating Group to sell its products on a competitive basis.

PRODUCT LIABILITY EXPOSURE; INADEQUACY OR UNAVAILABILITY OF PRODUCT LIABILITY INSURANCE

  Both Gensia and Lemery, as manufacturers of finished drug products, face an inherent exposure to product liability claims in the event that the use of any of their respective technology or products is alleged to have resulted in adverse effects. This exposure exists even with respect to those products that receive regulatory approval for commercial sale, as well as those undergoing clinical trials. While Gensia and Lemery have taken and will continue to take what they believe are appropriate precautions, there can be no assurance that they will avoid significant product liability exposure. Adequate insurance coverage might not be available at acceptable costs, if at all, and product liability claims could adversely affect the business or financial condition of Gensia.

  In addition, as manufacturers of bulk drug substances, Sicor and Sintesis Lerma supply other pharmaceutical companies with active ingredients which are contained in finished products. The ability of Sicor and Sintesis Lerma to avoid significant product liability exposures depends upon their ability to negotiate appropriate commercial terms and conditions with their customers and their customers' manufacturing, quality control and quality assurance practices. There is no assurance that adequate insurance coverage will be available at acceptable costs, if at all, to insure against such exposures or that Sicor and Sintesis Lerma will be able to negotiate satisfactory terms and conditions with their customers. During 1995, Sicor received claims from certain of its customers in connection with the shipment of contaminated products. See
Note 19 of Notes to Rakepoll Holding Combined Financial Statements.

UNCERTAINTY REGARDING MEXICAN ECONOMIC FACTORS, GOVERNMENT POLICIES AND
INFLATION

  The Mexican Government has exercised and continues to exercise significant influence over many aspects of the Mexican economy. Accordingly, Mexican Government actions could have a significant effect on Lemery and Sintesis Lerma, and on market conditions and prices in Mexico. Further, on a cumulative basis, the inflation rate has exceeded 100% in Mexico over the three-year period ended December 1996. There can be no assurance that actions by the Mexican Government, future developments in the Mexican economy or Mexico's political, social or economic situation will not adversely affect the operations of Lemery and Sintesis Lerma.

RISKS RELATED TO INTERNATIONAL OPERATIONS

  During 1995 and the first nine months of 1996 a significant percentage of Rakepoll Holding's revenues were derived from sales by the Rakepoll Operating Group of pharmaceuticals outside of Western Europe, Japan and the United States. Rakepoll Holding's operations outside of Western Europe, Japan and the United States are subject in varying degrees to risks involved in doing business abroad such as war, civil disturbances, adverse governmental actions (which may disrupt or impede operations and markets, restrict the movement of funds, impose limitations on foreign exchange transactions or result in the expropriation of assets) and economic and governmental instability. There can be no assurance that Rakepoll Holding will not experience material adverse developments with respect to its operations outside of Western Europe, Japan and the United States and that such developments, if they were to occur, would not have a material adverse effect on the results of operations and financial conditions of Rakepoll Holding.

ENVIRONMENTAL MATTERS

  Gensia and the Rakepoll Operating Group companies are subject to numerous environmental regulations in the jurisdictions in which they operate, including regulations relating to the handling, transport and disposal of hazardous materials and the protection of the environment. In certain of these jurisdictions, protection of the environment is becoming an area of increased governmental scrutiny and surveillance. While Gensia and the Rakepoll Operating Group companies have implemented practices to comply with applicable regulations, the cost of doing so in the future may become prohibitive and may have a significant adverse impact on their operations. There is no assurance that Gensia and the Rakepoll Operating Group companies will, in fact, be able to comply with all applicable laws and regulations or that such laws and regulations will not have a material adverse impact on the companies' operations.

  In addition, Sicor maintains liability insurance for certain environmental risks which its management believes to be appropriate and in accordance with industry practice. There can be no assurance, however, that Sicor will not incur liabilities beyond the limits or outside the coverage of its insurance.

CURRENCY FLUCTUATIONS

  Subsequent to the Stock Exchange, Gensia and Rakepoll Holding will have significant operations in several countries, including the United States, Italy, and Mexico. In addition, purchases and sales will be made in a large number of other countries. As a result, the business will be subject to the risk and uncertainties of foreign currency fluctuations. While Gensia plans to adopt policies and strategies to minimize this risk, there can be no assurance that such policies and strategies will be effective in preventing significant negative financial adjustments in the future.

CONTROL BY RAKEPOLL FINANCE

  If the Stock Exchange is consummated, Rakepoll Finance will own 29,500,000 shares of Gensia Common Stock and pursuant to the Shareholder's Agreement will initially have the right to designate three of Gensia's ten directors, who will in turn designate (jointly with two executive officer directors of Gensia) five additional directors. In addition, the consent of the Rakepoll Finance designated directors will be required for Gensia to take certain actions, such as a merger or sale of all or substantially all of the business or assets of Gensia and certain issuances of securities. As a result of its ownership of Gensia Common Stock, Rakepoll Finance may be able to control substantially all matters requiring approval by the stockholders of Gensia, including the election of directors and the approval of mergers or other business combination transactions.

POTENTIAL LOSS OF CUSTOMERS OR SUPPLIERS

  If the Stock Exchange is consummated, certain customers may elect not to continue to purchase bulk pharmaceuticals from Sicor because of Sicor's relationship with GLL and, further, certain suppliers of GLL may not continue to supply GLL with bulk drug substances because of GLL's relationship with Sicor. Such contract terminations may have a material adverse effect on Sicor's and GLL's sales.

POSSIBLE VOLATILITY OF STOCK PRICE; DIVIDEND POLICY

  The market price of the shares of Gensia Common Stock, like that of the common stock of many other life sciences companies, has been and is likely to continue to be highly volatile, and the market for securities of such companies has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of Gensia Common Stock could be subject to significant fluctuations in response to variations in Gensia's anticipated or actual operating results, sales of substantial amounts of Gensia Common Stock, other issuances of substantial amounts of Gensia Common Stock pursuant to pre-existing obligations, announcements concerning Gensia or its competitors, including the results of testing, technological innovations or new commercial products or services, developments in patent or other proprietary rights of Gensia or its competitors, including litigation, conditions in the life sciences or pharmaceuticals industries, governmental regulation, health care legislation, public concern as to the safety of Gensia's products, changes in estimates of Gensia's performance by securities analysts, market conditions for life sciences stocks in general, and other events or factors.

  Gensia has never paid cash dividends on Gensia Common Stock. Gensia presently intends to retain earnings, if any, for the development of its businesses and does not anticipate paying any cash dividends on Gensia Common Stock in the foreseeable future. Unless full cumulative dividends are paid on Gensia's outstanding $3.75 Convertible Exchangeable Preferred Stock, $.01 par value ("Convertible Preferred Stock"), cash dividends may not be paid or declared and set aside for payment on Gensia Common Stock. Through November 1996, Gensia has approximately $7.5 million in undeclared cumulative preferred dividends on such Convertible Preferred Stock. Gensia did pay quarterly cash dividends in the aggregate amount of $3.0 million on Convertible Preferred Stock in September and December of 1996. If Gensia chooses not to declare dividends for six cumulative quarters, the holders of Convertible Preferred Stock, voting separately as a class, will be entitled to elect two additional directors until the dividend in arrears has been paid.

EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

  Gensia's Certificate of Incorporation and Bylaws include provisions that could discourage potential takeover attempts and make attempts by its stockholders to change management more difficult. The approval of 66-2/3% of Gensia's voting stock is required to approve certain transactions and to take certain stockholder actions, including the calling of a special meeting of stockholders and the amendment of any of the anti-takeover provisions contained in Gensia's Certificate of Incorporation. Further, pursuant to the terms of its stockholder rights plan, Gensia has distributed a dividend of one right for each outstanding share of Gensia Common Stock. These rights will cause a substantial dilution to a person or group that attempts to acquire Gensia on terms not approved by the Gensia Board of Directors and may have the effect of deterring hostile takeover attempts.

                  INFORMATION CONCERNING THE SPECIAL MEETING

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gensia of proxies in the accompanying form to be used at the Special Meeting and any adjournment or postponement of the Special Meeting.

TIME, DATE, PLACE AND PURPOSE OF SPECIAL MEETING

  The Special Meeting will be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on Wednesday, February 26, 1997, at 1:00 p.m., local time. At the Special Meeting, including any adjournment or postponement thereof, the stockholders of Gensia will consider and vote upon a proposal to approve and adopt the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement. Gensia stockholders will also consider and vote upon proposals to amend and restate Gensia's Certificate of Incorporation and adopt the 1997 Stock Plan, all as further described in this Proxy Statement.

RECORD DATE, QUORUM AND VOTE REQUIRED

  The Board of Directors of Gensia has fixed the close of business on January 13, 1997 as the Record Date. Only holders of record of Gensia Common Stock on the Record Date will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of the Record Date, 40,227,507 shares of Gensia Common Stock were outstanding and entitled to vote at the Special Meeting. As of January 1, 1997 there were approximately 730 holders of record of Gensia Common Stock.

  Each holder of Gensia Common Stock is entitled to one vote for each share held as of the Record Date. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Gensia Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the quorum at the Special Meeting is required to approve and adopt the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement and to adopt the 1997 Stock Plan. The affirmative vote of a majority of the outstanding shares of Gensia Common Stock as of the Record Date is required to adopt the amendment and restatement of Gensia's Certificate of Incorporation. Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange, as Gensia does not otherwise have enough authorized and unreserved shares of Gensia Common Stock. Abstentions with respect to any matter submitted to the stockholders for a vote are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

RECOMMENDATION OF THE GENSIA BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF GENSIA HAS DETERMINED THAT THE CONSIDERATION TO BE PAID BY GENSIA IN THE PROPOSED STOCK EXCHANGE IS FAIR TO GENSIA FROM A FINANCIAL POINT OF VIEW AND THAT THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT, ARE FAIR TO, AND IN THE BEST INTERESTS OF, GENSIA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT. For a discussion of the factors on which the Gensia Board of Directors' recommendation is based, see "The Stock Exchange-- Recommendation of the Gensia Board of Directors." THE BOARD OF DIRECTORS OF GENSIA ALSO UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSALS TO AMEND AND RESTATE GENSIA'S CERTIFICATE OF INCORPORATION AND TO ADOPT THE 1997 STOCK PLAN.

PROXIES

  Shares represented by properly executed proxies received prior to or at the Special Meeting in response to this solicitation and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of Gensia, 9360 Towne Centre Drive, San Diego, California 92121, a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance in person at the Special Meeting will not in itself constitute the revocation of a proxy. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the approval and adoption of the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, the amendment and restatement of Gensia's Certificate of Incorporation and the 1997 Stock Plan. Management of Gensia does not know of any matters other than those referred to in this Proxy Statement which will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies in the form of proxy will vote in accordance with their judgment with respect to such matters; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities and corporation laws. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Special Meeting.

  Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from Gensia by contacting the Secretary of Gensia, 9360 Towne Centre Drive, San Diego, California, (619) 546-8300. To provide Gensia sufficient time to arrange for reasonable assistance or accommodation, please submit all requests at least two weeks before the date of the Special Meeting.

PROXY SOLICITATION

  The expense of printing and mailing this Proxy Statement and accompanying proxy materials will be borne by Gensia. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of Gensia by personal interview, telephone, or electronic mail. No additional compensation will be paid to such persons for such solicitation. Gensia will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Gensia Common Stock. Gensia has retained Georgeson & Company Inc. to solicit proxies at an anticipated fee of approximately $10,000 plus reasonable out-of-pocket expenses.

                              THE STOCK EXCHANGE

BACKGROUND OF THE STOCK EXCHANGE

  Gensia and Sicor, the primary operating subsidiary of Rakepoll Holding, have a long-standing business relationship. Sicor's bulk pharmaceutical manufacturing and supply business is a supplier to Gensia's multisource injectable business conducted through its wholly-owned subsidiary Gensia Laboratories. This relationship extends back to January 1991, when Gensia acquired GLL. In 1993, Carlo Salvi, beneficial owner of a controlling interest in Rakepoll Holding, approached Gensia regarding a possible collaboration between Gensia and Rakepoll Holding's Mexican operations. The discussions between Gensia and Mr. Salvi were terminated, however, without any agreement having been reached. Other than such discussions, prior to the execution of the Stock Exchange Agreement, Gensia and Rakepoll Holding had never sought to enter into any type of business combination.

  Since Gensia became a publicly traded company in June 1990, the Gensia Board of Directors has followed a long-term strategic objective of internal growth and diversification of Gensia as a public company. However, beginning in 1993, Gensia engaged in regular and serious discussions with a number of third parties regarding possible transactions and financing alternatives. These discussions were terminated in each case by mutual consent without any agreement having been reached. In October 1994, due to disappointing results from a confirmatory clinical trial of its lead product in development, Gensia began to shift its business strategy to building its commercial operations. As part of such strategy, commencing in 1995, Gensia engaged in discussions with various third parties regarding various business combination and restructuring alternatives. In May 1995, Gensia engaged CS First Boston as its financial advisor on the terms set forth in CS First Boston's engagement letter. See "The Stock Exchange--Opinion of Gensia's Financial Advisor."

  In February 1996, while Carlo Salvi and Michael Cannon, an officer and director of Sicor, were in Irvine, California visiting their customer, GLL, these individuals met with David Hale, Chairman, President and Chief Executive Officer of Gensia, and Patrick Walsh, President and Chief Operating Officer of GLL. The purpose of this meeting was to introduce Mr. Hale to Messrs. Salvi and Cannon and to discuss how Gensia and Sicor might expand their business relationships. At this meeting, however, the discussions turned to a possible business combination. The representatives expressed a mutual interest in pursuing further discussions. After this meeting, a representative of Gensia indicated to a representative of Rakepoll Holding that the parties should not enter into additional discussions unless a mutually acceptable confidentiality agreement was entered into that would permit Gensia and Rakepoll Holding to exchange information about their respective businesses. Such an agreement was then entered into in March 1996.

  At its February 22, 1996 meeting, the Gensia Board was advised of the preliminary discussions with Messrs. Salvi and Cannon concerning a possible business combination. On February 28 and 29, 1996, representatives of Gensia met in Lugano, Switzerland with representatives of Rakepoll Holding and its financial advisor, Lehman Brothers International. Representatives of Gensia and Rakepoll Holding met again in New York in mid-March 1996, along with their respective financial advisors to pursue the possibility of a business combination.

  At a meeting of the Gensia Board held on April 8, 1996, the Gensia Board discussed the further contacts with Rakepoll Holding and the subject matter of the discussions. At this meeting, the Gensia Board authorized management to continue exploratory discussions with Rakepoll Holding as well as pursuing other strategic alternatives. The Gensia Board again discussed a possible transaction with Rakepoll Holding on April 24 and June 25, 1996.

  During the period from early July 1996 through November 12, 1996, representatives of Gensia and Rakepoll Holding and their respective advisors met a number of times to discuss the possibility of a business combination and the terms thereof and conducted substantial due diligence of each other's businesses and operations. During this period, because Rakepoll Holding's principal operating subsidiaries, Sicor, Lemery and Sintesis Lerma, were foreign private companies, substantial financial and accounting work was performed to produce financial statements that would conform to U.S. Generally Accepted Accounting Principles and would be denominated in U.S. dollars rather than Italian lire and Mexican pesos.

  As a result of the discussions between July and November of 1996, representatives of Gensia and Rakepoll Holding indicated to each other that Gensia would be willing to issue certain Gensia Common Stock in exchange for all of the issued and outstanding stock of Rakepoll Holding. In addition to discussions regarding the requirements for certain financial statements of Rakepoll Holding, and certain continued due diligence requirements, the representatives of Rakepoll Holding noted their requirement for the inclusion of certain terms regarding the corporate governance of a combined company. In particular, there were discussions regarding the composition of a combined company's Board of Directors and senior management of the combined company as well as its principal operating subsidiaries.

  The Gensia Board held meetings on August 12, August 20 and October 4, 1996, at which times the Board received an update from officers and advisors of Gensia on the status of discussions with Rakepoll Holding and diligence being conducted on Rakepoll Holding and the Rakepoll Subsidiaries.

  In preparation for its meeting on November 8, 1996, the Gensia Board received a preliminary report on Gensia's due diligence review and the continuing discussions with Rakepoll Holding. At the November 8, 1996 meeting, the Gensia Board considered the salient terms of a possible transaction with Rakepoll Holding. Based upon its review at the meeting, the Gensia Board authorized its representatives to continue to pursue a potential business combination with Rakepoll Holding, subject to finalization of a definitive stock exchange agreement and shareholder's agreement and related documents and other terms satisfactory to the Board.

  A special meeting of the Gensia Board was held in New York City on November 11, 1996 to consider the terms of a proposed transaction with Rakepoll Holding. At this meeting, Gensia's Board discussed in detail the terms of the possible transaction with Gensia's management and legal, financial and accounting advisors. The Gensia Board authorized its representatives to proceed with finalizing the detailed terms and provisions of a stock exchange agreement, a shareholder's agreement and related documents.

RECOMMENDATION OF THE GENSIA BOARD OF DIRECTORS

  At a telephonic board meeting the following day, November 12, 1996, following further discussions with Gensia's management and its advisors, the Gensia Board discussed CS First Boston's written opinion, dated the same date, to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the consideration to be paid by Gensia in the Stock Exchange is fair to Gensia from a financial point of view. Following further discussion, the Gensia Board took the following actions, it
(i) determined that the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view and that the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, are fair to, and in the best interest of, Gensia and its stockholders, (ii) unanimously approved the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, subject to the approval of the transactions by Rakepoll Holding, and (iii) unanimously recommended that Gensia stockholders approve and adopt the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement. See "--Gensia's Reasons for the Stock Exchange; Purpose of the Stock Exchange."

GENSIA'S REASONS FOR THE STOCK EXCHANGE; PURPOSE OF THE STOCK EXCHANGE

  The Gensia Board of Directors, in the course of reaching its decision to approve the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, considered a number of factors, including among others:

    (i) the terms and conditions of the Stock Exchange Agreement;


    (ii) its belief that the Stock Exchange will create a diversified specialty pharmaceutical company with a vertically-integrated capability able to compete effectively in the global market for low-cost, high quality multisource injectable pharmaceutical products;

    (iii) its view that, following the Stock Exchange, Gensia expects to have a broad line of oncology products available worldwide and will be well positioned to compete in the international oncology market;

    (iv) the existing assets, financial condition and resources, including current assets and liquidity, contingent liabilities, prospects and business operations of Gensia without, and as combined with, Rakepoll Holding;

    (v) the business advantages expected to result from a combination of the businesses of Gensia and Rakepoll Holding;

    (vi) the current and historical market prices of Gensia Common Stock;

    (vii) the extensive negotiations that had occurred between the parties concerning the terms of the Stock Exchange; and

    (viii) the presentation of Gensia's financial advisor, CS First Boston, and the written opinion of such advisor that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view.

  Gensia believes that the strategic combination of Gensia and Sicor, Sintesis Lerma and Lemery will create a specialty pharmaceutical company ("Gensia Sicor") with a major focus on the worldwide oncology market. Gensia believes this is important because industry estimates indicate that this market may grow at 10-15% per year over the next 10 years as the population of the world ages and as new regimens for the treatment of cancer are introduced. Gensia Sicor would have a vertically-integrated capability enabling it to compete effectively in the global market for low-cost, high quality multisource injectable pharmaceutical products. As part of its international marketing strategy, Gensia Sicor would seek to introduce pharmaceutical products in countries where these products are not subject to patent protection prior to the introduction of these products in the United States or EU countries, where the length of patent protection can be significantly extended by law.

  In addition to having a broad line of multisource anti-cancer products, Gensia Sicor plans to have a comprehensive strategy for addressing the oncology market. Due to the difficulty in producing many of these compounds, Gensia Sicor also expects to be first to the market with certain of these anti-cancer products and, with some products, to be the only competitor in the United States with the innovator product for an extended period of time; however, there can be no assurance that Gensia Sicor will be the first to market with any product or that it will be the only competitor in the United States with any innovator product. In addition, because of Gensia Sicor's vertically-integrated position with respect to anti-cancer products, Gensia expects that gross margins from the sale of these anti-cancer products to be, on average, higher than for many multisource injectable pharmaceutical products which are less difficult to produce. Gensia Sicor also plans to develop enhanced features for oncology products that increase the safety and convenience of handling of anti-cancer drugs, which can be very toxic. These enhanced features may include drugs formulated in solution as opposed to lyophilized formulations (to avoid the need for mixing) and offering oncology products in break resistant polymer packaging versus breakable glass vials. In addition, Gensia Sicor will seek to develop value added drug delivery systems for certain oncology products, such as the ATRIGEL Drug Delivery System for leuprolide acetate which is under development through a collaboration between Gensia and Atrix Laboratories Inc. Gensia Sicor will also seek to acquire the rights to novel oncology products, such as UK 101, an in-licensed compound that Sicor currently is developing and for which clinical trials in patients utilizing such compound in the treatment of colon and breast cancer are currently scheduled to begin in early 1997.

  Gensia Sicor will also have an expanded capability to perform contract manufacturing support and services for pharmaceutical or biotechnology companies developing new oncology products. GLL is currently building a dedicated manufacturing facility in Irvine, California to manufacture finished dosage forms of injectable oncology drugs. This facility is planned for completion and validation in the second half of 1997. When this manufacturing capability is combined with the bulk drug substance sourcing and development capabilities of the Rakepoll Operating Group, Gensia Sicor will be able to offer potential partners a full range of manufacturing services including pilot and commercial quantities of bulk materials, formulation development and pilot and commercial scale manufacturing of finished dosage forms. Gensia believes that this expanded capability will be attractive to companies developing oncology products. Further, given Gensia Sicor's marketing and distribution capabilities for oncology products both domestically and internationally, the combined company may be an attractive marketing partner for such companies.

  In addition to its strength in oncology products, Gensia Sicor will continue to follow a strategy of being first to market after patent expiry on products which are difficult to produce. GLL received the first United States multisource product approvals on dobutamine and etoposide, two of the largest injectable products to go off patent in the United States in the last few years. Sicor has also developed a reputation for being the bulk pharmaceutical supplier to the multisource companies receiving the first U.S. regulatory approvals on products that are difficult to produce, such as etoposide (with
GLL), bleomycin, pancuronium and vecuronium. Sicor has filed over 30 Drug Master files with the United States Food and Drug Administration (the "FDA") and has significant experience working with health regulatory agencies worldwide.

  Gensia believes that by combining its operations with those of Rakepoll Holding, Gensia Sicor will have sophisticated bulk pharmaceutical development, formulation and final manufacturing capabilities for difficult to manufacture products in Italy and the United States as well as lower cost production facilities for both bulk pharmaceutical production and final formulation and manufacturing in Mexico. Gensia believes this will allow it to compete effectively in the global injectable pharmaceutical marketplace with products that are both high quality and low cost, and will help leverage the products resulting from GLL's development efforts.

  In addition to the strategic reasons for the acquisition described above, Gensia received, on November 12, 1996, the date the Stock Exchange Agreement was signed, the written opinion of CS First Boston, its financial advisor, to the effect that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view. See "--Opinion of Gensia's Financial Advisor."

OPINION OF GENSIA'S FINANCIAL ADVISOR

  CS First Boston has acted as financial advisor to Gensia in connection with the proposed Stock Exchange. CS First Boston was selected by Gensia based on CS First Boston's experience and expertise. CS First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes.

  In connection with CS First Boston's engagement, Gensia requested that CS First Boston evaluate the fairness from a financial point of view to Gensia of the consideration to be paid by Gensia in the proposed Stock Exchange. On November 11, 1996, representatives of CS First Boston presented to the Gensia Board certain information concerning the proposed transaction. On November 12, 1996, at a meeting of the Board of Directors of Gensia held to evaluate the proposed Stock Exchange, CS First Boston rendered to the Gensia Board of Directors its written opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration to be paid by Gensia in the proposed Stock Exchange is fair to Gensia from a financial point of view. See also, "The Stock Exchange--Background of the Stock Exchange."

  In arriving at its opinion, CS First Boston reviewed the Stock Exchange Agreement, the Shareholder's Agreement and certain publicly available business and financial information relating to Gensia. CS First Boston also reviewed certain other information, including financial forecasts, provided to CS First Boston by Gensia and Rakepoll Holding and met with the respective management of Gensia and Rakepoll Holding to discuss the business and prospects of Gensia and Rakepoll Holding and compared that data with similar data for other publicly held companies in businesses similar to those of Gensia and Rakepoll Holding and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. CS First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CS First Boston deemed relevant.

  In connection with its review, CS First Boston did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CS First Boston and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts, CS First Boston assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Gensia and Rakepoll Holding as to the future financial performance of Gensia and Rakepoll Holding, respectively. In addition, CS First Boston did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Gensia or Rakepoll Holding, nor was CS First Boston furnished with any such evaluations or appraisals. CS First Boston's opinion was necessarily based on information available to it and financial, stock market and other conditions as they existed and could be evaluated on the date of its opinion. In connection with its engagement, CS First Boston was requested to approach third parties to solicit indications of interest in a possible sale of Gensia and held discussions with certain of these parties prior to the date of its opinion. See "The Stock Exchange--Background of the Stock Exchange." Although CS First Boston evaluated the Stock Exchange consideration from a financial point of view, CS First Boston was not requested to, and did not, recommend the specific consideration payable by Gensia in the Stock Exchange, which consideration was determined through negotiation between Gensia and Rakepoll Holding. No other limitations were imposed by Gensia on CS First Boston with respect to the investigations or procedures followed by CS First Boston in rendering its opinion.

  THE FULL TEXT OF CS FIRST BOSTON'S WRITTEN OPINION TO THE BOARD OF DIRECTORS OF GENSIA DATED NOVEMBER 12, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF GENSIA ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CS FIRST BOSTON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO GENSIA OF THE STOCK EXCHANGE CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED STOCK EXCHANGE OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GENSIA STOCKHOLDER AS TO HOW SUCH GENSIA STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF CS FIRST BOSTON SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion to the Board of Directors of Gensia, CS First Boston performed a variety of financial and comparative analyses, including those described below. The summary of CS First Boston's analyses set forth below does not purport to be a complete description of the analyses underlying CS First Boston's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CS First Boston made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CS First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CS First Boston made numerous assumptions with respect to Gensia and Rakepoll Holding, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Gensia and Rakepoll Holding. In valuing the business of Gensia, CS First Boston excluded the operations of Gensia's research and development operations. No company, business or transaction used in such analyses as a comparison is identical to Gensia, Rakepoll Holding or the proposed Stock Exchange, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operative characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses, and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CS First Boston's opinion and financial analyses were only one of many factors considered by the Gensia Board in its evaluation of the proposed Stock Exchange and should not be viewed as determinative of the views of the

Gensia Board or Gensia management with respect to the Stock Exchange consideration or the proposed Stock Exchange.

  The following is a summary of the material analyses performed by CS First Boston in connection with its opinion and financial presentation made to the Gensia Board of Directors on November 12, 1996.

  CS First Boston determined a reference enterprise value for Rakepoll Holding and compared it to the total consideration being paid by Gensia based on the price of Gensia Common Stock prior to the public announcement of the Stock Exchange. CS First Boston determined a reference equity value for Gensia on a stand alone basis (excluding Gensia's research activities) and compared it to 59% of the reference equity value of the combined entity on a pro forma basis after giving effect to the Stock Exchange to be owned by the current holders of Gensia Common Stock ("Gensia Sicor"). CS First Boston also determined the relative contribution of Gensia and Rakepoll Holding to pro forma Gensia Sicor revenues, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1996 and 1997. CS First Boston analyzed the pro forma effect of the Stock Exchange on Gensia's fully diluted earnings per share for the 1997-2000 period based on the Gensia Sicor Management Case (defined below). CS First Boston compared the projected financial results of Rakepoll Holding under two different scenarios:
(i) a case prepared by the management of Rakepoll Holding through fiscal 1999 and by Gensia management for fiscal 2000 and 2001 that assumes Rakepoll Holding operates as a stand-alone entity during that period and assumes moderate revenue growth throughout the period offset somewhat by price compression consistent with recent trends (the "Rakepoll Management Case"); and (ii) a case prepared by the managements of Gensia and Rakepoll Holding through fiscal 2001 that assumes that Rakepoll Holding operates as a stand-alone entity during that period and assumes lower margins and revenue growth as compared with the Rakepoll Management Case (the "Rakepoll Conservative Case"). CS First Boston compared the projected financial results of Gensia under two scenarios: (x) a case prepared by the management of Gensia through fiscal 2000 and by CS First Boston for 2001 that assumes that Gensia operates as a stand-alone entity during that period and significant revenue and income growth are driven by new product introductions (the "Gensia Management Case"); and (y) a case prepared by CS First Boston using the Gensia Management Case but including more conservative assumptions with respect to new product introduction that may result from, among other things, lower industry margins and revenue growth ("Gensia Revised Case"). CS First Boston compared the combined projected financial results of Gensia and Rakepoll Holding after the consummation of the Stock Exchange under two different scenarios: (x) a case that combines the results of the Gensia Management Case with the results of the Rakepoll Conservative Case (the "Gensia Sicor Management Case"); and (y) a case that combines the results of the Gensia Revised Case with the results of the Rakepoll Conservative Case (the "Gensia Sicor Revised Case").

  Rakepoll Holding Valuation Analysis. CS First Boston arrived at estimated valuation ranges for Rakepoll Holding using three valuation methodologies: a comparable acquisition analysis, a comparable company analysis and a discounted cash flow analysis. These valuation methodologies are discussed below:

 Rakepoll Holding Comparable Acquisition Analysis

  CS First Boston reviewed acquisitions of companies in the specialty and fine chemicals industry over the past six years, specifically the acquisition of Sterling Organics Inc. by Seprachem Inc., the acquisition of OSI Specialties, Inc. by Witco Corporation, the acquisition of Hampshire Chemical Corp. by Sentrachem US, Inc., the acquisition of J.T. Baker Inc. by Mallinckrodt Inc., the acquisition of Elf Sanofi's bioindustrial business by SKW Trostberg AG, the acquisition of Nobel's pharma chemistry business by Cambrex Corporation, the acquisition of ChemDesign Corp. by Miles Inc., the acquisition of Sequa Corporation by Investor Group, the acquisition of Hach Company by Lawter International, Inc., the acquisition of Merck's Calgon Water Management subsidiary by English China Clays plc, the acquisition of Hexcel Corp.'s fine chemicals business by Cambrex Corporation, the acquisition of Schering AG's industrial and organic chemical operations by Witco Corporation, the acquisition of Alberta Natural Gas Company, Ltd.'s Angus Fine Chemicals Ltd by Hickson International PLC, the acquisition of John Ross, Inc. by MTM PLC, the acquisition of Imperial Chemical Industry PLC's stakes in Catoleum (Pty.) Ltd., Alchem Inc. and Nalfloc Ltd. by Nalco Chemical Company, the

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

acquisition of Amersham Corporation by Eastman Kodak, and the acquisition of Ethyl Corp.'s Hardwicke Chemical Company by MTM PLC. For each of the comparable transactions, CS First Boston analyzed such transactions in terms of the relationship between (i) equity purchase price and last twelve months ("LTM") net income and (ii) between enterprise value (the equity purchase price plus debt and redeemable preferred stock minus cash and cash equivalents) and LTM sales (revenue), LTM EBIT and LTM EBITDA. CS First Boston then derived an equity value as a multiple of net income of 14.0x-18.0x and applied this range to Rakepoll Holding's 1997 net income as projected in the Rakepoll Conservative Case. CS First Boston also derived a range of multiples of enterprise value to sales (revenue) (2.0x-3.0x), EBIT (12.0x-14.0x) and EBITDA (8.0x-12.0x) and applied these multiples to the financial data of Rakepoll Holding for fiscal year 1996 as estimated under the Rakepoll Conservative Case. The enterprise value and equity value of Rakepoll Holding derived from this analysis ranged from $225 million to $300 million and $186 million to $261 million, respectively.

 Rakepoll Holding Comparable Company Analysis

  CS First Boston reviewed certain financial results of selected public companies in the specialty and fine chemicals industry, which is the industry in which Rakepoll Holding operates. The companies examined by CS First Boston were Cambrex Corporation, Chirex Inc., Sigfried, Great Lakes Chemical Corporation, Lawter International, Inc., Mallinckrodt Group Inc., Penwest, Ltd. and Sigma-Aldrich Corp. Using publicly available financial and stock price data, CS First Boston determined the relationship for these companies between enterprise value (equity value plus debt and redeemable preferred stock minus cash and cash equivalents) and LTM sales (revenue), LTM EBIT and LTM EBITDA. CS First Boston also determined price to earnings multiples for fiscal 1996 and 1997. CS First Boston then derived a range of multiples of sales (1.5x-2.5x), EBIT (10.0x-15.0x) and EBITDA (8.0x-10.0x) and applied them to Rakepoll Holding's fiscal 1996 financial data as projected in the Rakepoll Conservative Case. CS First Boston also derived equity value as a multiple of net income by applying the multiple ranges of 11.0x-13.1x to Rakepoll Holding's 1997 net income under the Rakepoll Conservative Case. The reference ranges of enterprise value and equity value of Rakepoll Holding derived from this comparable company analysis were $190 million to $260 million and $151 million to $221 million, respectively.

  No company or transaction used in the comparable company and comparable acquisitions analyses is identical to Rakepoll Holding or the Stock Exchange. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions to which they are being compared.

 Rakepoll Holding Discounted Cash Flow Analysis

  CS First Boston also performed discounted cash flow analyses of Rakepoll Holding based on both the Rakepoll Management Case and the Rakepoll Conservative Case. For each case, CS First Boston estimated the unlevered "free cash flow" that Rakepoll Holding was expected to generate for the 1997-2001 forecast period and discounted these cash flows at discount rates ranging from 18%-20%. This discount rate range was derived by taking into account the 11%-14% weighted average cost of capital for the comparable companies and adjusting it upward to reflect Rakepoll Holding's specific risk factors, including its foreign domicile, its privately held status, and the fact that some of its assets are in Mexico. To estimate the terminal value of Rakepoll Holding in the year 2001, CS First Boston applied multiples of 8.0x-10.0x to EBITDA in fiscal 2001, as estimated under the Rakepoll Conservative Case. The terminal values were then discounted to present value using the range of discount rates described above. CS First Boston derived a reference range of enterprise value and equity value of Rakepoll Holding of $332 million to $426 million and $293 million to $387 million, respectively, under the Rakepoll Management Case. Under the Rakepoll Conservative Case, CS First Boston derived a reference range of enterprise value and equity value of Rakepoll Holding of $291 million to $375 million and $252 million to $336 million, respectively.

  BASED ON THE RAKEPOLL HOLDING COMPARABLE ACQUISITION ANALYSIS, RAKEPOLL HOLDING COMPARABLE COMPANY ANALYSIS AND THE RAKEPOLL HOLDING DISCOUNTED CASH FLOW ANALYSIS, CS FIRST BOSTON DERIVED AN

OVERALL REFERENCE RANGE OF ENTERPRISE VALUE AND EQUITY VALUE FOR RAKEPOLL HOLDING, EXCLUDING SYNERGIES, OF $224 MILLION TO $299 MILLION, AND $185 MILLION TO $260 MILLION, RESPECTIVELY.

  Gensia Valuation Analysis. CS First Boston arrived at estimated valuation ranges for Gensia using three valuation methodologies: a comparable acquisition analysis, a comparable company analysis and a discounted cash flow analysis. These valuation methodologies are discussed below:

 Gensia Comparable Acquisitions Analysis

  CS First Boston reviewed acquisitions of companies in the generic pharmaceutical industry over the past three years, specifically the acquisition of Biocraft Laboratories Inc. by Teva Pharmaceutical Industries, Limited, the acquisition of Marsam Pharmaceuticals by Schein Pharmaceutical, Inc., the acquisition of Circa Pharmaceuticals, Inc. by Watson Pharmaceuticals, Inc., the acquisition of Zenith Laboratories, Inc. by IVAX Corporation, the acquisition of a 25% minority interest in Schein Pharmaceutical by Bayer AG, the acquisition of Copley Pharmaceutical, Inc. by Hoechst AG, and the acquisition of Rugby-Darby Group Co. Inc. by Marion Merrell Dow Inc. For those transactions, CS First Boston determined the relationship between the enterprise value and sales (revenue). CS First Boston then derived a range of multiples of enterprise value to sales (revenue) of 2.5x-3.8x and applied it to Gensia's projected sales revenue in 1996 under the Gensia Management Case. Multiples of enterprise value to EBIT and EBITDA were not meaningful because Gensia's 1996 EBIT and EBITDA are expected to be negative. Multiples of equity purchase price to net income were also determined to be not meaningful for the same reason. The reference range of the enterprise value and equity value of Gensia derived from this analysis ranged from $147 million to $223 million and from $151 million to $197 million, respectively.

 Gensia Comparable Company Analysis

  CS First Boston reviewed certain financial results of selected public companies in the specialty pharmaceutical industry, which is the industry in which Gensia operates. The companies that were examined by CS First Boston were A.L. Pharma Inc., Barr Laboratories Inc., Copley Pharmaceutical Company, Mylan Laboratories, Roberts Pharmaceutical Corporation, and Watson Pharmaceuticals. Using publicly available financial and stock data, CS First Boston determined the relationship for these companies between their enterprise value (equity value plus debt and redeemable preferred stock minus cash and cash equivalents) and LTM sales (revenue). Enterprise value as a multiple of EBIT and EBITDA were deemed not meaningful because Gensia's EBIT and EBITDA are expected to be negative in 1996 under the Gensia Management Case. CS First Boston derived a range of enterprise value as a multiple of sales (revenue) of 2.1x-3.5x and applied this range to Gensia's 1996 revenue as projected under the Gensia Management Case. The reference range of enterprise value and equity value of Gensia derived from this comparable company analysis ranged from $123 million to $205 million and from $127 million to $179 million, respectively.

  No company or transaction used in the comparable acquisitions and comparable company analysis is identical to Gensia or the Stock Exchange. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisitions, public trading or other values of the companies, businesses or transactions to which they are being compared.

 Gensia Discounted Cash Flow Analysis

  CS First Boston performed discounted cash flow analysis of Gensia under the Gensia Revised Case. CS First Boston estimated the unlevered "free cash flow" under that scenario for the 1997-2001 forecast period and discounted these cash flows at discount rates ranging from 26%-30%. This discount range was derived by observing the range for comparable specialty pharmaceutical companies, which have a weighted average cost of capital of 14%-17%, and by adjusting it upward to reflect Gensia's limited capacity to raise funds and its historical unprofitability. To estimate the terminal value of Gensia in year 2001, CS First Boston applied multiples of 10.0x-12.0x to Gensia's projected operating income in year 2001. These terminal values were then discounted to present values at the range of discount rates range discussed above. The reference enterprise value and equity value of Gensia derived under the Gensia Revised Case ranged from $189 million to $275 million and $193 million to $249 million, respectively.

  BASED ON THE GENSIA COMPARABLE ACQUISITION ANALYSIS, GENSIA COMPARABLE COMPANY ANALYSIS, AND THE GENSIA DISCOUNTED CASH FLOW ANALYSIS, CS FIRST BOSTON DERIVED AN OVERALL REFERENCE RANGE OF ENTERPRISE VALUE AND EQUITY VALUE OF GENSIA RANGING FROM $146 MILLION TO $226 MILLION AND FROM $150 MILLION TO $200 MILLION, RESPECTIVELY.

  Gensia Sicor Valuation Analysis: CS First Boston arrived at estimated valuation ranges for Gensia Sicor using three valuation methodologies: a comparable acquisition analysis, a comparable company analysis and a discounted cash flow analysis. These valuation methodologies are discussed below:

 Gensia Sicor Comparable Acquisition Analysis

  CS First Boston applied the enterprise value multiple of sales (revenue) derived from Gensia Comparable Acquisition Analysis of 2.5x-3.8x to Gensia Sicor's 1996 revenue as estimated under the Gensia Sicor Management Case. The reference enterprise value and equity value of Gensia Sicor derived under this analysis ranged from $383 million to $581 million and $340 million to $508 million, respectively.

 Gensia Sicor Comparable Company Analysis

  CS First Boston applied the enterprise value multiple of sales (revenue) as derived from Gensia Comparable Company Acquisition Analysis of 2.1x-3.5x to Gensia Sicor's 1996 sales revenue as estimated under the Gensia Sicor Management Case. The reference enterprise value and equity value of Gensia Sicor derived from this analysis ranged from $321 million to $536 million and $278 million to $463 million, respectively.

 Gensia Sicor Discounted Cash Flow Analysis

  CS First Boston developed discounted cash flow analyses for Gensia Sicor under the Gensia Sicor Revised Case. CS First Boston estimated the unlevered "free cash flow" under that scenario for the 1997-2001 forecast period and discounted these cash flows at discount rates ranging from 20%-22%. This discount range of 20%-22% is a blended rate of Gensia's 26%-30% and Rakepoll Holding's 18%-20%. To estimate the terminal value of Gensia Sicor in year 2001, CS First Boston applied multiples of 9.0x-11.0x to Gensia Sicor's EBIT in year 2001. These terminal values were then discounted to present values at the discount rates range discussed above. The reference enterprise value and equity value of Gensia Sicor derived under the Gensia Sicor Revised Case ranged from $517 million to $677 million and $474 million to $604 million, respectively.

  CS First Boston also derived a range of present values of certain synergies that may result from the Stock Exchange using a similar methodology as described above. CS First Boston discounted the free cash flows for the 1997-2001 forecast period at a range of 20%-22% and estimated the terminal value by applying a multiple of 9.0x-11.0x EBIT in year 2001 then discounted it at 20%- 22%. This analysis implied a present value of the synergies ranging from $80 million to $104 million.

  BASED ON THE GENSIA SICOR COMPARABLE ACQUISITION ANALYSIS, GENSIA SICOR COMPARABLE COMPANY ANALYSIS, AND GENSIA SICOR DISCOUNTED CASH FLOW ANALYSIS, CS FIRST BOSTON DERIVED AN OVERALL REFERENCE RANGE OF ENTERPRISE VALUE AND EQUITY VALUE OF GENSIA SICOR, EXCLUDING SYNERGIES, OF $385 MILLION TO $582 MILLION AND $342 MILLION TO $509 MILLION, RESPECTIVELY.

 Pro Forma Effect on Gensia's Fully Diluted Earnings Per Share.

  CS First Boston analyzed the pro forma effect on Gensia's fully diluted earnings per share from the Stock Exchange based on Gensia Sicor Management Case for 1997-2000 period. The analysis assumed a purchase price for Rakepoll Holding of 29.5 million shares of Gensia Common Stock at the closing share price of $5.00 on November 8, 1996 and the assumption of net debt by Gensia, included synergies and excluded transactions costs.

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

Under the Gensia Sicor Management Case, the Stock Exchange was estimated to be accretive in 1997 and 1998 and dilutive in 1999 and 2000.

 Relative Contribution Analysis

  CS First Boston analyzed and compared the respective contribution of revenue, EBITDA and EBIT of Rakepoll Holding and Gensia for 1996 and 1997 based on the Gensia Management Case and the Rakepoll Holding Conservative Case, excluding potential synergies. In that analysis, for the year 1996, Rakepoll Holding was a positive contributor of EBIT and EBITDA while Gensia was negative, and Rakepoll Holding's sales accounted for 62% of pro forma Gensia Sicor revenues. In 1997, Rakepoll Holding was estimated to be the sole generator of positive EBIT and EBITDA and to account for 51% of pro forma Gensia Sicor revenues.

  Terms of engagement. CS First Boston is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to an engagement letter dated May 1, 1995, Gensia engaged CS First Boston and its affiliates to act as exclusive financial advisor with respect to the study and implementation of various strategic alternatives for Gensia, including the Stock Exchange. In connection with services to be rendered pursuant to the engagement letter, Gensia agreed to pay CS First Boston a monthly financial advisory fee of $100,000 for the first three months of service and $75,000 per month thereafter. On October 11, 1996, Gensia and CS First Boston executed an amendment to the engagement letter, pursuant to which CS First Boston's monthly financial advisory fee was modified to a quarterly payment of $100,000 effective retroactive to April 1, 1996 with 50% of such fee creditable against the restructuring fees described below.

  In addition, for its services in connection with the Stock Exchange, CS First Boston is entitled to receive a fee of $500,000 upon delivery of its opinion to Gensia and restructuring fees equal to the greater of 1.5% of the aggregate consideration paid by Gensia pursuant to the Stock Exchange Agreement or $2.5 million upon the consummation of the Stock Exchange. Further, CS First Boston is to be reimbursed for out-of-pocket expenses incurred in connection with the opinion, including the fees and expenses of its legal counsel and any other advisor retained by CS First Boston. Gensia agreed to indemnify and hold harmless CS First Boston and certain related parties from and against certain liabilities, including certain liabilities under the federal securities laws, in connection with Gensia's engagement of CS First Boston.

  Certain relationships. Pursuant to the engagement letter, CS First Boston and its affiliates are acting as exclusive financial advisor to Gensia with respect to the study and implementation of various strategic alternatives. CS First Boston's engagement may be terminated at any time, with or without cause, by either CS First Boston or Gensia upon 10 days' prior written notice thereof to the other party.

INTERESTS OF CERTAIN PERSONS IN THE STOCK EXCHANGE

  In considering the recommendation of Gensia's Board of Directors with respect to the Stock Exchange Agreement, Gensia stockholders should be aware that certain officers and directors of Gensia (or their affiliates) have interests in the Stock Exchange that are different from and in addition to the interests of Gensia's stockholders generally. These interests include, but are not limited to, the fact that (i) each of the executive officers and directors of Gensia currently hold options to acquire Gensia Common Stock, which will become fully vested upon the consummation of the Stock Exchange; and (ii) Gensia has executed agreements with its officers and certain key employees of Gensia, including David Hale, Chairman, President and Chief Executive Officer of Gensia, which provide, among other things, that, in the event of a change in control, including the Stock Exchange, if consummated, each of such individuals would be entitled to certain benefits, including salary continuation and healthcare coverage upon, within a certain period of time, their resignation for good reason, including, without limitation, changes in job authority or responsibility or employer's physical location, or termination of their employment for other than cause or disability. Also, in November 1996, the Gensia Board of Directors (with David Hale absent) agreed to forgive, upon consummation of the Stock Exchange, a loan made

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


by Gensia to Mr. Hale in April 1995, upon terms to be determined by Gensia's Compensation Committee. The outstanding principal and interest on such loan was approximately $150,000. In addition, Gensia and Rakepoll Finance have each agreed, from and after the date of execution of the Stock Exchange Agreement, to cause Gensia to (a) maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and former directors and officers for acts or omissions or alleged acts or omissions occurring at or prior to the Closing Date, subject to certain limitations, (b) to provide, maintain and perform in the same manner as prior to the execution date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to its present and future directors and officers for acts or omissions or alleged acts or omissions occurring after the Closing Date, subject to certain limitations, and (c) maintain for a period of no less than three years after the Closing Date, directors and officers liability coverage with limits, terms and conditions no less advantageous than Gensia had in effect as of the execution date of the Stock Exchange Agreement. The Gensia Board of Directors was aware of these interests and took these interests into account in approving the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement.

CONDUCT OF BUSINESS AFTER THE STOCK EXCHANGE; BENEFITS AND DETRIMENTS OF THE STOCK EXCHANGE

  Gensia believes the strategic combination of Gensia and Sicor, Sintesis Lerma and Lemery will create a specialty pharmaceutical company with a major focus on the worldwide oncology market. Gensia Sicor will have a vertically-integrated capability which may enable it to compete effectively in the global market for low-cost, high quality multisource injectable pharmaceutical products. As part of its international marketing strategy, Gensia Sicor will seek to introduce pharmaceutical products in countries where these products are not subject to patent protection prior to the introduction of these products in the United States or the EU, where the length of patent protection can be significantly extended by law.

  Because of Sicor's capabilities in the production of bulk anti-cancer products and GLL and Lemery's capabilities to produce finished dosage forms of anti-cancer pharmaceuticals, Gensia Sicor expects to have one of the broadest lines of oncology products available worldwide. Due to the difficulty in producing many of these compounds, Gensia Sicor also expects to be first to the market with certain of these anti-cancer products and with some products, to be the only competitor in the United States to the innovator product for an extended period of time. In addition, because of Gensia Sicor's vertically-integrated position with anti-cancer products and the difficulty in manufacturing these products, Gensia expects gross margins from the sale of these anti-cancer products to be, on average, higher than for many multisource injectable pharmaceutical products which are less difficult to produce.

  Although the Gensia Board of Directors believes that the Stock Exchange Agreement and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement, are fair to, and in the best interests of, Gensia and its stockholders, there are also potential disadvantages of the Stock Exchange to be considered. If the Stock Exchange is consummated, Gensia will issue 29,500,000 new shares of Gensia Common Stock to Rakepoll Holding which will then represent a significant portion of such shares outstanding. While the Gensia Board of Directors believes that for at least the next several years, the combined company will have improved earnings per share versus what Gensia could attain without the acquisition, there can be no assurance that any improvement in earnings will, in fact, offset the dilution caused by the stock issuance. Additionally, under the Gensia Amended and Restated 1990 Stock Plan ("1990 Stock Plan"), Gensia offers stock options to selected employees, directors and consultants. Pursuant to their terms, such options vest in full, with no further service required from the holders thereof, if more than 30% of the outstanding shares of Gensia Common Stock is acquired by a person who did not previously own at least 30% of such shares. If consummated, the Stock Exchange will trigger such provision and cause unvested options under the 1990 Stock Plan to vest immediately. As of November 30, 1996, the number of shares of Gensia Common Stock subject to the acceleration of such options under the 1990 Stock Plan is 1,541,474. Further, pursuant to the Shareholder's Agreement, the Rakepoll Finance designated directors will have approval rights over certain financings and certain significant transactions including any acquisition of Gensia Sicor by a third party. There can be no assurance that these provisions will not have a negative effect on Gensia Sicor's ability to complete any such financings or other significant transactions. Further, after the completion of the Stock Exchange, Gensia Sicor will be required to invest significant management time to integrate its worldwide operations. In addition, certain customers of Sicor may elect not to continue to purchase bulk drug substances from Sicor because of Sicor's relationship with GLL. Prior to the completion of the Stock Exchange, Sicor, Sintesis Lerma and Lemery have not been subject to U.S. Generally Accepted Accounting Principles or Commission reporting obligations and will incur additional public company administrative and accounting expense to conform to these reporting requirements.

CONDUCT OF BUSINESS IF STOCK EXCHANGE IS NOT CONSUMMATED

  If the Stock Exchange is not consummated, Gensia would seek to significantly reduce expenses associated with its operations, including attempting to reduce to break-even the cash outflows associated with its research activities. Gensia would attempt to complete additional equity financings at prices likely to be dilutive to its stockholders and might seek to sell certain of its assets to continue to operate its business. If sufficient funds were available, Gensia would focus on its commercial businesses and near-term product opportunities, including GLL, the LMA, the GenESA System and the Feedback Controlled Heparin System.

EXCHANGE ACT AND LISTING REQUIREMENTS

  Gensia Common Stock is currently registered under the Exchange Act. If the Stock Exchange is consummated, Gensia, so long as it is subject to Section 13(a) or 15(d) of the Exchange Act, would have an obligation to file annual, quarterly and other periodic reports with the Commission, which would include consolidated financial and other information regarding Gensia and its subsidiaries. Directors, officers and 10% stockholders of Gensia would continue to be subject to the short-swing profit recovery provisions of
Section 16(b) of the Exchange Act. All other applicable provisions of the federal and state securities laws would continue to be in effect with respect to transactions in Gensia equity securities. Gensia Common Stock is listed on the NNM and Gensia would endeavor to maintain such listing subsequent to the Stock Exchange, if consummated.

REGULATORY MATTERS

  Federal and state antitrust enforcement agencies frequently scrutinize the legality under the antitrust laws of transactions such as Gensia's acquisition of Rakepoll Holding pursuant to the Stock Exchange. At any time before or after Gensia's acquisition of Rakepoll Holding, any such agency could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Stock Exchange or otherwise seeking divestiture of substantial assets of Gensia and/or Rakepoll Holding. Private parties may also bring legal action under the antitrust laws under certain circumstances.

  Based upon an examination of publicly available information relating to the businesses in which both Gensia and Rakepoll Holding are engaged, Gensia believes that the Stock Exchange will not violate antitrust laws. Nevertheless, there can be no assurance that a challenge to the Stock Exchange on antitrust grounds will not be made or that, if such a challenge is made, Gensia will prevail. See "The Stock Exchange Agreement--Conditions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material United States federal income tax consequences of the Stock Exchange to a Gensia stockholder. The summary is based upon the Code, applicable regulations thereunder, and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion. The discussion does not address the tax consequences that may be relevant to a particular Gensia stockholder subject to special treatment under certain United States federal income tax laws, such as dealers in securities, banks, life insurance companies, tax-exempt organizations and non-U.S. persons. The discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. No ruling has been requested from the Internal Revenue Service with respect to any of the United States federal income tax consequences of the Stock Exchange.

  The Stock Exchange will not be a taxable event to either Gensia or its stockholders, and accordingly, no gain or loss will be recognized by Gensia or its stockholders for United States federal income tax purposes.

  Section 382 of the Code imposes limitations on the amount of "pre-change" losses and deductions (including unrealized losses and deductions attributable to periods prior to an "ownership change") that may be used to offset "post-change" taxable income of a corporation which undergoes an ownership change. Similarly, Section 383 of the Code limits the amount of pre-change tax credits that may be used to reduce the post-change tax liability of a corporation which undergoes an ownership change.

  Gensia believes that the Stock Exchange, when considered with other previous transactions and contemplated financings, is likely to result in an ownership change of Gensia. If such an ownership change occurs, Gensia's ability to utilize its net operating losses and tax credits to offset future income would generally be limited to an amount (the "Section 382 limitation") equal to the value of Gensia's equity immediately prior to such ownership change, multiplied by the then applicable long-term tax-exempt rate applicable to ownership changes (currently 5.60% for ownership changes occurring in January
1997). Under current conditions, Gensia's section 382 limitation would be approximately $12,000,000 per year (based upon the final reported sales price of Gensia Common Stock on January 10, 1997). Unused annual limitations may be carried over to later years, and the amount of the limitation may, under certain circumstances, be increased by the built-in-gains (in excess of built-in-losses) in assets held by Gensia at the time of the ownership change that are recognized within the five-year period after the ownership change. Similarly, Gensia's ability to use its pre-change credits would generally be limited to an amount sufficient to offset Gensia's tax liability on as much of its post-change income as would not exceed the Section 382 limitation (after application of all Section 382 limited net operating losses available). As of December 31, 1996, Gensia's federal net operating loss carryforwards are estimated to be approximately $220,000,000 and Gensia's credit carryforwards are estimated to be approximately $10,000,000.

ACCOUNTING TREATMENT

  Under applicable accounting standards, the Stock Exchange will be treated as a purchase of Rakepoll Holding by Gensia. The estimated total purchase price of Rakepoll Holding would be approximately $158,000,000 consisting of the following: (i) 29,500,000 shares of Gensia Common Stock, (ii) $100,000 in cash, and (iii) $11,000,000 in transaction costs. Gensia is in the process of allocating the purchase price to the assets acquired and liabilities assumed. This process will not be complete until after the Closing Date of the Stock Exchange. However, Gensia management currently estimates that approximately $109,000,000 will be allocated to goodwill and other intangible assets and $20,000,000 to in-process technology. This estimate of goodwill takes into account the estimated value of the assets and liabilities purchased and the preliminary estimated value of in-process technology acquired.

  The value of in-process technology will be charged to expense upon the completion of the purchase. This charge will be a one-time non-recurring charge and will have no impact upon future results.

  These estimates are preliminary and final numbers could vary significantly from the amounts stated above.

SOURCE AND AMOUNT OF FEES AND EXPENSES

  Approximately $11,000,000 will be required to consummate the Stock Exchange and to pay related fees and expenses. The Stock Exchange Agreement provides that upon consummation of the Stock Exchange, Gensia will pay such fees and expenses. Funds required by Gensia to consummate the Stock Exchange will come from Gensia's working capital and available cash and may come from the proceeds of equity or debt offerings or from borrowings under credit arrangements.

  See "The Stock Exchange Agreement--Termination; Effect of Termination" for a description of certain reimbursement obligations of Gensia and Rakepoll Holding in the event the Stock Exchange is not consummated.

EFFECT ON RESEARCH PROGRAMS

  Prior to consummation of the Stock Exchange, Gensia shall have eliminated its net use of cash for ongoing research activities (other than ongoing property lease related expenses) either (i) as a result of Gensia having obtained cash or contractually committed payments for such research activities from third parties in the form of research collaborations or otherwise, or
(ii) by the termination of such research activities; provided, however, that in any event, Gensia shall be permitted to expend such amounts on research as are required for Gensia to fulfill its obligations under the Pfizer Agreement. It is further understood by Gensia and Rakepoll Finance that Gensia will not borrow money in order to eliminate the net use of cash as described in subclause (i) above. In the event that such net use of cash has been eliminated pursuant to subclause (i) above, it is the intent of Gensia and Rakepoll Finance that, subsequent to the Closing Date, they will use their best efforts to present to the Board of Directors of Gensia a plan to effectuate the spinoff of the research activities of Gensia into an independent company, so long as such spinoff is reasonably feasible. Such spinoff plan shall include as assets of the company to be spunoff the $5,000,000 cash contribution contemplated by the funding plan agreed to by Gensia and Rakepoll Finance and other cash received (and unspent) or to be received under research collaborations between third parties and Gensia. If there has been no such spinoff within six months after the Closing Date, any such research activities not fully paid for by third parties will be terminated, so that no such research activities will produce losses. If Gensia terminates such research activities pursuant to clause (ii) above, Gensia estimates that the costs of eliminating such research activities, including severance payments and related costs, would be approximately $2,600,000.

                         THE STOCK EXCHANGE AGREEMENT

  The following is a summary of the material provisions of the Stock Exchange Agreement, a copy of which is attached as Annex A to the Proxy Statement. Capitalized terms which are not otherwise defined in this summary have the meanings set forth in the Stock Exchange Agreement. The following description of the Stock Exchange Agreement is qualified in its entirety by reference to the complete text of the Stock Exchange Agreement, which is incorporated herein by reference. All Gensia stockholders are urged to read Annex A in its entirety.

THE STOCK EXCHANGE

  The Stock Exchange Agreement provides that Gensia will receive from Rakepoll Finance, in a private placement, all of the outstanding shares of Rakepoll Holding Common Stock in exchange for (i) 29,500,000 newly issued shares of Gensia Common Stock and (ii) $100,000 in cash. It is currently anticipated that the Closing Date will occur shortly after the date of the Special Meeting, assuming the Stock Exchange Agreement is approved and adopted at such meeting and all other conditions to the Stock Exchange have been satisfied or waived.

REPRESENTATIONS, WARRANTIES AND COVENANTS

  The Stock Exchange Agreement contains various representations, warranties and covenants of Gensia and Rakepoll Finance. The representations and warranties made by either party in the Stock Exchange Agreement shall survive until the second anniversary of the Closing Date, except that certain representations and warranties with respect to tax matters shall survive until the earlier to occur of the expiration of the applicable statute of limitations or the sixth anniversary of the Closing Date. It is a condition to each party's obligations under the Stock Exchange Agreement that the other party's representations and warranties be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which would not be expected to have in the reasonably foreseeable future a material adverse effect on the representing party and the subsidiaries of the representing party, taken as a whole.

  Pursuant to the Stock Exchange Agreement, each of Gensia and Rakepoll Finance has agreed that it (i) shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement (including, without limitation, using its reasonable efforts to cause the conditions to the consummation of the Stock Exchange for which it is responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party to the Stock Exchange Agreement shall reasonably request); (ii) will, as soon as practicable, and in any event no later than 10 business days after the date of the Stock Exchange Agreement, file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Stock Exchange, will use its reasonable efforts to obtain an early termination of the applicable waiting period and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable; provided, however, that neither it nor any of its subsidiaries shall be required under the Stock Exchange Agreement to divest or hold separate any portion of their business or assets; (iii) shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority (as defined in the Stock Exchange Agreement) that it may be required to give, make or obtain; (iv) shall use its reasonable efforts so as to ensure that the Stock Exchange does not constitute a tax-free reorganization under the Code and instead is a "purchase" within the meaning of Section 338 of the Code so that Gensia will be permitted to cause a Section 338 election to be made in respect of Rakepoll Holding; (v) shall, subject to certain conditions, and at all times prior to the earlier of the Closing Date or termination of the Stock Exchange Agreement, consult with the other party before issuing any press release with respect to the Stock Exchange or the transaction contemplated by the Stock Exchange Agreement and shall not issue a press release prior to such consultation; (vi) shall, from and after the date of the Stock Exchange Agreement until the Closing Date (or the termination of the Stock Exchange Agreement), upon the reasonable request of the other party, permit representatives of the other party to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers, subject to certain limitations and confidentiality provisions; and
(vii) shall, during the period from the date of the Stock Exchange Agreement to the Closing Date, with respect to itself and each of its subsidiaries, conduct operations in the ordinary course consistent with past practice except with the prior written consent of the other party or as expressly contemplated by the Stock Exchange Agreement and the transactions contemplated thereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises, retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Each of Gensia and Rakepoll Finance have also agreed that they intend that Gensia shall contribute to its subsidiary, Automedics Development, Inc. ("Automedics") the assets (tangible and intangible), licenses, contracts, intellectual property and other associated rights related to the Laryngeal Mask Airway products, the Brevibloc product, the distribution rights related to the GenESA System, the Heparin closed loop drug delivery system and any medical device products in-licensed by Gensia between the date of the Stock Exchange Agreement and the Closing Date (Gensia shall endeavor to obtain all necessary consents to permit such asset contributions to Automedics and, after consultation with Rakepoll Finance, shall be permitted to sell or grant equity interests in Automedics to facilitate obtaining the necessary consents to permit such asset contributions and to obtain financing for Automedics. Additionally, Gensia, after consultation with Rakepoll Finance, shall determine who is to staff and operate Automedics).

  Each of Gensia and Rakepoll Finance further covenant that, during the period from the date of the Stock Exchange Agreement to the Closing Date, neither party will, subject to certain exceptions, including the consent of the other party, (i) (a) adjust, split, combine or reclassify its capital stock, (b) make, declare or pay any dividend, except for the payment of dividends on outstanding shares of Convertible Preferred Stock, and except for the spinoff of Gensia research assets as contemplated by the Stock Exchange Agreement, or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of capital stock, (c) grant any person any right or option to acquire any shares of capital stock except pursuant to Gensia Stock Plans existing on the date of the Stock Exchange Agreement consistent with past practice, (d) issue, deliver or sell or agree to issue, deliver or sell any additional shares of capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities except pursuant to preferred stock, options, warrants or other agreements or instruments outstanding on the date of the Stock Exchange Agreement, or (e) enter into any agreement, understanding or arrangement with respect to the sale or voting of capital stock; (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any property or asset thereof or of any of its subsidiaries other than sales or leases of inventory or licensing of Intellectual Property thereof or of any of its subsidiaries made in the ordinary course of business consistent with past practice; (iii) make or propose any changes in the charter documents thereof or of any of its subsidiaries; (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person; (v) incur, create, assume or otherwise become liable for indebtedness in excess of U.S. $250,000 for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations in excess of U.S. $250,000 of any other individual, corporation or other entity; (vi) create any subsidiaries (other than Automedics and to facilitate the spinoff of the Gensia research assets); (vii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant or announce any bonuses, salary increases, severance or termination pay to, any officer or director or employee thereof or of any of its subsidiaries other than salary, stock or option grants, bonuses and benefits, increases granted in the ordinary course of business consistent with past practices and established plans made known to the other party prior to the date of the Stock Exchange Agreement, or otherwise increase the compensation or benefits provided to any officer or director except as may be required by Applicable Law (as defined in the Stock Exchange Agreement) or a binding written contract in effect on the date of the Stock Exchange Agreement or enter into any new consulting agreements with a duration of greater than twelve months or compensation of greater than U.S. $100,000; (viii) change any method or principle of accounting in a manner that is inconsistent with past practice except as may be required to meet the requirements of United States securities laws and United States Generally Accepted Accounting Principles;
(ix) settle any Actions (as defined in the Stock Exchange Agreement), whether now pending or hereafter made or brought involving an amount in excess of U.S. $200,000 affecting it or any of its subsidiaries; (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, certain contracts set forth in its disclosure schedule to the Stock Exchange Agreement, or any other material contract to which it or any of its subsidiaries is a party if such modification, amendment, termination, waiver, release or assignment would have a material adverse effect on it and its subsidiaries taken as a whole; (xi) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed U.S. $250,000 unless otherwise disclosed on its disclosure schedule to the Stock Exchange Agreement; (xii) pay (or agree to become obligated to pay) any stock exchange fees in excess of the amount set forth in its disclosure schedule to the Stock Exchange Agreement other than any excess amounts which are immaterial in the aggregate incurred in connection with and in furtherance of consummation of the transactions contemplated by the Stock Exchange Agreement; (xiii) take any action to exempt or make not subject to any takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares by any person or entity (other than as contemplated in the Stock Exchange Agreement) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; (xiv) take any action that could reasonably be expected to result in its representations and warranties set forth in the Stock Exchange Agreement becoming false or inaccurate; (xv) permit or cause any subsidiary or affiliate thereof to do any of the foregoing or agree or commit to do any of the foregoing; or (xvi) agree in writing or otherwise to take any of the foregoing actions.

  In addition, each of Gensia and Rakepoll Finance also covenant that (i) none of the information provided by it for inclusion in the Proxy Statement and form of proxies to be filed with the Commission by Gensia under the Exchange Act relating to the vote of the Gensia stockholders with respect to the Stock Exchange at the date of mailing the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) it shall cause Gensia (a) to maintain and perform in the same manner as prior to the date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to present and former directors and officers of Gensia for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Closing Date, subject to certain limitations, (b) to provide, maintain and perform in the same manner as prior to the date of the Stock Exchange Agreement Gensia's existing indemnification provisions with respect to present and future directors and officers of Gensia for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring after the Closing Date, subject to certain limitations, and (c) to maintain for a period of no less than three years after the Closing Date, directors and officers liability coverage, with limits, terms and conditions no less advantageous than in effect on the date of the Stock Exchange Agreement.

  Gensia further covenants in the Stock Exchange Agreement (i) to take all action (including causing the Gensia Board to take certain action) in accordance with the federal securities laws, the NASD Rules, the Delaware General Corporation Law including, without limitation, Section 203 thereof, and the Gensia Certificate of Incorporation and Bylaws, as amended and restated, necessary to obtain the consent and approval of Gensia stockholders with respect to the authorization of the issuance of Gensia Common Stock in the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement; (ii) to, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis and use all reasonable efforts to mail at the earliest practicable date to Gensia stockholders the Proxy Statement, which shall include all information required under Applicable Law to be furnished to Gensia stockholders in connection with the Stock Exchange and the transactions contemplated thereby (If at any time prior to the Closing Date any information pertaining to Gensia or any subsidiary thereof contained in or omitted from the Proxy Statement makes such statements contained in the Proxy Statement false or misleading, Gensia shall promptly inform Rakepoll Finance and take such action necessary to make such statements contained in the Proxy Statement not false and misleading and shall also take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Gensia Common Stock in the Stock Exchange); (iii) to, with respect to itself and each of its subsidiaries, use reasonable commercial efforts to preserve its ownership rights and those of its subsidiaries to their Intellectual Property (as defined in the Stock Exchange Agreement) free and clear of any liens, claims or encumbrances and shall use reasonable commercial efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of such Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of such Intellectual Property consistent with its past practices and those of each of its subsidiaries; (iv) during the term of the Stock Exchange Agreement, to not, nor to authorize or permit any subsidiary or affiliate thereof or any of its or their respective directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, encourage, facilitate, or accept or furnish or disclose non-public information in furtherance of, any Competing Transaction (as defined in the Stock Exchange Agreement), or negotiate, explore or otherwise engage in discussions with any person (other than Rakepoll Finance, or its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Stock Exchange or any other transactions contemplated by the Stock Exchange Agreement; provided that it may furnish information to, and negotiate or otherwise engage in discussions (a) in connection with financings contemplated by the Stock Exchange Agreement and associated documents provided, that prior to the furnishing to prospective investors of any such information in respect of such financing, the identities of such prospective investors are made available to Rakepoll Finance and the prior written consent of Rakepoll Finance is obtained as to the furnishing of such information to each such prospective investor, which consent shall not be unreasonably withheld, and
(b) with any bona fide party who delivers an unsolicited, written proposal for a Competing Transaction if and so long as (x) the Board of Directors of Gensia determines in good faith by a majority vote of its disinterested directors that failing to take such action would constitute a breach of the fiduciary duties of the Gensia Board and (y) such a proposal is, based upon the advice of CS First Boston, more favorable to Gensia's stockholders from a financial point of view than the Stock Exchange (In the case of any proposal meeting the requirements of clauses (x) and (y), the Board of Directors of Gensia may withdraw its recommendation of the Stock Exchange Agreement and the Stock Exchange. Gensia and each of its subsidiaries will immediately cease all existing activities, discussions and negotiations with any parties conducted before the date of the Stock Exchange Agreement with respect to any of the foregoing and except for financings contemplated by the Stock Exchange Agreement and associated documents. From and after the execution of the Stock Exchange Agreement, Gensia and each of its subsidiaries and affiliates shall promptly advise Rakepoll Finance in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Rakepoll Finance a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto, and shall state in such notice whether Gensia has determined that it is required to take any action with respect thereto. The Gensia Board shall keep Rakepoll Finance promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors of Gensia withdrawing, modifying or amending its recommendation of the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement.); (v)(a) to cause Rakepoll Holding to provide benefits to employees of Rakepoll Holding in accordance with the applicable laws of the jurisdictions in which such employees are employed and (b) to provide for the participation of certain specified employees of Rakepoll Holding in the Gensia stock option plan as of the Closing Date on substantially the same terms and conditions as similarly situated employees of Gensia; (vi) to give prompt notice to Rakepoll Finance of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Gensia representation or warranty contained in the Stock Exchange Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any material failure thereof or of any subsidiary thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Stock Exchange Agreement; provided, however, that the delivery of any such notice pursuant to this clause shall not limit or otherwise affect the remedies available under the Stock Exchange Agreement to Rakepoll Finance; and (vii) to use reasonable efforts to maintain the availability of Rule 144 to Rakepoll Finance, provided that failure to maintain such availability because of a failure of Rakepoll

Holding or any subsidiary thereof to deliver appropriate information to Gensia shall not be deemed a breach of this covenant.

  Rakepoll Finance further covenants in the Stock Exchange Agreement (i) to, as soon as reasonably practicable, furnish Gensia with all information concerning it as may be required for inclusion in the Proxy Statement, to cooperate with Gensia in the preparation of the Proxy Statement in a timely fashion and to use all reasonable efforts to assist Gensia in having the Proxy Statement cleared by the Commission as promptly as practicable (If, at any time prior to the Closing Date any information pertaining to Rakepoll Finance, Rakepoll Holding or any subsidiary of Rakepoll Holding contained in or omitted from the Proxy Statement makes such statements contained in the Proxy Statement false or misleading, Rakepoll Finance shall promptly so inform Gensia and provide Gensia with the information necessary to make statements contained therein not false and misleading and shall use all reasonable efforts to cooperate with Gensia in the preparation and filing of the Proxy Statement with the Commission on a confidential basis.); (ii) to use reasonable commercial efforts, with respect to itself and Rakepoll Holding and each subsidiary thereof, to preserve the ownership rights of Rakepoll Holding and its subsidiaries to their Intellectual Property free and clear of any liens, claims or encumbrances and shall use reasonable commercial efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of such Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of such Intellectual Property consistent with past practices of each of Rakepoll Finance and Rakepoll Holding and each subsidiary thereof; (iii) during the term of the Stock Exchange Agreement, to not, nor to authorize or permit Rakepoll Holding or any subsidiary or affiliate thereof or any of its or their respective directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, encourage, facilitate, or accept or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Competing Transaction, or negotiate, explore or otherwise engage in discussions with any person (other than Gensia, or its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Stock Exchange or any other transactions contemplated by the Stock Exchange Agreement (Rakepoll Finance and Rakepoll Holding and each subsidiary thereof will immediately cease all existing activities, discussions and negotiations with any parties conducted before the date of the Stock Exchange Agreement with respect to any of the foregoing except for financings contemplated by the Stock Exchange Agreement and associated documents. From and after the execution of the Stock Exchange Agreement, Rakepoll Finance and Rakepoll Holding and each subsidiary thereof and affiliates shall promptly advise Gensia in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Gensia a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.); (iv) to give prompt notice to Gensia of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Rakepoll Finance representation or warranty contained in the Stock Exchange Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any material failure of Rakepoll Finance or Rakepoll Holding or any subsidiary thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the terms of the Stock Exchange Agreement; provided, however, that the delivery of any such notice pursuant to this clause shall not limit or otherwise affect the remedies available under the Stock Exchange Agreement to Gensia; and (v) cause all intercompany and affiliate debt between and among Rakepoll Finance and Rakepoll Holding and the subsidiaries and affiliates thereof to be converted and contributed into equity of Rakepoll Holding prior to the Closing Date.

CONDITIONS

  The obligations of Gensia and Rakepoll Finance to complete the Stock Exchange are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Stock Exchange shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Stock Exchange; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted; (ii) all waiting periods (and any extensions thereof) applicable to the consummation of the Stock Exchange under the HSR Act and applicable Mexican law shall have expired or been terminated and the consummation of the transactions contemplated by the Stock Exchange Agreement shall be permitted thereunder; (iii) the issuance of the Gensia Common Stock to be issued in the Stock Exchange and the other transactions contemplated by the Stock Exchange Agreement shall have been approved by the Gensia stockholders in the manner required by any Applicable Law; (iv) the Commission shall have approved the Proxy Statement and, on the Closing Date, no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator prohibiting the Stock Exchange; (v) no Action shall be instituted by any Governmental Authority, including under the HSR Act or the Exon-Florio Amendment, which seeks to prevent consummation of the Stock Exchange or seeking material damages in connection with the transactions contemplated by the Stock Exchange Agreement which continues to be outstanding; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted; and (vi) the Shareholder's Agreement shall be in full force and effect and the appointment of directors contemplated therein shall have been made in accordance therewith.

  The obligations of Rakepoll Finance to consummate the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement are subject to satisfaction or waiver on or prior to the Closing Date of the following additional conditions: (i) the representations and warranties of Gensia set forth in the Stock Exchange Agreement shall be true and correct in all material respects on the date of the Stock Exchange Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Gensia and its subsidiaries taken as a whole; (ii) Gensia shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Stock Exchange Agreement at or prior to the Closing Date; (iii) Gensia shall have furnished Rakepoll Finance with a certificate dated the Closing Date signed on behalf of it by its Chairman, President or any Vice President to the effect that certain conditions set forth in the Stock Exchange Agreement have been satisfied; (iv) Rakepoll Finance shall have received the legal opinion, dated the Closing Date, of Pillsbury Madison & Sutro LLP, counsel to Gensia, substantially in the form attached to the Stock Exchange Agreement; (v) the Gensia Common Stock to be issued in the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement shall have been authorized for inclusion on Nasdaq, subject to official notice of issuance; (vi) Gensia shall have paid, or caused to be paid, all dividends owing in connection with any Gensia preferred stock, commencing with the dividend payment due as of September 1, 1996; (vii) Gensia shall have filed, or caused to be filed, all amendments to its Certificate of Incorporation and Bylaws as contemplated by, and necessary to effectuate, the Stock Exchange Agreement and the Shareholder's Agreement; and (viii) prior to consummation of the Stock Exchange, Gensia shall have eliminated its net use of cash for ongoing research activities (other than ongoing property lease related expenses) either (a) as a result of Gensia having obtained cash or contractually committed payments for such research activities from third parties in the form of research collaborations or otherwise, or (b) by the termination of such research activities; provided, however, that in any event, Gensia shall be permitted to expend such amounts on research as are required for Gensia to fulfill its obligations under the Pfizer Agreement. It is further understood by Gensia and Rakepoll Finance that Gensia will not borrow money in order to eliminate the net use of cash as described in subclause viii(a) above. In the event that such net use of cash has been eliminated pursuant to subclause viii(a) above, it is the intent of Gensia and Rakepoll Finance that, subsequent to the Closing Date, they will use their best efforts to present to the Board of Directors of Gensia a plan to effectuate the spinoff of the research activities of Gensia into an independent company, so long as such spinoff is reasonably feasible. Such spinoff plan shall include as assets of the company to be spunoff the $5,000,000 cash contribution contemplated by the funding plan agreed to by Gensia and Rakepoll Finance and other cash received (and unspent) or to be received under research collaborations between third parties and Gensia. If there has been no such spinoff within six months after the Closing Date, any such research activities not fully paid for by third parties will be terminated, so that no such research activities will produce losses. If Gensia terminates such research activities pursuant to clause viii(b) above, Gensia estimates that the costs of eliminating such research activities, including severance payments and related costs, would be approximately $2,600,000. See "Stock Exchange--Effect on Research Programs."

  The obligations of Gensia to consummate the Stock Exchange and the transactions contemplated by the Stock Exchange Agreement are further subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions: (i) the representations and warranties of Rakepoll Finance set forth in the Stock Exchange Agreement shall be true and correct in all material respects on the date of the Stock Exchange Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Rakepoll Holding and its subsidiaries, taken as a whole; (ii) Rakepoll Finance shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Stock Exchange Agreement at or prior to the Closing Date; (iii) Rakepoll Finance shall have furnished Gensia with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that certain conditions set forth in the Stock Exchange Agreement have been satisfied; and (iv) Gensia shall have received the legal opinions, dated the Closing Date, of Simpson Thacher & Bartlett and certain other counsel to Rakepoll Finance, in substantially the forms attached to the Stock Exchange Agreement.

TERMINATION; EFFECT OF TERMINATION

  The Stock Exchange Agreement may be terminated at any time prior to the Closing Date, whether before or after approval and adoption of the Stock Exchange Agreement by the Gensia stockholders (i) by mutual consent of Gensia and Rakepoll Finance; (ii) by either Gensia or Rakepoll Finance if any permanent injunction or other order, decree or ruling of a court of competent jurisdiction or other competent Governmental Authority preventing the consummation of the Stock Exchange shall have become final and nonappealable;
(iii) by either Gensia or Rakepoll Finance if the Stock Exchange shall not have been consummated before June 30, 1997, unless extended by the Boards of Directors of both Gensia and Rakepoll Finance (provided that the right to terminate the Stock Exchange Agreement pursuant to this clause (iii) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under the Stock Exchange Agreement has been the cause of or resulted in the failure of the Stock Exchange to occur on or before such date); (iv) by Gensia or Rakepoll Finance if the authorization of the Gensia stockholders with respect to the issuance of Gensia Common Stock in the Stock Exchange shall not have been obtained by reason of the failure to obtain the required vote at a meeting held for such purpose and any adjournment thereof; (v) by Rakepoll Finance if prior to the Closing Date (a) any representation or warranty on the part of Gensia or any subsidiary thereof contained in the Stock Exchange Agreement is incorrect in any material respect and which has a material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated by the Stock Exchange Agreement, (b) there shall have been a breach of any covenant or agreement on the part of Gensia or any subsidiary thereof contained in the Stock Exchange Agreement which has material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated by the Stock Exchange Agreement, which breach, in the case of foregoing clauses (v)(a) and (b), shall not have been cured prior to 30 days following notice thereof, (c) Gensia's Board of Directors shall have withdrawn or modified (including by amendment of or supplement to the Proxy Statement) in a manner adverse to Rakepoll Finance its approval or recommendation of the Stock Exchange Agreement or the transactions contemplated thereby or shall have recommended a Third Party Acquisition (as defined below), or shall have resolved to effect any of the foregoing or (d) any person other than Rakepoll Finance or any of its affiliates shall have become the beneficial owner of more than 15% of the shares of Gensia Common Stock; and (vi) by Gensia if prior to the Closing Date
(a) any representation or warranty on the part of Rakepoll Finance or any subsidiary thereof contained in the Stock Exchange Agreement is incorrect in any material respect and which has a material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated by the Stock

Exchange Agreement or (b) there shall have been a breach of any covenant or agreement on the part of Rakepoll Finance or any subsidiary thereof contained in the Stock Exchange Agreement which has material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated by the Stock Exchange Agreement, which breach, in the case of foregoing clauses (vi)(a) and (b), shall not have been cured prior to 30 days following notice thereof.

  In the event of the termination of the Stock Exchange Agreement as set forth above, the Stock Exchange Agreement, except for the provisions of Sections 6.2 (Effect of Termination) and 7.9 (Expenses) thereof, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders; provided, however, that nothing in Section 6.2 (Effect of Termination) shall relieve any party to the Stock Exchange Agreement of liability for a material breach of any provision of the Stock Exchange Agreement.

  The Stock Exchange Agreement further provides that if (i) Rakepoll Finance terminates the Stock Exchange Agreement pursuant to clause (iv) set forth above, or (ii) Rakepoll Finance terminates the Stock Exchange Agreement pursuant to clause (iii) set forth above or (a), (b) or (c) of clause (v) set forth above and, within twenty-four months thereafter, Gensia enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then Gensia shall pay to Rakepoll Finance (A) within one business day following any occurrence contemplated in clause (ii) of this paragraph or simultaneously with any termination contemplated by clause (i) of this paragraph, a fee, in cash, of $5 million, provided, however, that Gensia shall in no event be obligated to pay more than one such fee with respect to all such occurrences and such termination, and (B) within one business day after being requested by Rakepoll Finance (accompanied by reasonably detailed documentation to the extent reasonably requested by Gensia) from time to time, all of the Rakepoll Finance fees incurred in connection with the proposed Stock Exchange.

  Additionally, the Stock Exchange Agreement provides that if (i) Gensia terminates the Stock Exchange Agreement pursuant to clause (iv) set forth above or (ii) Gensia terminates the Stock Exchange Agreement pursuant to clause (iii) set forth above or (a) or (b) of clause (vi) set forth above and, within twenty-four months thereafter, Rakepoll Finance enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then Rakepoll Finance shall pay to Gensia (A) within one business day following any occurrence contemplated in clause (ii) of this paragraph or simultaneously with any termination contemplated by clause (i) of this paragraph, a fee, in cash, of $5 million, provided, however, that Rakepoll Finance shall in no event be obligated to pay more than one such fee with respect to all such occurrences and such termination, and (B) within one business day after being requested by Gensia (accompanied by reasonably detailed documentation to the extent reasonably requested by Rakepoll Finance) from time to time, all of the Gensia fees incurred in connection with the proposed Stock Exchange.

  For purposes of the Stock Exchange Agreement, "Third Party Acquisition" means any of the following events: (i) the acquisition of a party by merger, tender offer or otherwise by any person other than Rakepoll Finance, Rakepoll Holding or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 30% or more of the assets of Gensia and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 15% or more of the outstanding shares of Gensia Common Stock, directly or indirectly; (iv) the adoption by Gensia of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Gensia or any of its subsidiaries of 15% or more of the outstanding shares of Gensia Common Stock; or (vi) the acquisition by Gensia of a Third Party resulting in the issuance to such Third Party or its affiliates, directly or indirectly, of 15% or more of the outstanding shares of Gensia Common Stock.

                          THE SHAREHOLDER'S AGREEMENT

  In connection with the Stock Exchange Agreement, Gensia and Rakepoll Finance entered into the Shareholder's Agreement concerning the governance of Gensia after the Closing Date and certain other matters concerning the acquisition and disposition of Gensia securities by Rakepoll Finance and its affiliates. The following is a summary of certain material provisions of the Shareholder's Agreement.

STANDSTILL; LOCK-UP; ANTI-DILUTION PROVISIONS

  Under the terms of the Shareholder's Agreement, for a period of twelve months after the Closing Date, Rakepoll Finance and its affiliates are prohibited from directly or indirectly purchasing or otherwise acquiring or proposing or offering to purchase or otherwise acquiring any Gensia Common Stock or other securities of Gensia, whether by tender offer, market purchase, privately negotiated purchase, business combination or otherwise, except (i) with the consent of a majority of the Independent Directors (as defined below), (ii) in the event of any issuance by Gensia of any equity securities not contemplated by the funding plan previously agreed to by the parties or
(iii) under certain circumstances, following (a) the commencement by any third party of a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Gensia Common Stock, (b) a bona fide proposal to acquire all or substantially all of the assets of Gensia, (c) a bona fide proposal to enter into any other similar business combination transaction with Gensia or (d) Gensia's entry into (or announcement of its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the transactions described in clauses (iii)(a)-(c) above.

  Rakepoll Finance is also prohibited, for a period of twelve months after the Closing Date, from (i) directly or indirectly, selling, transferring, or otherwise disposing of any shares of Gensia Common Stock (and from permitting any of its affiliates to do so) and (ii) selling, transferring or otherwise disposing of any shares of the capital stock of any subsidiary thereof that owns shares of Gensia Common Stock, except to an affiliate of Rakepoll Finance; provided, however, that such affiliate agrees in writing to be bound by the terms and conditions of the Shareholder's Agreement. The foregoing restrictions do not apply following the commencement by any third party of a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Gensia Common Stock that the Gensia Board of Directors either recommends acceptance of, expresses no opinion and remains neutral towards, or is unable to take a position with respect to.

  In addition, Rakepoll Finance is granted certain anti-dilution privileges pursuant to which Rakepoll Finance may, upon the authorization by Gensia's Board of Directors of the issuance of equity securities (other than the issuance of securities to officers, employees or directors of Gensia or its subsidiaries pursuant to an employee compensation or benefit plan approved by the Gensia Board of Directors or pursuant to the terms of securities outstanding on the Closing Date, as set forth in the disclosure schedule to the Shareholder's Agreement), acquire in the open market as permitted by applicable law, such number of shares of Gensia Common Stock so that Rakepoll Finance's percentage equity interest in Gensia after such issuance is equal to but not greater than its percentage equity interest in Gensia on and as of the Closing Date (its "Initial Interest").

COMPOSITION OF BOARD OF DIRECTORS

  The Shareholder's Agreement further specifies that, effective as of the Closing Date, Gensia is to have a ten member Board of Directors (to be expanded to twelve members in the event that holders of Gensia's Convertible Preferred Stock (other than Rakepoll Finance and its affiliates) in accordance with the terms of the Convertible Preferred Stock, become entitled to appoint two directors). At the Closing Date, the Gensia Board will initially consist of (i) two directors who are executive officers of Gensia and not affiliated with Rakepoll Finance ("Management Directors"), (ii) three directors designated by Rakepoll Finance ("Investor Directors") and (iii) five independent directors to be designated jointly by the Management Directors and the Investor Directors (the "Independent Directors"). The initial directors will be David Hale and Patrick Walsh as Management Directors; Carlo Salvi, Michael Cannon and an Investor Director to be named in the future as Investor Directors; and James Blair, Jerry Benjamin, Herbert Conrad, Steven Mendell and
L. John Wilkerson as the five Independent Directors. Messrs. Blair, Benjamin, Conrad, Mendell and Wilkerson are currently Gensia directors. Management Directors, Investor Directors and Independent Directors will be apportioned, to the extent possible, equally among Gensia's three classes of directors.

  During the term of the Shareholder's Agreement, the number of Investor Directors that Rakepoll Finance will be entitled to designate will vary according to its ownership interest in Gensia as a percentage of its Initial Interest. If Rakepoll Finance's ownership interest in Gensia is (i) 50% or above of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval three Investor Directors; the Management

Directors shall have the right to designate for nomination and approval two Management Directors; and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (ii) 25% or above but less than 50% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval two Investor Directors; and there shall be four Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (iii) 10% or above but less than 25% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval one Investor Director; and there shall be three Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Director. Once Rakepoll Finance's interest has fallen below 10% of its Initial Interest, Rakepoll Finance shall have no further right to designate any Investor Directors or Independent Directors and the Management Directors shall have no right to designate any Management Directors or Independent Directors. Additionally, if, on or prior to the Closing Date, the holders of Gensia Convertible Preferred Stock (other than Rakepoll Finance and its affiliates) become entitled to appoint two directors in accordance with the terms of the Convertible Preferred Stock, then (x) the Gensia Board of Directors shall be increased from 10 to 12 Gensia directors, and (y) Rakepoll Finance shall thereafter be entitled to designate an additional Investor Director and one Independent Director shall resign so that up to 4 of the 12 directors will be Investor Directors.

  If at any time Rakepoll Finance's ownership interest in Gensia Sicor should be reduced with the result that, in accordance with the provisions described in the foregoing paragraph, the number of directors which Rakepoll Finance is entitled to designate is reduced, then such entitlement reduction shall extinguish any right Rakepoll Finance might have under the Shareholder's Agreement to designate a greater number of directors, notwithstanding any increase in Rakepoll Finance's ownership in Gensia Sicor which may occur after such entitlement reduction.

  The Shareholder's Agreement further specifies that vacancies on the Gensia Board of Directors which result from a reduction in Rakepoll Finance's and the Management Directors' entitlement to designate directors in accordance the terms of the Shareholder's Agreement shall be filled by election by the stockholders at large of Gensia Sicor in accordance with applicable law, Gensia Sicor's Certificate of Incorporation and its Bylaws.

  The Shareholder's Agreement further grants to Rakepoll Finance the right to initially designate a majority of the directors and the senior managers of each of Sicor, Sintesis Lerma and Lemery, and grants to the Investor Directors the right to nominate for the consideration of the Gensia Board of Directors replacements for all directors and senior managers so designated. The Management Directors are entitled to designate the balance of the directors and senior managers of each such company. Each such director and senior manager shall serve at the pleasure of the Board of Directors of Gensia Sicor. Additionally, with respect to Gensia Laboratories, the Shareholder's Agreement names the members of its initial Board of Directors and provides that Rakepoll Finance shall have the right to designate one of the directors thereof.

MANAGEMENT OF THE COMPANY

  The Shareholder's Agreement provides that, at the Closing Date (i) an Independent Director shall serve as the non-executive Chairman of the Gensia Board of Directors upon the mutual agreement of the Investor Directors and Management Directors, (ii) David F. Hale shall serve as President and Chief Executive Officer of Gensia and (iii) Michael D. Cannon shall serve as Executive Vice President of Gensia. The Shareholder's Agreement further provides for the creation of an Executive Operating Committee, which shall be a management committee and not a committee of the Board of Directors of Gensia, consisting of Carlo Salvi (who shall serve as the Executive Operating Committee's Chairman), the President and Chief Executive Officer of Gensia, the President of Gensia Laboratories and the Executive Vice President of Gensia.

APPROVAL OF CERTAIN ACTIONS BY INVESTOR DIRECTORS

  At all times that Rakepoll Finance's ownership interest in Gensia is greater than or equal to 50% of its Initial Interest, the approval of the Investor Directors shall be required for the Gensia Board of Directors to approve and authorize any of the following actions, including: (i) the entry by Gensia or any of its subsidiaries into any merger or consolidation, or the acquisition by Gensia or any of its subsidiaries of any business or assets that would constitute a substantial part of the business or assets of Gensia, whether such acquisition be by merger or consolidation or the purchase or sale of stock or assets or otherwise, (ii) the sale, lease, pledge, grant of a security interest in, license, transfer or other disposal by Gensia or any of its subsidiaries of all or substantially all of the business or assets of Gensia, (iii) the dissolution or adoption of a plan of liquidation of Gensia, or the commencement by Gensia or any significant subsidiary thereof, as the case may be, of any action (a) seeking protection from its creditors via an order of relief, adjudication of bankruptcy or insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief, (b) seeking appointment of a receiver, trustee, custodian or other similar official for all or any substantial part of its assets or (c) making a general assignment for the benefit of its creditors, (iv) the payment of an extraordinary dividend by Gensia, (v) the issuance of debt securities or equity securities by Gensia such that the principal amount of debt securities or the number of shares of equity securities, as the case may be, outstanding subsequent to such issuance is equal to or greater than 110% of the aggregate principal amount of debt securities or aggregate number of equity securities, as the case may be, contemplated to be outstanding at such time under the funding plan, and (vi) the issuance of any debt or equity securities or other capital stock of any of its subsidiaries, except the issuance of shares of capital stock of Gensia or options to purchase such shares pursuant to any employee compensation or benefit plan approved by the Gensia Board of Directors or pursuant to the terms of securities outstanding on the Closing Date, as set forth in the disclosure schedule to the Shareholder's Agreement. Further, if Gensia enters into governance arrangements with respect to Automedics which are acceptable to the Investor Directors, then Automedics will not constitute a subsidiary for purposes of the foregoing sentence.

REGISTRATION RIGHTS

  The Shareholder's Agreement provides certain registration rights, pursuant to which the holders of Gensia Common Stock subject to the Shareholder's Agreement (the "Initiating Holders") may, at any time on or after the first anniversary of the Closing Date, request in a written notice that Gensia file a registration statement under the Securities Act covering the registration of the Registrable Securities (generally defined in the Shareholder's Agreement to include Gensia Common Stock and securities convertible into Gensia Common Stock acquired by Rakepoll Finance, in accordance with the terms of the Shareholder's Agreement or the Stock Exchange Agreement) held by such Initiating Holders constituting in the aggregate at least 5% of the aggregate Gensia Common Stock outstanding immediately upon consummation of the transaction contemplated by the Stock Exchange Agreement. Following the receipt of any such notice, Gensia is required (i) within ten days, to notify all other holders of Gensia Common Stock of such request in writing, and (ii) thereupon, to, as expeditiously as possible, use its best efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other holders have, within ten days after Gensia has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders; provided that Gensia shall not be obligated to file a registration statement relating to such registration request if (A) two registration statements relating to registration requests as described above have previously been filed and declared effective by the Commission in the calendar year in which such registration request is made, or (B) five registration statements relating to registration requests as described above have already been filed and declared effective by the Commission. Gensia will be generally responsible for expenses incurred in connection with such registrations effected pursuant to the Shareholder's Agreement.

  If the Gensia Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Gensia, Gensia may postpone filing a registration statement relating to a request for registration as described above for a period of up to 90 days by giving prompt written notice thereof to any holder of Registrable Securities included or to be included in such registration statement.

REPRESENTATIONS AND WARRANTIES

  The Shareholder's Agreement contains various representations, warranties and covenants of Gensia and Rakepoll Finance. In particular, each of Gensia and Rakepoll Finance represent and warrant that as of the date of the Shareholder's Agreement and as of the Closing Date (i) that it has all necessary power and authority to execute and deliver the Shareholder's Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby, that its execution and delivery of the Shareholder's Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on its part are necessary to authorize the Shareholder's Agreement or to consummate the transactions contemplated thereby, and that the Shareholder's Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by the other party, constitutes its legal, valid and binding obligations; (ii) that its execution and delivery of the Shareholder's Agreement do not, and the performance of the Shareholder's Agreement by it will not, (a) conflict with or violate the certificate of incorporation or by-laws thereof or of any of its subsidiaries, (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to it or any of its subsidiaries or by which any property or asset thereof or of any of its subsidiaries is bound or affected, or (c) result in any breach of or constitute a default (or an event which with notice or lapse or time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset thereof or of any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any property or assets thereof or of any of its subsidiaries is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business thereof and of its subsidiaries, taken as a whole; or (iii) that its execution and delivery of the Shareholder's Agreement do not, and its performance of the Shareholder's Agreement will not, require any consent, approval, authorization or permit of, or filing by it with, or notification to, any governmental or regulatory authority, domestic or foreign, except for (a) applicable requirements, if any, of the Securities Act, the Exchange Act, state blue sky and takeover laws, (b) the HSR Act, (c) the Exon Florio Amendment, and (d) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay it from performing its obligations under the Shareholder's Agreement and would not, individually or in the aggregate, have a material adverse effect on the results of operations, financial condition or business thereof and its subsidiaries, taken as a whole.

                     MARKET PRICE AND DIVIDEND INFORMATION

  Gensia Common Stock is traded on the NNM under the symbol GNSA. The following table sets forth, for the calendar periods indicated, the high and low sales prices per share of the Gensia Common Stock, as reported by the NNM. As of January 1, 1997, there were approximately 730 holders of record of Gensia Common Stock.

                                                                     GENSIA
                                                                  COMMON STOCK
                                                                  -------------
                                                                   HIGH   LOW
                                                                  ------ ------
1995
  First Quarter.................................................. $ 5.00 $ 2.56
  Second Quarter.................................................   4.63   2.00
  Third Quarter..................................................   6.63   3.25
  Fourth Quarter.................................................   5.75   3.75
1996
  First Quarter.................................................. $ 6.38 $ 4.38
  Second Quarter.................................................   6.00   3.88
  Third Quarter..................................................   5.75   4.56
  Fourth Quarter.................................................   5.56   3.88
1997
  First Quarter (through January 10, 1997)....................... $ 5.00 $ 4.44

  Gensia has never paid any cash dividends on Gensia Common Stock. Gensia presently intends to retain earnings, if any, for the development of its businesses and does not anticipate paying any cash dividends on Gensia Common Stock in the foreseeable future. Unless full cumulative dividends are paid on Gensia's outstanding Convertible Preferred Stock cash dividends may not be paid or declared and set aside for payment on Gensia Common Stock. Through November 1996, Gensia has approximately $7,500,000 in undeclared cumulative dividends on its Convertible Preferred Stock. Gensia did pay quarterly cash dividends on its Convertible Preferred Stock in September 1996 and December 1996 in the aggregate amount of approximately $3,000,000. Gensia will consider further payment of dividends on its Convertible Preferred Stock as time goes by.

  On November 12, 1996, the last full day of trading prior to the public announcement of the execution of the Stock Exchange Agreement, the reported closing per share sale prices of the Gensia Common Stock on the NNM was $5.375. On January 10, 1997, the last full day of trading prior to the printing of the Proxy Statement, the reported closing per share sale price of the Gensia Common Stock on the NNM was $4 17/32.

  Holders of Gensia Common Stock are urged to obtain current market quotations for the Gensia Common Stock. No assurances can be given as to the future prices of, or markets for, Gensia Common Stock.

                                    GENSIA

BUSINESS

 General

  Gensia is a healthcare company focused on the development, manufacture and marketing of products for acute care in hospital and alternate site markets. Gensia's commercial businesses include GLL, a manufacturer of multisource injectable drugs, as well as a proprietary medical products business. GLL is a specialty pharmaceutical company which develops, manufactures and markets injectable products with a primary emphasis on oncology, anesthesiology and other key multisource pharmaceuticals. In addition, GLL provides contract manufacturing support and services to other pharmaceutical and biotechnology companies.

  Gensia's proprietary medical products business currently markets the LMA product line, used in airway management, to anesthesiology departments in the United States. This group also markets Brevibloc, an intravenous cardiovascular drug, and the GenESA System, a proprietary pharmacologic stress testing system either directly or through distributors in a number of European countries. The GenESA System is currently under regulatory review in the United States, and if approved, would be marketed by the Gensia medical products sales organization. Gensia is also developing a Feedback Control Heparin System which is being designed to better control dosing of heparin, a widely used anticoagulant.

  Gensia also has a basic research group involved in four primary areas: pain, inflammation, diabetes, and cardiovascular disease. Its research program in pain is being performed pursuant to a collaboration with Pfizer Inc. Gensia is also in discussions with pharmaceutical companies about a similar collaboration for its diabetes research program.

GENSIA LABORATORIES

  Gensia acquired Gensia Laboratories (previously Kendall McGaw Pharmaceuticals, a division of Kendall McGaw Laboratories, Inc.) in January 1991 in a strategic move to accelerate Gensia's commercialization efforts and to provide for manufacturing of Gensia's proprietary products under development at that time. Since the acquisition, Gensia Laboratories has been building a multisource injectable business and now markets 25 products and has 31 approved Abbreviated New Drug Applications ("ANDAs") and Abbreviated Antibiotic Drug Applications ("AADAs"). Gensia Laboratories also has 13 ANDAs filed with the FDA as well as approximately 45 products under development.

  In furtherance of Gensia's commercialization efforts, Gensia Laboratories has implemented a strategic plan which includes the following major goals:

  . Be the first multisource company to receive approval and bring to market major injectable drugs coming off-patent

  .  Establish a major focus on the oncology market

  . Focus new product development efforts on injectable drugs with barriers to entry, such as raw material availability or products which are difficult to develop or manufacture, which will capitalize on the significant capability which Gensia Laboratories has in product development and manufacturing

  .  Develop and submit 8 to 10 ANDAs each year

  . Develop value-added products and drug delivery systems to enhance the value to users of GLL's products

  . Develop broad therapeutic product lines in selected markets (oncology, anesthesiology and cardiology)

  .  Establish long-term contract manufacturing agreements

  GLL has broad capabilities in the formulation, development and manufacturing of injectable pharmaceuticals. Since 1991 Gensia has built a sales and marketing infrastructure which includes 20 sales representatives and five additional corporate marketing representatives. Gensia Laboratories' sales representatives cover the major hospital markets in the United States, focusing their sales calls on hospital pharmacies and alternate site providers such as oncology clinics and outpatient surgery centers. As collective purchasing agreements have become increasingly important to healthcare providers as a means to control costs, the corporate marketing group has grown and is establishing relationships with hospital group purchasing organizations, managed care groups and with other large healthcare purchasing organizations.

  In 1995 and 1996, Gensia Laboratories received approvals of five new injectable multisource drugs: amphotericin B (anti-fungal), fluphenazine (anti-psychotic) and two oncology products, etoposide in 50 ml glass vials and in polymer vials and doxorubicin in polymer vials. Gensia believes that the AADA for doxorubicin, which was approved within nine months from submission, was the first time an injectable oncolytic agent has ever been approved for marketing in the United States in a polymer vial. Gensia believes that providing doxorubicin in this unique, unbreakable packaging offers a number of advantages for healthcare providers in terms of safety and convenience and the product has, to date, been well accepted by the medical community. Gensia was also the first company to receive an ANDA approval on dobutamine and etoposide, two of the most widely used injectable drugs to go off-patent in recent years.

  Gensia Laboratories manufactures the oncolytic agent etoposide (in glass vials) in its Irvine facility. Gensia Laboratories expects its oncolytic product development focus will create product demand that will exceed current oncolytic manufacturing capacity. As a result, Gensia Laboratories has begun an expansion program to build out an adjacent manufacturing facility which will be dedicated to the production of oncology drugs. The proposed timing of this project is to have the facility inspected and validated during 1997.

  Gensia Laboratories also has marketing rights in the United States to three oncology products (doxorubicin, etoposide and cisplatin) manufactured in polymer vials by Delta West Pty. Limited, a wholly-owned subsidiary of Pharmacia & Upjohn. Two of these products, doxorubicin and etoposide, have received FDA approval.

  In addition, product development is continuing for multisource injectable drugs in anesthesiology and cardiology as well as other selected areas. As previously stated, GLL currently has 13 ANDAs filed with the FDA and has approximately 45 products under development. Gensia believes that this investment in product development at Gensia Laboratories may position GLL for significant growth in the 1997 to 2000 time frame when a number of major injectable drugs will come off-patent. There can be no assurance that this growth will occur.

  Gensia Laboratories is continuing to seek innovative ways to increase sales of its products and leverage its manufacturing capacity. For example, in February 1996, an agreement with Ohmeda, Inc. Pharmaceutical Products Division ("Ohmeda") was announced under which Gensia Laboratories will manufacture a number of primarily anesthesia-related multisource injectable drugs for U.S. distribution under the Ohmeda label. Gensia Laboratories will also continue to market these drugs under its own name. With this long term supply agreement, Gensia is allying with one of the leading companies in anesthesia and critical care which will offer Gensia's multisource anesthesia products with Ohmeda's proprietary anesthesia products, resulting in what Gensia believes is a more attractive product portfolio for group purchasing organizations in the U.S. market. This program is further enhanced through an Ohmeda alliance with Baxter Healthcare Corporation I.V. Systems Division. This agreement could substantially increase the production volume at Gensia Laboratories, although there can be no assurance that any such increase will occur.

  As part of its strategy to develop additional value-added products, in May 1995, Gensia announced a worldwide license agreement with Atrix Laboratories, Inc. ("Atrix") to develop leuprolide acetate using Atrix's ATRIGEL Drug Delivery System. This product is expected to compete with TAP Pharmaceuticals, Inc.'s Lupron Depot(R), a major product used in the treatment of prostate cancer and endometriosis. If a feasibility study is successfully completed, Atrix will proceed with development of a dosage form or forms to be evaluated in human clinical trials. GLL would be responsible for conducting the clinical trials, scale-up, manufacture, marketing and distribution of commercial quantities of the product. Gensia will be responsible for funding the development program at Atrix, will make certain milestone payments and pay a royalty to Atrix on future sales, if any, of the product.

  In September 1996, GLL announced an agreement with Microbix Biosystems, Inc. for the development, manufacture and sale in the United States of ThromboClear (urokinase), a drug which is being developed as a generic equivalent to Abbokinase(R) an existing acute cardiovascular drug widely used in the treatment of pulmonary embolism and coronary artery thrombosis. If approved for sale in the United States, Gensia believes ThromboClear would be the first generic alternative to the innovator product which had 1995 sales of $165 million, according to market research sources.

  Another growing source of revenue at Gensia Laboratories is its contract manufacturing business which manufactures sterile injectable products for biotechnology and pharmaceutical companies. The contract manufacturing business experienced significant growth in 1995 and 1996. Gensia believes additional growth may be attained as a result of the oncology facility planned for completion in 1997 as discussed above. There can be no assurance, however, that this growth can be sustained. Gensia Laboratories also manufactures arbutamine (the drug used in Gensia's proprietary product, the GenESA System) in prefilled syringes for commercial shipment to Europe, for clinical testing, and assuming regulatory approval in the United States, for commercial sales in North America.

PROPRIETARY MEDICAL PRODUCTS

  Gensia has developed the GenESA System, a new drug and new device combination product designed for use in the diagnosis of coronary artery disease when used in conjunction with electrocardiography ("ECG"), echocardiography and radionuclide perfusion imaging. The GenESA System is approved in nine European countries and is under review by the FDA in the United States. Using its experience in developing the GenESA System, Gensia is developing a second proprietary product called the Feedback Controlled Heparin System or FCHS. This product is in the early stages of clinical testing.

  As a way of accelerating its commercialization efforts, Gensia has licensed proprietary products from third parties over the last several years. The goal of these efforts has been to accelerate the commercialization of Gensia and to begin establishing the commercial infrastructure in the United States and Europe which would be required for the launch of the GenESA System, as and if this product is approved by regulatory authorities. In addition, Gensia is currently seeking to license additional medical products which would be sold through Gensia's proprietary medical products-based sales force.

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

  Gensia is planning to transfer its proprietary medical products, including the exclusive United States distribution rights to the LMA, worldwide distribution rights to the GenESA System, European distribution rights to Brevibloc and worldwide rights to the FCHS into its wholly-owned subsidiary, Automedics. Further, Gensia is also planning to transfer its proprietary product development, product support, sales and marketing administration and medical products sales organization to Automedics. Gensia plans to explore private and public financing for such subsidiary, subject to certain third party consents.

GENESA SYSTEM

  The GenESA System, a pharmacologic stress system for use in the diagnosis of coronary artery disease, consists of a novel catecholamine compound, arbutamine, and a computer controlled, closed-loop drug delivery device (the "GenESA Device"). Based on preclinical testing and clinical trials, arbutamine increases heart rate, cardiac contractility and systolic blood pressure. Gensia has conducted Phase 3 clinical trials with the GenESA System in the United States, Canada and certain European countries. Based on the results of these trials, Gensia believes that the sensitivity of the GenESA System, when used in conjunction with each of ECG, echocardiography and radionuclide perfusion imaging, is similar to exercise stress testing in the diagnosis of coronary artery disease. In a separate Phase 3 clinical trial designed to evaluate specificity, Gensia believes the GenESA System also demonstrated high normalcy (an estimate of specificity) in correctly identifying those patients who did not have coronary artery disease. Arbutamine, the novel drug which is part of the GenESA System, was generally well tolerated by patients in these trials and Gensia believes the safety profile should support the use of the drug in these indications.

  In December 1993, Gensia submitted a New Drug Application ("NDA") for the GenESA System for use in the diagnosis of coronary artery disease in conjunction with ECG, echocardiography and radionuclide perfusion imaging to the FDA and also submitted Marketing Authorization Applications ("MAAs") to the twelve EU countries under the List "B" High Tech procedure established by the Committee for Proprietary Medicinal Products ("CPMP") in the EU. Gensia also submitted MAAs to the five member countries of the European Free Trade Association.

  In December 1994, Gensia announced that the CPMP recommended marketing approval of the GenESA System to the member countries of the EU for use in the diagnosis of coronary artery disease in conjunction with ECG, echocardiography and radionuclide perfusion imaging in patients who cannot exercise adequately.

  Following the CPMP recommendation, each EU member country must individually issue a product license before marketing may commence in such country. Additionally, certain countries may require approval of pricing and reimbursement. In January 1995, Gensia received its first product license approval from the Medicines Control Agency ("MCA") of the United Kingdom, which served as the rapporteur for the CPMP. In addition, product licenses have now also been issued in Belgium, Denmark, Germany, Ireland, Luxembourg, the Netherlands, Portugal and Sweden. Gensia is currently marketing the GenESA System in the United Kingdom and Germany and plans to market the product in certain other countries through partners or distributors.

  In April 1995 and 1996, Gensia received action letters from the FDA indicating that the NDA for the GenESA System was not approvable based on the data submitted. Gensia believes, however, that it has made significant progress in addressing issues raised by the FDA in its action letters. The FDA indicated in its April 1996 letter that it was possible that a further presentation and analysis of data from one of Gensia's clinical trials contained in an NDA amendment may be sufficient for approval of the product. Gensia has conducted the analysis and has filed an additional amendment to its NDA for the GenESA System. Gensia is unable to predict whether or when any potential United States approval of the GenESA System may occur, or the potential labeling that may eventually be received. However, Gensia believes that the GenESA System provides significant clinical benefit in the diagnosis of coronary artery disease and plans to continue to work with the FDA to gain approval in the United States. Failure to obtain United States regulatory approval or to market the GenESA System successfully in the United States could have a material adverse effect on Gensia.

  Gensia has granted to Gensia Clinical Partners, L.P. ("Gensia Clinical Partners") an exclusive, royalty-free license to use certain patent rights and technology related to the GenESA System. Gensia Clinical Partners funded a substantial portion of the development of the GenESA System under a development and marketing agreement with Gensia. Gensia must make milestone payments and pay royalties on sales of the GenESA System to Gensia Clinical Partners. Gensia has an option to purchase the technology and rights related to the GenESA System from Gensia Clinical Partners. If Gensia does not exercise this option prior to its expiration, then Gensia will lose all rights to the GenESA System in the United States, Europe and Canada. There can be no assurance that Gensia will be in a position to exercise this option.

 Feedback Controlled Heparin System

  Using its experience in developing the GenESA System, Gensia is developing the FCHS, an automated heparin delivery system designed to monitor a patient's anti-coagulation status, use a proprietary closed-loop algorithm to determine an appropriate level of heparin dosing and adjust the dose automatically. The objective is to more tightly control the coagulation status of the patient to avoid over and underdosing of heparin.

  Heparin is a widely used parenteral anti-coagulant to prevent thrombosis in hospitalized patients. A typical course of treatment can run from two to seven days. Heparin has a narrow therapeutic window and over-heparinization can lead to serious bleeding side-effects, while under-heparinization can result in serious complications, such as thrombosis and/or lack of clinical efficacy.

  A retrospective analysis of several clinical studies indicated that more than 50% of patients on heparin fail to reach a therapeutic window on the drug within the first 24 hours of therapy. Another study indicated that the mean time to a therapeutic coagulation status for patients receiving heparin was approximately two days. Even after reaching a therapeutic level of dosing, as many as 50% of patients may drift out of the therapeutic range over time.

  Physicians differ widely in their dosing regimens and in the intervals at which samples are drawn to determine coagulation status. Typically, samples will be drawn upon initiation of therapy and every four to six hours until a patient is within a therapeutic range, after which samples will typically be drawn every 12 to 24 hours. Testing continues to occur throughout the course of heparin therapy.

  Gensia believes that its FCHS, which is being designed to provide automated and individualized heparin delivery, will offer certain advantages over the current practice of manual titration including:

  --improved dosing regimen
  --tighter control over variable patient response
  --frequent and accurate monitoring of patient response
  --efficient use of nursing and physician time

  The components of the FCHS include measurement technology to determine coagulation status, fluid handling for sampling and drug delivery and proprietary closed-loop software which will determine appropriate sampling intervals and regulate drug delivery. Gensia began clinical testing of the software algorithm in 1996 and is planning to begin clinical testing with a prototype FCHS in early 1997. Substantial additional development work, including basic feasibility studies, still needs to be conducted with the FCHS. There can be no assurance that the product can ever be successfully developed or marketed.

 Laryngeal Mask Airway

  In September 1992, Gensia acquired the rights for exclusive distribution in the United States of the LMA and introduced the LMA to the United States market in the fourth quarter of 1992. The LMA is an innovative, reusable airway management product designed to provide an alternative to a face mask when administering general anesthesia during surgery. After purchasing LMAs from The Laryngeal Mask Company Ltd., Gensia packages, labels, and inspects the products at its Gensia Laboratories facilities.

  Gensia believes the LMA, which was designed by an anesthesiologist, represents a major advance in airway management. Market research indicates that this product is easy to use, convenient, well tolerated, and relatively noninvasive. Gensia believes that the LMA has been well accepted by the international anesthesiology community, with sales by the innovator company in over 60 countries through a distributor network. Use of the LMA has become a standard of practice in the United Kingdom, where it was first introduced in 1988.

  Sales of this product in the United States increased significantly in 1995 and 1996. In February 1995, Gensia announced that it had extended its distribution agreement for an additional three years and had also obtained exclusive U.S. distribution rights to a number of new innovative airway management products currently under development by The Laryngeal Mask Company Ltd. These new products include the LMA-Flexible(TM), the LMA-Fastrach(TM), the LMA-Unique(TM) and the LMA-High Seal(TM).

  The LMA-Flexible provides a highly flexible tube, which is convenient for use when the surgical field involves the head, neck or face. Gensia launched the LMA-Flexible in 1996.

  The LMA-Fastrach is designed to be used in situations where establishing an airway is difficult. The LMA-Fastrach is also designed to assist in the placement of an endotracheal tube without the use of a laryngoscope. The rigid design of the LMA-Fastrach tube allows greater manipulation of the LMA, providing a channel to guide the endotracheal tube into its correct position in the trachea. Gensia expects to launch the LMA-Fastrach in 1997.

  The LMA-Unique is a single-use product designed specifically for the U.S. market where disposable products are common. Other LMA products are reusable with cleaning and steam sterilization. Gensia believes that the LMA-Unique will be used primarily in the emergency airway management setting and may be well suited for use in alternate site clinics where steam sterilization may not be readily available.

  Although still under development, the LMA-High Seal is being designed to allow higher airway pressures during controlled ventilation as compared to the existing LMA product. In addition, it incorporates a second small mask to isolate the upper esophagus from the glottis offering protection against aspiration. Gensia expects to launch the LMA-High Seal in 1998.

 Brevibloc

  In October 1993, Gensia announced the signing of an exclusive distribution agreement with Ohmeda which enabled Gensia to distribute and market Brevibloc, an acute care cardiovascular drug, in Europe and certain other countries. Brevibloc is an ultra short acting intravenous beta blocker indicated primarily for the treatment of perioperative tachycardia and hypertension with a secondary indication for the treatment of supraventricular tachycardia in emergency situations.

  Under the agreement, Gensia made payments to Ohmeda in return for exclusive distribution and marketing rights in Europe and certain other countries. Gensia is also paying a royalty on sales to Ohmeda over a ten year period. Brevibloc is approved for marketing in a number of European countries. Gensia began distributing the product directly in certain European countries in 1994.

GEOMATRIX NIFEDIPINE

  In October 1996, Gensia announced that it had signed a letter of intent with SkyePharma and Boehringer Mannheim Corporation, Therapeutics Division ("BMCT") of Gaithersburg, Maryland to restructure the terms of an agreement to develop and market an AB rated equivalent formulation of Procardia XL using Geomatrix(R) drug delivery technology. Upon execution of a definitive agreement, SkyePharma and its U.S. generic subsidiary, Brightstone, will assume responsibility for the cost of ongoing and future development work on Geomatrix nifedipine. SkyePharma will pay Gensia a royalty from its share of operating income derived from any Geomatrix nifedipine product marketed by BMCT and Brightstone. Under the previous agreements, Gensia had been collaborating with Jago Pharma AG and BMCT to develop a Geomatrix nifedipine product which would be an AB rated equivalent formulation of Procardia XL.

RESEARCH ACTIVITIES

  Gensia's basic research efforts are focused on discovering and developing small molecule pharmaceuticals that target key regulatory points in metabolic pathways that will positively impact the course of a targeted disease. Gensia believes its technology has broad applications and is initially focused on the discovery and development of drugs for the treatment of pain, inflammation, diabetes and cardiovascular disease. Gensia has specific expertise in computer assisted, structure based drug and prodrug design, enzymology, disease biology and small molecule medicinal chemistry. Gensia has established a significant proprietary position in the chemistry and biology of purines, molecules that are involved in the regulation of many cellular metabolic processes.

  Gensia's understanding of purine chemistry and biology has led to the discovery of a new class of compounds called adenosine regulating agents ("ARAs"). These compounds are designed to regulate metabolic pathways responsible for the production or degradation of the pharmacologically important molecule, adenosine. Gensia has two ARAs in clinical testing. One is targeted for the treatment of cardiovascular disease and the other is designed to treat epilepsy. Gensia is pursuing collaborations with pharmaceutical companies to further develop these compounds.

  In May 1996, Gensia announced an agreement with Pfizer Inc. to collaborate on a research program using Gensia's ARA technology to discover and develop broad spectrum analgesic drugs for the treatment of pain. The research collaboration is focusing on a subgroup of ARAs which may represent a new class of analgesic drugs. Preclinical studies reported in the scientific literature have demonstrated the analgesic effects of adenosine in the spinal cord. The activation of receptors on neurons in the spinal cord appears to reduce the flow of pain signals reaching the higher centers of the brain, producing analgesia. The ARAs to be developed during the collaboration with Pfizer Inc. act on a specific site and apparently result in an increase in the local concentration of adenosine produced when pain signals are traveling through the spinal cord.

  Gensia's expertise with purine regulated enzymes is also being directed to the development of a new treatment of diabetes. Gensia has developed potent inhibitors of a specific purine regulated enzyme that acts in the metabolic pathway that produces glucose in the liver. Gensia believes that these compounds may represent a novel approach to the treatment of Type II diabetes. Gensia is in active discussions with a number of pharmaceutical companies regarding a potential collaboration in diabetes research.

  Prior to consummation of the Stock Exchange, Gensia has agreed to eliminate its net use of cash for ongoing research activities (other than ongoing property lease related expenses) either (i) as a result of Gensia having obtained cash or contractually committed payments for such research activities from third parties in the form of research collaborations or otherwise, or
(ii) by the termination of such research activities; provided, however, that in any event, Gensia shall be permitted to expend such amounts on research as are required for Gensia to fulfill its obligations under the Pfizer Agreement. It is further understood by Gensia and Rakepoll Finance that Gensia will not borrow money in order to eliminate the net use of cash as described in subclause (i) above. In the event that such net use of cash has been eliminated pursuant to subclause (i) above, it is the intent of Gensia and Rakepoll Finance that, subsequent to the Closing Date, they will use their best efforts to present to the Board of Directors of Gensia a plan to effectuate the spinoff of the research activities of Gensia into an independent company, so long as such spinoff is reasonably feasible. Such spinoff plan shall include as assets of the company to be spunoff the $5,000,000 cash contribution contemplated by the funding plan agreed to by Gensia and Rakepoll Finance and other cash received (and unspent) or to be received under research collaborations between third parties and Gensia. If there has been no such spinoff within six months after the Closing Date, any such research activities not fully paid for by third parties will be terminated, so that no such research activities will produce losses. If Gensia terminates such research activities pursuant to clause (ii) above, Gensia estimates that the costs of eliminating such research activities, including severance payments and related costs, would be approximately $2,600,000. See "The Stock Exchange--Effect on Research Programs."

PATENTS, TRADEMARKS AND TRADE SECRETS

  Gensia's policy is to protect its technology by, among other things, filing patent applications for technology which it considers important to the development of its business. Gensia intends to file additional patent applications, when appropriate, relating to improvements in its technology and other specific products that it develops. Gensia also relies on trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain its competitive position.

  Historically, pharmaceutical companies have relied heavily upon patents to protect proprietary positions of synthetic chemicals discovered or developed in their research. In the past decade, there have been a number of patent issues that have confronted the owners of patents directed to biotechnology inventions, including, among others, recombinant DNA and biologically-derived or produced proteins.

  In 1995, the Uruguay Round Agreements Act implemented many changes in U.S. patent law. In particular, patents issuing on applications filed after June 7, 1995, will have a patent term of 20 years from the priority date. Prior to June 8, 1995, Gensia filed several new and continuing applications directed to new compositions of matter and their use so that Gensia is positioned to obtain maximum patent term, if patents issue from these applications.

  During 1994, Gensia received U.S. patent 5,286,252 covering closed-loop administration of exercise simulating agents, as used in the GenESA System. Gensia has also received U.S. patent No. 5,108,363, which includes claims to methods of diagnosis and evaluation of coronary artery disease using certain exercise simulating agent compounds. Gensia has also received U.S. patent 5,234,404, which includes claims to the methods of diagnosis and evaluation of coronary artery disease using closed-loop delivery of exercise simulating agents, and U.S. patent 5,088,978, which includes claims relating to closed-loop drug monitoring technology. In March 1995, U.S. patent 5,395,970 was issued to Gensia claiming composition of matter for arbutamine, the drug component of the GenESA System. In addition, claims are made with regard to certain methods of drug delivery. Further coverage is provided by U.S. patent 5,460,605 which includes claims to a device for eliciting cardiovascular responses and a system for the closed-loop administration of a drug arising a physical response. Additional patent applications have been filed which specifically claim methods of drug delivery which include the specific design of certain drug delivery hardware. In addition, Gensia has applied for and been issued patents concerning its ARA technology.

  A substantial number of patents have been issued to other pharmaceutical, biotechnology and biopharmaceutical companies. In addition, competitors may have filed applications for, or may have been issued, patents or may obtain additional patents and proprietary rights relating to, products or processes competitive with those of Gensia. Accordingly, there can be no assurance that Gensia's patent applications will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology; nor can there be any assurance that any patents issued to Gensia will not be infringed or circumvented by others, or that others will not obtain patents that Gensia would need to license or circumvent. There can be no assurance that licenses that might be required for Gensia's processes or products would be available on reasonable terms. If Gensia does not obtain such licenses, product introductions could be delayed or foreclosed. In addition, there can be no assurance that Gensia's patents, if issued, would be held valid by a court. Litigation to defend against or assert claims of infringement or otherwise related to proprietary rights could result in substantial costs to and diversion of resources of Gensia.

  Gensia also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to Gensia's trade secrets or disclose such technology, or that Gensia can meaningfully protect its rights to its unpatented trade secrets.

  Gensia requires each of its employees, consultants and advisors to execute a confidentiality agreement upon the commencement of an employment or consulting relationship with Gensia. The agreement generally provides that all confidential information developed or made known to the individual during the course of the relationship shall be kept confidential and not disclosed to third parties except in specified circumstances. In the case of employees, the agreement generally provides that all inventions conceived by the individual shall be the exclusive property of Gensia. There can be no assurance, however, that these agreements will provide meaningful protection for Gensia's trade secrets in the event of unauthorized use or disclosure of such information.

COMPETITION

 Multisource Pharmaceutical Products

  Significant competition exists in the multisource injectable drug business from other multisource drug companies, health care companies and proprietary pharmaceutical companies. The major competitors in the multisource injectable drug industry include Abbott Laboratories ("Abbott"), Astra, Bedford Laboratories, Elkins-Sinn (a division of American Home Products), Fujisawa, and Schein Pharmaceutical, Inc. Many of these companies have been in business for a longer period of time, have a greater number of products on the market and have substantially greater financial and other resources than Gensia.

  During 1995 and 1996, a number of competitors received FDA approval to market injectable etoposide. Etoposide was Gensia Laboratories' largest product in terms of sales in 1995 and 1994. These approvals have had and are expected to continue to have a material adverse impact on Gensia's sales of etoposide.

  The various competitive factors affecting the marketing of multisource injectable pharmaceutical products are price, quality, timing (the ability to produce generic versions of brand name drugs promptly after the patent protection for the brand name drug expires), product cost, maintenance of sufficient inventories for timely deliveries, breadth of product line, reputation, distribution capabilities and customer service.

  Gensia believes that price and quality are the most significant competitive factors in the multisource injectable drug industry as the number of manufacturers of a particular multisource injectable product increases. As competition from other manufacturers intensifies, selling prices typically decline. Accordingly, Gensia Laboratories' profitability will depend in part on its ability to develop and introduce appropriate new products to the market in a timely manner, to obtain raw materials at competitive prices and to continue to improve the efficiency of its production capabilities. Gensia Laboratories will also compete with manufacturers of off-patent injectable brand name products, which may reduce prices in order to keep their brand name products competitive with equivalent multisource products.

 The GenESA System

  There are a number of products which have been approved for marketing or that are in development which may compete with the GenESA System. In early 1991, The Du Pont Merck Pharmaceutical Company received FDA marketing approval for I.V. Persantine(R) (dipyridamole) for use with thallium imaging in patients who cannot exercise adequately. In October 1996, Elkins-Sinn received the first generic approval for dipyridamole. Thallium imaging using I.V. Persantine appears to be well accepted by the medical community. I.V. Persantine is a vasodilator which increases blood flow to a greater extent in normal coronary arteries than in vessels with coronary artery disease. The resulting variances in coronary perfusion are detectable on the thallium image. Gensia believes that, unlike I.V. Persantine, arbutamine causes the heart to respond much as it does to exercise, and may therefore prove to be a more effective agent for enhancing diagnostic capability. Moreover, I.V. Persantine has been approved for use only with thallium imaging, whereas Gensia believes the GenESA System may be used with echocardiography, the use of which is growing rapidly, as well as radionuclide perfusion imaging.

  A second pharmaceutical product called Adenoscan(R)(adenosine) has been developed by Medco Research, Inc. ("Medco") for use with thallium imaging in the diagnosis of heart disease. Gensia believes that Medco may also be investigating the use of Adenoscan with echocardiography. The mode of action of Adenoscan is believed to be similar to that of I.V. Persantine. Medco introduced Adenoscan through its marketing partner, Fujisawa U.S.A. in 1995.

  An intravenous drug called Dobutrex(R) (dobutamine) has been approved by the FDA for the treatment of patients with acute congestive heart failure and is marketed by Eli Lilly and Company. Although dobutamine is used by some physicians to stress the heart in order to perform cardiac diagnostic procedures, it has not been approved by the FDA for this purpose. The patent protection on dobutamine expired in late 1993 and several companies, including Gensia Laboratories, have introduced generic versions of this product. The introduction of these generic products has led to a significant decline in the price of dobutamine. To the extent physicians use dobutamine to stress the heart, it may act as a substitute for the GenESA System and thus may affect the market penetration of the GenESA System or its pricing.

  Those products which Gensia succeeds in developing and for which it gains regulatory approval must then compete for market acceptence and market share. For certain of Gensia's potential products, an important factor in such competition may be the timing of market introduction of competitive products. Accordingly, the relative speed with which Gensia can develop products, complete the clinical testing and approval processes and supply commercial quantities of the product to the market are expected to be important competitive factors. Gensia expects that competition among products approved for sale will be based, among other things, on product efficacy, safety, reliability, availability, price and patent position.

GOVERNMENT REGULATION

 Multisource Pharmaceutical Products

  Prior to the enactment of the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Waxman/Hatch Act"), the FDA, by regulation, permitted certain drugs to be approved under an abbreviated procedure which waived submission of the extensive animal and human studies of safety and effectiveness normally required to be in an NDA. Instead, the manufacturer only needed to provide an ANDA containing labeling, information on manufacturing procedures and data establishing that the original "pioneer" product and the proposed "generic" product are equivalent when administered to humans. Although antibiotic drugs are classified separately for purposes of FDA approval, the approval procedures for such drugs conform substantially to the NDA/ANDA procedures.

  Originally, the FDA's regulations permitted this abbreviated procedure only for a drug that was identical to a drug which had been approved by the FDA as safe before 1962 and which was subsequently determined by the FDA to be effective for its intended use. In 1984, the Waxman/Hatch Act extended permission to use the abbreviated procedure established by the FDA to any drug that is identical to a drug which was approved by the FDA as safe and effective after 1962, subject to certain exclusions (such as drugs that are still protected by patent).

  As compared to an NDA, an ANDA typically involves reduced research and development costs and a faster review and approval time at the FDA. However, there can be no assurance that any such applications will be approved. Furthermore, the suppliers of raw materials also must be approved by the FDA. Delays in the review process or failure to obtain approval of certain of these ANDAs or suppliers could have a material adverse effect on the financial condition of Gensia.

  GLL is marketing certain products without obtaining FDA approval of an NDA or ANDA on the premise that these products are not "new drugs" under the Federal Food, Drug and Cosmetic Act, as amended ("FFDCA") and accordingly do not require such approval. The FFDCA excludes from the definition of "new drug" any drug which was on the market prior to 1938 and the labeling for which contains the same representations concerning use as before 1938. These products are sometimes referred to as "grandfathered drugs." Under the FFDCA, if a manufacturer markets a product on the premise that it is grandfathered, the FDA may disagree and initiate regulatory action to declare the product to be a "new drug" and to remove it from the market until an NDA is approved. Any such action by the FDA, if successful, could eliminate or reduce revenues from the product in question, generate additional costs and may result in the imposition of fines, which may have a material adverse effect on Gensia.

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 Proprietary Pharmaceutical Products

  The production and marketing of Gensia's products and its research and development activities are subject to extensive regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. In the United States, drugs are subject to rigorous FDA regulation. The FFDCA, and the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of Gensia's products.

  The steps required before a pharmaceutical agent may be marketed in the United States include (i) preclinical laboratory tests, in vivo preclinical studies and formulation studies, (ii) the submission to the FDA of an investigational new drug application ("IND"), which must become effective before human clinical trials commence, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug, (iv) the submission of an NDA to the FDA and (v) FDA approval of the NDA prior to any commercial sale or shipment of the drug. In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with and approved by the FDA. Domestic manufacturing establishments are subject to inspections by the FDA biennially, or when deemed necessary by the FDA, and must comply with current Good Manufacturing Practices ("cGMP") for both drugs and devices. To supply products for use in the United States, foreign manufacturing establishments must comply with cGMP and are subject to periodic inspection by the FDA or by regulatory authorities in such countries under reciprocal agreements with the FDA.

  Preclinical tests include laboratory evaluation of product chemistry and formulation, as well as animal studies to assess the potential safety and efficacy of the product. Compounds must be formulated according to cGMP and preclinical safety tests must be conducted by laboratories that comply with FDA regulations regarding Good Laboratory Practices. The results of the preclinical tests are submitted to the FDA as part of an IND and are reviewed by the FDA prior to the commencement of human clinical trials. Unless the FDA objects to an IND, the IND will become effective 30 days following its receipt by the FDA. There is no certainty that submission of an IND will result in FDA authorization to commence clinical trials.

  Clinical trials involve the administration of the investigational new drug to healthy volunteers or to patients, under the supervision of a qualified principal investigator. Clinical trials are conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, each clinical trial must be conducted under the auspices of an independent Institutional Review Board ("IRB") at the institution at which the study will be conducted. The IRB may consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution.

  Clinical trials are typically conducted in three sequential phases, but the phases may overlap. In Phase 1, the initial introduction of the drug into healthy human subjects, the drug is tested for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and pharmacodynamics (clinical pharmacology). Phase 2 involves studies in a limited patient population to (i) determine the efficacy of the drug for specific, targeted indications, (ii) determine dosage tolerance and optimal dosage and (iii) identify possible adverse effects and safety risks. When a compound is found to be effective and to have an acceptable safety profile in Phase 2 evaluations, Phase 3 trials are undertaken to further evaluate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites. There can be no assurance that Phase 1, Phase 2 or Phase 3 testing will be completed successfully within any specified time period, if at all with respect to any of Gensia's products subject to such testing. Furthermore, Gensia or the FDA may suspend clinical trials at any time if it is felt that the subjects or patients are being exposed to an unacceptable health risk.

  The results of the pharmaceutical development, preclinical studies and clinical trials are submitted to the FDA in the form of an NDA for approval of the marketing and commercial shipment of the drug. The testing and approval process is likely to require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may deny an NDA if applicable regulatory criteria

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

are not satisfied, require additional testing or information, or require postmarketing testing and surveillance to monitor the safety of Gensia's products if they do not view the NDA as containing adequate evidence of the safety and efficacy of the drug. Notwithstanding the submission of such data, the FDA may ultimately decide that the application does not satisfy its regulatory criteria for approval. Finally, if compliance with regulatory standards is not maintained, it can, among other things, lead to fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution or if problems occur during marketing, product approvals can be withdrawn.

  Among the conditions for FDA approval is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to cGMP, which must be followed at all times. In complying with standards set forth in these regulations, the manufacturer must continue to expend time, monies and effort in the area of production and quality control to ensure full technical compliance.

  In addition to regulations enforced by the FDA, Gensia also is subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local regulations.

  For marketing outside the United States, Gensia is also subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

 Medical Devices

  Medical devices are subject to regulation in the United States by the FDA and, in many instances, by comparable agencies in foreign countries where these devices are manufactured or distributed. Under the FFDCA and the State Medical Devices Act of 1990 (the "SMDA") and subsequent amendments, manufacturers of medical devices must comply with applicable provisions of these acts and certain associated regulations governing the testing, manufacturing, labeling, marketing and distribution of medical devices and the reporting of certain information regarding the safety of medical devices. Both the FFDCA and the SMDA require certain clearances from the FDA before medical devices may be legally marketed.

  FDA permission to distribute a new device can be obtained in one of two ways. If a new or significantly modified device is "substantially equivalent" to an existing legally marketed device, the new device can be commercially introduced after submission of a premarket notification (a "510(k) submission") to the FDA, and after the subsequent issuance by the FDA of an order permitting commercial distribution. Changes to existing devices that do not significantly affect safety or effectiveness can be made by a company without a 510(k) Submission.

  The second more comprehensive approval process applies to a new device that is not substantially equivalent to an existing product. First, a company must conduct clinical trials in compliance with testing protocols approved by an institutional review board for the participating research institution. Second, a company must submit to the FDA a Premarket Approval ("PMA") application that contains, among other things, the results of the clinical trials. The PMA application also contains other information required under the FFDCA such as a full description of the device and its components, a full description of the methods, facilities and controls used for manufacturing and proposed labeling. Finally, the manufacturing site for the product subject to the PMA must pass an FDA premarketing approval inspection.

  Certain other countries require a company to obtain clearances for its products prior to marketing the products in those countries. In addition, certain other countries impose product specifications that differ from those mandated in the United States. These requirements may significantly affect the efficiency and timeliness of international market introduction of a company's products.


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MANUFACTURING

  The manufacturing facility at Gensia Laboratories gives Gensia the capability to formulate, fill, label and package final dosage forms of injectable drug products. The Gensia Laboratories facility has a broad filling capability, including the ability to terminally sterilize or aseptically fill syringes and single and multiple dose vials. The facility also has the ability to lyophilize (freeze dry) products. In addition, Gensia Laboratories has the capability to manufacture commercial supplies of arbutamine, the drug used in the GenESA System. Pursuant to a 1992 agreement with Abbott, Gensia purchases bulk commercial quantities of arbutamine from Abbott. Gensia retains certain ownership and patent rights for the process developed to produce bulk arbutamine.

  In 1995, planning began for the build-out of an oncology manufacturing facility and for additional laboratories for the development of oncology products in a building adjacent to GLL's existing manufacturing facility. The new oncology facility will include the capability to produce oncology products in lyophilized or liquid forms and in glass or polymer vials. The new facility is expected to be completed and validated to begin producing oncology products in the second half of 1997.

  The principal raw materials to be used in manufacturing Gensia Laboratories' products are active drug ingredients (such as those produced by Sicor) and inactive pharmaceutical chemicals. The FDA approval process requires manufacturers of pharmaceutical products to identify their suppliers of active ingredient raw materials. If raw materials from a specified supplier were to become unavailable, FDA approval of a new supplier would be required, which could result in manufacturing delays. Development and approval of Gensia Laboratories products are, therefore, dependent upon Gensia Laboratories' ability to procure active ingredient raw materials from suppliers who are, and who remain, FDA approved. Sicor has filed over 30 Drug Master Files with the FDA and is a qualified source for several of GLL's current products as well as the planned supplier for many of GLL's products in development. Termination of qualified supply arrangements could have a material adverse impact on the sale of Gensia Laboratories' products. Gensia Laboratories currently utilizes single sources for certain raw materials and packaging components.

HEALTH CARE REFORM AND THIRD-PARTY REIMBURSEMENT

  The adoption of health care reform legislation or other regulatory proposals or reforms that would implement controls on pricing or profitability of prescription pharmaceuticals would adversely affect Gensia's business, financial condition and profitability. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. If Gensia succeeds in bringing one or more products to the market, there can be no assurance that any of these products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow Gensia to sell its products on a competitive basis.

                               RAKEPOLL HOLDING

  Rakepoll Holding owns the Rakepoll Operating Group, a group of three specialty pharmaceutical companies comprised of a company located in Italy, Sicor, and two companies located in Mexico, Sintesis Lerma and Lemery. Sicor and Sintesis Lerma manufacture specialty bulk drug substances. Lemery produces oral and injectable finished multisource drug products (also called finished dosage forms) utilizing specialty bulk drug substances produced by the other companies in the Rakepoll Operating Group and/or purchased from third parties. Rakepoll Holding also owns two additional Mexican companies, Lemery Desarrollo y Control, S.A. de C.V. ("Ledeco") and Inmobiliaria Lemery, S.A. de C.V. ("Inmobiliaria") which provide certain administrative services to Lemery.

  The specialty bulk drug substances manufactured by the Rakepoll Operating Group are almost entirely destined for parenteral or topical administration, including inhalation therapy, and almost all belong to one of

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three categories: (i) oncolytic agents, (ii) steroids or (iii) non-
depolarizing muscle relaxants. The oncolytic agents are anti-cancer drugs. The steroids are either progestins used in contraceptives or corticosteroids used in a variety of anti-inflammatory preparations, including preparations used in the treatment of asthma, allergies and certain dermatological conditions. Certain progestins also have oncolytic applications. The muscle relaxants are used in conjunction with anaesthetics during surgery.

  The principal markets for the Rakepoll Operating Group's specialty bulk drug substances are the United States and Canada, the EU and Japan. The finished multisource drug products manufactured by the Rakepoll Operating Group are sold primarily to the national health program in Mexico and exported to certain countries in Central and South America, North Africa, the Middle East and Eastern Europe. In addition, export of such drug products to China is also currently expected to commence in 1997.

 Oncolytic Agents

  Due to a worldwide increase in the incidence of cancer, related in part to the general aging of the world's population, and to the introduction of new regimens for the treatment of cancer, there has been an increase in the demand for oncolytic agents. The Rakepoll Operating Group offers a wide range of oncolytic specialty bulk drug substances and finished dosage forms. Sicor and Lemery are the Rakepoll Operating Group's principal producers of oncolytic agents. The oncolytic agents produced by Sicor are etoposide, the antibiotics bleomycin, mitomycin, daunorubicin, epirubicin and idarubicin and the progestins medroxyprogesterone acetate and megestrol acetate. Lemery manufactures various oncolytic agents in finished dosage form, including principally carboplatin, cisplatin, doxorubicin and vincristine. Sintesis Lerma also recently began production in 1996 of pilot batches of the oncolytic agents cisplatin and mitoxantrone and also produces certain progestins which have oncolytic applications.

  Etoposide is suitable for oral use or injection. It is used in combination with other oncolytic agents in the treatment of testicular and small cell lung cancers. Sicor produces etoposide for sale primarily to customers in the United States and Australia and to its affiliate, Lemery. Etoposide is Sicor's most important oncolytic product. Sicor produces etoposide using a process for which a patent has been granted in fourteen European countries. A patent application for such process has also been filed in the United States.

  Bleomycin is an injectable antibiotic used in combination with three other compounds, doxorubicin, vinblastine and dacarbazine. This combination, known by the abbreviation ABVD, is used to treat lymphomas. Bleomycin is also used in the treatment of testicular carcinoma and squamous cell carcinomas of the head, neck and mouth. Bleomycin is produced using technology jointly developed by Sicor and Abbott utilizing an Abbott owned microorganism. In the United States, Sicor supplies bleomycin exclusively to Abbott which manufactures a finished dosage form based on such antibiotic which was recently approved by the FDA. Outside the United States, Sicor's principal markets for bleomycin are in Mexico and India. Sicor's European customers are currently awaiting regulatory approval of their bleomycin-based finished dosage forms from health ministries in the Netherlands and certain other EU countries. Sicor pays Abbott a royalty for Sicor's use of Abbott's microorganism based on Sicor's non-United States sales of bleomycin.

  Mitomycin is an injectable antibiotic used in the treatment of bladder cancer and adenocarcinomas of the stomach and pancreas. The FDA has recently approved Sicor's mitomycin for use in finished dosage forms in the United States. As a consequence, Sicor's generic drug company customers in the United States are expected to commence distribution of finished dosage forms based on such antibiotic in mid-1997. Sicor's principal market for the bulk drug substance will be the United States. Lemery also produces a finished dosage form containing mitomycin which is marketed in several countries.

  Daunorubicin is an injectable antibiotic. Sicor's principal customer for such agent is NeXstar Pharmaceuticals, Inc. which has developed a new liposomal formulation approved by the FDA for the treatment of Kaposi's sarcoma, a type of cancer associated with AIDS. Applications for regulatory approval for regular

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

finished dosage form formulation used in the treatment of lymphomas are under preparation in certain additional countries.

  Epirubicin is an injectable antibiotic derived from daunorubicin. Epirubicin is not approved in the U.S. but is widely used in many other countries in the treatment of solid tumors, such as breast cancer. Clinical studies have shown that epirubicin may cause less myocardial damage than its predecessor drug, doxorubicin. Epirubicin is still covered by extended patent protection in certain EU countries. Sicor has developed a process for the production of epirubicin for which a patent application has been filed in over 25 countries. Sicor believes that its experience in the production of daunorubicin and its epirubicin synthesis process will constitute an effective barrier to the production of epirubicin by third parties in the near future. As a consequence, future sales of epirubicin will generally be limited to other Rakepoll Operating Group companies for their manufacture of finished dosage forms, which should result in higher gross margins on this product. Commercial scale production of epirubicin began in November 1996. Sicor expects that Mexico (where regulatory approval of such antibiotic has already been received), Central and South America, possibly Australia, and China will be major markets for epirubicin. Lemery currently expects to launch a finished dosage form based on epirubicin in the Mexican market and for export in 1997.

  Idarubicin is an antibiotic suitable for oral use or injection which is used in combination therapy for the treatment of adult leukemias. Although to date Sicor has produced only laboratory quantities of such antibiotic, it currently expects to begin production of pilot batches in early 1997. Sicor believes that the difficulty of the idarubicin manufacturing process will constitute an effective barrier to the production thereof by third parties in the near future. As a consequence, as with epirubicin, future sales of idarubicin will generally be limited to other Rakepoll Operating Group companies and GLL (assuming consummation of the Stock Exchange) for their manufacture of finished dosage forms, which should result in higher gross margins on this product. An application for FDA approval of a finished dosage form based on idarubicin is planned for the United States market. It is currently expected that commercial sales of such finished dosage form may commence in 1998 if FDA approval is obtained.

  Sintesis Lerma recently began construction of a facility to produce oncolytic agents. Production of oncolytic agents in this facility is currently expected to commence in 1997. The first oncolytic agents produced will be cisplatin (used in the treatment of testicular, ovarian and bladder cancers), carboplatin (used in the treatment of advanced ovarian cancer), and mitoxantrone (used in combination therapy for the treatment of adult leukemias). These compounds produced by Sintesis Lerma will also be used by Lemery to replace its existing third party suppliers.

  Sintesis Lerma is also a major producer of two progestins, megestrol acetate and medroxyprogesterone acetate, which may be used in high dosages to treat certain hormone dependent malignancies, such as breast cancer, in addition to the latter's more typical use in contraceptives. The principal markets for these compounds are the Far East and, upon receipt of FDA approval of Sintesis Lerma's version of such compounds, the United States. Sintesis Lerma also produces the progestins cyproterone acetate, which is generally used in the treatment of prostate cancer although it may also be used as a component in contraceptives, and chlormadinone acetate, which is administered orally for the treatment of prostate cancer and benign prostate hypertrophy. The principal markets for these drug substances are the EU, Canada, Argentina, the Middle East and Japan.

 Steroids

  The steroids manufactured by the Rakepoll Operating Group are either progestins, used in contraceptives or in certain oncolytic applications, or corticosteroids, used in a variety of anti-inflammatory preparations, including preparations used in the treatment of asthma, allergies and certain dermatological conditions. Sicor and Sintesis Lerma together produce six such progestins, medroxyprogesterone acetate, megestrol acetate, cyproterone acetate, chlormadinone acetate, gestodene and desogestrel. Medroxyprogesterone acetate is principally used as component of sustained release contraceptives which are widely used in developing nations. The principal markets for this steroid are in Indonesia, the Philippines and Thailand. In addition, megestrol acetate,

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

chlormadinone acetate, cyproterone acetate and also medroxyprogesterone acetate have certain oncolytic applications.

  Gestodene and desogestrel are highly active third generation progestins of which Sicor has only produced laboratory quantities to date. The compounds are principally used in contraceptives in more advanced markets such as the United States and the EU due to their high manufacturing costs. Their activity allows the production of dosage forms with very low concentrations of such compounds.

  Sicor and Sintesis Lerma manufacture corticosteroid products with respect to which they have either developed a proprietary production technology, including seven different process patents, or enjoy some other market advantage. Sicor and Sintesis Lerma manufacture over 50 corticosteroids.

  Ongoing research to increase the selective activity and reduce the long-term toxicity of various corticosteroid compounds has produced a fairly constant stream of corticosteroid products coming off patent. This stream together with a growing market for such products in developing countries has enabled Sicor and Sintesis Lerma to consistently expand their production of these compounds for several years.

  The highest growth rate of corticosteroid use is in the management of obstructive airway diseases. Corticosteroids have recently been declared one of the preferred prophylactic treatments for asthma. This together with the expiration of certain related patents has led to an increase in the demand for two principal corticosteroids in this field: beclomethasone dipropionate and budesonide.

  Beclomethasone dipropionate is available from the Rakepoll Operating Group in three forms: (i) the normal crystalline form, (iii) beclomethasone dipropionate Freon 11 solvate, and (iii) beclomethasone dipropionate monohydrate. The first two are manufactured by Sicor, and the third by Sintesis Lerma. The normal crystalline form is principally used as an intermediate for the Freon solvate or the monohydrate forms. Sicor's principal markets for these compounds are the United Kingdom, Canada, India and Italy.

  Budesonide is another corticosteroid which is used for the treatment of obstructive airway diseases as well as for the treatment of certain other conditions such as inflammatory bowel disease. Sicor produces the bulk drug substance by a process which is protected by two different patents, one of which was developed by Sicor but was transferred to another company in return for Sicor's receipt of a royalty-free license with respect to such patent in order to minimize certain potential related legal costs, and a royalty-free license to such patent was granted to Sicor. Sicor's principal markets for this compound are in Spain, Germany and Finland. In addition, Sicor has developed a new process which allows the selective production of budesonide's R isomer component. The R isomer has been shown to be more active and may be less toxic than budesonide's other isomer and several companies have expressed interest in the compound. The Spanish company Ifedesa is currently developing a finished dosage form based on the budesonide R isomer. It is currently expected that the Spanish Ministry of Health may grant regulatory approval of such dosage form in 1998. Thereafter, additional regulatory approvals may also be sought in Italy and Germany.

 Other Drugs

  In addition to the oncolytic agents and steroid products discussed above, Sicor also produces as bulk drug substances the muscle relaxants atracurium besylate, panacuronium bromide and vecuronium bromide, the immunosuppressant drug cyclosporine and the prodrug dexrazoxane.

  Finished dosage forms based on the muscle relaxants are used in conjunction with anesthetics during surgery. Sicor has filed a DMF with the FDA with respect to the atracurium besylate it produces and expects that its customers in the United States will receive FDA approval of their finished dosage forms based on such compound in early 1997.

  Pancuronium bromide and vecuronium bromide are produced using a common steroidal intermediate. The principal market for both drug substances is the United States.

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


  Cyclosporine is a selective immunosuppressant administered to virtually all transplant patients. It reduces the risk of severe organ rejection and must be taken by such patients for most of their lives. The worldwide market for cyclosporine finished drug products is more than $1 billion annually. Sicor has requested FDA approval for the bulk cyclosporine it produces. Its distributor in the United States has applied for FDA approval of a finished dosage form based on such drug and currently expects to begin commercial sales thereof in 1998.

  Sicor manufactures the prodrug dexrazoxane. Prodrugs become effective only after metabolization by the body. Dexrazoxane metabolites trap the iron ions involved in the process which leads to myocardial damage caused by anthracycline antibiotics such as doxorubicin. Administration of dexrazoxane with such oncolytic agents protects the heart and allows higher dosages of the oncolytic agent. Sicor manufactures dexrazoxane according to a proprietary process covered by a process patent filed in many countries. Sicor is developing dexrazoxane with Chiron BV which is responsible for product development, including clinical trials, dosage form manufacturing, marketing and sales.

 Future Developments

  Sicor has obtained an exclusive license for a new oncolytic agent known as UK 101 from Zetesis of Milan. UK 101 is a protein antigen obtained from goat liver. Antigens trigger an immune response designed to destroy such antigen. Antibodies attach themselves to the antigen marking it for elimination by the immune system. The antibodies which attack UK 101 also attach themselves to the membrane of certain cancer cells. Cancer cells so marked are then disposed of by the immune system. The mechanics of this process are now the subject of further study by university researchers in Italy. A plan for studies using UK 101 in the treatment of patients with breast and colon cancer in Italy has been sponsored by Sicor and submitted to the Italian Ministry of Health for approval and receipt of such approval is currently expected in early 1997. A second series of studies for the same two cancers have been approved by the Mexican Ministry of Health and will be conducted in Mexico by Lemery. If these studies are successful, receipt of regulatory approval of UK 101 could be received in Mexico as early as late 1997.

  In addition, at its facility outside of Turin, Sicor is developing a glycoprotein, urofollitropin. Urofollitropin is involved in the stimulation of ovulation and is used in the treatment of certain types of infertility. Sicor is developing a process for the isolation of urofollitropin from the urine of post-menopausal women. Sicor currently expects to file a process patent covering purification of urofollitropin in early 1997.

  Sicor is also currently working with a number of pharmaceutical companies to develop new proprietary pharmaceutical products. If these products are successfully developed, Sicor expects to have long term supply rights for the bulk active ingredients used in these products.

 Facilities

  The Rakepoll Operating Group's production is currently carried out at its manufacturing sites in Italy and Mexico. The Rakepoll Operating Group's principal manufacturing processes consist of the manufacture of specialty bulk drug substances and finished dosage forms.

  Sicor is the largest producer in the Rakepoll Operating Group. Its production is carried out at its two manufacturing sites in Italy. The principal site is located on the outskirts of Milan and is regularly inspected and approved by the FDA. It is the Rakepoll Operating Group's largest producer of oncolytic agents, steroids and certain other products in bulk drug substance form. These products are manufactured either through fermentation or chemical synthesis processes. This production center, covering approximately 1,200 square meters of a 14,438 square meter site, supplies specialty bulk drug substances to other Rakepoll Operating Group companies and to export markets around the world. Major capital expenditure projects and their expected completion dates are as follows: a new finishing area (1997) and 50% increase in fermentation capacity (1998) for daunorubicin, bleomycin and mitomycin, and a new purification plant for cyclosporine (1998).


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  Sicor's other production center, acquired in its merger with Zanoni, is located on the outskirts of Turin. It produces principally various animal organ extracts for use in both pharmaceuticals, including UK 101, and cosmetics. This production center, covering approximately 1,700 square meters of an 18,469 square meter site, supplies such products to the European market. Major capital expenditure projects and their expected completion dates are as follows: a new oncolytic agent production plant (1998) and a new protein purification plant (1999).

  The Rakepoll Operating Group also has two additional production facilities in Mexico. Lemery has a site located in Mexico City. It is currently the Rakepoll Operating Group's only producer of drugs in finished dosage form, of which injectable oncolytic agents are an important product line, which are sold in Mexico and exported to certain countries in Central and South America, North America and Eastern Europe.

  Sintesis Lerma has a site located near Toluca, on the outskirts of Mexico City, which produces principally steroid products for export to various countries. Sintesis Lerma also recently began construction of a facility to produce oncolytic agents which is currently expected to commence production in 1997. Production from this new facility will be used by Lemery to replace its existing third party suppliers.

 Employees

  The Rakepoll Operating Group has more than 500 employees, of whom approximately 30% work in Italy and 70% in Mexico. Approximately 25% of employees have professional degrees. As is customary in Italy and Mexico, most of the employees of the Rakepoll Operating Group companies are represented by unions. The Rakepoll Operating Group companies have not experienced any significant labor disputes in recent years and it considers its employee relations to be good.

 Distribution

  The marketing and distribution of Sicor products is conducted primarily through the Swiss branch of Alco Chemicals Ltd., a Guernsey company ("Alco Chemicals"), which is wholly owned by Carlo Salvi, the controlling beneficial owner of Rakepoll Finance. Alco Chemicals acts principally as an agent on behalf of Sicor in connection with the distribution of Sicor's products pursuant to a contract which provides that Alco Chemicals shall receive a fixed rate of commission for such activities. In addition, Alco Chemicals has also distributed certain Sicor products by means of the purchase and resale of such products. Further, in certain countries, including the United States, Alco Chemicals has made arrangements with local third party distributors to purchase and resell certain Sicor products.

  Alco Chemicals is also Sintesis Lerma's exclusive agent authorized to act on its behalf in connection with the distribution of certain of its products. Alco Chemicals may infrequently act in a similar capacity on behalf of Lemery. Lemery and Sintesis Lerma each also sell products to third party distributors or directly to end-user customers.

             RAKEPOLL HOLDING MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Introduction

  Rakepoll Holding is owned 97.5% by Rakepoll Finance and 2.5% by OB Norden Holding NV, which holds its shares in trust for Rakepoll Finance. Rakepoll Holding itself owns 99.5% of Sicor. Sicor acquired 70% of Zanoni in January 1995 and the remaining 30% in June 1996. Sicor and Zanoni are collectively referred to herein as the "Italian Companies."

  Sintesis Lerma was acquired in 1994. Until late 1996, Sintesis Lerma was owned 80% by the majority shareholder of Rakepoll Finance and 20% by two other individuals closely related to Rakepoll Finance. In September 1996, all of the 20% minority interest, with the exception of one share, was acquired by Rakepoll Holding.

  Lemery, Ledeco and Inmobiliaria (the "Lemery Group") were acquired in 1989. Until late 1996, 51% of each of the Lemery Group companies was indirectly controlled by the majority shareholder of Rakepoll Finance. The remaining interest was controlled by the same individuals who owned the minority interest in Sintesis Lerma. In September 1996, indirect control of substantially 100% of each of the Lemery Group companies was acquired by Rakepoll Holding. These companies, together with Sintesis Lerma, are collectively referred to herein as the "Mexican Companies."

NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

 Net sales

  Rakepoll Holding's combined net sales increased 25% to $56,499,000 in the first nine months of 1996 from $45,144,000 for the same period in 1995. The increase was attributable primarily to a 30% growth in net sales of the Italian Companies, which increased to $43,147,000 in the first nine months of 1996 from $33,264,000 for the same period in 1995. This increase was due primarily to an overall growth in sales volume, notably of higher volume steroid products and higher margin anti-cancer products.

  Net sales of steroid and anti-cancer products increased 3% and 107%, respectively. The volume of steroid products sold increased 5% in the first nine months of 1996 compared to the same period in 1995, while the volume of anti-cancer and other products sold increased 48% in the same period although from a smaller initial volume. Overall, the increased sales volumes were made possible by expenditures of approximately $7,700,000 in 1996 to increase plant capacity.

  The Mexican Companies' net sales increased 10% to $13,352,000 in the first nine months of 1996 from $12,087,000 for the same period in 1995, due primarily to growth in Lemery's Mexican government sector sales. Sintesis Lerma accounted for $1,482,000 of net sales in the first nine months of 1996. There were no sales by Sintesis Lerma in the first nine months of 1995 since its operations had not yet commenced.

 Cost of Sales

  Rakepoll Holding's combined cost of sales increased 7% to $35,760,000 in the first nine months of 1996 from $33,470,000 for the same period in 1995. Cost of sales as a percentage of sales improved to 63% in the first nine months of 1996 from 74% for the same period in 1995.

  The overall decrease in the cost of sales percentage was attributable primarily to the Italian Companies. The Italian Companies' cost of sales percentage was 62% and 76% for the first nine months of 1996 and 1995, respectively. The considerable reduction in the cost of sales percentage was due mainly to a significant increase in sales of high margin products.

  The Mexican Companies' cost of sales as a percentage of sales decreased to 66% in the first nine months of 1996 from 71% for the same period in 1995. This decrease was due primarily to increased operating efficiencies.

 Selling, General and Administrative Expenses

  Rakepoll Holding's combined selling, general and administrative ("SG&A") expenses increased 40% to $9,483,000 in the first nine months of 1996 from $6,776,000 for the same period in 1995. SG&A expenses as a percentage of net sales increased to 18% from 15% in the first nine months of 1996 and 1995, respectively.

  The Italian Companies' SG&A expenses increased to $6,337,000 in the first nine months of 1996 from $4,615,000 for the same period in 1995. As a percentage of sales, SG&A remained essentially unchanged.

  The Mexican Companies' SG&A expenses increased to $3,133,000 (representing 23% of sales) in the first nine months of 1996 from $2,132,000 (representing 18% of sales) for the same period in 1995. The increase is attributable to the effect of inflation and the start up of Sintesis Lerma, which incurred $420,000 of general and administrative expenses in 1996 and was offset in part by increased operating efficiencies achieved during the period.

 Research and Development Expenses

  Rakepoll Holding's combined research and development ("R&D") expenses increased 135% to $4,922,000 in the first nine months of 1996 from $2,092,000 for the same period in 1995. R&D expenses as a percentage of sales were 9% and 5% for the first nine months of 1996 and 1995, respectively.

  The R&D expenses were incurred entirely by the Italian Companies and the increase was due primarily to the growth of expenses incurred in connection with the UK 101 project. As a result, the Italian Companies' R&D expenses as a percentage of sales increased to 11% from 6% for the first nine months of 1996 and 1995, respectively.

 Unusual Items

  There were no unusual items reported for Rakepoll Holding for the first nine months in 1996. In the first nine months of 1995, the Italian Companies recorded a $2,400,000 provision related to the sale of certain contaminated products. See Note 19 of Notes to Rakepoll Holding Combined Financial Statements.

 Operating Income

  In the first nine months of 1996, Rakepoll Holding's combined operating income increased to $6,333,000 compared to $406,000 for the same period in 1995. The overall increase was attributable primarily to the Italian Companies' operations. The Italian Companies' operating income increased to $4,871,000 in the first nine months of 1996 compared to a $998,000 loss for the same period in 1995. This increase was due mainly to increased gross margins in 1996 which were partially offset by growth in R&D expenses and the impact of product contamination charges in 1995.

  The Mexican Companies' operating income increased 3% to $1,475,000 (representing 11% of sales) for the first nine months in 1996 from $1,434,000 (representing 12% of sales) for the same period in 1995.

 Taxation

  Rakepoll Holding incurred income tax expense of $3,623,000 for the first nine months in 1996 compared to an income tax benefit of $1,466,000 for the same period in 1995. As a percentage of income before taxes, Rakepoll Holding's effective tax rate increased to the statutory rate of 52% from a benefit of 63%. The principal explanation for such change in effective tax rate was a one-time tax benefit available in 1995 under Italian law and a return to profitability in the 1996 period.

YEARS ENDED DECEMBER 31, 1995 AND 1994

 Net sales.

  Rakepoll Holding's net sales increased 20% in 1995 to $60,736,000 from $50,516,000 in 1994. The increase was attributable primarily to the 35% growth in net sales of the Italian Companies, which increased to

$46,664,000 in 1995 from $34,424,000 in 1994. The increase was due mainly to growth in sales volume and a change in anti-cancer agent product mix. The Zanoni operation, which was acquired in the first quarter of 1995, generated a 7% increase in 1995 net sales.

  The Mexican Companies' net sales decreased 13% in 1995 to $14,072,000 from $16,092,000 in 1994. This decrease was due primarily to the effects of exchange rate movements during the period. In Mexican peso terms, the Mexican Companies' net sales increased 69%, attributable primarily to Lemery's Mexican government sector sales, which increased 32%.

 Cost of Sales

  Rakepoll Holding's combined cost of sales increased 29% to $46,198,000 in 1995 from $35,808,000 in 1994. Cost of sales as a percentage of sales increased to 76% from 71% for the years 1995 and 1994, respectively. The overall increase in the cost of sales percentage was attributable primarily to the Mexican Companies. The Mexican Companies' cost of sales as a percentage of sales increased to 71% from 65% for 1995 and 1994, respectively. The increase resulted primarily from the effect of exchange rate movements which directly affected the cost of raw materials purchased by the Mexican Companies. Sintesis Lerma's cost of sales as a percentage of sales was 95% in 1995, its first year of operations.

  The Italian Companies' cost of sales as a percentage of sales increased to 78% from 74% for 1995 and 1994, respectively. The higher cost of sales percentage was due primarily to Zanoni's performance, while Sicor's cost of sales percentage remained substantially constant.

 Selling, General and Administrative Expenses

  Rakepoll Holding's combined SG&A expenses increased 12% to $8,762,000 in 1995 from $7,809,000 in 1994. SG&A expenses as a percentage of sales decreased to 14% from 15% for 1995 and 1994, respectively.

  The Italian Companies' SG&A expenses increased by approximately 33% and remained stable as a percentage of sales at 13% for both 1995 and 1994.

  The increase in SG&A expenses experienced by the Italian Companies was offset in part by a 24% decrease in such expenses experienced by the Mexican Companies. SG&A expenses for the Mexican Companies decreased to $2,811,000 in 1995 from $3,325,000 in 1994. SG&A expenses as a percentage of sales were 21% and 20% for 1995 and 1994, respectively. If considered in Mexican peso terms, SG&A expenses grew by 49% due to increased operations.

 Research and Development Expenses

  Rakepoll Holding's combined R&D expenses increased by 87% to $3,132,000 in 1995 from $1,677,000 in 1994. R&D expenses as a percentage of sales were 5% and 3% for 1995 and 1994, respectively.

  The R&D expenses were incurred entirely by the Italian Companies and the increase was due primarily to the growth of expenses incurred in connection with the UK 101 project which rose to $2,194,000 in 1995 from $1,229,000 in 1994. As a result, the Italian Companies' R&D expenses as a percentage of sales increased to 7% from 5% for 1995 and 1994, respectively.

 Unusual Items

  During 1995, Sicor recorded a $2,701,000 provision for contingencies related to the sale of certain contaminated products. See Note 19 of Notes to Rakepoll Holding Combined Financial Statements. There was no similar provision in 1994.

 Operating Income

  Overall, Rakepoll Holding experienced a sharp decline in combined operating income, resulting in an operating loss of $57,000 in 1995 compared to operating income of $5,222,000 in 1994.

  The decline was due mainly to an operating loss of $1,250,000 incurred by the Italian Companies in 1995 compared with operating income of $2,924,000 in 1994, which resulted primarily from Sicor's provision for contaminated products, the increase in UK 101 R&D expenses and Zanoni's negative operating results.

  The Mexican Companies experienced a $1,100,000 decrease in operating income in 1995. Lemery had operating income of $1,212,000 in 1995 compared to operating income of $2,314,000 in 1994. This decline was due mainly to exchange rate movements.

 Taxation

  Rakepoll Holding had a combined income tax benefit of $1,727,000 in 1995, compared to a tax expense of $1,960,000 for the same period in 1994. As a percentage of income before taxes, Rakepoll Holding's effective income tax rate decreased to a benefit of 41% from an expense of 155% for 1995 and 1994, respectively. The reported benefit in 1995 was less than the expected benefit of approximately 52% of income before taxes due to numerous non-deductible items and taxes due in Mexico, offset by tax credits realized on fixed-asset investments. The reported tax rate in 1994 of 155% was greater than the expected tax rate of 52% due to numerous non-deductible items and higher tax rates in Mexico.

YEARS ENDED DECEMBER 31, 1994 AND 1993

 Net Sales

  Rakepoll Holding's combined net sales increased 15% to $50,516,000 in 1994 from $43,799,000 in 1993. The increase was attributable primarily to the 49% growth in net sales of the Mexican Companies, which increased to $16,092,000 in 1994 from $10,798,000 in 1993. The increase was attributable primarily to growth in Lemery's Mexican government sector sales.

  The Italian Companies' net sales increased 4% to $34,424,000 in 1994 from $33,001,000 in 1993. This increase was due to a 24% increase in sales volume and a decrease in product prices. The Italian Companies' increased sales volume was attributable mainly to steroid products.

 Cost of Sales

  Rakepoll Holding's combined cost of sales increased 9% to $35,808,000 in 1994 from $32,853,000 in 1993. Cost of sales as a percentage of sales decreased to 71% from 75% for 1994 and 1993, respectively. The overall decrease in the cost of sales percentage was attributable primarily to the Mexican Companies. The Mexican Companies' cost of sales as a percentage of sales decreased to 65% from 73% for 1994 and 1993, respectively. The decrease in 1994 resulted generally from increased efficiencies, and an increase in product sales volumes and prices.

  The Italian Companies' cost of sales as a percentage of sales decreased to 74% from 76% for 1994 and 1993, respectively. The decrease in cost of sales percentage was related primarily to the depreciation of the Italian lire against the U.S. dollar (approximately 3.8%) which affected approximately half of the cost of sales (all costs of production are incurred in local currency).

 Selling, General and Administrative Expenses

  Rakepoll Holding's SG&A expenses increased 20% to $7,809,000 in 1994 from $6,489,000 in 1993. SG&A expenses as a percentage of sales were, however, constant at 15% for both years.

  SG&A expenses for the Italian Companies increased to $4,468,000 in 1994 from $3,867,000 in 1993 and as a percentage of sales to 13% from 12% for 1994 and 1993, respectively. The increase was due to the net effect of exchange rate movements in various local currency administrative and general expenses.

  The Mexican Companies' SG&A expenses increased to $3,325,000 in 1994 from $2,604,000 in 1993. As a percentage of sales, SG&A decreased to 20% from 24% for 1994 and 1993, respectively.

 Research and Development Expenses

  Rakepoll Holding's combined R&D expenses increased 432% in 1994 to $1,677,000 from $315,000 in 1993. R&D expenses as a percentage of sales were 3% and 1% for 1994 and 1993, respectively.

  The R&D expenses were incurred entirely by the Italian Companies and the increase was due primarily to the growth in expenses incurred in connection with the start of the UK 101 project. Expenses related to this project amounted to $1,229,000 in 1994. As a result, the Italian Companies' R&D expenses as a percentage of sales rose to 5% from 1% for 1994 and 1993, respectively.

 Operating Income

  Rakepoll Holding's operating income increased 26% to $5,222,000 in 1994 from $4,142,000 in 1993. Operating income as a percentage of sales increased to 10% from 9% for 1994 and 1993, respectively. The overall increase was attributable primarily to the Mexican Companies' operations.

  The Mexican Companies' operating income increased over sixfold in 1994 to $2,398,000 from $332,000 in 1993. Operating income as a percentage of sales increased to 14% from 3% for 1994 and 1993, respectively, due to the factors discussed above. The Italian Companies' operating income decreased by 24% to $2,924,000 in 1994 from $3,828,000 in 1993, and as a percentage of sales to 8% from 12% for 1994 and 1993, respectively. The decline in operating income was due to expenses incurred in connection with the UK 101 project.

 Taxation

  Rakepoll Holding's combined income tax expense increased to $1,960,000 in 1994 from $1,476,000 in 1993. Rakepoll Holding's effective income tax rate was 155% and 74% for 1994 and 1993, respectively.

  This change was due primarily to the following: (i) the effect of a decrease in 1994 of a non-deductible provision for fiscal contingencies; (ii) the increase in taxes in 1994 in Mexico; and (iii) the expiration of a net operating loss carryforward at the end of 1994.

LIQUIDITY AND CAPITAL RESOURCES

  During most of the periods presented, Rakepoll Holding has generated insufficient liquidity from operations to meet its cash needs. Consequently, in order to fund growth in both the production capacity and sales of its operating companies, Rakepoll Holding has relied on sources of short- and long-term borrowings and permanent capital.

  During the first nine months of 1996, Rakepoll Holding generated $795,000 cash from operating activities. In contrast, it used cash in operating activities totaling $5,059,000 and $2,112,000 during 1995 and 1994, respectively.

  In achieving a 25% increase in net sales for the first nine months in 1996, compared to the same period in 1995, Rakepoll Holding's accounts receivable increased by $9,339,000 at September 30, 1996 over the balance at December 31, 1995. Because most of this increase related to sales by the Italian Companies, Rakepoll Holding was able to generate cash through additional short-term borrowings in which trade receivables are pledged to banks.

  In addition, in order to position itself for both current sales and future growth, and because of certain production issues related to the product contamination matter discussed in Note 19 of Notes to Rakepoll Holding's Combined Financial Statements and matters related to the capacity of its quality control department, Rakepoll Holding's inventories increased at September 30, 1996 by $12,322,000 over the balance carried at December 31, 1995. This growth in inventories was funded through increased trade and other current payable balances and other borrowings.

  Capital expenditures for the first nine months in 1996 amounted to approximately $7,700,000. To substantially fund these expenditures, Rakepoll Holding's operating companies borrowed $3,200,000, net of repayments, during the period, and sold newly issued stock for approximately $2,000,000. Capital expenditures were used to meet the requirements of new plant safety laws, improve plant operating efficiencies, including expansion of the quality control department, construct production facilities and increase the capacity of Sicor's fermentation plant.

  At September 30, 1996, the Italian Companies had unused short-term borrowing capacity of approximately $1.5 million. Rakepoll Holding anticipates that its current operating results, expectations for improvements in operations, and existing commitments from third parties for additional borrowings will enable it to finance its operating requirements and planned capital expenditures during the next 12 to 18 months.

IMPACT OF FOREIGN CURRENCY RISK AND INFLATION

 Foreign Currency

  Rakepoll Holding's subsidiaries are subject to foreign exchange risk in their operations since a portion of their sales and purchases are denominated in currencies other than the U.S. dollar. The majority of Sicor's sales and purchases of raw materials are denominated in U.S. dollars. In order to reduce its exposure to foreign exchange risk related to U.S. dollar denominated sales, Sicor has entered into agreements with several banks whereby it borrows against its receivables in Italian lire, pays interest to the banks during the period in which the receivables are outstanding, and is relieved of any potential foreign exchange gain or loss. Sicor also enters into forward exchange contracts to reduce its exposure to exchange rate movements.

  The Mexican Companies are exposed to movements in the exchange rate of the Mexican peso, particularly in comparison to the U.S. dollar. The Mexican Companies historically have not entered into foreign currency contracts in order to hedge their foreign exchange risk, due to managements' belief that the cost of such hedges outweigh the benefits they might provide. Most of the sales by the Mexican Companies are denominated in Mexican pesos, while their purchases of goods and materials are denominated in U.S. dollars.

 Inflation

  The Italian Companies' operating results have not been significantly impacted by inflation. As discussed above, most of Sicor's sales and purchases of raw material are denominated in U.S. dollars, and the underlying rates of inflation impacting local operating costs in Italy have not been significant in recent years.

  Mexican inflation rates for 1993-1995 and for the first nine months of 1996 were as follows:

        PERIOD                                               PERCENTAGE INCREASE
        ------                                               -------------------
        1993................................................           8%
        1994................................................           7%
        1995................................................          52%
        1996................................................          20%

  Inflation has caused the Mexican Companies to continually increase the selling prices of their products in order to compensate for the impact of the devaluation of their inventories, the raw materials for which were purchased predominantly with U.S. dollars.

        PRO FORMA CONSOLIDATED COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated combined condensed balance sheet as of September 30, 1996 and the unaudited pro forma consolidated combined condensed statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 give effect to the proposed Stock Exchange as of September 30, 1996 for the pro forma consolidated combined condensed balance sheet and as of January 1, 1995 for the pro forma consolidated combined condensed statements of operations.

  The pro forma consolidated combined condensed financial statements are based on historical financial statements of Gensia and Rakepoll Holding, giving effect to the Stock Exchange applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the pro forma consolidated combined condensed financial statements. These pro forma consolidated combined condensed financial statements have been prepared by the management of Gensia and Rakepoll Holding based upon the audited consolidated financial statements of Gensia and the audited combined financial statements of Rakepoll Holding, in each case, as of December 31, 1995 and for the year then ended, and the unaudited consolidated financial statements of Gensia and the unaudited combined financial statements of Rakepoll Holding, in each case, as of September 30, 1996 and for the nine months then ended. The unaudited pro forma consolidated combined condensed financial statements should be read in conjunction with the historical financial statements and notes thereto and narrative sections incorporated by reference or included elsewhere herein. The pro forma consolidated combined condensed financial statements are not necessarily indicative of what actual results of operations would have been for the periods had the transaction occurred on the dates indicated and do not purport to indicate the results of future operations.

                               GENSIA SICOR, INC.

            PRO FORMA CONSOLIDATED COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996

                           (UNAUDITED, IN THOUSANDS)

                                              RAKEPOLL                   PRO-
                                    GENSIA    HOLDING    PRO-FORMA      FORMA
                                  HISTORICAL HISTORICAL ADJUSTMENTS    COMBINED
                                  ---------- ---------- -----------    --------
ASSETS
Current Assets:
  Cash, cash equivalents and
   short-term investments........  $ 27,022   $  1,221   $   (100)(c)  $ 28,143
  Trade accounts receivable......     7,309     26,221        --         33,530
  Inventories....................    13,349     30,879        --         44,228
  Other current assets...........     3,104      7,379        --         10,483
                                   --------   --------   --------      --------
    Total current assets.........    50,784     65,700       (100)      116,384
Property and equipment, net......    30,888     34,296      5,000 (e)    70,184
Goodwill.........................       --         --     109,199 (g)   109,199
Other assets.....................     8,305      3,581        --         11,886
                                   --------   --------   --------      --------
                                   $ 89,977   $103,577   $114,099      $307,653
                                   ========   ========   ========      ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Short-term borrowings..........  $    --    $ 16,602   $    --       $ 16,602
  Current portion of long-term
   obligations...................       134      6,883     (3,040)(a)     3,977
  Accounts payable...............     7,072     35,751        --         42,823
  Other current liabilities......     6,619      8,666     11,000 (d)    26,285
  Current portion of deferred
   credits.......................     1,500        653        --          2,153
                                   --------   --------   --------      --------
    Total current liabilities....    15,325     68,555      7,960        91,840
Long-term obligations, less
 current portion.................       136     20,407     (9,546)(a)    10,997
Other liabilities................       --       3,685        --          3,685
Deferred credits, less current
 portion.........................       875        --         --            875
Stockholders' equity:
  Preferred stock................        16        --         --             16
  Common stock...................       370      5,152     (5,152)(b)       665
                                                              295 (c)
  Additional paid-in capital.....   327,474      7,182     12,586 (a)   473,794
                                                          (19,768)(b)
                                                          146,320 (c)
  Accumulated deficit............  (253,993)      (583)       583 (b)  (273,993)
                                                          (20,000)(f)
  Unearned compensation..........      (226)       --         --           (226)
  Cumulative translation
   adjustments...................       --        (821)       821 (b)       --
                                   --------   --------   --------      --------
    Total stockholders' equity...    73,641     10,930    115,685       200,256
                                   --------   --------   --------      --------
                                   $ 89,977   $103,577   $114,099      $307,653
                                   ========   ========   ========      ========

                              GENSIA SICOR, INC.

       PRO FORMA CONSOLIDATED COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                  (UNAUDITED, IN THOUSANDS EXCEPT SHARE DATA)

                                        RAKEPOLL
                             GENSIA     HOLDING    PRO-FORMA     PRO-FORMA
                           HISTORICAL  HISTORICAL ADJUSTMENTS     COMBINED
                           ----------  ---------- -----------    ----------
Revenues:
  Product sales..........  $   53,464   $ 60,736   $ (2,653)(a)  $  111,547
  Contract research and
   license fees..........      11,062        --         --           11,062
  Interest and other
   income, net...........       2,086        470        --            2,556
  License restructuring
   fee...................      50,000        --         --           50,000
  Sale of investment.....       5,359        --         --            5,359
                           ----------   --------   --------      ----------
    Total revenues.......  $  121,971   $ 61,206   $ (2,653)     $  180,524
                           ----------   --------   --------      ----------
Costs and Expenses:
  Costs of sales.........      33,183     46,198     (2,653)(a)      77,228
                                                        500 (d)
  Research and
   development...........      38,762      3,132    (15,852)(c)      26,042
  Selling, general and
   administrative........      31,137      8,761      1,000 (g)      40,898
  Amortization of
   goodwill..............         --         --       4,368 (e)       4,368
  Foreign exchange
   losses, net...........         --       1,592        --            1,592
  Interest and other.....         872      3,084       (808)(b)       3,148
  Provision for
   restructuring.........       1,092        --         --            1,092
  Provision for
   contamination
   settlement............         --       2,701        --            2,701
  Litigation settlement..       4,000        --         --            4,000
  Write-off of in-process
   technology............      18,269        --         --           18,269
                           ----------   --------   --------      ----------
    Total costs and
     expenses............  $  127,315   $ 65,468   $(13,447)     $  179,338
                           ----------   --------   --------      ----------
Income (loss) before
 taxes, minority interest
 and dividends on
 preferred stock.........      (5,344)    (4,262)    10,794           1,186
  Income tax
   benefit/(expense).....        (550)     1,727        --            1,177
                           ----------   --------   --------      ----------
Income (loss) before
 minority interest and
 dividends on preferred
 stock...................      (5,894)    (2,535)    10,794           2,363
  Minority interest......         --         150        --              150
                           ----------   --------   --------      ----------
Income (loss) before
 dividends on preferred
 stock...................      (5,894)    (2,385)    10,794           2,513
Dividends on preferred
 stock...................      (6,000)       --         --           (6,000)
                           ----------   --------   --------      ----------
Net loss applicable to
 common shares...........  $  (11,894)  $ (2,385)  $ 10,794      $   (3,487)
                           ==========   ========   ========      ==========
Net loss per common
 share...................  $    (0.36)  $(59,625)                $    (0.06)(h)
Shares used in computing
 per share amounts.......  33,231,000         40                 62,731,000 (h)

  NOTE: The above Pro Forma Consolidated Combined Condensed Statement of Operations does not include a $20.0 million charge for the estimated fair value of acquired in-process technology of Rakepoll Holding as it is a nonrecurring charge. This amount is only an estimate and may change upon completion of the valuation process.

                              GENSIA SICOR, INC.

       PRO FORMA CONSOLIDATED COMBINED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                  (UNAUDITED, IN THOUSANDS EXCEPT SHARE DATA)

                                         RAKEPOLL
                              GENSIA     HOLDING    PRO-FORMA    PRO-FORMA
                            HISTORICAL  HISTORICAL ADJUSTMENTS    COMBINED
                            ----------  ---------- -----------   ---------
Revenues:
  Product sales...........  $   39,379   $56,499     $(1,708)(a) $   94,170
  Contract research and
   license fees...........       2,479       --          --           2,479
  Interest and other
   income, net............       1,784       598         --           2,382
  Foreign exchange gains,
   net....................                 2,687         --           2,687
                            ----------   -------     -------     ----------
    Total revenues........  $   43,642   $59,784     $(1,708)    $  101,718
                            ----------   -------     -------     ----------
Costs and Expenses:
  Costs of Sales..........      29,247    35,760      (1,708)(a)     63,674
                                                         375 (d)
  Research and
   development............      24,756     4,922      (8,054)(c)     21,624
  Selling, general and
   administrative.........      23,663     9,483        (751)(f)     33,145
                                                         750 (g)
  Amortization of
   goodwill...............         --        --        3,276 (e)      3,276
  Interest and other......         632     2,729        (718)(b)      2,643
                            ----------   -------     -------     ----------
    Total costs and
     expenses.............  $   78,298   $52,894     $(6,830)    $  124,362
                            ----------   -------     -------     ----------
Income (loss) before taxes
 and dividends
 on preferred stock.......     (34,656)    6,890       5,122        (22,644)
  Income tax expense......         --     (3,623)        --          (3,623)
                            ----------   -------     -------     ----------
Income (loss) before
 dividends
 on preferred stock.......     (34,656)    3,267       5,122        (26,267)
Dividends on preferred
 stock....................      (4,496)      --          --          (4,496)
                            ----------   -------     -------     ----------
Net income (loss)
 applicable to common
 shares...................  $  (39,152)  $ 3,267     $ 5,122     $  (30,763)
                            ==========   =======     =======     ==========
Net income (loss) per
 common share.............  $    (1.08)  $81,675                 $    (0.47)(h)
Shares used in computing
 per share amounts........  36,196,000        40                 65,696,000 (h)

  NOTE: The above Pro Forma Consolidated Combined Condensed Statement of Operations does not include a $20.0 million charge for the estimated fair value of acquired in-process technology of Rakepoll Holding as it is a nonrecurring charge. This amount is only an estimate and may change upon completion of the valuation process.

                              GENSIA SICOR, INC.

    NOTES TO PRO FORMA CONSOLIDATED COMBINED CONDENSED FINANCIAL STATEMENTS

1. HISTORICAL

  The historical balances represent the financial position and results of operations for each company and were derived from the respective financial statements for the indicated period.

2. PRO FORMA

  Pursuant to the proposed Stock Exchange, if consummated, Gensia will acquire all of the outstanding shares of capital stock of Rakepoll Holding in exchange for 29,500,000 shares of Gensia Common Stock and $100,000 in cash. The acquisition will be accounted for as a purchase and Rakepoll Holding will become a wholly-owned subsidiary of Gensia. The estimated purchase price for Rakepoll Holding of $157,715,000 consists of the following: (i) the $146,615,000 market value of the shares of Gensia Common Stock which will be issued to Rakepoll Holding stockholders (29,500,000 shares of Gensia Common Stock at $4.97 per share), (ii) cash payment of $100,000 to Rakepoll Holding stockholders, and (iii) estimated transaction costs of $11,000,000. Gensia will obtain valuations of the tangible and intangible assets, as well as in-process technology, in order to properly allocate the estimated total purchase price to all of the assets acquired and liabilities assumed as required by Accounting Principles Board Opinion No. 16. Pending completion of such valuations, Gensia has assumed a net write-up of property and equipment of $5.0 million and assigned an estimated value of $20.0 million to in-process technology, with the excess of the estimated purchase price over the estimated fair value of net assets acquired of $109.2 million recognized as goodwill. The final purchase price will depend upon Rakepoll Holding's closing balance sheet and the completion of the valuation of tangible and intangible assets including in-process technology. Accordingly, goodwill and related amortization reflected in the Pro Forma Financial Statements may change based on the final accounting. The amount of goodwill recognized may also change due to other factors including a change in the Rakepoll Holding stockholders' equity balance from September 30, 1996.

  The Pro Forma Consolidated Combined Condensed Balance Sheet has been prepared to reflect the Stock Exchange as if it occurred on September 30, 1996. The Pro Forma Consolidated Combined Condensed Statements of Operations have been prepared to reflect the Stock Exchange as if it occurred on January 1, 1995 for the twelve months ended December 31, 1995 and on January 1, 1996 for the nine months ended September 30, 1996. The following pro forma adjustments are reflected in the pro forma combined condensed financial statements:

 PRO FORMA CONSOLIDATED COMBINED CONDENSED BALANCE SHEET:

    (a) Conversion of Rakepoll Holding affiliate debt as of September 30, 1996 into Rakepoll equity as specified in the Stock Exchange Agreement.

    (b) Elimination of Rakepoll Holding's equity accounts as required by generally accepted accounting principles.

    (c) Issuance of 29,500,000 shares of Gensia Common Stock at a fair market value of $4.97 per share and the payment of $100,000 to Rakepoll Holding shareholders.

    (d) Accrual of certain costs associated with the Stock Exchange.

    (e) Adjustment of Rakepoll Holding's assets and liabilities to the estimated fair values thereof at the date of the Stock Exchange. This amount is only an estimate and may change upon completion of the valuation of such assets.

    (f) Write-off of the portion of the purchase price allocated to estimated acquired in-process technology of Rakepoll Holding, which will be charged to the statement of operations upon consummation of the Stock Exchange. This amount is not included in the Pro Forma Consolidated Combined Condensed Statements of

  Operations as it represents a nonrecurring charge. This amount is only an estimate and may change upon completion of the valuation of such in-process technology.

    (g) Recognition of goodwill for the excess of the estimated purchase price over the estimated net fair value of assets acquired and liabilities assumed. This amount is only an estimate and may change upon completion of the valuation of tangible and intangible assets including in-process technology, as well as other factors.

 PRO FORMA CONSOLIDATED COMBINED CONDENSED STATEMENTS OF OPERATIONS:

    (a) Elimination of intercompany product sales and cost of sales between Gensia and Rakepoll Holding.

    (b) Reduction in interest expense upon the conversion of Rakepoll Holding affiliate debt into Rakepoll Holding equity as specified in the Stock Exchange Agreement. The weighted average annual interest rate for the affiliate debt is approximately 8.5%.

    (c) Adjustment to research and development expenses for cost reductions required by Amendment No. 1, dated as of December 16, 1996, to the Stock Exchange Agreement. As stated in Amendment No. 1, prior to consummation of the Stock Exchange, Gensia must either reduce its research activities to the level at which third party funding for such activities has been obtained or terminate any such unfunded research activities. These adjusted amounts reflect spending on research activities at a level for which funding has already been obtained and do not assume any additional funding for research activities.

    (d) Increase in depreciation resulting from the estimated adjustment of property and equipment to the estimated net fair value, assuming a useful life of ten years.

    (e) Amortization over 25 years of goodwill resulting from excess of the estimated purchase price over the estimated net fair value of assets acquired and liabilities assumed. This amount is only an estimate and may change upon final determination of the goodwill amount and amortization period.

    (f) Reduction for costs associated with the transaction which were expensed by Rakepoll Holding in the nine-month historical amounts.

    (g) Adjustment to reflect estimated increase in general and administrative expenses for operation of a multinational public company.

    (h) The net loss per share and the shares used in computing the net loss per share are based upon the historical weighted average common shares outstanding for the respective periods, adjusted to reflect the issuance of 29,500,000 shares of Gensia Common Stock to Rakepoll Holding stockholders as of January 1, 1995.

                         PROPOSAL TO AMEND AND RESTATE
                     GENSIA'S CERTIFICATE OF INCORPORATION

  By resolution adopted on November 12, 1996, the Gensia Board of Directors proposed the adoption by Gensia stockholders of an amendment and restatement of Gensia's Certificate of Incorporation, pursuant to which (i) Gensia's name would be changed to "Gensia Sicor Inc.," (ii) the number of authorized shares of Gensia Common Stock would be increased from 75,000,000 to 125,000,000 and
(iii) the number of authorized shares of preferred stock designated as Series I Participating Preferred Stock, $.01 par value, would be increased from 100,000 to 125,000. The Gensia Board of Directors further directed that such proposed amendment and restatement be submitted to a vote of Gensia stockholders at the Special Meeting.

  As of January 1, 1997 there were (i) 39,657,982 shares of Gensia Common Stock outstanding, with 4,338,879 shares reserved for issuance pursuant to grants under certain employee benefit plans and 2,154,522 shares reserved for issuance pursuant to outstanding warrants or contingent value rights, and (ii) 1,600,000 shares of Gensia Convertible Preferred Stock outstanding. Pursuant to the Stock Exchange Agreement, Gensia will issue to Rakepoll Holding 29,500,000 shares of Gensia Common Stock, and has also reserved for issuance an additional 2,000,000 shares of Gensia Common Stock issuable upon the exercise of options which may be granted under the 1997 Stock Plan.

  Presently authorized and unreserved shares are not sufficient to permit the consummation of the Stock Exchange. Approval of the amendment and restatement of Gensia's Certificate of Incorporation is necessary in order to consummate the Stock Exchange. Further, the Gensia Board of Directors believes it is desirable that Gensia have the flexibility to issue a substantial number of shares of Gensia Common Stock without further stockholder action unless required by applicable law or regulation. The availability of additional shares will enhance Gensia's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of property, stock dividends, stock splits and employee benefit programs. The Gensia Board of Directors will determine whether, when and on what terms the issuance of shares of Gensia Common Stock may be warranted in connection with any of the foregoing purposes.

  The Gensia Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares in future transactions unless required by law, Gensia's Certificate of Incorporation, or the rules of any stock exchange upon which the stock may be listed, or unless Gensia deems it advisable to do so. Further, the Gensia Board of Directors does not intend to issue any Gensia Common Stock to be authorized under its Certificate of Incorporation except upon terms the Gensia Board of Directors deems to be in the best interests of Gensia and its stockholders. The issuance of additional Gensia Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Gensia Common Stock and their voting rights. Holders of Gensia Common Stock have no preemptive rights.

  Under certain circumstances the additional shares of Gensia Common Stock available for issuance could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Gensia. Such shares could be privately placed with a purchaser who might side with the Gensia Board in opposing a hostile takeover bid, or issued in a merger or transaction that would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to gain control of Gensia. In addition, the Gensia Board could authorize holders of a series of Gensia preferred stock to vote as a class, either separately or with the holders of Gensia Common Stock, on any merger, sale or exchange of assets by Gensia or any other extraordinary corporate transaction. Another method of using authorized but unissued Gensia preferred stock or Gensia Common Stock to discourage unsolicited takeover attempts would be to issue as a dividend to holders of Gensia Common Stock "poison pill" rights to acquire Gensia preferred stock or Gensia Common Stock. These rights, issued pursuant to a stockholder rights plan, are designed to protect against takeovers at an inadequate price or otherwise not in the best interests of all of the stockholders. Stockholder rights plans often include provisions empowering the issuer's board of directors to redeem the rights and thus remove any impediments to a proposed transaction created by the rights.

  As a result of the Stock Exchange and related transactions, Gensia intends to eliminate or establish a separate business for its basic research programs and to establish a separate subsidiary for its medical products business, thereby creating a specialty pharmaceutical company with a major focus on the oncology market and on multisource pharmaceuticals for the acute care market. Sicor, a Rakepoll Holding subsidiary, is a prominent worldwide supplier of specialty bulk drug substances with a primary emphasis on oncological compounds which also offers a broad range of corticosteroids for dermatologic diseases and asthma. In light of the foregoing, the Gensia Board believes that a change of Gensia's name to Gensia Sicor Inc. would more appropriately reflect the modified corporate focus and objectives of the post-Stock Exchange company and allow Gensia to capitalize on the goodwill associated with the Sicor name.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE GENSIA'S CERTIFICATE OF INCORPORATION.

          PROPOSAL TO ADOPT THE GENSIA 1997 LONG-TERM INCENTIVE PLAN

  By resolution adopted on November 12, 1996, the Gensia Board of Directors adopted, subject to stockholder approval at the Special Meeting, the 1997 Stock Plan. The 1997 Stock Plan would replace Gensia's 1990 Stock Plan (the "1990 Stock Plan") and will be effective on the date approved by stockholders of Gensia. The full text of the 1997 Stock Plan, substantially in the form in which it will take effect if approved by Gensia stockholders, is set forth in Annex D to this Proxy Statement. The following summary of the principal features of the 1997 Stock Plan is subject to, and qualified in its entirety by, Annex D.

PURPOSE

  The purpose of the 1997 Stock Plan is to promote the interests of Gensia and its stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in Gensia. By providing the opportunity to acquire stock or receive other incentives, Gensia seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of Gensia largely depends. While the maximum number of shares available for award is modest in comparison to the total number of shares of Gensia Common Stock outstanding, the Gensia Board of Directors believes that the 1997 Stock Plan will constitute an important means of compensating key employees.

SHARES SUBJECT TO 1997 STOCK PLAN

  There are 2,000,000 shares of Gensia Common Stock reserved for issuance under the 1997 Stock Plan. This amount will be increased by any shares not subject to exercise under the 1990 Stock Plan or which are not exercised because of forfeiture or termination of options granted under the 1990 Stock Plan.

THE 1990 STOCK PLAN

  The 1997 Stock Plan, if approved by Gensia's stockholders, will replace the 1990 Stock Plan. Under the 1990 Stock Plan, 6,383,334 shares of Gensia Common Stock have been reserved for issuance either by direct sale or upon exercise of options granted to outside directors, employees (including officers and directors who are also employees) and independent contractors (who are not directors). The 1990 Stock Plan provided for the grant of both incentive stock options and nonstatutory stock options. If any options granted under the 1990 Stock Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for the 1997 Stock Plan. If shares issued under the 1990 Stock Plan are forfeited, they also become available for new grants under the 1997 Stock Plan.

  As of January 1, 1997, options to purchase an aggregate of 3,655,879 shares of Gensia Common Stock at a weighted average exercise price of $5.71 per share were outstanding under the 1990 Stock Plan. As of January 1, 1997, approximately 469 employees, nine directors and 38 consultants or advisors were eligible to participate in the 1990 Stock Plan. On January 10, 1997, the closing price for Gensia's Common Stock on the NNM was $4 17/32. The foregoing numbers do not include options granted to former employees. To date, all employee stock options have been granted with exercise prices equal to the fair market value of Gensia's Common Stock on the date of grant, as determined by the Stock Option Committee in accordance with the provisions of the 1990 Stock Plan. Of the options granted under the 1990 Stock Plan, 942,152 have been exercised. As of January 1, 1997, 86,250 shares of Gensia Common Stock had been issued for direct sale under the 1990 Stock Plan. As of January 1, 1997, a total of 603,774 shares of Gensia Common Stock were available for future options, grants or direct sales under the 1990 Stock Plan.

  As of January 1, 1997, the following persons or groups had in total, received options to purchase shares of Gensia Common Stock under the 1990 Plan as follows: (i) the Chief Executive Officer and the other remaining officers named in the Summary Compensation Table: Mr. Hale 447,500 shares, Mr. Burgess 82,500 shares and Mr. Walsh 45,000 shares; (ii) all current executive officers of Gensia as a group: 915,850 shares; (iii) all current directors who are not executive officers as a group: 262,000 shares; (iv) each associate of any of such directors, executive officers or nominees: no shares;
(v) each person who as received five percent of options granted other than those named above: no shares; and (vi) all employees and consultants of Gensia, including all current officers who are not executive officers, as a group: 3,418,331 shares. The foregoing numbers do not include options that were surrendered in connection with the grant of restricted stock awards or options for 19,750 shares which have been exercised.

DESCRIPTION OF 1997 STOCK PLAN

ADMINISTRATION

  The 1997 Stock Plan will be administered by the Stock Option Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Code Section 162(m) and smaller committees of directors as established by the Gensia Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1997 Stock Plan may be administered by officers who are not directors. The Gensia Board of Directors may fill vacancies from time to time to remove or add members.

  The Committee selects those employees of Gensia or its subsidiaries who will be eligible to receive awards under the 1997 Stock Plan. The 1997 Stock Plan provides that the Committee may grant to eligible individuals any combination of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance awards, stock payments or dividend equivalents. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award. 2,000,000 shares have been reserved for grants under the 1997 Stock Plan.

NON-EMPLOYEE DIRECTOR GRANTS

  Non-employee directors are eligible to receive nonqualified stock options under the 1997 Stock Plan in the sole discretion of the full Gensia Board of Directors. These grants are designed to comply with the provisions of Rule 16b-3 and are made at the conclusion of each regular annual meeting of stockholders to incumbent non-employee directors who will continue to serve on the Gensia Board of Directors thereafter. The shares of Gensia Common Stock will be issued for past service by the non-employee directors and without payment of any purchase price. New non-employee directors will receive an initial grant of nonqualified stock options unless they had received an initial grant at the conclusion of the annual stockholder meeting in the same calendar year.

  Total shares available to non-employee directors may not exceed 15% of the maximum number of shares available under the 1997 Stock Plan.

STOCK OPTIONS

  Nonqualified stock options will provide for the right to purchase shares of Gensia Common Stock at a price which is not less than 85% of the fair market value of Gensia Common Stock subject to the option on the effective date of the grant. These options will be granted for a term which may not exceed ten years.

  Incentive stock options will be designed to comply with the provisions of the Code, and will be subject to restrictions contained in the Code. Incentive stock options will be granted with an exercise price of not less than 100% of the fair market value of the Gensia Common Stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to persons who own more than 10% of the combined voting power of Gensia's outstanding securities must be granted at prices which are not less than 110% of fair market value on the date of grant and may not extend for more than five years from the date of grant.

  The option exercise price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by Gensia to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of Gensia owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

  Options for employees will have such other terms and be exercisable in such manner and at such times as the Committee may determine. As noted below, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. In addition, an option agreement for an employee may provide for accelerated exercisability in the case of other events as determined by the Committee.

  The Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

RESTRICTED STOCK

  Restricted stock may be granted or sold to employees for prices determined by the Committee and subject to such restrictions as may be appropriate. It is anticipated that restricted stock would be forfeited and would be resold to Gensia at cost in the event that "vesting" is not achieved by virtue of seniority or performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse.

STOCK APPRECIATION RIGHTS

  Stock appreciation rights ("SARs") may be granted in tandem with stock options or separately. If SARs are granted in tandem with options, the options may be either nonqualified or incentive stock options. SARs granted by the Committee in tandem with stock options will provide for payments to grantees based upon increases in the price of Gensia Common Stock over the exercise price of the related option. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable. The Committee may elect to pay SARs in cash or in Gensia Common Stock or in a combination of cash and Gensia Common Stock.

  SARs which are issued separately from options will provide for payments based upon increases in the price of Gensia Common Stock over the fair market value of Gensia Common Stock or the book value of Gensia Common Stock on the date of grant. The Committee will determine whether fair market value or book value will be the appropriate measure. As with other SARs, upon exercise the Committee may determine to pay the SARs in cash or in Gensia Common Stock or in a combination of cash and Gensia Common Stock.

PERFORMANCE AWARDS, COMMON STOCK PAYMENTS AND DIVIDEND EQUIVALENTS

  Performance awards may be granted by the Committee on an individual basis. Generally these awards will be paid in cash and will be based upon specific agreements.

  The Committee may approve a payment in Gensia Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary (e.g., a bonus). Similarly, the Committee may award shares as dividend equivalents with respect to grants of options or SARs.

 SECTION 162(M)

  In order to permit maximum deductibility of compensation relating to awards of stock options and SARs, a limitation has been imposed upon the number of such awards which may be made under the 1997 Stock Plan. Specifically, no more than 250,000 (350,000 in the event of an option repricing) shares of Gensia Common Stock shall be subject to stock options and SARs that are granted annually under the 1997 Stock Plan to any one employee. A maximum of 2,000,000 shares has been authorized for award under the 1997 Stock Plan plus shares which are not subject to grants under the 1990 Stock Plan as of the effective date, and shares which become available because options under the 1990 Stock Plan are forfeited or terminate.

 OTHER PROVISIONS

  The 1997 Stock Plan contains customary provisions relating to adjustments for increases or decreases in the number and kind of Gensia securities. Furthermore, all awards under the 1997 Stock Plan vest fully and immediately upon death, disability or upon a change in control. "Change in control" includes tender offers, mergers, sales of substantially all Gensia assets, change in a majority of the Gensia Board over a two-year period and the acquisition of more than 30% of the outstanding shares of Gensia Common Stock by a person who did not previously own 30% of such stock.

  The 1997 Stock Plan will expire ten years after its initial effective date, unless it is terminated before then by the Gensia Board of Directors.

  The Gensia Board of Directors may amend, suspend or terminate the 1997 Stock Plan at any time without further action of the Gensia stockholders except with respect to the accelerated vesting or share adjustment provisions and as required by applicable law.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 1997 Stock Plan as it relates to nonqualified stock options, incentive stock options and share awards is intended to be a summary of applicable federal law. State and local tax consequences may differ.

 OPTIONS

  Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

  An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. Gensia is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. It the holding periods are not satisfied, Gensia will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

  An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Gensia is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a long-term capital gain if the shares are held for at least one year following exercise. Gensia does not receive a deduction for this gain.

 SHARE AWARDS

  If a participant is awarded or purchases shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount paid for the shares will be taxed to the participant as ordinary income. Gensia will be entitled to a deduction in the same amount provided it makes all required withholdings on the compensation element of the sale or award. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

  If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. Gensia is entitled to a deduction equal to the amount of the income recognized by the participant.

  Code Section 83(b) permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

1997 STOCK PLAN BENEFITS

  The Committee has full discretion to determine the number, type and value of awards to be granted to key employees under the 1997 Stock Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees are not determinable.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO ADOPT THE 1997 STOCK PLAN.

                              OWNERSHIP OF GENSIA

  The following table sets forth information as of January 1, 1997, as to shares of Gensia Common Stock beneficially owned by (i) each director, (ii) the officers of Gensia named in the Summary Compensation Table set forth in Gensia's Proxy Statement for its 1996 Annual Meeting, (iii) the directors and executive officers of Gensia as a group and (iv) each person known by Gensia to be the beneficial owner of more than 5% of the outstanding shares of Gensia Common Stock. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                                  BENEFICIAL OWNERSHIP
                                                 OF GENSIA COMMON STOCK
                                                 ------------------------------
                                                 NUMBER OF           PERCENT
                                                 SHARES(1)         OF CLASS(2)
                                                 -------------     ------------
Hoechst Marion Roussel, Inc. ..................      3,396,442(3)         8.44%
 10236 Marion Park Drive
 Kansas City, MO 64134-0627
State of Wisconsin Investment Board ...........      3,161,400(4)         7.86
 P. O. Box 7842
 Madison, WI 53707
David F. Hale..................................        927,479(5)         2.31
Jerry C. Benjamin..............................         32,500(6)            *
James C. Blair.................................        102,568(7)            *
Daniel D. Burgess..............................        104,609(8)            *
Herbert J. Conrad..............................         24,345(9)            *
Paul K. Laikind................................        401,367(10)           *
Steven C. Mendell..............................         32,562(11)           *
Daniel O. Pegg.................................         39,342(12)           *
Alan R. Timms..................................         43,125(13)           *
Patrick D. Walsh...............................         47,098(14)           *
L. John Wilkerson..............................         72,312(15)           *
All directors and executive officers as a group
 (16 persons)..................................      2,044,943(16)        5.08

-------
 *Less than one percent
 (1) To Gensia's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Gensia Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
 (3) Based on its amended Schedule 13G dated February 12, 1996 wherein Hoechst Marion Roussel, Inc. (formerly Marion Merrell Dow, Inc.) reported the beneficial ownership of 3,396,442 shares at December 31, 1995.
 (4) Based on its amended Schedule 13G dated February 15, 1996 wherein State of Wisconsin Investment Board reported the beneficial ownership of 3,161,400 shares at December 31, 1995.

 (5) Includes 433,000 shares held by a trust as to which Mr. Hale has shared voting and investment power, 42,000 shares held by Mr. Hale as custodian for his minor children as to which Mr. Hale has sole voting and investment power, and 381,500 shares which Mr. Hale has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options and warrants.

 (6) Includes 30,500 shares Mr. Benjamin has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options.

 (7) Includes 14,750 shares which Dr. Blair has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options and warrants. Dr. Blair is a General Partner of One Palmer Square Associates, L.P., the general partner of Domain Partners, L.P. Includes 50,000 shares which Domain Partners III, L.P.

     has the right to acquire within 60 days of January 1, 1997. Dr. Blair is a General Partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. Dr. Blair has an indirect beneficial interest in these shares. Includes 1,509 shares beneficially owned by Domain Associates Profit Sharing Plan. Includes 4,125 shares which Domain Associates has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of warrants. Dr. Blair is a General Partner of Domain Associates.

 (8) Includes 60,929 shares which Mr. Burgess has the right to acquire within 60 days of January 1, 1997, pursuant to the exercise of options and warrants.

 (9) Includes 24,345 shares which Mr. Conrad has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options.

(10) Includes 64,509 shares which Dr. Laikind has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options.

(11) Includes 30,500 shares which Mr. Mendell has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options and warrants.

(12) Includes 10,500 shares which Mr. Pegg has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options and warrants.

(13) Includes 39,000 shares which Dr. Timms has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options and warrants.

(14) Includes 20,061 shares which Mr. Walsh has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options.

(15) Includes 29,000 shares which Dr. Wilkerson has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of warrants. Includes 20,250 shares owned by Longbow Partners and 20,250 shares which Longbow Partners has the right to acquire within 60 days of January 1, 1997 pursuant to the exercise of options. Longbow Partners is a partnership of which the partners are certain shareholders of The Wilkerson Group. Dr. Wilkerson disclaims beneficial ownership of the shares and options held by Longbow Partners. Dr. Wilkerson is Chairman of The Wilkerson Group.

(16) Includes 850,405 shares which may be acquired within 60 days of January 1, 1997 pursuant to the exercise of options and warrants. Includes 481,736 shares held by trusts for the benefit of family members of directors and officers as to which such directors and officers have voting and investment power.

                  RAKEPOLL HOLDING B.V.

                  Financial information as of September 30, 1996 and 1995 and for the nine months then ended (Unaudited)

                             RAKEPOLL HOLDING B.V.

                      COMBINED BALANCE SHEETS (UNAUDITED)

                                                                 SEPTEMBER 30
                                                                ---------------
                                                                 1996     1995
                                                                -------  ------
                                                                (IN THOUSANDS
                                                                      OF
                                                                UNITED STATES
                                                                   DOLLARS)
                            ASSETS
Current assets:
  Cash.........................................................   1,221   2,307
  Trade accounts receivable, net...............................  26,221  16,882
  Other receivables............................................   6,009   3,705
  Inventories..................................................  30,879  18,557
  Prepaid expenses and other current assets....................   1,370     785
                                                                -------  ------
    Total current assets.......................................  65,700  42,236
Property, plant and equipment, net.............................  34,296  28,367
Other assets, net..............................................   2,626   2,332
Deferred tax assets............................................     955     775
                                                                -------  ------
    Total assets............................................... 103,577  73,710
                                                                =======  ======
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings........................................  16,602  11,951
  Current portion of long-term debt:
   Third party.................................................   3,843   1,349
   Affiliate...................................................   3,040   2,736
  Trade accounts payable.......................................  35,751  25,820
  Payable to affiliates........................................     998      59
  Income taxes payable.........................................   3,107     688
  Other current liabilities....................................   4,561   3,129
  Deferred income tax liability................................     653     126
                                                                -------  ------
    Total current liabilities..................................  68,555  45,858
Long-term debt, net of current portion:
   Third party.................................................  10,861  11,869
   Affiliate...................................................   9,546   6,594
Severance indemnities..........................................   1,745   1,571
Other long-term liabilities....................................   1,940   2,413
                                                                -------  ------
    Total liabilities..........................................  92,647  68,305
Shareholders' equity:
  Common stock.................................................   5,152   2,262
  Additional paid-in capital...................................   7,182   7,182
  Retained earnings............................................    (583) (2,207)
  Cumulative translation adjustments...........................    (821) (1,832)
                                                                -------  ------
                                                                 10,930   5,405
                                                                -------  ------
    Total liabilities and shareholders' equity................. 103,577  73,710
                                                                =======  ======

                           RAKEPOLL HOLDING B.V.

                  COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30
                                                           ------------------
                                                             1996      1995
                                                           --------  --------
                                                           (IN THOUSANDS OF
                                                             UNITED STATES
                                                               DOLLARS)
Net Sales.................................................   56,499    45,144
Cost of sales.............................................  (35,760)  (33,470)
                                                           --------  --------
  Gross margin............................................   20,739    11,674
Operating expenses:
  Selling, general and administrative.....................    9,483     6,776
  Research and development................................    4,922     2,092
  Unusual item--Provision for contamination settlement....      --      2,400
                                                           --------  --------
    Total operating expenses..............................   14,405    11,268
                                                           --------  --------
Operating income..........................................    6,334       406
Interest expense..........................................   (2,729)   (2,290)
Interest income...........................................      215       209
Foreign exchange gains (losses), net......................    2,687      (734)
Other income, net.........................................      383        65
                                                           --------  --------
Income (loss) before income taxation and minority inter-
 est......................................................    6,890    (2,344)
Income tax benefit (expense)..............................   (3,623)    1,466
                                                           --------  --------
Net income (loss) before minority interest................    3,267      (878)
Minority interest.........................................      --        135
                                                           --------  --------
    Net income (loss).....................................    3,267      (743)
                                                           ========  ========

                             RAKEPOLL HOLDING B.V.

                 COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                NINE MONTHS
                                                                   ENDED
                                                                SEPTEMBER 30
                                                               ---------------
                                                                1996     1995
                                                               -------  ------
                                                               (IN THOUSANDS
                                                                     OF
                                                               UNITED STATES
                                                                  DOLLARS)
Cash flows from operating activities:
  Net income (loss)...........................................   3,267    (743)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
  Depreciation and amortization...............................   3,858   2,850
  Provision for contamination settlement......................     --    2,400
  Deferred taxes..............................................     780  (1,935)
  Changes in assets and liabilities, net of effect of
   acquisitions:
   Increase in receivables....................................  (9,259) (4,326)
   Increase in inventories.................................... (11,708) (5,403)
   Increase in prepaid expenses and other current assets......    (673)   (719)
   Increase in accounts payable...............................  11,567   7,610
   Increase (decrease) in affiliates payable..................     (58)     58
   Increase (decrease) in income taxes payable................   2,844    (353)
   Increase in other current liabilities......................     467   1,849
   Net change in other non current assets.....................     371  (1,068)
   Net change in other long term liabilities..................    (661)   (176)
                                                               -------  ------
    Net cash provided by operating activities.................     795      44
                                                               -------  ------
Cash flows from investing activities:
  Capital expenditures........................................  (7,665) (7,518)
  Payment for acquired business...............................     --     (312)
                                                               -------  ------
    Net cash used in investing activities.....................  (7,665) (7,830)
                                                               -------  ------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt....................   4,035   7,367
  Repayments of long-term debt................................    (822)   (336)
  Change in short term borrowings.............................     276   1,530
  Proceeds from issuance of common stock......................   1,951     104
                                                               -------  ------
    Net cash provided by financing activities.................   5,440   8,665
                                                               -------  ------
Effect of exchange rate changes on cash.......................      47     (74)
Increase (decrease) in cash...................................  (1,383)    805
Cash at beginning of year.....................................   2,604   1,502
                                                               -------  ------
Cash at end of year...........................................   1,221   2,307
                                                               =======  ======

                             RAKEPOLL HOLDING B.V.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1 BASIS OF ACCOUNTING

  The combined balance sheet as of September 30, 1996 and 1995, of Rakepoll Holding B.V., the related combined statements of operations and combined statements of cash flows for the nine month periods then ended are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements have been included. These interim financial statements and notes are presented in condensed form as permitted by the rules and regulations of the U.S. Securities and Exchange Commission.

2 BASIS OF PRESENTATION

  Rakepoll Holding B.V. (Company) is owned 97.5% by Rakepoll Finance N.V. (Finance) and 2.5% by O.B. Norden Holding N.V. The Company owns 99.64% of SICOR Societa Italiana Corticosteriodi S.p.A. (Sicor). During January 1995, Sicor acquired 70% of Zanoni Pharmaceuticals s.r.l., (Zanoni) and in June 1996, Sicor acquired the remaining 30% of Zanoni.

  The majority shareholder of Finance indirectly owned 80% of Sintesis, Lerma S.A. de C.V. (Lerma) since 1994, while the remaining 20% was owned by two individuals closely related to the group. As of September 26, 1996 the Company acquired direct ownership of Lerma.

  The majority shareholder of Finance indirectly controlled 51% of Lemery, S.A. de C.V. (Lemery), Lemery Desarrollo y Control, S.A. de C.V. (Ledeco) and Immobiliaria Lemery S.A. de C.V. (Immobiliaria). The interest in these companies (the Lemery group) was acquired in 1989. The remaining interest was controlled by the same individuals owning the minority interest in Lerma. As of September 26, 1996 the Company acquired direct ownership of a 51% interest in the Lemery group.

3 ACQUISITION OF 100% INTEREST IN ZANONI S.R.L.

  As at June 27, 1996, Sicor S.p.A. acquired the 30% minority interest in its subsidiary Zanoni s.r.l. The transaction generated an excess cost of approximately $234,000 allocated to property, plant and equipment. The results of the period of the subsidiary were not significant.

4 CONTINGENCIES

  During the first nine months of 1995 the Sicor began shipping products that contained elements of contamination and subsequently received claims for recovery and damages from certain customers. Through September 30, 1996 no lawsuits have been filed against the Company in regards to this matter.

  As at September 30, 1995, a provision has been recorded of approximately $2,400,000 which represents management's best estimate of product rework costs, attorney's costs and other settlement costs attributable to sales of contaminated product made prior to September 30, 1995. For the year ended at December 31, 1995, Sicor recognised a charge against operations related to the matter totalling approximately $2,701,000.

  During the nine month period ended September 30, 1996, approximately $425,000 of costs related to this matter were charged against the accrual.

  At present the Company believes that it reached a general understanding with suppliers and customers on a framework to settle the major claims emanating from the contaminated products. No customer has initiated any legal action against the Company. On the basis of such information, the Company believes that the current accrual is adequate.

5 RECENT DEVELOPMENTS

  The remaining 49% interest in the Lemery group was transferred to the Company on October 1, 1996.

                  RAKEPOLL HOLDING B.V.

                  Combined financial statements as of December 31, 1995 and 1994 and for the three years ended December 31, 1995

                             RAKEPOLL HOLDING B.V.

                            COMBINED BALANCE SHEETS

                                                           NOTES  DECEMBER 31
                                                           ----- --------------
                                                                  1995    1994
                                                                 ------  ------
                                                                 (IN THOUSANDS
                                                                   OF UNITED
                                                                    STATES
                                                                   DOLLARS)
                          ASSETS
Current assets:
  Cash....................................................        2,604   1,502
  Trade accounts receivable, net..........................    3  19,064  13,707
  Other receivables.......................................        2,501   2,192
  Inventories.............................................    4  18,553  13,053
  Prepaid expenses and other current assets...............          638     666
                                                                 ------  ------
    Total current assets..................................       43,360  31,120
Property, plant and equipment, net........................    5  28,773  22,732
Other assets, net.........................................    6   2,874   1,227
Deferred tax assets.......................................    7   2,015     --
                                                                 ------  ------
    Total assets..........................................       77,022  55,079
                                                                 ======  ======
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings...................................    8  14,971  10,307
  Current portion of long-term debt:
   Third Party............................................   10   1,137     677
   Affiliate..............................................   10   2,978     --
  Trade accounts payable..................................       23,275  17,918
  Payable to affiliates...................................          464      24
  Income taxes payable....................................    7     281   1,029
  Other current liabilities...............................    9   3,651   2,789
  Deferred income tax liability...........................    7     953   1,305
                                                                 ------  ------
    Total current liabilities.............................       47,710  34,049
Long-term debt, net of current portion:
   Third party............................................   10  12,257   7,842
   Affiliate..............................................   10   7,719   5,758
Severance indemnities.....................................   11   1,742   1,057
Other long-term liabilities...............................   12   2,518     --
Deferred income tax liability.............................    7     --       46
                                                                 ------  ------
    Total liabilities.....................................       71,946  48,752
Shareholders' equity......................................   13
  Common stock............................................        3,201   2,037
  Additional paid-in capital..............................        7,182   7,302
  Retained earnings.......................................       (3,849) (1,464)
  Cumulative translation adjustments......................       (1,458) (1,548)
                                                                 ------  ------
                                                                  5,076   6,327
                                                                 ------  ------
    Total liabilities and shareholders' equity............       77,022  55,079
                                                                 ======  ======

                             RAKEPOLL HOLDING B.V.

                        COMBINED STATEMENT OF OPERATIONS

                                              NOTES       DECEMBER 31
                                              ----- -------------------------
                                                     1995     1994     1993
                                                    -------  -------  -------
                                                       (IN THOUSANDS OF
                                                    UNITED STATES DOLLARS)
Net Sales....................................   17   60,736   50,516   43,799
Cost of sales................................       (46,198) (35,808) (32,853)
                                                    -------  -------  -------
  Gross margin...............................        14,538   14,708   10,946
Operating expenses:
  Selling, general and administrative........         8,761    7,809    6,489
  Research and development...................   18    3,132    1,677      315
  Unusual item--Provision for contamination
   settlement................................   19    2,701      --       --
                                                    -------  -------  -------
    Total operating expenses.................        14,594    9,486    6,804
                                                    -------  -------  -------
Operating income (loss)......................           (56)   5,222    4,142
Interest expense.............................   14   (3,084)  (1,456)  (1,472)
Interest income..............................           308      111      511
Foreign exchange losses, net.................   16   (1,592)  (2,958)  (1,258)
Other income, net............................   15      162      346       84
                                                    -------  -------  -------
Income (loss) before income taxation and mi-
 nority interest.............................        (4,262)   1,265    2,007
Income tax benefit (expense).................    7    1,727   (1,960)  (1,476)
                                                    -------  -------  -------
Net income (loss) before minority interest...        (2,535)    (695)     531
Minority interest............................           150      --       --
                                                    -------  -------  -------
Net income (loss)............................        (2,385)    (695)     531
                                                    =======  =======  =======


            See accompanying notes to combined financial statements.

                             RAKEPOLL HOLDING B.V.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                         COMMON STOCK                          ADDITIONAL PAID-IN-CAPITAL
                                   -------------------------------------------------------- --------------------------------
                                                      LEMERY
                                                    DESARROLLO              SINTESIS,                        SINTESIS,
                                   RAKEPOLL LEMERY, Y CONTROL, IMMOBILIARIA   LERMA         RAKEPOLL LEMERY,   LERMA
                                   HOLDING  S.A. DE  S.A. DE   LEMERY S.A.   S.A. DE        HOLDING  S.A. DE  S.A. DE
                                     B.V.    C.V.      C.V.      DE C.V.      C.V.    TOTAL   B.V.    C.V.     C.V.     TOTAL
                                   -------- ------- ---------- ------------ --------- ----- -------- ------- --------- --------
                                                                             (IN THOUSANDS OF UNITED STATES DOLLARS)
Balance at January 1, 1993.......     22     1,523      80         120          --    1,745  7,171      11       --    7,182
 Net income......................     --        --      --          --          --       --     --      --       --       --
                                     ---     -----     ---         ---         ---    -----  -----     ---     ----    -----
Balance at December 31, 1993.....     22     1,523      80         120          --    1,745  7,171      11       --    7,182
 Net income......................     --        --      --          --          --       --     --      --       --       --
 Acquisition of indirect
 controlling interest in Lerma...     --        --      --          --         292      292     --      --       --       --
 Capital increase................     --        --      --          --          --       --     --      --      120      120
 Foreign exchange
 translation adjustments.........     --        --      --          --          --       --     --      --       --       --
                                     ---     -----     ---         ---         ---    -----  -----     ---     ----    -----
Balance at December 31, 1994.....     22     1,523      80         120         292    2,037  7,171      11      120    7,302
 Net income......................     --        --      --          --          --       --     --      --       --       --
 Capital increase................     --       940      --          --         224    1,164     --      --     (120)    (120)
 Foreign exchange translation
 adjustments.....................     --        --      --          --          --       --     --      --       --       --
                                     ---     -----     ---         ---         ---    -----  -----     ---     ----    -----
Balance at December 31, 1995.....     22     2,463      80         120         516    3,201  7,171      11       --    7,182
                                     ===     =====     ===         ===         ===    =====  =====     ===     ====    =====

                                                  CUMULATIVE          TOTAL
                                     RETAINED     TRANSLATION     SHAREHOLDER'S
                                     EARNINGS     ADJUSTMENT         EQUITY
                                     --------     -----------     -------------
Balance at January 1, 1993.......    (1,121)       (1,767)           6,039
 Net income......................       531            --              531
                                     ------        ------           ------
Balance at December 31, 1993.....      (590)       (1,767)           6,570
 Net income......................      (695)           --             (695)
 Acquisition of indirect
 controlling interest in Lerma...      (179)           --              113
 Capital increase................        --            --              120
 Foreign exchange
 translation adjustments.........        --           219              219
                                       ----        ------           ------
Balance at December 31, 1994.....    (1,464)       (1,548)           6,327
 Net income......................    (2,385)           --           (2,385)
 Capital increase................
 Foreign exchange translation            --            --            1,044
 adjustments.....................        --            90               90
                                     ------        ------           ------
Balance at December 31, 1995.....    (3,849)       (1,458)           5,076
                                     ======        ======           ======


           See accompanying notes to combined financial statements

                             RAKEPOLL HOLDING B.V.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                   DECEMBER 31
                                    -------------------------------------------
                                        1995           1994           1993
                                    -------------  -------------  -------------
                                     (IN THOUSANDS OF UNITED STATES DOLLARS)
Cash flows from operating activi-
 ties:
  Net income (loss)...............         (2,385)          (695)           531
  Adjustments to reconcile net in-
   come (loss) to net cash pro-
   vided by (used in) operating
   activities:
  Depreciation and amortization...          4,000          2,866          2,420
  Provision for contamination set-
   tlement........................          2,781            --
  Deferred taxes..................         (2,431)           750          1,325
  Changes in assets and liabili-
   ties, net of effect of acquisi-
   tions:
   Increase in receivables........         (6,483)        (3,709)          (591)
   Increase in inventories........         (5,486)        (4,911)        (1,592)
   (Increase) decrease in prepaid
    expenses and other current as-
    sets..........................           (336)          (724)         1,234
   Increase in accounts payable...          6,514          4,470          4,523
   Increase (decrease) in affili-
    ates payable..................            496           (309)          (789)
   (Decrease) increase in income
    taxes payable.................           (823)         1,023            --
   Increase (decrease) in other
    current liabilities...........            830            190         (1,856)
   Net change in other non current
    assets........................         (1,736)          (595)           122
   Net change in other long-term
    liabilities...................            --            (468)           487
                                    -------------  -------------  -------------
    Net cash provided by (used in)
     operating activities.........         (5,059)        (2,112)         5,814
                                    -------------  -------------  -------------
Cash flows from investing activi-
 ties:
  Capital expenditures............         (9,112)        (7,438)        (4,382)
  Payment for acquired business...           (312)           --             --
                                    -------------  -------------  -------------
    Net cash used in investing ac-
     tivities.....................         (9,424)        (7,438)        (4,382)
                                    -------------  -------------  -------------
Cash flows from financing activi-
 ties:
  Proceeds from issuance of long-
   term debt......................         10,653          8,705          1,697
  Repayments of long-term debt....           (675)          (746)          (496)
  Change in short term
   borrowings.....................          4,386          1,405         (2,044)
Procceeds from issuance of common
 stock............................          1,392            120            --
                                    -------------  -------------  -------------
    Net cash provided by (used in)
     financing activities.........         15,756          9,484           (843)
                                    -------------  -------------  -------------
Effect of exchange rate changes on
 cash.............................           (171)           160           (119)
                                    -------------  -------------  -------------
Increase in cash..................          1,102             94            470
Cash at beginning of year.........          1,502          1,408            938
                                    -------------  -------------  -------------
Cash at end of year...............          2,604          1,502          1,408
                                    =============  =============  =============
Supplemental cash flow informa-
 tion:
  Cash paid during the year for:
   Interest.......................          2,658          1,477          1,389
                                    =============  =============  =============
   Income taxes, net of refunds...          1,026             62             54
                                    =============  =============  =============
   Acquisition of businesses:
    Fair value of assets ac-
     quired.......................          2,048            --             --
    Liabilities assumed...........         (1,736)           --             --
                                    -------------  -------------  -------------
    Cash paid.....................            312            --             --
                                    =============  =============  =============

            See accompanying notes to combined financial statements

                             RAKEPOLL HOLDING B.V.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Basis of presentation

  Rakepoll Holding B.V. (Rakepoll) is owned 97.5% by Rakepoll Finance N.V. and 2.5% by O.B. Norden Holding N.V., Rakepoll owns 99.5% of SICOR Societa Italiana Corticosteriodi S.p.A. (SICOR). SICOR, established in 1983 in Rho, Italy is a major Italian producer of bulk "active ingredients" which are sold to large and medium size pharmaceutical companies throughout the world. During January 1995, SICOR acquired 70% of Zanoni Pharmaceuticals s.r.l. (Zanoni), a manufacturer of anti-tumor drugs. Proforma disclosures required under APB No. 16 have not been presented as the results of operations for Zanoni have been included in the combined statement of operations since January 1995. The disclosures for the preceeding period have been omitted as the amounts were not significant. In June 1996, SICOR acquired the remaining 30% of Zanoni.

  The majority shareholder of Rakepoll indirectly owns 80% of Sintesis, Lerma S.A. de C.V. (Lerma) located in Mexico. Lerma was acquired in 1994 and currently manufactures pharmaceutical and chemical products for export to SICOR. The net assets of Lerma at the date of acquisition were not significant.

  Further, the majority shareholder of Rakepoll indirectly controls 51% of Lemery, S.A. de C.V. (Lemery), Lemery Desarrollo y Control, S.A. de C.V. (Ledeco) and Immobiliaria Lemery S.A. de C.V. (Immobiliaria). These companies, all located in Mexico were acquired in 1989. Lemery is the operating company and Ledeco and Immobiliaria provide certain administrative service to Lemery. Considering the related nature of these companies the financial statements of Lemery, Ledeco and Immobiliaria have been combined and are hereafter referred to as the Lemery group.

  As it has been determined that the aforementioned companies have been under common control by the majority shareholder of Rakepoll, the accompanying historical financial statements have been prepared by combining the consolidated financial statements of Rakepoll with the financial statements of Lerma and the combined financial statements of the Lemery group. The combined financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The combined entities are hereafter referred to as "the Company".

  The preparation of financial statements in conformity with generally accepted accounting principles inherently requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 b. Principles of consolidation and combination

  The combined financial statements of Rakepoll include the accounts of SICOR, Zanoni, Lerma and the Lemery group. All significant intercompany transactions and balances between the entities have been eliminated. Unrealized intercompany profits in inventories have been eliminated and cost of sales have been adjusted for the effects of such eliminations.

 c. Foreign currencies

  Monetary assets and liabilities denominated in currencies other than functional currencies are translated to functional currencies at rates of exchange prevailing on the balance sheet date. Exchange gains and losses are recorded in operating results in the period in which they arise.

  The combined financial statements have been prepared in United States dollars. Assets and liabilities of non-U.S. dollar companies are converted to U.S. dollars at rates of exchange prevailing on the balance sheet date.

                             RAKEPOLL HOLDING B.V.

Income and expense items of such companies are translated at the average exchange rates for the year. The resulting translation differences are included in the cumulative translation adjustment, a separate component of shareholders' equity.

 c. Financial instruments

  Off-balance sheet financial instruments such as foreign currency forward contracts are valued at market prices with the resulting gains and losses recognized in the statement of operations as foreign currency exchange results. The Company does not hold or issue financial instruments for trading purposes.

  The Company values financial instruments as required by FAS No. 107, Disclosures about Fair Value of Financial Instruments. The carrying amounts of cash, accounts receivable, short-term debt and long-term, variable-rate debt approximate fair value. The Company estimates that the carrying value of long-term fixed rate debt approximates fair value based on the Company's estimated current borrowing rates for debt with similar maturities.

 d. Receivables

  Receivables are stated at face value, less a provision for doubtful accounts.

 e. Inventories

  Inventories are valued at the lower of cost or market. Cost is determined on the last-in first-out (LIFO) basis for the Company's Italian subsidiaries. Cost is determined on a first-in first out (FIFO) basis for inventories of Lerma and the Lemery group.

 f. Property, plant and equipment

  Property, plant and equipment are valued at historical cost less straight-line depreciation based on the estimated useful lives of the assets. All expenditures for additions and improvements that extend the life of assets are capitalized.

  The applicable rates of depreciation are as follows:

     Buildings and building improvements............................          5%
     Machinery and equipment........................................ 9% to 17.5%
     Office furniture and equipment.................................  10% to 30%
     Motor vehicles.................................................  20% to 25%

  Normal maintenance and repair costs for property, plant and equipment are charged to expense as incurred.

 g. Research and development expense

  Expenditures relating to the development of new products and processes, including significant improvements and refinement to existing products are expensed as incurred.

 h. Income taxes

  The provision for income taxes is computed on the pretax income (loss) of the entities included in the combined financial statements based on the current tax law applicable in each taxing country. Deferred taxes result from the future tax consequences associated with temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and those measured under applicable tax laws.

                             RAKEPOLL HOLDING B.V.

 i. Impairment of long-lived assets

  The Company routinely evaluates the carrying value of long-lived assets and when, in the opinion of management, the value of such assets is impaired, will write-down the value of such assets to their net realizable value.

  In 1995 the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations such as property, plant and equipment and intangible assets, when indicators of impairment are present and the undiscounted cash flows generated by those assets are less than the carrying amount of those assets. The Company will adopt SFAS 121 in the first quarter of 1996. Based on the current circumstances, management does not believe the effect of adoption will be material to its financial position or results of operations.

 j. Concentrations of credit risk

  SICOR maintains a significant customer relationship with Alco Chemicals (see
Note 17). Lemery's three largest customers are governmental agencies in Mexico and account for approximately 65% of Lemery's total revenues. Trade receivables related to the customers in Mexico as of December 31, 1995 and 1994 were $1,069,000 and $118,000, respectively.

2 GEOGRAPHIC SEGMENT INFORMATION

  Selected geographic information is summarized as follows:

                                               YEAR ENDED DECEMBER 31
                                      ------------------------------------------
                                          1995           1994          1993
                                      -------------  ------------- -------------
                                       (IN THOUSANDS OF UNITED STATES DOLLARS)
   NET SALES (BY ORIGIN)
     Italy...........................        46,603         34,425        33,002
     Mexico..........................        14,133         16,091        10,797
                                      -------------  ------------- -------------
       Total.........................        60,736         50,516        43,799
                                      =============  ============= =============
   OPERATING (LOSS) INCOME
     Italy...........................        (1,394)         2,845         3,801
     Mexico..........................         1,338          2,377           341
                                      -------------  ------------- -------------
       Total.........................           (56)         5,222         4,142
                                      =============  ============= =============
   IDENTIFIABLE ASSETS
     Italy...........................        64,417         44,054        34,629
     Mexico..........................        12,605         11,025         7,041
                                      -------------  ------------- -------------
       Total.........................        77,022         55,079        41,670
                                      =============  ============= =============

3 ACCOUNTS RECEIVABLE

  The trade receivable balance is net of an allowance for doubtful accounts of $592,000 and $440,000 at December 31, 1995 and 1994, respectively.
Approximately $12,110,000 and $7,136,000 of the trade receivable balance at December 31, 1995 and 1994, respectively, is pledged as security for short-term borrowings (see note 8).

                             RAKEPOLL HOLDING B.V.

4 INVENTORIES

                                                                 DECEMBER 31
                                                               ----------------
                                                                1995     1994
                                                               -------  -------
                                                                (IN THOUSANDS
                                                                  OF UNITED
                                                               STATES DOLLARS)
   Raw materials..............................................   4,713    3,755
   Work in process............................................   2,847    1,781
   Finished goods.............................................  10,668    7,177
   Packaging and supplies.....................................     325      340
                                                               -------  -------
                                                                18,553   13,053
                                                               =======  =======

  The excess of current cost over the value of inventories based upon the LIFO method was $912,000 and $404,000 at December 31, 1995 and 1994, respectively.

5 PROPERTY, PLANT AND EQUIPMENT

                                                                 DECEMBER 31
                                                               ----------------
                                                                1995     1994
                                                               -------  -------
                                                                (IN THOUSANDS
                                                                     OF
                                                                UNITED STATES
                                                                  DOLLARS)
   Land and land improvements.................................     843      604
   Buildings and building improvements........................   8,376    6,881
   Machinery and equipment....................................  35,455   27,685
   Office furniture and equipment.............................   1,022      656
   Motor vehicles.............................................     701      412
   Construction in progress...................................     275      405
                                                               -------  -------
                                                                46,672   36,643
   Accumulated depreciation................................... (17,899) (13,911)
                                                               -------  -------
       Net book value.........................................  28,773   22,732
                                                               =======  =======

  Depreciation expense was $3,788,000, $2,865,000 and $2,420,000 for the years ended December 31, 1995, 1994 and 1993, respectively and is principally recorded to cost of sales in the combined statement of operations. For the years ended December 31, 1995, 1994 and 1993, depreciation expense includes
$112,000, $37,000 and $16,000 related to the amortization of capital leases.

  Capital leases relate to a manufacturing facility and automobiles. Capital lease property included in property, plant and equipment is as follows:

                                                                 DECEMBER 31
                                                               ----------------
                                                                1995     1994
                                                               -------  -------
                                                                (IN THOUSANDS
                                                                     OF
                                                                UNITED STATES
                                                                  DOLLARS)
   Building...................................................     221      --
   Motor vehicles.............................................     387      173
                                                               -------  -------
                                                                   608      173
   Accumulated amortization...................................    (151)     (52)
                                                               -------  -------
       Net book value.........................................     457      121
                                                               =======  =======

                             RAKEPOLL HOLDING B.V.

6 OTHER ASSETS, NET

  Other assets include the net book value of a payment of $1,035,000 for certain proprietary technology rights which were acquired by SICOR from a third party in February 1995. Pursuant to the original agreement, $500,000 of the purchase price was to be paid during 1995 and the remaining $535,000 was to be paid in 1996. Pursuant to an oral agreement between Company and the third party, only $250,000 was paid during 1995. The remaining balance has been included in other current liabilities and is payable in two equal installments during 1996 and 1997. The deferred charge is being amortized to cost of sales on a straight-line basis over an estimated useful life of 5 years.

  The agreement requires SICOR to pay a royalty on the net sales of the products manufactured using the technology acquired under the agreement. The royalty is to be paid for a period of six years from the date of SICOR's first commercial sale of such products. The royalty will be calculated as 5% of net sales up to $20,000,000, 4% of net sales above $20,000,000 up to $40,000,000 and 3% of net sales above $40,000,000 with a minimum royalty of $1,500,000 paid during the six year period. SICOR commenced the commercial sale of such products during 1995 and has recorded approximately $17,000 of royalty expense under the terms of the agreement.

  The other principal item included in this balance is VAT reimbursements receivable from governmental authorities that are not expected to be collected within one year.

7 INCOME TAXES

  The liability for current income taxes is based on estimated taxable income of companies included in the combined financial statements in accordance with local fiscal regulations. Details of tax expense for the years ended December 31, 1995, 1994 and 1993 are as follows:

                                                            DECEMBER 31,
                                                         ---------------------
                                                          (IN THOUSANDS OF
                                                            UNITED STATES
                                                              DOLLARS)
   Current tax expense..................................  (704) (1,210)   (151)
   Deferred tax (expense) benefit....................... 2,431    (750) (1,325)
                                                         -----  ------  ------
       Total tax (expense) benefit...................... 1,727  (1,960) (1,476)
                                                         =====  ======  ======

  The table below reconciles the expected corporate income tax benefit
(expense) in Italy, the principal tax jurisdiction, to the effective combined income tax expense:

                                                            DECEMBER 31,
                                                         ---------------------
                                                          (IN THOUSANDS OF
                                                            UNITED STATES
                                                              DOLLARS)
   Expected corporate tax benefit (expense) in Italy.... 2,267    (673) (1,048)
   Foreign tax rate differential -- Mexico..............  (256)   (294)    100
   Tax credit on fixed asset investments................ 1,060     --      --
   Change in deferred tax valuation allowance...........  (549)    (43)    (16)
   Provision for fiscal contingencies...................  (270)   (325)    (11)
   Non-deductible reserves..............................  (184)    (71)    (63)
   Effect of tax inflation in Mexico....................   (96)   (206)     (1)
   Expiration of net operating loss carryforwards.......   --     (179)    --
   Assets tax...........................................   (39)    (55)    (50)
   Other................................................  (206)   (114)   (387)
                                                         -----  ------  ------
       Total tax benefit (expense)...................... 1,727  (1,960) (1,476)
                                                         =====  ======  ======

                             RAKEPOLL HOLDING B.V.

  The amounts of deferred taxes included in the combined balance sheets relate to:

                                       DECEMBER 31
                                 ------------------------
                                    1995         1994
                                 -----------  -----------
                                    (IN THOUSANDS OF
                                 UNITED STATES DOLLARS)
   Deferred income tax assets:
     Provision for contamina-
      tion settlement..........        1,477          --
     Capital leases and other
      leasing..................          926          --
     Net operating loss and as-
      set tax carryforwards....        1,301          860
     Inventory obsolescence....          373           72
     Intangible assets.........          223           74
     Allowance for doubtful ac-
      counts...................          120           75
     Other.....................          142          342
                                 -----------  -----------
       Total gross deferred in-
        come tax assets........        4,562        1,423
   Less valuation allowance....       (1,871)        (176)
                                 -----------  -----------
   Net deferred tax assets.....        2,691        1,247
   Deferred income tax liabili-
    ties:
     Accelerated deduction for
      inventories..............        1,050          835
     Basis in property and
      equipment................          374          810
     Inventory overhead capi-
      talization...............          165          307
     Accrued liabilities.......          --           628
     Other.....................           40           18
                                 -----------  -----------
       Total deferred tax lia-
        bilities...............        1,629        2,598
                                 -----------  -----------
   Net deferred tax asset (lia-
    bility)....................        1,062       (1,351)
                                 ===========  ===========

  The net deferred tax assets and liabilities relate to the following tax jurisdictions:

                                                             DECEMBER 31
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                           (IN THOUSANDS OF
                                                        UNITED STATES DOLLARS)
   Net current deferred tax liability:
     Italy.............................................        (81)        (545)
     Mexico............................................       (872)        (760)
                                                        ----------  -----------
       Total...........................................       (953)      (1,305)
                                                        ==========  ===========
   Net non-current deferred tax asset (liability):
     Italy.............................................      1,002         (782)
     Mexico............................................      1,013          736
                                                        ----------  -----------
       Total...........................................      2,015          (46)
                                                        ==========  ===========

  At December 31, 1995, the Company's Mexican entities have net operating loss carryforwards of $2,245,000 which are available to offset future taxable income, if any, through 2005. Additionally, the Mexican companies have recoverable asset tax carryforwards at December 31, 1995 of $225,000 expiring at various dates through 2005.

                             RAKEPOLL HOLDING B.V.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. After consideration of the estimated future taxable income generated in each respective tax jurisdiction, management was unable to conclude that it is more likely than not that certain deferred income tax assets will be realized and, accordingly, has established a valuation allowance of $1,871,000 and $176,000 for the years ended December 31, 1995 and 1994 respectively.

  It is the Company's intention to reinvest undistributed earnings of its subsidiaries; accordingly, no deferred income taxes have been provided thereon.

8 SHORT-TERM BORROWINGS

                                                                    DECEMBER 31
                                                                   -------------
                                                                    1995   1994
                                                                   ------ ------
                                                                   (IN THOUSANDS
                                                                     OF UNITED
                                                                      STATES
                                                                     DOLLARS)
   Short-term borrowings, repayable in Italian lire............... 12,715  7,177
   Short-term borrowings, repayable in U.S. dollars...............  2,040  2,770
   Short-term borrowings, repayable in Mexican pesos..............    216    360
                                                                   ------ ------
       Total...................................................... 14,971 10,307
                                                                   ====== ======

  The Company's Italian subsidiaries maintain credit line arrangements with several banks whereby all receivables denominated in foreign currencies, principally U.S. dollars, are pledged to the bank in return for short-term borrowings in Italian lire under the lines of credit. These transactions effectively eliminate the Company's foreign exchange risk associated with these transactions. The Company retains all credit risk with respect to the receivables. Consequently, both the receivables and related borrowings are included in the accompanying combined financial statements. The weighted average interest rates on these borrowings is approximately 6.9% and 7% at December 31, 1995 and 1994, respectively.

  The short-term borrowings from banks, repayable in U.S. dollars, are unsecured. The terms of the borrowings range from three to six months. The weighted average fixed interest rate on these borrowings is approximately 7.2% and 6.0% for the years ended December 31, 1995 and 1994, respectively.

  The short-term borrowings from banks, repayable in Mexican pesos, are unsecured. The fixed interest rate on these borrowings is approximately 65% and 18.5% for the years ended December 31, 1995 and 1994, respectively.

9 OTHER CURRENT LIABILITIES

                                                                     DECEMBER 31
                                                                     -----------
                                                                     1994  1994
                                                                     ----- -----
                                                                         (IN
                                                                      THOUSANDS
                                                                      OF UNITED
                                                                       STATES
                                                                      DOLLARS)
   Accrued employee compensation and related taxes.................. 1,057 1,056
   Accrued payments for proprietary technology (note 6).............   785   --
   Accrued interest.................................................   373   237
   Accrual for contamination settlement.............................   321   --
   Other............................................................ 1,115 1,496
                                                                     ----- -----
       Total........................................................ 3,651 2,789
                                                                     ===== =====

                             RAKEPOLL HOLDING B.V.

10 LONG-TERM DEBT

  The principal long-term third party loans are as follows:

                                                           DECEMBER 31
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                         (IN THOUSANDS OF
                                                      UNITED STATES DOLLARS)
   Mortgage notes payable, repayable in Italian
    lire............................................        7,129       3,576
   Notes payable to bank, repayable in U.S.
    dollars.........................................        1,595       1,595
   Notes payable to Italian Minister of Industry....        1,292         258
   Mortgage note payable, repayable in ECU..........        1,268       1,407
   Notes payable to suppliers.......................          766         886
   Note payable to bank, repayable in U.S. dollars..          716         716
   Capitalized lease obligations....................          628          81
                                                      -----------  ----------
     Total long-term debt...........................       13,394       8,519
     Less: current portion..........................       (1,137)       (677)
                                                      -----------  ----------
       Total non-current debt.......................       12,257       7,842
                                                      ===========  ==========

  The mortgage notes, repayable in Italian lire, are secured by certain production facilities and are repayable in biannual installments of principal and interest through 2002. The floating interest rate is based on several financial indicators plus 1.25%. The average effective interest rate on these loans was 11.6%, 10.5% and 9.6% for the years ended December 31, 1995, 1994 and 1993, respectively.

  The notes payable to a bank, repayable in U.S. dollars, are due in 14 equal semi-annual installments of $114,000 beginning in 1997. The weighted average fixed interest rate on these notes was 6.1%, 6.1% and 8.0% for the years ended December 31, 1995, 1994 and 1993, respectively.

  The notes payable to The Italian Ministry of Industry are unsecured and repayable in annual installments of principal and interest through 2009. The average fixed interest rate on these notes was 7%, 7.9% and 7.9% for the years ended December 31, 1995, 1994 and 1993, respectively.

  The mortgage note, repayable in ECU, are secured by certain production facilities and are repayable in biannual installments of principal and interest through 2002. The interest rate is based on the European Investment Bank rate plus 1.25%. The average effective interest rate on these loans was 9.6%, 8% and 9.6% for the years ended December 31, 1995, 1994 and 1993, respectively.

  Notes payable to suppliers are secured by certain machinery and equipment and are repayable in biannual installments of principal and interest through 2001. The average effective interest rate on these notes was 9.9%, 9.3% and 7.0% for the years ended December 31, 1995, 1994 and 1993, respectively.

  The note payable to a bank, repayable in U.S. dollars, is due in biannual installments of principal and interest through 1998. The fixed interest rate on this note is 10.75%

  The capitalized lease obligations have lease periods expiring at various dates through 1998 and bear interest at 16.4%.

                             RAKEPOLL HOLDING B.V.

  Affiliate debt, all of which is unsecured, consists of the following:

                                                            DECEMBER 31
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
                                                          (IN THOUSANDS OF
                                                       UNITED STATES DOLLARS)
   Loan payable, in Dutch guilders, from Rakepoll Fi-
    nance N.V.........................................       2,757       2,389
   Loans payable, in Italian lire, from Rakepoll Fi-
    nance N.V.........................................       2,324       1,538
   Loans payable, in U.S. dollars, from Gallium In-
    vestments to Lerma................................       4,425       1,698
   Loans payable, in Italian lire, from Gallium In-
    vestments to Lerma................................         970         --
   Loan from minority interest in Zanoni..............         221         133
                                                       -----------  ----------
                                                            10,697       5,758
       Less: current portion..........................      (2,978)        --
                                                       -----------  ----------
                                                             7,719       5,758
                                                       ===========  ==========

  The loan payable in Dutch guilders to Rakepoll Finance N.V. is due December 31, 1996 but can be extended by mutual consent of the parties. Interest on the loan is payable each December 31 based on the quarterly 12 month AIBOR rate plus 1%. The average effective interest rate on this note was 5.8% and 6.8% for the years ended December 31, 1995 and 1994, respectively.

  The loan agreement provides for a maximum loan of NLG 7,500,000
($4,680,000). The loan is due on December 31, 1996 unless the term is extended by mutual consent of the respective parties.

  The loans payable, in Italian lire, to Rakepoll Finance N.V. are due at various dates from September 1999 through January 2000. Interest on the loans is payable on each January 31 and is based on LIBOR plus 0.375%. The average effective interest rate on these notes is 9.6% and 8.0% for the years ended December 31, 1995 and 1994, respectively.

  The loans payable to Gallium Investments, a holding company controlled by the majority shareholder of the Company, are repayable in U.S. dollars at various dates from 1997 through 2000 and bear interest at 8.75%.

  The loans payable to Gallium Investments, repayable in Italian lire, are due at various dates from 1997 through 2000 and bear interest at 11.625%.

  Aggregate annual maturities of long-term debt as of December 31, 1995 were as follows:

                                                             (IN THOUSANDS OF
                                                          UNITED STATES DOLLARS)
   1996..................................................          4,115
   1997..................................................          4,948
   1998..................................................          2,170
   1999..................................................          5,261
   2000..................................................          4,136
   Thereafter............................................          3,461
                                                                  ------
       Total.............................................         24,091
                                                                  ======

                             RAKEPOLL HOLDING B.V.

11 SEVERANCE INDEMNITIES

  Severance indemnity is paid in Italy to employees upon termination of their employment. Each year, the employer accrues, for each employee, an amount partly based on the employee's remuneration and partly based on the revaluation of amounts previously accrued. The indemnity is as unfunded, but fully provided, liability.

12 OTHER LONG-TERM LIABILITIES

  Other long-term liabilities include approximately $2,400,000 of the total $2,700,000 provided by the Company in connection with certain claims received from its customers as a result of a shipment of contaminated products (see note 19). Approximately $321,000 has been accrued in other current liabilities (note 9).

13 SHAREHOLDERS' EQUITY

  The authorized common stock of Rakepoll consists of 2,000 ordinary shares of NLG 1,000 each of which 40 shares are issued and outstanding at December 31, 1995 and 1994, respectively.

  The authorized common stock of Lemery consists of 38,300,000 shares of Ps. 1 each of which 9,932,181 and 3,216,190 shares are issued and outstanding at December 31, 1995 and 1994, respectively. During 1995, Lemery issued an additional 6,715,991 shares at par value to the existing shareholders of the company based on their respective ownership percentages.

  The authorized common stock of Immobiliaria consists of 1,500 shares of Ps. 1 all of which are issued and outstanding at December 31, 1995 and 1994.

  The authorized common stock of Ledeco consists of 1,000 shares of Ps. 1 all of which are issued and outstanding at December 31, 1995 and 1994.

  The authorized common stock of Lerma consists of 315,917 shares of Ps. 10 each of which 111,800 and 10,000 are issued and outstanding at December 31, 1995 and 1994, respectively. During 1994, the shareholders made capital contributions to the company of $120,000 for which no shares were issued. Accordingly, this amount has been recorded as increase to additional paid-in capital in 1994. During 1995, 101,800 new shares were issued at par value to the existing shareholders. Of the total $224,000 increase in common stock, the company received cash of $104,000 and the remaining $120,000 was transferred from additional paid-in capital to common stock.

14 INTEREST EXPENSE

  Interest expense for the years ended December 31, 1995, 1994 and 1993 relates to the following:

                                                               DECEMBER 31
                                                         -----------------------
                                                          1995    1994    1993
                                                         ------- ------- -------
                                                            (IN THOUSANDS OF
                                                         UNITED STATES DOLLARS)
   Interest expense on loans from banks.................   2,373   1,294   1,421
   Interest charged by related parties..................     711     162      51
                                                         ------- ------- -------
                                                           3,084   1,456   1,472
                                                         ======= ======= =======

                             RAKEPOLL HOLDING B.V.

15 OTHER INCOME, NET

  Other income, net for the years ended December 31, 1995, 1994 and 1993 relates to the following:

                                                            DECEMBER 31
                                                      -------------------------
                                                       1995     1994     1993
                                                      -------  -------  -------
                                                         (IN THOUSANDS OF
                                                      UNITED STATES DOLLARS)
   Insurance recovery................................      88      --       --
   Gain on sale of production rights.................     --       343      --
   Other, net........................................      74        3       84
                                                      -------  -------  -------
                                                          162      346       84
                                                      =======  =======  =======

16 FOREIGN CURRENCY EXCHANGE GAINS (LOSSES)

  During the years ended December 31, 1995, 1994 and 1993, the Company entered into foreign currency forward contracts, primarily to sell U.S. dollars. These forward contracts do not qualify as hedges for financial reporting purposes; therefore, gains and losses on these contracts are included in income. As of December 31, 1995, there were no contracts outstanding. For the years ended December 31, 1995, 1994 and 1993, $351,000, $542,000 and $(306,800) of net
gains (losses) on these contracts is included in foreign currency exchange gains (losses) in the combined statements of operations.

17 SIGNIFICANT CONTRACTS

  SICOR has an agency and distribution agreement with Alco Chemicals (Alco). Under the terms of this agreement, Alco acts as both an agent and distributor of certain of SICOR's products to non-Italian customers in return for a commission of 5% on such sales. The agreement also stipulates that Alco guarantees minimum sales of $20,000,000 of SICOR's products on a yearly basis through December 31, 1996. The agreement continues beyond December 31, 1996 on a year to year basis unless written notice is provided by either party. In the event the minimum sales level is not met by Alco, the agreement can be terminated by SICOR. The agreement permits SICOR to sell its products directly or through other agents. If SICOR pays commissions less than 5% to such agents, SICOR must pay the differential between the commissions paid and 5% to Alco.

  SICOR has also entered into agreements with Alco which grant exclusive distribution rights on certain products in certain countries expiring at various dates through 2005. The agreements continue beyond the stated expiration date on a year to year basis unless written notice is provided by either party. These agreements require that Alco purchase minimum quantities of such products each year during the term of the contracts. The agreements also fix the price at which the products must be purchased from SICOR. If Alco does not fulfill the minimum purchase requirements, it must pay to SICOR the difference between actual purchases and amounts required under the terms of the agreements. The amount of sales guaranteed to SICOR under these distribution agreements on an annual basis based on the stated expiration dates are as follows:

     1996............................................................ $2,650,000
     1997............................................................ $2,650,000
     1998............................................................ $  290,000
     Thereafter...................................................... $  280,000

  Sales to Alco under these agreements were approximately 18%, 20% and 33% of the Company's revenues for the years ended December 31, 1995, 1994 and 1993, respectively. Commissions paid to Alco were $880,000, $685,000 and $530,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

                             RAKEPOLL HOLDING B.V.

  In September 1996, the majority shareholder of Alco acquired a majority of the outstanding shares of Rakepoll Finance N.V., the Company's parent company.

18 RESEARCH AND DEVELOPMENT ARRANGEMENTS

  During July 1994, SICOR entered into a research and development arrangement with ZETESIS S.p.A. to develop an anti-tumor drug. The development contract is renewable at SICOR's discretion every two years. Under the terms of the contract, SICOR is obligated to fund the scientific and clinical research related to the drug. During each two year period, SICOR is obligated to fund a maximum of Lit. 2,000,000,000 (U.S. $1,262,000) for scientific research. There is no maximum obligation for clinical research funding. Upon successful patent application and regulatory approval, SICOR will receive the exclusive manufacturing and commercial rights to the product and will pay a 5% royalty on commercial sales to ZETESIS S.p.A. For the years ended December 31, 1995 and 1994, approximately $1,934,00 and $1,079,000, respectively, has been recorded as research and development expense in relation to this contract.

  Beginning in 1994, SICOR entered into a long-term consulting contract with the inventor of an anti-tumor drug. The contract expires upon termination of the aforementioned development arrangement or commercial sale of the drug. SICOR is obligated to pay Lit. 500,000,000 (U.S. $307,000) plus certain expenses each year for consulting services under the contract. If commercial sales of the drug are realized, SICOR will be obligated to pay royalties in various percentages on the sales and any subsequent licensing of the product. For the years ended December 31, 1995 and 1994, approximately $322,000 and $154,000, respectively, has recorded to research and development expense in relation to this contract.

19 COMMITMENTS AND CONTINGENCIES

  The Company has identified certain fiscal contingencies that could possibly be assessed if the corporate income tax returns were subject to examination by the fiscal authorities. As no examinations have been made of the corporate tax returns in these tax jurisdictions, management has determined that these contingencies cannot be assessed as probable. Accordingly, no provision for these amounts has been made in the accompanying combined financial statements.

  During 1995, the Company received claims from certain of its customers in connection with a shipment of contaminated products. As of the date of the financial statements, no lawsuits have been filed against the Company in regards to this matter. The Company has recorded a provision of approximately $2.7 million which represents management's best estimate of product rework costs, attorney's costs and other settlement costs. Actual costs to be incurred in relation to the ultimate settlement may vary from the amount estimated.

                       INDEPENDENT AUDITORS' REPORT

To the Board of
Directors of Rakepoll Holding B.V.

  We have audited the combined balance sheets of Rakepoll Holding B.V. and subsidiaries ("Rakepoll") as at December 31, 1995 and 1994 and the combined statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financials statements are the responsibility of Rakepoll's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Rakepoll Holding B.V. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles in the United States of America.

Rotterdam, The Netherlands, October 15, 1996

                                          /s/ KPMG Accountants N.V.

                                                                         ANNEX A

                            STOCK EXCHANGE AGREEMENT

                                    BETWEEN

                                  GENSIA, INC.
                                  ("GENSIA"),

                                      AND

                             RAKEPOLL FINANCE N.V.
                              ("RAKEPOLL FINANCE")

                               NOVEMBER 12, 1996

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE 1 EXCHANGE OF SHARES............................................   A-1
    1.1    Closing Date..................................................   A-1
    1.2    Exchange of Shares and Additional Consideration...............   A-1
    1.3    Delivery of Shares and Additional Consideration at Closing....   A-1
    1.4    Tax Treatment.................................................   A-2
 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF GENSIA......................   A-2
    2.1    Organization and Standing.....................................   A-2
    2.2    Subsidiaries..................................................   A-2
    2.3    Corporate Power and Authority.................................   A-3
    2.4    Capitalization of Gensia......................................   A-3
    2.5    Conflicts, Consents and Approval..............................   A-3
    2.6    Taxes.........................................................   A-4
    2.7    Intellectual Property Rights..................................   A-5
    2.8    Title to and Condition of Properties..........................   A-5
    2.9    Brokerage and Finder's Fees; Expenses.........................   A-6
    2.10   Gensia SEC Documents..........................................   A-6
    2.11   [This Section intentionally left blank.]......................   A-6
    2.12   Compliance with Law...........................................   A-6
    2.13   Litigation....................................................   A-7
    2.14   Employee Benefit Plans........................................   A-7
    2.15   Contracts.....................................................   A-9
    2.16   Accounts Receivable...........................................   A-9
    2.17   Labor Relations...............................................   A-9
    2.18   No Material Adverse Change....................................  A-10
    2.19   Operation of Gensia's Business; Relationships.................  A-10
    2.20   Permits; Compliance...........................................  A-10
    2.21   Product Warranties and Liabilities............................  A-10
    2.22   Environmental Matters.........................................  A-11
    2.23   Opinion of Financial Advisor..................................  A-12
    2.24   Board Recommendation..........................................  A-12
    2.25   Undisclosed Liabilities.......................................  A-12
    2.26   Gensia Rights Agreement.......................................  A-12
    2.27   Takeover Laws.................................................  A-13
 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF RAKEPOLL FINANCE............  A-13
    3.1    Organization and Standing.....................................  A-13
    3.2    Subsidiaries..................................................  A-13
    3.3    Corporate Power and Authority.................................  A-13
    3.4    Capitalization of Rakepoll Holding............................  A-14
    3.5    Conflicts; Consents and Approvals.............................  A-14
    3.6    Certain Rakepoll Holding Documents............................  A-15
    3.7    Taxes.........................................................  A-15
    3.8    Compliance with Law...........................................  A-16
    3.9    Intellectual Property Rights..................................  A-16
    3.10   Title to and Condition of Properties..........................  A-17
    3.11   [This Section intentionally left blank.]......................  A-17
    3.12   Litigation....................................................  A-17
    3.13   Brokerage and Finder's Fees; Expenses.........................  A-17
    3.14   Employee Matters..............................................  A-18

                                                                            PAGE
                                                                            ----
    3.15   Contracts......................................................  A-19
    3.16   Accounts Receivable............................................  A-19
    3.17   Labor Relations................................................  A-20
    3.18   No Material Adverse Change.....................................  A-20
    3.19   Operation of Rakepoll Holding's Business; Relationships........  A-20
    3.20   Permits; Compliance............................................  A-20
    3.21   Product Warranties and Liabilities.............................  A-21
    3.22   Environmental Matters..........................................  A-21
    3.23   [This section intentionally left blank.].......................  A-21
    3.24   Board Recommendation...........................................  A-21
    3.25   Undisclosed Liabilities........................................  A-21
    3.26   Ownership of Rakepoll Holding Shares...........................  A-22
    3.27   Exchange Entirely for Own Account..............................  A-22
    3.28   Restricted Securities..........................................  A-22
    3.29   Legends........................................................  A-22
    3.30   Takeover Laws..................................................  A-22
    3.31   Authorization of Rakepoll Holding Subsidiaries.................  A-23
 ARTICLE 4 COVENANTS OF THE PARTIES.......................................  A-23
    4.1    Mutual Covenants...............................................  A-23
    4.2    Covenants of Gensia............................................  A-26
    4.3    Covenants of Rakepoll Finance..................................  A-28
 ARTICLE 5 CONDITIONS.....................................................  A-29
    5.1    Mutual Conditions..............................................  A-29
    5.2    Conditions to Obligations of Rakepoll Finance..................  A-29
    5.3    Conditions to Obligations of Gensia............................  A-30
 ARTICLE 6 TERMINATION AND AMENDMENT......................................  A-31
    6.1    Termination....................................................  A-31
    6.2    Effect of Termination..........................................  A-31
    6.3    Amendment......................................................  A-32
    6.4    Extension; Waiver..............................................  A-32
 ARTICLE 7 MISCELLANEOUS..................................................  A-32
    7.1    Survival of Representations and Warranties.....................  A-32
    7.2    Notices........................................................  A-33
    7.3    Interpretation.................................................  A-33
    7.4    Counterparts...................................................  A-33
    7.5    Entire Agreement...............................................  A-34
    7.6    Governing Law; Consent to Jurisdiction.........................  A-34
    7.7    Specific Performance...........................................  A-34
    7.8    Assignment.....................................................  A-34
    7.9    Expenses.......................................................  A-34

Exhibit A--Form of Opinion of Counsel to Gensia

Exhibit B--Form of Opinions of Counsel to Rakepoll Finance

                           STOCK EXCHANGE AGREEMENT

  THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 12th day of November, 1996, by and between GENSIA, INC., a Delaware corporation ("Gensia"), and RAKEPOLL FINANCE N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").

                            PRELIMINARY STATEMENTS

  A. Gensia and Rakepoll Holding B.V., a company organized under the laws of the Netherlands ("Rakepoll Holding"), desire to combine their respective businesses. In order to effectuate this combination, all of the outstanding shares of Rakepoll Holding Common Stock (as defined in Section 3.4) outstanding at the Closing Date (as defined in Section 1.1) will be exchanged (the "Stock Exchange") for Gensia Common Shares (as defined in Section 2.4) and additional consideration, as more fully provided herein.

  B. The respective Boards of Directors of Gensia and Rakepoll Finance have determined the Stock Exchange in the manner contemplated herein to be desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement. The shareholders of Rakepoll Finance (the "Rakepoll Finance Shareholders") have approved this Agreement and the Stock Exchange.

  C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Gensia's and Rakepoll Finance's willingness to enter into this Agreement, Gensia and the Rakepoll Finance Shareholders have entered into the Shareholder's Agreement, dated as of the date hereof (the "Shareholder's Agreement").

                                   AGREEMENT

  NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                              EXCHANGE OF SHARES

  1.1 Closing Date. The date on which the Closing is held shall be referred to as the "Closing Date." Subject to the satisfaction of the conditions to closing set forth in Article 5, the closing of the exchange of shares contemplated hereby (the "Closing") shall be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, at 10:00 A.M. California time on a date specified by the parties, which date shall be as soon as practicable, but in any event within two business days following the date upon which all conditions set forth in Article 5 hereof have been satisfied or waived, or at such other time and place as the parties mutually may agree.

  1.2 Exchange of Shares and Additional Consideration. On the terms and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, (a) Rakepoll Finance shall sell, transfer, convey and assign all of the outstanding shares of Rakepoll Holding Common Stock to Gensia, (b) and shall receive in exchange for such shares of Rakepoll Holding Common Stock 29,500,000 newly issued shares of Gensia Common Shares and U.S. $100,000 in cash.

  1.3 Delivery of Shares and Additional Consideration at Closing. At the Closing, Rakepoll Finance shall deliver to Gensia certificates evidencing the Rakepoll Holding Common Stock which are duly endorsed for transfer thereon or by means of duly executed stock powers attached thereto against delivery by Gensia of that number of shares of Gensia Common Shares provided in Section 1.2 in the name of Rakepoll Finance and U.S.$100,000 by check or wire transfer.

  1.4 Tax Treatment. The parties intend that the purchase and sale of the Shares will not qualify as a "plan of reorganization" under Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"), within the meaning of the regulations promulgated under Section 368 of the Code. The parties intend that the purchase of the shares of Rakepoll Holding Common Stock by Gensia will qualify as a "purchase" within the meaning of section 338 of the Code and that Gensia will be permitted, if it elects, to make a section 338 election with respect to Rakepoll Holding in accordance with the Code.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF GENSIA

  In order to induce Rakepoll Finance to enter into this Agreement, Gensia hereby represents and warrants to Rakepoll Finance that the statements contained in this Article 2 are true, correct and complete.

  2.1 Organization and Standing. Gensia and each of its subsidiaries listed in
Section 2.1 to the disclosure schedule (the "Gensia Subsidiaries" or individually a "Gensia Subsidiary"), delivered by Gensia to Rakepoll Finance and dated the date hereof (the "Gensia Disclosure Schedule") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Gensia and each Gensia Subsidiary is duly qualified to do business and in good standing in each jurisdiction listed in Section 2.1 to the Gensia Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the assets, liabilities, results of operations or financial condition (a "material adverse effect") on Gensia and the Gensia Subsidiaries taken as a whole. Gensia and each Gensia Subsidiary is not in default in the performance, observance or fulfillment of any provision of its articles or certificate of incorporation or incorporation deed or bylaws or other charter documents or corporate organizational documents ("Charter Documents").

  2.2 Subsidiaries. Gensia does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 2.2 to the Gensia Disclosure Schedule. Except as set forth in Section 2.2 to the Gensia Disclosure Schedule, Gensia is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity. Gensia owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Gensia Subsidiary) of each Gensia Subsidiary. Each of the outstanding shares of capital stock of each Gensia Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, is owned, directly or indirectly, by Gensia free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Gensia Subsidiary is set forth in Section 2.2 to the Gensia Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 2.2 to the Gensia Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any Gensia Subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any Gensia Subsidiary; and no Gensia Subsidiary has any obligation of any kind to issue any additional securities or to pay for securities of any Gensia Subsidiary or any predecessor thereof.

  2.3 Corporate Power and Authority. Gensia has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the issuance of Gensia Common Shares issuable in the Stock Exchange and the transactions contemplated hereby by the stockholders of Gensia (the "Gensia Stockholders"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Gensia, subject to authorization of the issuance of Gensia Common Shares issuable in the Stock Exchange and the transactions contemplated hereby by Gensia Stockholders. This Agreement has been duly executed and delivered by Gensia and constitutes the legal, valid and binding obligation of Gensia enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  2.4 Capitalization of Gensia. As of September 30, 1996, Gensia's authorized capital stock consisted solely of (a) 75,000,000 common shares, $.01 par value ("Gensia Common Shares"), of which (i) 36,950,792 shares were issued and outstanding and (ii) 12,503,294 shares were reserved for issuance upon the exercise or conversion of options, warrants or contingent value rights granted or issuable by Gensia or pursuant to Gensia's Employee Stock Purchase Plan,
(b) 5,000,000 preferred shares, $.01 par value ("Gensia Preferred Stock"), of which (i) 1,894,000 shares have been designated as $3.75 Convertible Exchangeable Preferred Stock of which 1,600,000 shares were issued and outstanding or reserved for issuance, and (ii) 100,000 shares have been designated as Series I Participating Preferred Stock, none of which were issued or outstanding, all of which were reserved for issuance under the Gensia Preferred Stock Purchase Rights. Each outstanding share of Gensia capital stock is, and all Gensia Common Shares to be issued in connection with the Stock Exchange will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Gensia capital stock has not been, and all Gensia Common Shares to be issued in connection with the Stock Exchange will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof or in Section 2.4 to the Gensia Disclosure Schedule there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Gensia of any equity securities of Gensia, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Gensia. Except as set forth in Section 2.4 to the Gensia Disclosure Schedule, all dividends on all series of Gensia Preferred Stock have been paid in full. Except as set forth in Section 2.4 to the Gensia Disclosure Schedule, Gensia has not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law or granted registration rights to any person or entity. Except for the Shareholder's Agreement or as set forth in Section 2.4 to the Gensia Disclosure Schedule, there are no voting trusts, stockholders agreements, proxies or other similar agreements or understandings in effect with respect to the voting or transfer of any of the shares of Gensia Common Shares.

  2.5 Conflicts, Consents and Approval. Other than as set forth in Section 2.5 of the Gensia Disclosure Schedule neither the execution and delivery of this Agreement by Gensia nor the consummation of the transactions contemplated hereby will:

    (a) violate, conflict with, or result in a breach of any provision of the Charter Documents of Gensia or of any Gensia Subsidiary;

    (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, shares of Gensia Common Shares or assets of Gensia or any Gensia Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Gensia or any Gensia Subsidiary is a party;

    (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Gensia or any Gensia Subsidiary or any of their respective business, properties or assets; or

    (d) require any action or consent or approval of, or review by, or registration or filing by Gensia or any Gensia Subsidiary or any of their respective affiliates with any third party or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization of the issuance of Gensia Common Shares issuable in the Stock Exchange and the transactions contemplated hereby by Gensia Stockholders, (ii) authorization for trading and quotation of the Gensia Common Shares to be issued in the Stock Exchange and the transactions contemplated hereby on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the voluntary notification to be made pursuant to section 721 of the Defense Production Act of 1950, as amended (the "Exon-Florio Amendment"), and any necessary Mexican approvals, and (iv) registrations or other actions required under applicable securities laws as are contemplated by this Agreement;

except in the case of (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole or on its ability to consummate the transactions contemplated by this Agreement.

  2.6 Taxes. Except for matters that would not have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole (i) all tax returns (including, without limitation, income, profit, franchise, sales and use, excise, severance, occupation, property, gross receipts, payroll and withholding tax returns and information returns), deposits and reports (all such returns, deposits and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") of or relating to any federal, state, local or foreign or other governmental tax (all together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed or deposited for, by, on behalf of or with respect to Gensia and the Gensia Subsidiaries, including, but not limited to, those relating to the income, business, operations or property of Gensia and the Gensia Subsidiaries and those which include or should include Gensia and the Gensia Subsidiaries have been filed or deposited duly and on a timely basis and all Taxes and filing fees shown to be due and payable on such Tax Returns have been paid in full and all installments, assessments and charges of which Gensia or any Gensia Subsidiary is aware or has received notice and which are due and payable by Gensia or any Gensia Subsidiary have been paid in full;
(ii) to the knowledge of Gensia or any Gensia Subsidiary, no such Tax Return contains any material misstatement or omits any material statement that should have been included; (iii) all Taxes imposed on Gensia or any Gensia Subsidiary (or for which Gensia or any Gensia Subsidiary is or could be liable, whether to any Governmental Authority or to other persons (as, for example, under tax allocation agreements)), for all periods up to the Closing Date which are due and payable on or before the Closing Date, have been paid or will be paid when due; (iv) none of such Tax Returns are now under audit or examination by any federal, state, local or foreign or other Governmental Authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Gensia or any Gensia Subsidiary or with respect to any such Tax Return or any suits or other judicial or administrative actions, proceedings, investigations or claims now pending or, to the knowledge of Gensia or any Gensia Subsidiary, threatened against Gensia or any Gensia Subsidiary with respect to any Tax, governmental charge or assessment; (v) the latest balance sheet included in the Gensia Documents reflects and includes adequate provisions for the payment in full of any and all Taxes imposed on Gensia or any Gensia Subsidiary and not yet due for any and all periods up to and including the date of such balance sheet; (vi) all Taxes for which Gensia or any Gensia Subsidiary is liable for periods through the Closing Date (whether or not the period ends for tax purposes on the Closing Date) have been or will be, paid when due or adequately reserved against on the books of the Gensia or any Gensia Subsidiary on or prior to the Closing Date; (vii) Gensia and the Gensia Subsidiaries have withheld and remitted all amounts required to be withheld and have paid such amounts due to the appropriate authority on a timely basis and in the form required under the appropriate legislation; (viii) Gensia and the Gensia Subsidiaries have not been and are currently not required to file a Tax Return in any jurisdiction other than the United States,

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

Germany and the United Kingdom; and (ix) Gensia and the Gensia Subsidiaries have not acquired property from or disposed of property for proceeds less than the fair market value thereof to any person who is considered a related party to Gensia or the Gensia Subsidiaries under the transfer pricing rules of the applicable jurisdiction. The Gensia balance sheets at December 31, 1995 and June 30, 1996 contain adequate reserves against any liability for Taxes for which Gensia or any Gensia Subsidiaries could be liable in respect of any audit or examination set forth on the Gensia Disclosure Schedule. There is no Tax lien, whether imposed by any federal, state, county, local or foreign taxing authority, outstanding against the assets, properties or business of Gensia or any Gensia Subsidiary other than liens for current Taxes not yet due for which adequate reserves have been provided for. All material elections and consents with respect to any Tax (or the computation thereof) affecting Gensia and the Gensia Subsidiaries as of the date hereof are obvious from the Tax Returns or are set forth on the Gensia Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting Gensia and the Gensia Subsidiaries will be made without the written consent of Rakepoll Finance. Gensia and the Gensia Subsidiaries have not agreed to make and are not required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Gensia and the Gensia Subsidiaries are not a party to any agreement, contract, arrangement or plan that has resulted, or as a consequence of the transactions contemplated hereby will result, separately or in the aggregate, in the payment of any excess parachute payments within the meaning of Section 280G of the Code. Gensia and the Gensia Subsidiaries have not filed a consent under
Section 341(f) concerning collapsible corporations. Gensia is not, and was not at any time during the previous 5 years, a United States real property holding corporation, as defined in Section 897 of the Code.

  2.7 Intellectual Property Rights. Except as disclosed in Section 2.7 to the Gensia Disclosure Schedule:

    (a) To Gensia's knowledge and except as set forth in Section 2.7(a) to the Gensia Disclosure Schedule, Gensia or a Gensia Subsidiary owns or has a license to use all patents and patent applications, trademark registrations and applications and copyright registrations and applications, and all other material intangible property and technology ("Intellectual Property") which are used by Gensia or any Gensia Subsidiary free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair such ownership or use of such Intellectual Property or materially detract from the value thereof. With respect to such Intellectual Property licensed by Gensia or any Gensia Subsidiary, to Gensia's knowledge such licenses are in full force and effect, Gensia or such Gensia Subsidiary is in compliance with the terms and provisions thereof, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation thereof which could have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole, and Gensia or such Gensia Subsidiary holds a valid license to use such Intellectual Property, free of any liens, claims or encumbrances except those liens, claims or encumbrances which do not and will not, individually or in the aggregate, have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole.

    (b) To Gensia's knowledge, Gensia and the Gensia Subsidiaries have the right and authority to use such Intellectual Property in connection with the conduct of the business of Gensia and the Gensia Subsidiaries in the manner and to the extent such business is presently conducted, and neither Gensia nor any Gensia Subsidiary has been notified of any claim that such use conflicts with, infringes upon or violates any rights of any other person or entity, except to the extent that such conflict, infringement or violation does not and will not, individually or in the aggregate, have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole.

  2.8 Title to and Condition of Properties. Gensia and each Gensia Subsidiary owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of Gensia and each Gensia Subsidiary, respectively, as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole. Section 2.8 to the Gensia Disclosure Schedule lists, and Gensia and each Gensia Subsidiary have furnished or made available to Rakepoll Finance, copies of all third party environmental or other reports prepared by or for Gensia or any Gensia Subsidiary with respect to the real property owned, leased or used by Gensia or any Gensia Subsidiary.

  2.9 Brokerage and Finder's Fees; Expenses. Except as disclosed on Schedule
2.9 to the Gensia Disclosure Schedule, and except for Gensia's obligations to CS First Boston ("First Boston") (a copy of the written agreement, as amended, relating to such obligations having previously been provided to Rakepoll Finance), neither Gensia nor any Gensia Subsidiary, nor any stockholder, director, officer or employee of Gensia or any Gensia Subsidiary thereof, has incurred or will incur on behalf of Gensia or any Gensia Subsidiary, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Section 2.9 to the Gensia Disclosure Schedule discloses a bona fide estimate of the aggregate amount of all fees and expenses (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Stock Exchange and all reasonable fees and expenses of counsel, accountants, experts and consultants to Gensia) expected to be paid by Gensia and each Gensia Subsidiary up to and including the Closing Date to all attorneys, accountants and investment bankers in connection with the Stock Exchange ("Gensia Stock Exchange Fees").

  2.10 Gensia SEC Documents. Gensia has timely filed with the Securities and Exchange Commission ("Commission") all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1992 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act, including, without limitation, any financial statements or schedules included therein (such documents, as supplemented and amended since the time of filing, collectively, the "Gensia SEC Documents"). The Gensia SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Gensia included in the Gensia SEC Documents (including the notes and schedules relating thereto) at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles stated in United States Dollars applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), include all adjustments (consisting of any normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of Gensia and the Gensia Subsidiaries and the results of operations of Gensia and the Gensia Subsidiaries, and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial condition of Gensia and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

  2.11 [This Section intentionally left blank.]

  2.12 Compliance with Law. To the knowledge of Gensia, Gensia and each Gensia Subsidiary is in material compliance with, and at all times since December 31, 1992 has been in material compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Gensia or any Gensia Subsidiary or their respective business or properties, including, without limitation, laws regarding the provision of insurance, third party administration and primary health care services, the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, the Occupational Safety and Health Act and the regulations promulgated thereunder ("OSHA") and all rules of professional conduct applicable to Gensia or any Gensia Subsidiary by which any of its properties are bound or subject, except where the failure to be in compliance therewith could not reasonably be expected to have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole.

  2.13 Litigation. Except as set forth in Section 2.13 to the Gensia Disclosure Schedule, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Gensia, threatened against Gensia or any Gensia Subsidiary which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole or a material adverse effect on the ability of Gensia to consummate the transactions contemplated hereby. None of Gensia and the Gensia Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole or a material adverse effect on the ability of Gensia to consummate the transactions contemplated hereby. Except as set forth in Section 2.13 to the Gensia Disclosure Schedule, since December 31, 1992, Gensia and each Gensia Subsidiary have not been subject to any outstanding order, writ, injunction or decree relating to Gensia's or any Gensia Subsidiary's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Gensia or any Gensia Subsidiary.

  2.14 Employee Benefit Plans.

  (a) For purposes of this Section 2.14, the following terms have the definitions given below:

    "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Gensia Plans.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and corresponding or similar provisions of foreign laws or regulations.

    "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

    "Gensia Plans" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by Gensia and each Gensia Subsidiary or to which Gensia or any Gensia Subsidiary contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Gensia Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

  (b) Section 2.14(b) to the Gensia Disclosure Schedule lists all Gensia Plans. With respect to each Gensia Plan, Gensia and each Gensia Subsidiary have made available to Rakepoll Holding a true, correct and complete copy of:
(i) each writing constituting a part of such Gensia Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

  (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Gensia Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

  (d) All contributions required to be made to any Gensia Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Gensia Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the Gensia SEC Documents filed or to be filed with the Commission.

  (e) Gensia and all Gensia Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Gensia Plans. There is not now, and there are no existing circumstances that could give rise to, any requirement for the posting of security with respect to a Gensia Plan or the imposition of any lien on the assets of Gensia or any Gensia Subsidiary under ERISA or the Code.

  (f) No Gensia Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Gensia Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Gensia or any Gensia Subsidiary or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

  (g) There does not now exist, and there are no existing circumstances that could result in, any Controlled Group Liability that would be a liability of Gensia or any Gensia Subsidiary following the Closing. Without limiting the generality of the foregoing, neither Gensia nor any Gensia Subsidiary nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

  (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Gensia nor any Gensia Subsidiary has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

  (i) Except as set forth in Section 2.14(i) to the Gensia Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of Gensia or any Gensia Subsidiary. Without limiting the generality of the foregoing and except as set forth in Section 2.14(i) to the Gensia Disclosure Schedule, no amount paid or payable by Gensia or any Gensia Subsidiary in connection with the transactions contemplated hereby will be an "excess parachute payment" within the meaning of Section 280G of the Code.

  (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Employee Plans, any fiduciaries thereof with respect to their duties to the Employee Plans or the assets of any of the trusts under any of the Employee Plans which could reasonably be expected to result in any material liability of Gensia or any Gensia Subsidiary to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer plan.

  (k) Section 2.14(k) to the Gensia Disclosure Schedule sets forth the names of all directors and officers of Gensia and each Gensia Subsidiary, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended December 31, 1995, and any changes to the foregoing which have occurred subsequent to December 31, 1995; Section 2.14(k) to the Gensia Disclosure Schedule also lists and describes the current compensation of any other employee of Gensia or any Gensia Subsidiary whose salary and bonus in 1995 exceeded U.S. $150,000. Except as disclosed in Section 2.14(k) to the Gensia Disclosure Schedule or in the Gensia SEC Documents, there are no other material forms of compensation paid to any such director, officer or employee of Gensia or any Gensia Subsidiary. Except as set forth in Section 2.14(k) to the Gensia Disclosure Schedule, no officer, director, or employee of Gensia or any other affiliate of Gensia, or any immediate family member of any of the foregoing, provides or causes to be provided to Gensia or any Gensia Subsidiary any material assets, services or facilities and Gensia and each Gensia Subsidiary does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

  2.15 Contracts. Section 2.15 to the Gensia Disclosure Schedule lists all written or oral contracts, agreements, guarantees, leases and executory commitments (each a "Contract") to which Gensia or any Gensia Subsidiary is a party and which fall within any of the following categories: (a) Contracts valued at over U.S. $250,000 obligating any party to pay or receive money, goods or services, (b) joint venture, partnership and similar agreements, (c) Contracts which are service contracts or equipment leases involving payments by Gensia or any Gensia Subsidiary of more than U.S. $100,000 per year, (d) Contracts containing covenants purporting to limit the freedom of Gensia or any Gensia Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which after the Closing Date would have the effect of limiting the freedom of Rakepoll Holding or the Rakepoll Holding Subsidiaries (other than Gensia and each Gensia Subsidiary) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Gensia or any Gensia Subsidiary, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of U.S. $250,000, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of U.S. $100,000 and not cancelable by Gensia or any Gensia Subsidiary (without premium or penalty) within one month,
(i) Contracts with any labor organization, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of U.S. $100,000, letters of credit or other agreements or instruments of Gensia or any Gensia Subsidiary or commitments for the borrowing or the lending of amounts in excess of U.S. $100,000 or by Gensia or any Gensia Subsidiary or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Gensia or any Gensia Subsidiary, (k) Contracts involving annual revenues or expenditures to the business of Gensia or any Gensia Subsidiary in excess of 5.0% of Gensia's annual revenues and (l) Contracts with or for the benefit of any officer, director or affiliate of Gensia or any Gensia Subsidiary or immediate family member thereof. All such Contracts are valid and binding obligations of Gensia or the Gensia Subsidiary, as the case may be, and, to the knowledge of Gensia and each Gensia Subsidiary, are the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole. Neither Gensia or any Gensia Subsidiary nor, to the knowledge of Gensia or any Gensia Subsidiary, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a material adverse effect on Gensia and each Gensia Subsidiary.

  2.16 Accounts Receivable. Except as disclosed in Section 2.16 to the Gensia Disclosure Schedule, all accounts and notes receivable (including lease and finance notes receivable) and accrued interest receivable of Gensia and each Gensia Subsidiary have arisen in the ordinary course of business and the accounts receivable reserves reflected on the balance sheet as of September 30, 1996 are as of such date established in accordance with United States generally accepted accounting principles consistently applied and to the best knowledge of Gensia and each Gensia Subsidiary will be collectible in the ordinary course of business in an amount not less than the amounts thereof carried on the balance sheet as of such date included in the Gensia Documents, net of any reserves included thereon, as applicable, except for any uncollectible amount which, individually or in the aggregate, would not have a material adverse effect on Gensia and each Gensia Subsidiary.

  2.17 Labor Relations. There is no unfair labor practice complaint against Gensia or any Gensia Subsidiary pending and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Gensia or any Gensia Subsidiary, threatened against or involving Gensia or any Gensia Subsidiary.

  2.18 No Material Adverse Change. Except as set forth in Section 2.18 to the Gensia Disclosure Schedule, since December 31, 1995, Gensia and each Gensia Subsidiary have conducted their respective business in the ordinary course, consistent with past practice, and there has been no (i) material adverse change in the assets, liabilities, results of operations or financial condition of Gensia and the Gensia Subsidiaries taken as a whole except for
(1) operating losses in the ordinary course of business not exceeding $60 million for 1996 and $15 million per quarter thereafter until the Closing Date in the aggregate, (2) any failure to receive regulatory approval of the GenESA System and (3) any failure to receive regulatory approval of pending Abbreviated New Drug Applications of Gensia or any Gensia Subsidiary or (ii) material adverse effect on the ability of Gensia to consummate the transactions contemplated hereby.

  2.19 Operation of Gensia's Business; Relationships.

  (a) Since December 31, 1995, Gensia and each Gensia Subsidiary have not engaged in any transaction which, if entered into and/or consummated after execution of this Agreement, would violate Section 4.1(h) hereof except as described or reflected in the Gensia SEC Documents or as set forth in Section
2.19 to the Gensia Disclosure Schedule. Section 2.19 to the Gensia Disclosure Schedule describes each termination or nonrenewal that has occurred with respect to any Contract with any lessee or licensee of Intellectual Property, from December 31, 1995 to the date hereof.

  (b) Except as set forth in Section 2.19(b) of the Gensia Disclosure Schedule, the relationships of Gensia and each Gensia Subsidiary with its customers and suppliers are satisfactory and the execution of this Agreement, the Stock Exchange and the transactions contemplated hereby will not materially adversely affect the relationships of Gensia or any Gensia Subsidiary with such customers or suppliers.

  (c) Except as disclosed in Section 2.19(c) of the Gensia Disclosure Schedule, no product produced by Gensia or any Gensia Subsidiary or produced for Gensia or any Gensia Subsidiary by a third party and bearing a Gensia or any Gensia Subsidiary trademark or other Proprietary Right of Gensia or any Gensia Subsidiary, has been recalled voluntarily or involuntarily since December 31, 1992, no such recall is being considered by Gensia, and, to the knowledge of Gensia and each Gensia Subsidiary, no such recall is being considered by or has been requested or ordered by any Governmental Authority or consumer group.

  2.20 Permits; Compliance. Gensia and each Gensia Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their respective properties and to carry on their respective business as it is now being conducted other than those which are immaterial (collectively, the "Gensia Permits"), and there is no Action pending or, to the knowledge of Gensia and each Gensia Subsidiary, threatened regarding suspension or cancellation of any of the Gensia Permits, except for any such Action which, if determined adversely, could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Gensia. Gensia and each Gensia Subsidiary is not in conflict with, or in default or violation of, any of the Gensia Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole. Since December 31, 1992, Gensia and each Gensia Subsidiary have not received any notification with respect to possible conflicts, defaults or violations of Applicable Laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations could not reasonably be expected to have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole.

  2.21 Product Warranties and Liabilities. Except as set forth in Section 2.21 to the Gensia Disclosure Schedule, Gensia and each Gensia Subsidiary have no forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it. Section 2.21 to the Gensia Disclosure Schedule sets forth a description, which is true and correct in all material respects, of each pending or, to the knowledge of Gensia, threatened material Action under any warranty or guaranty against Gensia and each Gensia Subsidiary. Gensia and each Gensia Subsidiary have not incurred, nor does Gensia or any Gensia Subsidiary know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any material defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of Gensia or any Gensia Subsidiary (including any lessee thereof) prior to the Closing Date, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

  2.22 Environmental Matters.

  (a) As used in this Agreement, the term "Mexican Environmental Laws" means all federal, state, local or foreign laws, including common law and Mexican Civil Law, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

  In specific reference to the Mexican component of this Agreement:

    "Environment" means soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, ambient air and any environmental media.

    "Environmental Authorizations" means any permit, license, manifest, consent agreement, acknowledgment, report, log or approval related to environmental, health and safety compliance established in the Environmental Laws or required by any federal, state or local Mexican government agency.

    "Mexican Environmental Laws" means any of the following laws of Mexico: the General Environmental Law for Ecological Equilibrium and Environmental Protection, the Environmental Law for the Federal District, the Environmental Law for the State of Mexico, the Regulations on Air Emissions, Hazardous Waste, Environmental Impact and Noise, the National Water Law and its Regulation, the Regulation for the Land Transportation of Hazardous Material and Waste, the federal and state Civil and Criminal Codes, and all civil, administrative and criminal jurisprudence, decrees, agreements, guidelines, ordinances and Official Mexican Standards (NOMs), at the federal, state or local level, pertaining to the environment, health or safety in effect at any time up to the date of closing or during the period of post-closing occupancy of the properties.

    "Mexican Hazardous Materials" means any material or waste in any physical form, which is either corrosive, reactive, explosive, toxic, flammable or biologically infectious, in accordance with the General Environmental Law for Ecological Equilibrium and Environmental Protection, its Hazardous Waste Regulation, Official Mexican Standard NOM-052-ECOL-1993 which defines the criteria for hazardous classification and contains a list of hazardous waste regulated under Mexican Law, the Regulation for the Land Transportation of Hazardous Material and Waste, the General Health Law, the Federal Labor Law, the National Water Law or any other material or waste classified by its characteristics or in official lists as hazardous to human health or the environment by Mexican legislation or authorities.

  Except as listed in Section 2.22 to the Gensia Disclosure Schedule:

    (b) There are, with respect to Gensia and each Gensia Subsidiary, or any predecessor of the foregoing, no past or present material violations of Environmental Laws, nor actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability pursuant to any Environmental Law and none of Gensia or any Gensia Subsidiary has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

    (c) No Hazardous Materials are present on or about any real property currently owned, leased or used by Gensia or any Gensia Subsidiary and no Hazardous Materials were present on or about any real property previously owned, leased or used by Gensia or any Gensia Subsidiary during the period the property was owned, leased or used by Gensia or any Gensia Subsidiary, except in the normal course of Gensia's or any Gensia Subsidiary's business.

    (d) No Hazardous Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by Gensia or any Gensia Subsidiary and no Hazardous Materials were released on or about any real property previously owned, leased or used by Gensia or any Gensia Subsidiary during the period the property was owned, leased or used by Gensia or any Gensia Subsidiary, except as may be required in the normal course of business and in compliance with applicable Environmental Laws in all material respects.

    (e) No asbestos-containing materials or polychlorinated biphenyls ("PCBs") are present on or about any property currently owned, leased or used by Gensia or any Gensia Subsidiary.

    (f) There are not now nor have there ever been any underground storage tanks or similar facilities of any kind on or under any real property currently or previously owned, leased or used by Gensia or any Gensia Subsidiary.

  2.23 Opinion of Financial Advisor. Gensia has received the written opinion of First Boston, its financial advisor, to the effect that, as of November 12, 1996, the Stock Exchange is fair to Gensia from a financial point of view, Gensia has heretofore provided a copy of such opinion to Rakepoll Finance and such opinion has not been withdrawn, revoked or modified.

  2.24 Board Recommendation. The Board of Directors of Gensia, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Stock Exchange, are fair to and in the best interests of the Gensia Stockholders, and (ii) resolved to recommend that the Gensia Stockholders approve and authorize the issuance of Gensia Common Shares in the Stock Exchange and the transactions contemplated hereby.

  2.25 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Gensia as of June 30, 1996 included in the Gensia SEC Documents, (ii) as incurred after June 30, 1996 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 2.25 to the Gensia Disclosure Schedule, Gensia and the Gensia Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole. All payments by or for the benefit of Gensia and the Gensia Subsidiaries to agents, consultants and others have been in payment of bona fide fees and commissions and not as bribes or illegal or improper payments. Gensia and the Gensia Subsidiaries have complied with the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and, in each case, have not made any payment to or on behalf of any person with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the Internal Revenue Service nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by Gensia or any Gensia Subsidiary of, or alleged to be of, the type described in this Section 2.25.

  2.26 Gensia Rights Agreement. The Stockholder Rights Agreement dated as of March 16, 1992, between Gensia and ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank (the "Rights Agreement"), has been amended, and will remain amended (and no replacement plan will be adopted), so as to provide that none of Rakepoll Finance and its affiliates will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Stock Exchange pursuant to this Agreement.

  2.27 Takeover Laws. Prior to the date hereof, the Board of Directors of Gensia has taken all action necessary to approve for purposes of, or to exempt under, or make not subject to any takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares, including without limitation, Section 203 of the Delaware General Corporation
Law: (i) the execution of this Agreement, (ii) the Stock Exchange and (iii) the transactions contemplated hereby.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF RAKEPOLL FINANCE

  In order to induce Gensia to enter into this Agreement, Rakepoll Finance hereby represents and warrants to Gensia that the statements contained in this
Article 3 are true, correct and complete.

  3.1 Organization and Standing. Rakepoll Finance, Rakepoll Holding and each of the Rakepoll Holding subsidiaries listed in Section 3.1 of the disclosure schedule (the "Rakepoll Holding Subsidiaries" or individually a "Rakepoll Holding Subsidiary") delivered by Rakepoll Finance to Gensia and dated the date hereof (the "Rakepoll Holding Disclosure Schedule") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary is duly qualified to do business and in good standing in each jurisdiction listed in Section 3.1 to the Rakepoll Holding Disclosure Schedule, is not qualified to do business in any other jurisdiction and neither the nature of the business conducted by it nor the property it owns, leases or operates requires it to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole. Rakepoll Holding and each Rakepoll Holding Subsidiary is not in default in the performance, observance or fulfillment of any provision of its Charter Documents.

  3.2 Subsidiaries. Rakepoll Holding does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 3.2 to the Rakepoll Holding Disclosure Schedule. Except as set forth in Section 3.2 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity. Rakepoll Holding owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Rakepoll Holding Subsidiary) of each Rakepoll Holding Subsidiary. Each of the outstanding shares of capital stock of each Rakepoll Holding Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and, is owned, directly or indirectly, by Rakepoll Holding free and clear of all voting trust arrangements, liens, pledges, security interests, restrictions, claims or other encumbrances. The following information for each Rakepoll Holding Subsidiary is set forth in Section 3.2 to the Rakepoll Holding Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 3.2 to the Rakepoll Holding Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securi ties of any Rakepoll Holding Subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any Rakepoll Holding Subsidiary; and no Rakepoll Holding Subsidiary has any obligation of any kind to issue any additional securities or to pay for securities of any Rakepoll Holding Subsidiary or any predecessor thereof.

  3.3 Corporate Power and Authority. Rakepoll Finance has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Rakepoll Finance. This Agreement has been duly executed and delivered by Rakepoll Finance and constitutes the legal, valid and binding obligation of Rakepoll Finance enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  3.4 Capitalization of Rakepoll Holding. As of September 30, 1996, Rakepoll Holding's authorized capital stock consisted solely of 40 shares of common stock, Dfl.1,000 par value per share ("Rakepoll Holding Common Stock"), of which (i) 40 shares were issued and outstanding and (ii) no shares were issued and held in treasury. Each outstanding share of Rakepoll Holding capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or in Section 3.4 to the Rakepoll Holding Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of Rakepoll Holding, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Rakepoll Holding; and Rakepoll Holding has no obligation of any kind to issue any additional securities or to pay for securities of Rakepoll Holding or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 3.4 have been in compliance with all applicable securities laws. Except as set forth in Section 3.4 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding has not agreed to register any securities under any applicable securities law or granted registration rights to any person or entity.

  3.5 Conflicts; Consents and Approvals. Other than as set forth in Section
3.5 of the Rakepoll Holding Disclosure Schedule neither the execution and delivery of this Agreement by Rakepoll Finance, nor the consummation of the transactions contemplated hereby will:

    (a) violate, conflict with, or result in a breach of any provision of the Charter Documents of Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary;

    (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, shares of Rakepoll Holding Common Stock or assets of Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary is a party;

    (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary or any of their respective business, properties or assets; or

    (d) require any action or consent or approval of, or review by, or registration or filing by Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary or any of their respective affiliates with any third party or any Governmental Authority, other than (i) authorization of the Stock Exchange and the transactions contemplated hereby by Rakepoll Finance Shareholders, which authorization has been obtained, (ii) actions required by the HSR Act, the voluntary notification to be made pursuant to the Exon-Florio Amendment, and any necessary Mexican approvals, (iii) registrations or other actions required under any applicable securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority set forth in Section 3.5 to the Rakepoll Holding Disclosure Schedule;

except in the case of (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Rakepoll Finance or Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole or on its ability to consummate the transactions contemplated by this Agreement.

  3.6 Certain Rakepoll Holding Documents. Rakepoll Holding has delivered to Gensia consolidated/combined statements of operations, statements of cash flow and statements of stockholders equity of Rakepoll Holding and the Rakepoll Holding Subsidiaries for the years ended December 31, 1993, 1994 and 1995 (audited) and the six month periods ended June 30, 1995 and 1996 (unaudited) and consolidated balance sheets at December 31, 1994 and 1995 (audited) and at June 30, 1995 and 1996 (unaudited) and the notes thereto, including, without limitation, any financial statements, notes or schedules included therein (collectively, the "Rakepoll Holding Documents"). The Rakepoll Holding Documents comply as to form in all material respects with the applicable requirements of applicable law. The financial statements of Rakepoll Holding included in the Rakepoll Holding Documents (including the notes and schedules relating thereto) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable governmental authorities with respect thereto, were prepared in accordance with United States generally accepted accounting principles stated in United States Dollars applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of Rakepoll Holding and the Rakepoll Holding Subsidiaries and the result of operations of Rakepoll Holding and the Rakepoll Holding Subsidiaries, and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial condition of Rakepoll Holding as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

  3.7 Taxes. Except for items that are disclosed in Section 3.7 to the Rakepoll Holding Disclosure Schedule or for matters that would not have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole (i) all Tax Returns of or relating to any Tax that are required to be filed or deposited for, by, on behalf of or with respect to Rakepoll Holding and the Rakepoll Holding Subsidiaries, including, but not limited to, those relating to the income, business, operations or property of Rakepoll Holding and the Rakepoll Holding Subsidiaries and those which include or should include Rakepoll Holding and the Rakepoll Holding Subsidiaries have been filed or deposited duly and on a timely basis and all Taxes and filing fees shown to be due and payable on such Tax Returns have been paid in full and all installments, assessments and charges of which Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary is aware or has received notice and which are due and payable by Rakepoll Holding or any Rakepoll Holding Subsidiary have been paid in full; (ii) Rakepoll Holding and the Rakepoll Holding Subsidiaries have complied with all fiscal and monetary statutory regulations; (iii) to the knowledge of Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary, no such Tax Return contains any material misstatement or omits any material statement that should have been included; (iv) all Taxes imposed on Rakepoll Holding or any Rakepoll Holding Subsidiary (or for which Rakepoll Holding or any Rakepoll Holding Subsidiary is liable) for all periods up to the Closing Date which are due and payable on or before the Closing Date have been paid or will be paid when due;
(v) none of such Tax Returns are now under audit or examination by any federal, state, local or foreign or other Governmental Authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Rakepoll Holding or any Rakepoll Holding Subsidiary or with respect to any such Tax Return or any suits or other judicial or administrative actions, proceedings, investigations or claims now pending or, to the knowledge of Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary, threatened against Rakepoll Holding or any Rakepoll Holding Subsidiary with respect to any Tax, governmental charge or assessment; (vi) the latest balance sheet included in the Rakepoll Holding Documents reflects and includes adequate provisions for the payment in full of any and all Taxes imposed on Rakepoll Holding or any Rakepoll Holding Subsidiary and not yet due for any and all periods up to and including the date of such balance sheet;
(vii) all Taxes for which Rakepoll Holding or any Rakepoll Holding Subsidiary is liable for periods through the Closing Date (whether or not the period ends for tax purposes on the Closing Date) have been or will be, paid when due or adequately reserved against on the books of Rakepoll Holding or any Rakepoll Holding Subsidiary on or prior to the Closing Date; (viii) Rakepoll Holding and the Rakepoll Holding Subsidiaries have withheld and remitted all amounts required to be withheld and have paid such amounts due to the appropriate authority on a timely basis and in the form required under the appropriate legislation; (ix) Rakepoll Holding and the Rakepoll Holding Subsidiaries have not been and are currently not required to file a Tax Return in any jurisdiction other than Italy, Mexico and the

Netherlands; (x) Rakepoll Holding and the Rakepoll Holding Subsidiaries have not acquired property from or disposed of property for proceeds less than the fair market value thereof to, any person who is considered a related party to Rakepoll Holding and the Rakepoll Holding Subsidiaries under the transfer pricing rules of the applicable jurisdiction; (xi) Rakepoll Holding and each Rakepoll Holding Subsidiary, to the extent it was required to file tax returns in Italy, has filed all appropriate documents and applications and paid all fees for the settlement ("condono") of any "formal" violations of tax regulations for the fiscal periods from 1991 to 1994; and (xii) Rakepoll Holding and each Rakepoll Holding Subsidiary, to the extent it was required to file tax returns in Italy, has filed all appropriate documents and applications and paid all fees for the settlement ("condono") of any violations of income tax regulations for fiscal periods up to 1990, such "condono" having the effect of a settlement with respect to orders of payment issued by the income tax department, as set forth in Section 3.7(xiii) to the Rakepoll Holding Disclosure Schedule. The Rakepoll Holding balance sheets at December 31, 1995 and June 30, 1996 contain adequate reserves against any liability for Taxes for which Rakepoll Holding or any Rakepoll Holding Subsidiaries could be liable in respect of any audit or examination set forth on the Rakepoll Holding Disclosure Schedule. There is no Tax lien, whether imposed by any federal, state, county, local or foreign taxing authority, outstanding against the assets, properties or business of Rakepoll Holding or any Rakepoll Holding Subsidiary other than liens for current Taxes not yet due for which adequate reserves have been provided for. All material elections and consents with respect to any Tax (or the computation thereof) affecting Rakepoll Holding and the Rakepoll Holding Subsidiaries as of the date hereof are obvious from the Tax Returns or are set forth on Section 3.7 to the Rakepoll Holding Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting Rakepoll Holding and the Rakepoll Holding Subsidiaries will be made without the written consent of Gensia. Except as set forth in Section 3.7 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding and the Rakepoll Holding Subsidiaries are not a party to any Tax sharing or allocation agreement. Neither Rakepoll Holding nor any Rakepoll Holding Subsidiary has engaged in a trade or business in the United States nor had income effectively connected with a trade or business in the United States. Neither Rakepoll Holding nor any Rakepoll Holding Subsidiary has ever filed United States Federal or State Tax returns or been required to do so, and no tax elections have been filed with the Internal Revenue Service. Rakepoll Holding and the Rakepoll Holding Subsidiaries have never been "controlled foreign corporations" as defined in section 957 of the Code. Except as set forth in
Section 3.7 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding and the Rakepoll Holding Subsidiaries have no U.S. persons as shareholders.

  3.8 Compliance with Law. To the knowledge of Rakepoll Finance, each of Rakepoll Holding and each Rakepoll Holding Subsidiary is in material compliance with, and at all times since December 31, 1992 has been in material compliance with, all Applicable Laws relating to Rakepoll Holding and each Rakepoll Holding Subsidiary or its respective business or properties including, without limitation, social security laws, workers' protection laws, laws regarding the provision of insurance, third party administration and primary health care services, the Prescription Drug Marketing Act, the Federal Controlled Substances Act of 1970, the Food, Drug, and Cosmetic Act, any federal or state Pharmacy Practice Acts, Controlled Substance Acts, Dangerous Drugs Acts and Food, Drug and Cosmetic Acts, OSHA and with all consents, licenses, and permits granted by any Governmental Authority and all rules of professional conduct applicable to Rakepoll Holding or any Rakepoll Holding Subsidiary by which any of its properties are bound or subject, except where the failure to be in compliance therewith could not reasonably be expected to have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole.

  3.9 Intellectual Property Rights. Except as disclosed in Section 3.9 of the Rakepoll Holding Disclosure Schedule:

    (a) To the knowledge of Rakepoll Finance, and except as disclosed in the Rakepoll Holding Documents, Rakepoll Holding and the Rakepoll Holding Subsidiaries own or have a license to the Intellectual Property which is used by Rakepoll Holding or any Rakepoll Holding Subsidiaries free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Rakepoll Holding's or any Rakepoll Holding Subsidiaries' ownership or use of such Intellectual Property or materially detract from the value thereof.

  With respect to such Intellectual Property licensed by Rakepoll Holding or any Rakepoll Holding Subsidiary, such licenses are in full force and effect, Rakepoll Holding or such Rakepoll Holding Subsidiary is in compliance with the terms and provision thereof, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation thereof which could have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole and Rakepoll Holding or such Rakepoll Holding Subsidiary holds a valid license free of any liens, claims or encumbrances except those liens, claims or encumbrances which do not and will not, individually or in the aggregate, have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole.

    (b) To the knowledge of Rakepoll Finance, Rakepoll Holding and the Rakepoll Holding Subsidiaries have the right and authority to use such Intellectual Property in connection with the conduct of the business of Rakepoll Holding and the Rakepoll Holding Subsidiaries in the manner and to the extent such business is presently conducted, and neither Rakepoll Finance nor Rakepoll Holding nor any Rakepoll Holding Subsidiary has been notified of any claim that such use conflicts with, infringes upon or violates any rights of any other person or entity, except to the extent that such conflict, infringement or violation does not and will not, individually or in the aggregate, have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole.

  3.10 Title to and Condition of Properties. Rakepoll Holding and each Rakepoll Holding Subsidiary owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of Rakepoll Holding and each Rakepoll Holding Subsidiary, respectively, as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole. Section 3.10 to the Rakepoll Holding Disclosure Schedule lists, and Rakepoll Holding and each Rakepoll Holding Subsidiary have furnished or made available to Gensia, copies of all third party environmental or other reports prepared by or for Rakepoll Holding or any Rakepoll Holding Subsidiary with respect to the real property owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary.

  3.11 [This Section intentionally left blank.]

  3.12 Litigation. Except as set forth in Section 3.12 to the Rakepoll Holding Disclosure Schedule, there is no Action pending or, to the knowledge of Rakepoll Finance, threatened against Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole or a material adverse effect on the ability of Rakepoll Finance or Rakepoll Holding or any Rakepoll Holding Subsidiary to consummate the transactions contemplated hereby. None of Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, could have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole or a material adverse effect on the ability of Rakepoll Finance or Rakepoll Holding or any Rakepoll Holding Subsidiary to consummate the transactions contemplated hereby. Except as set forth in
Section 3.12 to the Rakepoll Holding Disclosure Schedule, since December 31, 1992, Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary have not been subject to any outstanding order, writ, injunction or decree relating to Rakepoll Holding's or any Rakepoll Holding Subsidiary's method of doing business or its relationship with past, existing or future lessees, users, purchasers or licensees of any Intellectual Property, goods or services of Rakepoll Holding or any Rakepoll Holding Subsidiary.

  3.13 Brokerage and Finder's Fees; Expenses. Except for Rakepoll Finance's obligations to Lehman Brothers International ("Lehman") (a copy of the written agreement relating to such obligations having previously been provided to Gensia), neither Rakepoll Finance nor Rakepoll Holding nor any Rakepoll Holding Subsidiary, nor any stockholder, director, officer or employee of Rakepoll Finance or Rakepoll Holding or any Rakepoll Holding Subsidiary thereof, has incurred or will incur on behalf of Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Section 3.13 to the Rakepoll Holding Disclosure Schedule discloses a bona fide estimate of the aggregate amount of all out-of-pocket fees and expenses (including, without limitation, fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing financial advice with respect to the Stock Exchange and all reasonable fees and expenses of counsel, accountants, experts and consultants to Rakepoll Finance) expected to be paid by Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary up to and including the Closing Date to all attorneys, accountants and investment bankers in connection with the Stock Exchange ("Rakepoll Finance Stock Exchange Fees").

  3.14 Employee Matters.

  (a)(i) The official registers of employees and salaries of Rakepoll Holding and the Rakepoll Holding Subsidiaries set forth the names of all the employees of Rakepoll Holding and the Rakepoll Holding Subsidiaries, including, with respect to each employee, such employee's actual function, position, seniority and compensation; (ii) Section 3.14(a)(ii) of the Rakepoll Holding Disclosure Schedule contains the name of each independent contractor engaged by Rakepoll Holding or the Rakepoll Holding Subsidiaries.

  (b) At all times since December 31, 1992, all employees of Rakepoll Holding and each Rakepoll Holding Subsidiary have been fully compensated in accordance with applicable regulation, and applicable collective agreement or individual contract, as the case may be.

  (c) The latest balance sheet included in the Rakepoll Holding Documents reflects and includes adequate provision for the payment in full of any and all compensation which has accrued with respect to each employee, but which was not due as of the date of such balance sheet. All such accrued compensation, and all such compensation which will accrue from the date hereof to the Closing Date, has been or will be adequately reserved against on the books of Rakepoll Holding or any Rakepoll Holding Subsidiary, as the case may be, on or prior to the Closing Date.

  (d) Rakepoll Holding and the Rakepoll Holding Subsidiaries have withheld and remitted all amounts required to be withheld under all applicable regulations, including concerning employees' social insurance, employees' retirement pensions and employees' income taxes.

  (e) With respect to Rakepoll Holding, and except as set forth in Section 3.14(e) of the Rakepoll Holding Disclosure Schedule, all terms and conditions of employment are those terms and conditions required by statutory regulations and national collective agreements.

  (f) Other than any benefit required to be provided by applicable law, and except as set forth in Section 3.14(f) of the Rakepoll Holding Disclosure Schedule, no benefit has been granted to any employee of Rakepoll Holding or the Rakepoll Holding Subsidiaries.

  (g) Except as set forth in Section 3.14(i) to the Rakepoll Holding Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in or cause the accelerated vesting or delivery of any payment or benefit to any employee of Rakepoll Holding or any Rakepoll Holding Subsidiary.

  (h) Section 3.14(h) to the Rakepoll Holding Disclosure Schedule sets forth the names of all directors and officers of Rakepoll Holding and each Rakepoll Holding Subsidiary, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended December 31, 1995, and any changes to the foregoing which have occurred subsequent to December 31, 1995; Section 3.14(h) to the Rakepoll Holding Disclosure Schedule also lists and describes the current compensation of any other employee of Rakepoll Holding or any Rakepoll Holding Subsidiary whose salary and bonus in 1995 exceeded U.S.$150,000. Except as disclosed in Section 3.14(h) to the Rakepoll Holding Disclosure Schedule or in the Rakepoll Holding Documents, there are no other material forms of compensation paid to any such director, officer or employee of Rakepoll Holding or any

Rakepoll Holding Subsidiary. Except as set forth in Section 3.14(h) to the Rakepoll Holding Disclosure Schedule, no officer, director, or employee of Rakepoll Holding or any other affiliate of Rakepoll Holding, or any immediate family member of any of the foregoing, provides or causes to be provided to Rakepoll Holding or any Rakepoll Holding Subsidiary any material assets, services or facilities and Rakepoll Holding and each Rakepoll Holding Subsidiary does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

  3.15 Contracts. Section 3.15 to the Rakepoll Holding Disclosure Schedule lists all Contracts to which Rakepoll Holding or any Rakepoll Holding Subsidiary is a party and which fall within any of the following categories:
(a) Contracts valued at over U.S.$250,000 obligating any party to pay or receive money, goods or services, (b) joint venture, partnership and similar agreements, (c) Contracts which are service contracts or equipment leases involving payments by Rakepoll Holding or any Rakepoll Holding Subsidiary of more than U.S. $100,000 per year, (d) Contracts containing covenants purporting to limit the freedom of Rakepoll Holding or any Rakepoll Holding Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which after the Closing Date would have the effect of limiting the freedom of Gensia or the Gensia Subsidiaries (other than Rakepoll Holding and each Rakepoll Holding Subsidiary) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of Rakepoll Holding or any Rakepoll Holding Subsidiary, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of U.S. $250,000; (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of U.S. $100,000 and not cancelable by Rakepoll Holding or any Rakepoll Holding Subsidiary (without premium or penalty) within one month, (i) Contracts with any labor organization, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of amounts in excess of U.S. $100,000, letters of credit or other agreements or instruments of Rakepoll Holding or any Rakepoll Holding Subsidiary or commitments for the borrowing or the lending of amounts in excess of U.S. $100,000 or by Rakepoll Holding or any Rakepoll Holding Subsidiary or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Rakepoll Holding or any Rakepoll Holding Subsidiary, (k) Contracts involving annual revenues or expenditures to the business of Rakepoll Holding or any Rakepoll Holding Subsidiary in excess of 5.0% of Rakepoll Holding's annual revenues and (l) Contracts with or for the benefit of any officer, director or affiliate of Rakepoll Holding or any Rakepoll Holding Subsidiary or immediate family member thereof. All such Contracts are valid and binding obligations of Rakepoll Holding or the Rakepoll Holding Subsidiary, as the case may be, and, to the knowledge of Rakepoll Holding and each Rakepoll Holding Subsidiary, are the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole. Neither Rakepoll Holding or any Rakepoll Holding Subsidiary nor, to the knowledge of Rakepoll Holding or any Rakepoll Holding Subsidiary, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under, any such Contract except such violations or defaults under such Contracts which, individually or in the aggregate, would not have a material adverse effect on Rakepoll Holding and each Rakepoll Holding Subsidiary.

  3.16 Accounts Receivable. All accounts and notes receivable (including lease and finance notes receivable) and accrued interest receivable of Rakepoll Holding and each Rakepoll Holding Subsidiary have arisen in the ordinary course of business and the accounts receivable reserves reflected on the balance sheet as of June 30, 1996 included in the Rakepoll Holding Documents are as of such date established in accordance with United States generally accepted accounting principles consistently applied and to the best knowledge of Rakepoll Holding and each Rakepoll Holding Subsidiary will be collectible in the ordinary course of business in an amount not less than the amounts thereof carried on the balance sheet as of such date included in the Rakepoll Holding Documents, net of any reserves included thereon, as applicable, except for any uncollectible amount which, individually or in the aggregate, would not have a material adverse effect on Rakepoll Holding and each Rakepoll Holding Subsidiary.

  3.17 Labor Relations. There is no unfair labor practice complaint against Rakepoll Holding or any Rakepoll Holding Subsidiary pending and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Rakepoll Holding or any Rakepoll Holding Subsidiary, threatened against or involving Rakepoll Holding or any Rakepoll Holding Subsidiary. Except as disclosed in Section 3.17 to the Rakepoll Holding Disclosure Schedule, there is no Union Agreement in effect with respect to any Rakepoll Holding Subsidiary which operates in Mexico.

  3.18 No Material Adverse Change. Except as set forth in Section 3.18 to the Rakepoll Holding Disclosure Schedule, since December 31, 1995, each of Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) material adverse change in the assets, liabilities, results of operations, business or financial condition of Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole or (ii) material adverse effect on the ability of Rakepoll Finance to consummate the transactions contemplated hereby.

  3.19 Operation of Rakepoll Holding's Business; Relationships.

  (a) Since December 31, 1995, each of Rakepoll Holding and each Rakepoll Holding Subsidiary has not engaged in any transaction which, if entered into and/or consummated after execution of this Agreement, would violate Section 4.1(h) hereof except as described or reflected in the Rakepoll Holding Documents or as set forth in Section 3.19 to the Rakepoll Holding Disclosure Schedule. Section 3.19 to the Rakepoll Holding Disclosure Schedule describes each termination or nonrenewal that has occurred with respect to any Contract with any lessee or licensee of Intellectual Property, from December 31, 1995 to the date hereof.

  (b) Except as set forth in Section 3.19(b) of the Rakepoll Holding Disclosure Schedule, the relationships of Rakepoll Holding and each Rakepoll Holding Subsidiary with its customers and suppliers are satisfactory and the execution of this Agreement, the Stock Exchange and the transactions contemplated hereby will not materially adversely affect the relationships of Rakepoll Holding or any Rakepoll Holding Subsidiary with such customers or suppliers.

  (c) Except as disclosed in Section 3.19(c) of the Rakepoll Holding Disclosure Schedule no product produced by Rakepoll Holding or any Rakepoll Holding Subsidiary or produced for Rakepoll Holding or any Rakepoll Holding Subsidiary by a third party and bearing a Rakepoll Holding or any Rakepoll Holding Subsidiary trademark or other Proprietary Right of Rakepoll Holding or any Rakepoll Holding Subsidiary, has been recalled voluntarily or involuntarily since December 31, 1992, no such recall is being considered by Rakepoll Holding, and, to the knowledge of Rakepoll Holding and each Rakepoll Holding Subsidiary, no such recall is being considered by or has been requested or ordered by any Governmental Authority or consumer group.

  3.20 Permits; Compliance. Each of Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted other than those which are immaterial (collectively, the "Rakepoll Holding Permits"), and there is no Action pending or, to the knowledge of Rakepoll Holding and each Rakepoll Holding Subsidiary, threatened regarding suspension or cancellation of any of the Rakepoll Holding Permits, except for any such Action which, if determined adversely, could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Rakepoll Holding. Rakepoll Holding and each Rakepoll Holding Subsidiary is not in conflict with, or in default or violation of, any of the Rakepoll Holding Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole. Since December 31, 1992, Rakepoll Holding and each Rakepoll Holding Subsidiary have not received any notification with respect to possible conflicts, defaults or violations of Applicable Laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations could not reasonably be expected to have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole.

  3.21 Product Warranties and Liabilities. Except as listed in Section 3.21 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding and each Rakepoll Holding Subsidiary have no forms of warranties or guarantees of its products and services that are in effect or proposed to be used by it. Section 3.21 to the Rakepoll Holding Disclosure Schedule sets forth a description, which is true and correct in all material respects, of each pending or, to the knowledge of Rakepoll Finance, threatened material Action under any warranty or guaranty against Rakepoll Holding and each Rakepoll Holding Subsidiary. Rakepoll Holding and each Rakepoll Holding Subsidiary have not incurred, nor does Rakepoll Finance, Rakepoll Holding or any Rakepoll Holding Subsidiary know or have any reason to believe there is any basis for alleging, any Product Liability with respect to any product sold or services rendered by or on behalf of Rakepoll Holding or any Rakepoll Holding Subsidiary (including any lessee thereof) prior to the Closing Date, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance.

  3.22 Environmental Matters. Except as listed in Section 3.22 to the Rakepoll Holding Disclosure Schedule:

    (a) There are, with respect to Rakepoll Holding and each Rakepoll Holding Subsidiary, or any predecessor of the foregoing, no past or present material violations of Environmental Laws or Mexican Environmental Laws, nor actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any liability pursuant to any Environmental Law and none of Rakepoll Holding and each Rakepoll Holding Subsidiary has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing.

    (b) No Hazardous Materials or Mexican Hazardous Materials are present on or about any real property currently owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary and no Hazardous Materials or Mexican Hazardous Materials were present on or about any real property previously owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary during the period the property was owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary, except in the normal course of Rakepoll Holding's or any Rakepoll Holding Subsidiary's business.

    (c) No Hazardous Materials or Mexican Hazardous Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary and no Hazardous Materials or Mexican Hazardous Materials were released on or about any real property previously owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary during the period the property was owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary, except as may be required in the normal course of business and in compliance with applicable Environmental Laws in all material respects.

    (d) No asbestos-containing materials or PCBs are present on or about any property currently owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary.

    (e) There are not now nor have there ever been any underground storage tanks or similar facilities of any kind on or under any real property currently or previously owned, leased or used by Rakepoll Holding or any Rakepoll Holding Subsidiary.

  3.23 [This section intentionally left blank.]

  3.24 Board Recommendation. The Board of Directors of Rakepoll Finance, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Stock Exchange, are fair to and in the best interests of the Rakepoll Finance Shareholders, and (ii) resolved to recommend that the Rakepoll Finance Shareholders approve this Agreement and the transactions contemplated herein, including the Stock Exchange, and (iii) such Rakepoll Finance Shareholders have approved this Agreement, the Stock Exchange and the transactions contemplated hereby.

  3.25 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Rakepoll Holding as of June 30, 1996 included in the Rakepoll Holding

Documents, (ii) as incurred after June 30, 1996, in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.25 to the Rakepoll Holding Disclosure Schedule, Rakepoll Holding and the Rakepoll Holding Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could reasonably be expected to have a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole. All payments by or for the benefit of Rakepoll Holding and the Rakepoll Holding Subsidiaries to agents, consultants and others have been in payment of bona fide fees and commissions and not as bribes or illegal or improper payments. Rakepoll Holding and the Rakepoll Holding Subsidiaries have complied with the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and, in each case, have not made any payment to or on behalf of any person with respect to which a deduction could be disallowed under Section 162(c) of the Code. Neither the Internal Revenue Service nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by Rakepoll Holding or any Rakepoll Holding Subsidiary of, or alleged to be of, the type described in this Section 3.25.

  3.26 Ownership of Rakepoll Holding Shares. Rakepoll Finance owns all of the issued and outstanding capital stock of Rakepoll Holding and through Rakepoll Holding owns all of the issued and outstanding capital stock of the Rakepoll Holding Subsidiaries. Upon delivery of and in exchange for such shares under this Agreement pursuant to the Stock Exchange, Gensia will acquire good and valid title to all of the issued and outstanding capital stock of Rakepoll Holding, free and clear of all voting trust arrangements, liens, encumbrances, security interests, restrictions and claims whatsoever.

  3.27 Exchange Entirely for Own Account. The Rakepoll Holding Common Stock to be received by Rakepoll Finance under this Agreement will be acquired for investment for Rakepoll Finance's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Rakepoll Finance has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Rakepoll Finance further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Gensia Common Shares and further that it will not transfer, sell or exchange any of the shares of Gensia Common Shares which it receives pursuant to the terms of this Agreement for a period of 12 months following the Closing Date. Rakepoll Finance is not a "U.S. person" as such term is used in Regulation S under the Securities Act.

  3.28 Restricted Securities. Rakepoll Finance understands that the Gensia Common Shares to be received hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Gensia Common Shares or an available exemption from registration under the Securities Act, the Gensia Common Shares must be held indefinitely. In particular, Rakepoll Finance is aware that the Gensia Common Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

  3.29 Legends. It is understood that the certificates evidencing the Gensia Common Shares may bear one or all of the following legends:

    (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Gensia that such registration is not required or unless sold pursuant to Rule 144 of such Act or another applicable exemption."

    (b) Any legend required by the laws of the State of California or other jurisdiction or by the Shareholder's Agreement dated as of the date hereof between the parties hereto.

  3.30 Takeover Laws. Prior to the date hereof, the Board of Directors of Rakepoll Finance has taken all action necessary to approve for purposes of, or exempt under or make not subject to any takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, (ii) the Stock Exchange and (iii) the transactions contemplated hereby.

  3.31 Authorization of Rakepoll Holding Subsidiaries. Prior to the date hereof, to the extent required by law, regulation or their respective Charter Documents, each Rakepoll Holding Subsidiary shall have granted Rakepoll Finance the necessary power and authority to make the representations and warranties contained herein applicable to such Rakepoll Holding Subsidiary.

                                   ARTICLE 4

                           COVENANTS OF THE PARTIES

  The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

  4.1 Mutual Covenants.

  (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Stock Exchange and the transactions contemplated by this Agreement (including, without limitation, using its reasonable efforts to cause the conditions set forth in Article 5 for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

  (b) HSR Act. As soon as practicable, and in any event no later than ten (10) business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Stock Exchange, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable; provided, however, that neither Gensia nor any of the Gensia Subsidiaries shall be required hereunder to divest or hold separate any portion of their business or assets.

  (c) Automedics. The parties intend that Gensia shall contribute to its Subsidiary, Automedics Development, Inc. ("Automedics"), the assets (tangible and intangible), licenses, contracts, intellectual property and other associated rights related to the Laryngeal Mask Airway products, the Brevibloc product, the distribution rights related to the GenESA System, the Heparin closed loop drug delivery system and any medical device products in-licensed by Gensia between the date hereof and the Closing Date. Gensia shall endeavor to obtain all necessary consents to permit such asset contributions to Automedics. Gensia, after consultation with Rakepoll Finance, shall be permitted to sell or grant equity interests in Automedics to facilitate obtaining the necessary consents to permit such asset contributions and to obtain financing for Automedics. Gensia, after consultation with Rakepoll Finance, shall determine who is to staff and operate Automedics. Any actions taken by Gensia in consultation with Rakepoll Finance pursuant to the provisions of this Section 4.1(c) shall not be breaches of the representations and warranties or the covenants of Gensia contained in this Agreement.

  (d) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

  (e) Tax Treatment. Each of the parties shall use its reasonable efforts so as to ensure that the Stock Exchange does not constitute a tax-free reorganization under the Code and instead is a "purchase" within the meaning of section 338 of the Code so that Gensia will be permitted to cause a section 338 election to be made with respect to Rakepoll Holding.

  (f) Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers, as advised by outside counsel (and in that event only if time does not permit), at all times prior to the earlier of the Closing Date or termination of this Agreement pursuant to Section 6.1, Gensia and Rakepoll Finance shall consult with each other before issuing any press release with respect to the Stock Exchange or the transaction contemplated hereby and shall not issue any such press release prior to such consultation.

  (g) Access. From and after the date of this Agreement until the Closing Date (or the termination of this Agreement), upon the reasonable request of the other party, Gensia and Rakepoll Finance (including Rakepoll Holding and all Rakepoll Holding Subsidiaries and Alco Chemical Ltd. ("ALCO")) shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers ("Information"), in the case of ALCO, only to the extent such information is necessary to the consummation of the transactions contemplated by this Agreement. Information obtained by Gensia, Rakepoll Finance, Rakepoll Holding and the Rakepoll Holding Subsidiaries and ALCO pursuant to this Section 4.1(g) shall be subject to the provisions of the confidentiality agreement between them dated March 5, 1996 (the "Confidentiality Agreement"), which agreement remains in full force and effect until the Closing Date; provided, however, that the Confidentiality Agreement shall continue in full force and effect with respect to Information provided by ALCO.

  (h) Conduct of Operations. During the period from the date of this Agreement to the Closing Date, Gensia and each Gensia Subsidiary on the one hand and Rakepoll Holding and each Rakepoll Holding Subsidiary, on the other hand, shall conduct its operations in the ordinary course consistent with past practice except with the prior written consent of the other party or as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, neither party to this Agreement shall, except with the prior written consent of the other party or as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, by the Shareholder's Agreement or the Business Plan:

    (i) (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend except for the payment of dividends on outstanding shares of the $3.75 Convertible Exchangeable Preferred Stock of Gensia and except for the spinout of Gensia research assets as contemplated by this Agreement or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of capital stock, (C) grant any person any right or option to acquire any shares of capital stock except pursuant to Gensia Stock Plans existing on the date of this Agreement consistent with past practice, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities except pursuant to Preferred Stock, options, warrants or other agreements or instruments outstanding on the date hereof, or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of capital stock;

    (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any property or assets of Gensia or any Gensia Subsidiary on the one hand and Rakepoll Holding or any Rakepoll Holding Subsidiary, on the other hand other than sales or leases of inventory or licensing of Intellectual Property of Gensia or a Gensia Subsidiary on the one hand and Rakepoll Holding or any Rakepoll Holding Subsidiary, on the other hand made in the ordinary course of business consistent with past practice;

    (iii) make or propose any changes in the Charter Documents of Gensia or any Gensia Subsidiary on the one hand or of Rakepoll Holding or any Rakepoll Holding Subsidiary, on the other hand;

    (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person;

    (v) incur, create, assume or otherwise become liable for indebtedness in excess of U.S. $250,000 for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations in excess of U.S. $250,000 of any other individual, corporation or other entity;

    (vi) create any subsidiaries (other than Automedics and to facilitate the spin out of the Gensia research assets);

    (vii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant or announce any bonuses, salary increases, severance or termination pay to, any officer or director or employee of Gensia or any Gensia Subsidiary on the one hand, or Rakepoll Holding or any Rakepoll Holding Subsidiary on the other hand, other than salary, stock or option grants, bonuses and benefits, increases granted in the ordinary course of business consistent with past practices and established plans made known to the other party prior to the date hereof, or otherwise increase the compensation or benefits provided to any officer or director except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement or enter into any new consulting agreements with a duration of greater than twelve months or compensation of greater than U.S. $100,000;

    (viii) change any method or principle of accounting in a manner that is inconsistent with past practice except as may be required to meet the requirements of United States securities laws and United States GAAP;

    (ix) settle any Actions, whether now pending or hereafter made or brought involving an amount in excess of U.S. $200,000 affecting Gensia or any Gensia Subsidiary, on the one hand, or Rakepoll Holding or any Rakepoll Holding Subsidiary, on the other hand;

    (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in Section 2.15 to the Gensia Disclosure Schedule or Section 3.15 to the Rakepoll Holding Disclosure Schedule, as applicable, or any other material Contract to which Gensia or any Gensia Subsidiary, on the one hand, or Rakepoll Holding or any Rakepoll Holding Subsidiary, on the other hand, is a party if such modification, amendment, termination, waiver, release or assignment would have a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole or on Rakepoll Holding and the Rakepoll Holding Subsidiaries taken as a whole, as applicable;

    (xi) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed U.S. $250,000 unless otherwise disclosed on the Gensia Disclosure Schedule or the Rakepoll Holding Disclosure Schedule, as applicable;

    (xii) pay (or agree to become obligated to pay) any Gensia Stock Exchange Fees on the one hand, or Rakepoll Finance Stock Exchange Fees on the other hand, in excess of the amount set forth in Section 2.9 to the Gensia Disclosure Schedule or Section 3.13 of the Rakepoll Holding Disclosure Schedule, as applicable, other than any excess amounts which are immaterial in the aggregate incurred in connection with and in furtherance of consummation of the transactions contemplated hereby;

    (xiii) take any action to exempt or make not subject to any takeover law or law that purports to limit or restrict business combinations or the ability to acquire or vote shares by any person or entity (other than as contemplated herein) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

    (xiv) take any action that could reasonably be expected to result in the representations and warranties set forth in Article 2 or Article 3, as applicable, becoming false or inaccurate;

    (xv) permit or cause any subsidiary or affiliate to do any of the foregoing or agree or commit to do any of the foregoing; or

    (xvi) agree in writing or otherwise to take any of the foregoing actions.

  None of the information provided by Gensia and Rakepoll Finance, respectively, for inclusion in the proxy statement and form of proxies to be filed with the Commission by Gensia under the Exchange Act relating to the vote of the Gensia Stockholders with respect to the Stock Exchange (collectively and as amended, supplemented or modified, the "Proxy Statement") at the date of mailing the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  (i) Indemnification and Insurance. Gensia and Rakepoll Finance shall cause
(i) Gensia to maintain and perform in the same manner as prior to the date hereof Gensia's existing indemnification provisions with respect to present and former directors and officers of Gensia for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Closing Date to the extent permitted or required under applicable law and Gensia's Restated Certificate of Incorporation and By-Laws in effect at the date hereof (to the extent consistent with applicable law), (ii) Gensia to provide, maintain and perform in the same manner as prior to the date hereof Gensia's existing indemnification provisions with respect to present and future directors and officers of Gensia for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring after the Closing Date to the extent permitted or required under applicable law and Gensia's Restated Certificate of Incorporation and By-Laws in effect at the date hereof (to the extent consistent with applicable law); and (iii) Gensia to maintain, for a period of no less than three (3) years after the Closing Date, Directors and Officers Liability coverage, with limits, terms and conditions no less advantageous than in effect on the date hereof. Said coverage will be maintained with the current insurance carriers or insurance carriers of financial strength equal to or greater than the financial strength of the current insurance carriers. Evidence of such coverage will be provided to the individual officers and directors upon request. Any new directors or officers of Gensia will be added to such policies.

  4.2 Covenants of Gensia.

  (a) Gensia Stockholders Meeting. Gensia shall take all action in accordance with the federal securities laws, the NASD Rules, the Delaware General Corporation Law including, without limitation, Section 203 thereof and the Gensia Certificate and Bylaws, as amended and restated, necessary to obtain the consent and approval of Gensia Stockholders with respect to the authorization of the issuance of Gensia Common Shares in the Stock Exchange and the transactions contemplated hereby.

  Without limiting the generality of the foregoing, Gensia, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Proxy Statement is mailed a meeting of the holders of Gensia Common Shares for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to its fiduciary duties under applicable law as determined in good faith by a majority of the Board of Directors of Gensia based on, among other things, the advice of outside legal counsel to Gensia (A) recommend that the Gensia stockholders approve and adopt this Agreement and the transactions contemplated hereby, (B) include in the Proxy Statement such recommendation and the written opinion of CS First Boston that the consideration to be received by the Company in the transaction is fair to the Company from a financial point of view and (C) take all reasonable and lawful action to solicit and obtain such approval.

  (b) Preparation of Proxy Statement. Gensia shall, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis. Gensia shall use all reasonable efforts to mail at the earliest practicable date to Gensia Stockholders the Proxy Statement, which shall include all information required under Applicable Law to be furnished to Gensia Stockholders in connection with the Stock Exchange and the transactions contemplated thereby. If at any time prior to the Closing Date, any information pertaining to Gensia or any Gensia Subsidiary contained in or omitted from the Proxy Statement makes such statements contained in the Proxy Statement false or misleading, Gensia shall promptly inform Rakepoll Finance and take such action necessary to make such statements contained in the Proxy Statement not false and misleading. Gensia also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Gensia Common Shares in the Stock Exchange.

  (c) Intellectual Property Matters. Gensia and each Gensia Subsidiary shall use reasonable commercial efforts to preserve Gensia's and the Gensia Subsidiaries' ownership rights to their Intellectual Property free and clear of any liens, claims or encumbrances and shall use reasonable commercial efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of such Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of such Intellectual Property consistent with past practices of Gensia and each Gensia Subsidiary.

  (d) No Solicitation. Gensia agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any Gensia Subsidiary or affiliate or any of its or their respective directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage, facilitate, or accept or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Gensia or any Gensia Subsidiary, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of Gensia or any Gensia Subsidiary, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Rakepoll Finance, or its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Stock Exchange or any other transactions contemplated by this Agreement; provided that Gensia may furnish information to, and negotiate or otherwise engage in discussions
(i) in connection with financings contemplated by this Agreement and associated documents provided, that prior to the furnishing to prospective investors of any such information in respect of such financing, the identities of such prospective investors are made available to Rakepoll Finance and the prior written consent of Rakepoll Finance is obtained, which consent shall not be unreasonably withheld, as to the furnishing of such information to each such prospective investor, and (ii) with any bona fide party who delivers an unsolicited written proposal for a Competing Transaction if and so long as (x) the Board of Directors of Gensia determines in good faith by a majority vote of its disinterested directors that failing to take such action would constitute a breach of the fiduciary duties of the Board and (y) such a proposal is, based upon the advice of First Boston, more favorable to Gensia's Stockholders from a financial point of view than the Stock Exchange. In the case of any proposal meeting the requirements of clauses (d)(ii), (x) and (y), the Board of Directors of Gensia may withdraw its recommendation of this Agreement and the Stock Exchange. Gensia and each Gensia Subsidiary will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing and except for financings contemplated by this Agreement and associated documents. From and after the execution of this Agreement, Gensia and each Gensia Subsidiary and affiliates shall promptly advise Rakepoll Finance in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Rakepoll Finance a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto, and shall state in such notice whether Gensia has determined that it is required to take any action with respect thereto in accordance with the proviso contained in this paragraph. The Board shall keep Rakepoll Finance promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Stock Exchange and the transactions contemplated by this Agreement.

  (e) Employee Benefits. Gensia covenants and agrees that (i) it will cause Rakepoll Holding to provide benefits to employees of Rakepoll Holding in accordance with the applicable laws of the jurisdictions in which such employees are employed and (ii) it will provide for the participation of the employees of Rakepoll Holding set forth on Schedule 4.2(e) hereto in the Gensia stock option plan as of the Closing Date on substantially the same terms and conditions as similarly situated employees of Gensia.

  (f) Notification of Certain Matters. Gensia shall give prompt notice to Rakepoll Finance of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Gensia representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any material failure of Gensia or any Gensia Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.2(f) shall not limit or otherwise affect the remedies available hereunder to Rakepoll Finance.

  (g) Contribution of Intercompany Debt to Equity. Rakepoll Finance shall cause all intercompany and affiliate debt between and among Rakepoll Finance, Rakepoll Holding, and the Rakepoll Holding Subsidiaries and affiliates thereof to be converted and contributed into equity of Rakepoll Holding prior to the Closing Date.

  Gensia will use reasonable efforts to maintain the availability of Rule 144 to Rakepoll Finance, provided that failure to maintain such availability because of a failure of Rakepoll Holding or any Rakepoll Holding Subsidiary to deliver appropriate information to Gensia shall not be deemed a breach of this covenant.

  4.3 Covenants of Rakepoll Finance.

  (a) Information for the Preparation of Proxy Statement. Rakepoll Finance shall as soon as reasonably practicable furnish Gensia with all information concerning it as may be required for inclusion in the Proxy Statement. Rakepoll Finance shall cooperate with Gensia in the preparation of the Proxy Statement in a timely fashion and shall use all reasonable efforts to assist Gensia in having the Proxy Statement cleared by the Commission as promptly as practicable. If at any time prior to the Closing Date, any information pertaining to Rakepoll Finance or Rakepoll Holding or any Rakepoll Holding Subsidiary contained in or omitted from the Proxy Statement makes such statements contained in the Proxy Statement false or misleading, Rakepoll Finance shall promptly so inform Gensia and provide Gensia with the information necessary to make statements contained therein not false and misleading. Rakepoll Finance shall use all reasonable efforts to cooperate with Gensia in the preparation and filing of the Proxy Statement with the Commission on a confidential basis.

  (b) Intellectual Property Matters. Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary shall use reasonable commercial efforts to preserve Rakepoll Holding's and the Rakepoll Holding Subsidiaries' ownership rights to their Intellectual Property free and clear of any liens, claims or encumbrances and shall use reasonable commercial efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of such Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of such Intellectual Property consistent with past practices of each of Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary.

  (c) No Solicitation. Rakepoll Finance agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit Rakepoll Holding or any Rakepoll Holding Subsidiary or affiliate or any of its or their respective directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage, facilitate, or accept or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Rakepoll Holding or any Rakepoll Holding Subsidiary, or acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of Rakepoll Holding or any Rakepoll Holding Subsidiary, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Gensia, or its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Stock Exchange or any other transactions contemplated by this Agreement. Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing except for financings contemplated by this Agreement and association documents. From and after the execution of this Agreement, Rakepoll Finance, Rakepoll Holding and each Rakepoll Holding Subsidiary and affiliates shall promptly advise Gensia in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof) and promptly furnish to Gensia a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

  (d) Notification of Certain Matters. Rakepoll Finance shall give prompt notice to Gensia of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Rakepoll Finance representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any material failure of Rakepoll Finance or Rakepoll Holding or any Rakepoll Holding Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.3(d) shall not limit or otherwise affect the remedies available hereunder to Gensia.

                                   ARTICLE 5

                                  CONDITIONS

  5.1 Mutual Conditions. The obligations of the parties hereto to consummate the Stock Exchange shall be subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Stock Exchange shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Stock Exchange; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

    (b) All waiting periods (and any extensions thereof) applicable to the consummation of the Stock Exchange under the HSR Act and applicable Mexican law shall have expired or been terminated and the consummation of the transactions contemplated hereby shall be permitted thereunder.

    (c) [This paragraph intentionally left blank.]

    (d) The issuance of the Gensia Common Shares to be issued in the Stock Exchange and the other transactions contemplated hereby shall have been approved by the Gensia Stockholders in the manner required by any Applicable Law.

    (e) The Commission shall have approved the Gensia Proxy Statement. On the Closing Date, no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator prohibiting the Stock Exchange.

    (f) No Action shall be instituted by any Governmental Authority, including under the HSR Act or the Exon-Florio Amendment, which seeks to prevent consummation of the Stock Exchange or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

    Should the consent of the competent antitrust authorities not be granted on or before the Closing Date, the parties shall meet in order to review the situation and establish a new Closing Date without any undue delay.

    (g) The Shareholder's Agreement shall be in full force and effect and the appointment of directors contemplated therein shall have been made in accordance therewith.

  5.2 Conditions to Obligations of Rakepoll Finance. The obligations of Rakepoll Finance to consummate the Stock Exchange and the transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions unless waived by Rakepoll
Finance:

    (a) The representations and warranties of Gensia set forth in Article 2 shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Gensia and the Gensia Subsidiaries taken as a whole.

    (b) Gensia shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

    (c) Gensia shall have furnished Rakepoll Finance with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 5.1(g), 5.2(a), (b), (f) (g) and (h) have been satisfied.

    (d) Rakepoll Finance shall have received the legal opinion, dated the Closing Date, of Pillsbury Madison & Sutro LLP counsel to Gensia, substantially in the form of Exhibit A hereto.

    (e) The Gensia Common Shares to be issued in the Stock Exchange and the transactions contemplated hereby shall have been authorized for inclusion on Nasdaq, subject to official notice of issuance.

    (f) Gensia shall have paid, or caused to be paid, all dividends owing in connection with any Gensia Preferred Stock, commencing with the dividend payment due as of September 1, 1996.

    (g) Gensia shall have filed, or caused to be filed, all amendments to its Certificate of Incorporation and Bylaws as contemplated by, and necessary to effectuate, this Agreement and the Shareholder's Agreement.

    (h) Gensia shall have eliminated research expenses (other than ongoing property lease related expenses), which may include, prior to the Closing Date, a spinout of the Gensia research business to Gensia stockholders and a concurrent cash contribution to the spun out entity as contemplated by the funding plan agreed to by the parties hereto. Any actions taken by Gensia pursuant to the provisions of this Section 5.2(h) shall not be breaches of the representations and warranties or the covenants of Gensia contained in this Agreement.

  5.3 Conditions to Obligations of Gensia. The obligations of Gensia to consummate the Stock Exchange and the other transactions contemplated hereby shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) The representations and warranties of Rakepoll Finance set forth in
  Article 3 shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a material adverse effect on Rakepoll Holding and the Rakepoll Holding Subsidiaries, taken as a whole.

    (b) Rakepoll Finance shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

    (c) Rakepoll Finance shall have furnished Gensia with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 5.1(g), 5.3(a) and (b) have been satisfied.

    (d) Gensia shall have received the legal opinions, dated the Closing Date, of Simpson Thacher & Bartlett, Santamarina Y Steta, Studio Legale Nodari, Saletti & Associati and Nauta Dutilh, counsel to Rakepoll Finance, and a legal opinion concerning Kew Investments Limited, in substantially the forms attached hereto as Exhibit B.

                                   ARTICLE 6

                           TERMINATION AND AMENDMENT

  6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval and adoption of this Agreement by Gensia Stockholders:

    (a) by mutual consent of Gensia and Rakepoll Finance;

    (b) by either Gensia or Rakepoll Finance if any permanent injunction or other order, decree or ruling of a court of competent jurisdiction or other competent Governmental Authority preventing the consummation of the Stock Exchange shall have become final and nonappealable;

    (c) by either Gensia or Rakepoll Finance if the Stock Exchange shall not have been consummated before June 30, 1997, unless extended by the Boards of Directors of both Gensia and Rakepoll Finance (provided that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Stock Exchange to occur on or before such date);

    (d) by Gensia or Rakepoll Finance if the authorization of the Gensia Stockholders with respect to the issuance of Gensia Common Shares in the Stock Exchange shall not have been obtained by reason of the failure to obtain the required vote at a meeting held for such purpose and any adjournment thereof;

    (e) by Rakepoll Finance if prior to the Closing Date (i) any representation or warranty on the part of Gensia or any Gensia Subsidiary contained in this Agreement is incorrect in any material respect and which has a material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated hereby,
  (ii) there shall have been a breach of any covenant or agreement on the part of Gensia or any Gensia Subsidiary contained in this Agreement which has material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated hereby, which breach, in the case of clauses (i) and (ii), shall not have been cured prior to 30 days following notice thereof, (iii) Gensia's Board of Directors shall have withdrawn or modified (including by amendment of or supplement to the Proxy Statement) in a manner adverse to Rakepoll Finance its approval or recommendation of this Agreement or the transactions contemplated hereby or shall have recommended a Third Party Acquisition (as defined below), or shall have resolved to effect any of the foregoing or
  (iv) any person other than Rakepoll Finance or any of its affiliates shall have become the beneficial owner of more than 15% of the shares of Gensia Common Shares; and

    (f) by Gensia if prior to the Closing Date (i) any representation or warranty on the part of Rakepoll Finance or any Rakepoll Finance Subsidiary contained in this Agreement is incorrect in any material respect and which has a material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated hereby or, (ii) there shall have been a breach of any covenant or agreement on the part of Rakepoll Finance or any Rakepoll Finance Subsidiary contained in this Agreement which has a material adverse effect or which materially adversely affects the ability of the parties to consummate the transactions contemplated hereby, which breach, in the case of clauses (i) and (ii), shall not have been cured prior to 30 days following notice thereof.

  6.2 Effect of Termination.

  (a) In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement, except for the provisions of Sections 6.2 and 7.9, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 6.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement.

  (b) If (i) Rakepoll Finance terminates this Agreement pursuant to Section 6.1(d) or (ii) Rakepoll Finance terminates this Agreement pursuant to Section 6.1(c) or clause (i), (ii) or (iv) of Section 6.1(e) hereof and, within twenty-four months thereafter, Gensia enters into an agreement with respect to a Third Party Acquisition, or a

Third Party Acquisition occurs, then Gensia shall pay to Rakepoll Finance (A) within one business day following any occurrence contemplated in clause (ii) hereof or simultaneously with any termination contemplated by clause (i) hereof, a fee, in cash, of $5 million, provided, however, that Gensia shall in no event be obligated to pay more than one such fee with respect to all such occurrences and such termination, and (B) within one business day after being requested by Rakepoll Finance (accompanied by reasonably detailed documentation to the extent reasonably requested by Gensia) from time to time, all of the Rakepoll Finance Stock Exchange Fees.

  (c) If (i) Gensia terminates this Agreement pursuant to Section 6.1(d) or
(ii) Gensia terminates this Agreement pursuant to Section 6.1(c) or clause (i) or (ii) of Section 6.1(f) hereof and, within twenty-four months thereafter, Rakepoll Finance enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then Rakepoll Finance shall pay to Gensia (A) within one business day following any occurrence contemplated in clause (ii) hereof or simultaneously with any termination contemplated by clause (i) hereof, a fee, in cash, of $5 million, provided, however, that Gensia shall in no event be obligated to pay more than one such fee with respect to all such occurrences and such termination, and (B) within one business day after being requested by Gensia (accompanied by reasonably detailed documentation to the extent reasonably requested by Rakepoll Finance) from time to time, all of the Gensia Stock Exchange Fees.

  For purposes of this Agreement, "Third Party Acquisition" means any of the following events: (i) the acquisition of Gensia by merger, tender offer or otherwise by any person other than Parent, Sub or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 30% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 15% or more of the outstanding shares of Gensia Common Shares, directly or indirectly; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of 15% or more of the outstanding shares of Company Common Stock or (vi) the acquisition by Gensia of a Third Party resulting in the issuance to such Third Party or its affiliates, directly or indirectly, of 15% or more of the outstanding shares of Gensia Common Shares.

  6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by Rakepoll Finance Shareholders or authorization of issuance of Gensia Common Shares in the Stock Exchange by Gensia Stockholders, but after such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Rakepoll Finance Shareholders or Gensia Stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  6.4 Extension; Waiver. At any time prior to the Closing Date, Gensia (with respect to Rakepoll Finance) and Rakepoll Finance (with respect to Gensia) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 7

                                 MISCELLANEOUS

  7.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall survive until the second anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.6 and 3.7, shall survive until the earlier to occur of the expiration of the applicable statute of limitations period or the sixth anniversary of the Closing Date.

  7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally/internationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to Gensia:

      Gensia, Inc.
      9360 Towne Centre Drive
      San Diego, CA 92121
      Attention: David Hale
      Telecopy No.: (619) 453-0095

      with a copy to

      Pillsbury Madison & Sutro LLP
      235 Montgomery Street
      San Francisco, California 94104
      United States of America
      Attention: Thomas E. Sparks, Jr.
      Telecopy No.: (415) 983-1200

  (b) if to Rakepoll Finance:

      Rakepoll Finance N.V.
      14JB Gorsiraweg
      Curacao, Netherlands Antilles
      Attention: Carlo Salvi
      Telecopy No.: (41)(91)994-9777

      with a copy to:

      Carlo Salvi
      Via San Salvatore, 7
      Ch 6902 Lugano
      Switzerland

      with a copy to

      Simpson Thacher & Bartlett
      99 Bishopsgate
      London, England EC2M 3YH
      Attention: Alan M. Klein
      Telecopy No.: 011-44-171-422-4022

  7.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to Rakepoll Finance, such reference shall be deemed to include any and all subsidiaries of Rakepoll Finance, individually and in the aggregate, including Rakepoll Finance. When a reference is made in this Agreement to Gensia, such reference shall be deemed to include any and all subsidiaries of Gensia, individually and in the aggregate, including Gensia. When a reference is made in this Agreement to Gensia Common Shares or shares thereof, such reference shall be deemed to include the preferred share purchase rights issued pursuant to the Rights Agreement that trade together with the Gensia Common Shares.

  7.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

  7.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

  7.6 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

  The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and value in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the City of New York, and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Rakepoll Finance hereby appoints CT Corporation, located at 1633 Broadway, New York, New York 10019 as its authorized agent (the "Rakepoll Finance Authorized Agent") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York located in the City of New York by any other party hereto. Such appointment shall be irrevocable. Rakepoll Finance agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Rakepoll Finance Authorized Agent and written notice of such service to Rakepoll Holding shall be deemed, in every respect, effective service of process upon Rakepoll Finance.

  7.7 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

  7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  7.9 Expenses. Subject to the provisions of Section 6.2, Gensia shall pay all costs and expenses owed at closing associated with the transactions contemplated by this Agreement, including, without limitation, the Rakepoll Finance Stock Exchange Fees.

  IN WITNESS WHEREOF, Gensia and Rakepoll Finance have signed this Agreement as of the date first written above.

                                          GENSIA, INC.

                                          By __________________________________

                                                 /s/ David F. Hale
                                                   Chairman of the Board

                                          RAKEPOLL FINANCE N.V.

                                          By __________________________________

                                                  /s/ Carlo Salvi
                                                   Chairman of the Board

                  AMENDMENT NO. 1 TO STOCK EXCHANGE AGREEMENT

  AMENDMENT NO. 1 (the "Amendment"), dated as of December 16, 1996 to the Stock Exchange Agreement dated as of November 12, 1996 (the "Agreement") between GENSIA, INC., a Delaware corporation (the "Company"), and RAKEPOLL FINANCE N.V., a corporation organized under the laws of the Netherlands Antilles ("Rakepoll Finance").

                     THE PARTIES HEREBY AGREE AS FOLLOWS:

  1. Amendment of the Agreement. Pursuant to Section 6.3 of the Agreement,
Section 5.2(h) of the Agreement is hereby amended and restated to read in its entirety as follows:

    "(h) Gensia shall have eliminated its net use of cash for ongoing research activities (other than ongoing property lease related expenses) either (i) as a result of Gensia having obtained cash or contractually committed payments for such research activities from third parties in the form of research collaborations or otherwise, or (ii) by the termination of such research activities; provided, however, that in any event, Gensia shall be permitted to expend such amounts on research as are required for Gensia to fulfill its obligations under its agreement with Pfizer Inc., dated as of May 1, 1996. It is further understood by Gensia and Rakepoll Finance that Gensia will not borrow money in order to eliminate the net use of cash as described in subclause (i) above. In the event that such net use of cash has been eliminated pursuant to subclause (i) above, it is the intent of the parties hereto that, subsequent to the Closing Date, they will use their best efforts to present to the Board of Directors of Gensia a plan to effectuate the spinoff of the research activities of Gensia into an independent company, so long as such spinoff is reasonably feasible. Such spinoff plan shall include as assets of the company to be spunoff the five million dollar ($5,000,000) cash contribution contemplated by the funding plan agreed to by the parties hereto and other cash payments received (and unspent) or to be received under research collaborations between third parties and Gensia. If there has been no such spinoff within six months after the Closing Date, any such research activities not fully paid for by third parties will be terminated, so that no such research activities will produce losses."

  2. Full Force and Effect. Except as modified, amended or supplemented above, all rights, terms and conditions of the Agreement shall remain in full force and effect.

  3. Definitions; References. All terms used, but not defined in this Amendment shall have the respective meanings set forth in the Agreement.

  4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

  5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

                                          GENSIA, INC.

                                          By __________________________________

                                                 /s/ David F. Hale
                                                   Chairman of the Board

                                          RAKEPOLL FINANCE N.V.

                                          By _____________________________

                                                  /s/ Carlo Salvi
                                                   Chairman of the Board

                                                                        ANNEX B

                                   LOGO

CS First Boston Corporation                                 55 East 52nd Street
                                                        New York, NY 10055-0186
                                                       Telephone (212) 909-2000

November 12, 1996

Board of Directors
Gensia, Inc.
9360 Towne Centre Drive
San Diego, CA 92121

Dear Sirs:

  You have asked CS First Boston Corporation ("CS First Boston", "we" or "us") to advise you with respect to the fairness to Gensia, Inc. ("Gensia") from a financial point of view of the consideration to be paid by Gensia pursuant to the terms of the Stock Exchange Agreement dated as of November 12, 1996 (the "Exchange Agreement") between Rakepoll Finance N.V. (the "Parent") and Gensia. The Exchange Agreement provides for the exchange (the "Exchange") of all outstanding shares of common stock of Rakepoll Holding B.V. ("Rakepoll") for
29.5 million shares (the "Gensia Shares") of Common Stock of Gensia and $100,000 in cash.

  In arriving at our opinion, we have reviewed certain business and financial information relating to Rakepoll, as well as the Exchange Agreement and the Shareholder's Agreement dated as of November 12, 1996, between the Parent and Gensia. We have also reviewed certain other information, including financial forecasts, provided to us by Rakepoll and Gensia, and have met with Rakepoll's management and Gensia's management to discuss the business and prospects of Rakepoll.

  We have also considered certain financial data of each of Rakepoll and Gensia, and we have compared those data with similar data for other publicly held companies in businesses similar to those of Rakepoll and Gensia and we have considered the financial terms of certain other business combinations and certain other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant, including analyses of the pro forma impact of the Exchange on stockholders of Gensia and the benefits expected to be achieved through the combination of the businesses of Gensia and Rakepoll. In connection with our engagement we approached third parties to solicit indications of interest in a possible strategic transaction with Gensia and had preliminary discussions with certain of these parties prior to the date hereof.

  In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Rakepoll's management and Gensia's management as to the future financial performance of each of Rakepoll and Gensia. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Rakepoll or Gensia, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Gensia Shares when issued to Rakepoll's stockholders pursuant to the Exchange or the prices at which such Gensia Shares will trade subsequent to the Exchange.

  We have acted as financial advisor to Gensia in connection with the Exchange and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Exchange. We will also receive a fee for rendering this opinion.

  In the ordinary course of our business, CS First Boston and its affiliates may actively trade the equity and other securities of Gensia for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of Gensia in connection with its consideration of the Exchange and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purpose, without CS First Boston's prior written consent.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by Gensia in the Exchange is fair to Gensia from a financial point of view.

                                          Very truly yours,

                                          CS FIRST BOSTON CORPORATION,

                                          By __________________________________

                                                 /s/ Donald Meltzer

                                                                        ANNEX C

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               GENSIA SICOR INC.

  Gensia, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  FIRST: The name of the Corporation is Gensia, Inc. and shall hereby be changed to Gensia Sicor Inc.

  SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was November 17, 1986. The Corporation was originally incorporated under the name Gensia Pharmaceuticals, Inc.

  THIRD: Pursuant to the sections 245 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

  FOURTH: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

  FIFTH: That the text of the Certificate of Incorporation of Gensia, Inc. shall be hereby restated, integrated and amended to read in full as follows:

                                   ARTICLE I

  The name of this Corporation is Gensia Sicor Inc.

                                  ARTICLE II

  The registered office of the Corporation within the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

  The nature of the business and the purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

  A. Classes of Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) of which One Hundred Twenty-Five Million (125,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock (the "Common Stock") and Five Million (5,000,000) shares of the par value of One Cent ($.01) each shall be Preferred Stock (the "Preferred Stock").

  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors is also authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.

  B. Series I Participating Preferred Stock.

  1. Designation and Amount. Of the Five Million (5,000,000) shares of Preferred Stock, One Hundred Twenty-Five Thousand (125,000) shares shall be designated as "Series I Participating Preferred Stock," $0.01 par value per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series I Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

  2. Dividends and Distributions.

  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series I Participating Preferred Stock with respect to dividends, the holders of shares of Series I Participating Preferred Stock in preference to the holders of shares of Common Stock of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100, or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Participating Preferred Stock. In the event the Corporation shall at any time after the close of business on March 16, 1992 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series I Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (b) The Corporation shall declare a dividend or distribution on the Series I Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100 per share on the Series I Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series I Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series I Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series I Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

  3. Voting Rights. The holders of shares of Series I Participating Preferred Stock shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each share of Series I Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series I Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

    (B) Except as otherwise provided herein or by law, the holders of shares of Series I Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C) (i) If at any time dividends on any Series I Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series I Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series I Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

      (ii) During any default period, such voting right of the holders of Series I Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series I Participating Preferred Stock.

      (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall there upon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

      (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

      (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
    Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

    (D) Except as set forth herein, holders of Series I Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  4. Certain Restrictions.

  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series I Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Participating Preferred Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Participating Preferred Stock except dividends paid ratably on the Series I Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Participating Preferred Stock; or

    (iv) purchase or otherwise acquire for consideration any shares of Series I Participating Preferred Stock or any shares of stock ranking on a parity with the Series I Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

  5. Reacquired Shares. Any shares of Series I Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  6. Liquidation, Dissolution or Winding Up.

  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Participating Preferred Stock unless, prior thereto, the holders of shares of Series I Participating Preferred Stock shall have received per share, the greater of 1000 times $1.00 or 1000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series I Liquidation Preference"). Following the payment of the full amount of the Series I Liquidation Preference, no additional distributions shall be made to the holders of shares of Series I Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series I Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series I Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series I Participating Preferred Stock and Common Stock, respectively, holders of Series I Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

  (B) In the event there are not sufficient assets available to permit payment in full of the Series I Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series I Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series I Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

  8. Redemption. The shares of Series I Participating Preferred Stock shall not be redeemable.

  9. Ranking. The Series I Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

  10. Amendment. The Certificate of Incorporation and the By-Laws of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series I Participating Preferred Stock voting separately as a class.

  11. Fractional Shares. Series I Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Participating Preferred Stock.

  C. $3.75 Convertible Exchangeable Preferred Stock.

  1. Designation and Amount. Of the Five Million (5,000,000) shares of Preferred Stock, One Million Eight Hundred Forty Thousand (1,840,000) shares shall be designated as "$3.75 Convertible Exchangeable Preferred Stock," $.01 par value per share.

  2. Definitions. For purposes of the $3.75 Convertible Exchangeable Preferred Stock and this Section C, in addition to those terms otherwise defined in this Restated Certificate of Incorporation, the following terms shall have the meanings indicated:

    "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the $3.75 Convertible Exchangeable Preferred Stock.

    "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

    "Closing Price" of a security on any day shall mean on such day the reported last sales price, regular way, for the security or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the security in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the security is not quoted on such National Market system, the average of the closing bid and asked prices for the security on such day in or, if bid and asked prices for the security on each such date shall not have been reported by The Nasdaq Stock Market, the average of the bid and asked prices of the security for such day as furnished by any New York Stock Exchange member firm regularly making a market in the security selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the security furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

    "Corporation Notice" shall have the meaning set forth in paragraph (b) of Section C5 of this Article.

    "Conversion Price" shall mean the conversion price per share of Common Stock into which the $3.75 Convertible Exchangeable Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section C7 of this Article. The initial Conversion Price will be $27.60 (equivalent to the rate of approximately 1.8116 shares of Common Stock for each share of $3.75 Convertible Exchangeable Preferred Stock).

    "Current Market Price" per share of Common Stock on any date shall mean the Closing Price of the Common Stock on the first day which is not a Saturday, a Sunday or a day on which banking institutions and trust companies in New York, New York are authorized by law or executive order to close or a legal holiday.

    "Dividend Payment Date" shall have the meaning set forth in paragraph (a) of Section C3 of this Article.

    "Dividend Payment Record Date" shall have the meaning set forth in paragraph (a) of Section C3 of this Article.

    "Debentures" shall mean the Corporation's 7 1/2% Convertible Subordinated Debentures due 2003.

    "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include May 31, 1993).

    "Fundamental Change" shall have the meaning set forth in paragraph (c) of Section C8 of this Article.

    "Issue Date" shall mean the first date on which shares of the $3.75 Convertible Exchangeable Preferred Stock are issued.

    "Person" shall mean any individual, association, partnership, corporation, a government or a political subdivision thereof, a governmental agency or other entity, and shall include any successor (by merger or otherwise) of such entity.

    "Trading Date" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market, a day on which trades may be made on such National Market system or (iii) otherwise, any Business Day.

    "Transfer Agent" means ChaseMellon Shareholder Services, L.L.C., as successor in interest to First Interstate Bank of California or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the $3.75 Convertible Exchangeable Preferred Stock.

  3. Dividends.

  (a) Holders of the $3.75 Convertible Exchangeable Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefor, an annual cash dividend at the annual rate of $3.75 per share of $3.75 Convertible Exchangeable Preferred Stock, payable in quarterly installments on March 1, June 1, September 1 and December 1 (each a "Dividend Payment Date"), commencing June 1, 1993 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If June 1, 1993 or any other Dividend Payment Date shall be on a day other than a Business Day, the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the $3.75 Convertible Exchangeable Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and will be payable to holders of record as they appear on the stock books of the Corporation on such record dates (each such date, a "Dividend Payment Record Date"), which shall be not more than 60 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Dividends on the $3.75 Convertible Exchangeable Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends.

  (b) The amount of dividends payable for such full Dividend Period for the $3.75 Convertible Exchangeable Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the $3.75 Convertible Exchangeable Preferred Stock, or any other period shorter or longer than a full Dividend Period on the $3.75 Convertible Exchangeable Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of $3.75 Convertible Exchangeable Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless holder converts such shares in accordance with Section C7 of this Article). Holders of shares of $3.75 Convertible Exchangeable Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the $3.75 Convertible Exchangeable Preferred Stock which may be in arrears.

  (c) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to the dividends, on a parity with the $3.75 Convertible Exchangeable Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the $3.75 Convertible Exchangeable Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the $3.75 Convertible Exchangeable Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the $3.75 Convertible Exchangeable Preferred Stock, all dividends declared upon shares of the $3.75 Convertible Exchangeable Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the $3.75 Convertible Exchangeable

Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the $3.75 Convertible Exchangeable Preferred Stock and on such other stock bear to each other.

  (d) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except for repurchases from employees and consultants) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $3.75 Convertible Exchangeable Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $3.75 Convertible Exchangeable Preferred Stock.

  (e) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the $3.75 Convertible Exchangeable Preferred Stock and any other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the $3.75 Convertible Exchangeable Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends.

  4. Liquidation Preference.

  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class of stock of the Corporation ranking junior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to receive $50.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the $3.75 Convertible Exchangeable Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of $3.75 Convertible Exchangeable Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of, $3.75 Convertible Exchangeable Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the $3.75 Convertible Exchangeable Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of $3.75 Convertible Exchangeable Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of $3.75 Convertible Exchangeable Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section C4, (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

  (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of $3.75 Convertible Exchangeable Preferred Stock, as provided in this Section C4, any other series or class or classes of stock ranking junior to the $3.75 Convertible Exchangeable Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holder of $3.75 Convertible Exchangeable Preferred Stock shall not be entitled to share therein.

  (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the $3.75 Convertible Exchangeable Preferred Stock at their respective addresses as the same shall appear on the books of the Transfer Agent.

  5. Redemption at the Option of the Corporation.

  (a) $3.75 Convertible Exchangeable Preferred Stock may not be redeemed by the Corporation prior to March 6, 1996, on or after which the Corporation, at its option, may redeem the shares of $3.75 Convertible Exchangeable Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the period beginning on March 1, of the years shown below (March 6 in the case of 1996), at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared:

       YEAR                                                               PRICE
       ----                                                               ------
       1996.............................................................. $52.50
       1997.............................................................. $52.08
       1998.............................................................. $51.67
       1999.............................................................. $51.25
       2000.............................................................. $50.83
       2001.............................................................. $50.42
       2002 and thereafter............................................... $50.00

Notwithstanding the foregoing, the $3.75 Convertible Exchangeable Preferred Stock may not be redeemed prior to March 6, 1998 unless the Closing Price of the Common Stock equals or exceeds 150% of the then effective Conversion Price per share for any 20 Trading Dates during a period of 30 consecutive Trading Dates ending within 15 days prior to the mailing of a Corporation Notice of redemption.

  (b) In the event the Corporation shall redeem shares of $3.75 Convertible Exchangeable Preferred Stock, a Corporation Notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of $3.75 Convertible Exchangeable Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that payment will be made upon presentation and surrender of such $3.75 Convertible Exchangeable Preferred Stock; (vi) the then current conversion price and the date on which the right to convert such shares of 3.75 Convertible Exchangeable Preferred Stock will expire; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is at the option of the Corporation; and (ix) that dividends accrued to and including the date fixed for redemption will be paid as specified in said notice. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) (x) dividends on the shares of the $3.75 Convertible Exchangeable Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholder of the Corporation (except the right to receive from the Corporation the money payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of $3.75 Convertible Exchangeable Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of $3.75 Convertible Exchangeable Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

  Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of $3.75 Convertible Exchangeable Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of $3.75 Convertible Exchangeable Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Corporation in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

  Notwithstanding the foregoing, if the Corporation Notice of redemption has been given pursuant to this Section C5 and any holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall, prior to the close of business on the third Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section C7(b) of this Article hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section C7 of this Article.

  6. Shares to Be Retired. Any shares of $3.75 Convertible Exchangeable Preferred Stock converted, redeemed or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as $3.75 Convertible Exchangeable Preferred Stock or as shares of Preferred Stock of one or more other series.

  7. Conversion. Holders of shares of $3.75 Convertible Exchangeable Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

    (a) Subject to and upon compliance with the provisions of this Section C7, a holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall have the right, at his or her option, at any time, to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section C7; provided, however, that the right to convert shares called for redemption pursuant to Section C5 of this Article shall terminate at the close of business on the third Business Day preceding the date fixed for such redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this Section C7(a), any shares of $3.75 Convertible Exchangeable Preferred Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of $3.75 Convertible Exchangeable Preferred Stock is converted, then the Corporation will convert such share into the appropriate number of shares of Common Stock (subject to paragraph
  (c) of this Section C7) and issue a fractional shares of $3.75 Convertible Exchangeable Preferred Stock evidencing the remaining interest of such holder.

    (b) In order to exercise the conversion right, the holder of each share of $3.75 Convertible Exchangeable Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office or agency of the Transfer Agent in the Borough of Manhattan, City of New York or Los Angeles, California, accompanied by written notice to the Corporation that the holder thereof elects to convert the holder's $3.75 Convertible Exchangeable Preferred Stock or a specified portion thereof. Unless the shares issuance on conversion are to be issued in the same name as the name in which such share of $3.75 Convertible Exchangeable Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

    Holders of shares of $3.75 Convertible Exchangeable Preferred Stock at the close of business on a Dividend Payment Record Date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default on payment of the dividend due on such Dividend Payment Date. However, shares of $3.75 Convertible Exchangeable Preferred Stock surrendered for conversion during the period from the close of business on any Dividend Payment Record Date to the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of $3.75 Convertible Exchangeable Preferred Stock on a Dividend Payment Record Date who (or whose transferee) converts shares of $3.75 Convertible Exchangeable Preferred Stock on a dividend payment date will receive the dividend payable on such shares of $3.75 Convertible Exchangeable Preferred Stock by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $3.75 Convertible Exchangeable Preferred Stock for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon conversion of shares of $3.75 Convertible Exchangeable Preferred Stock.

    As promptly as practicable after the surrender of certificates for shares of $3.75 Convertible Exchangeable Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section C7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section C7.

    Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of $3.75 Convertible Exchangeable Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate of certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time as such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the $3.75 Convertible Exchangeable Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

    (c) In connection with the conversion of any shares of $3.75 Convertible Exchangeable Preferred Stock, fractions of such shares may be converted; however, no fractional shares or securities representing fractions of shares of Common Stock shall be issued upon conversion of the $3.75 Convertible Exchangeable Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be delivered upon the conversion of a shares of $3.75 Convertible Exchangeable Preferred Stock (or fractions thereof), the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Current Market Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $3.75 Convertible Exchangeable Preferred Stock so surrendered.

    (d) The Conversion Price shall be adjusted from time to time as follows:

      (i) Stock Dividends and Stock Splits. If at any time after the Issue Date, (A) the Corporation shall fix a record date for the issuance of any dividend payable in shares of Common Stock or (B) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon surrender of any share of $3.75 Convertible Exchangeable Preferred Stock for conversion will be appropriately increased so that each holder of $3.75 Convertible Exchangeable Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such share been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this paragraph (d)(i) shall, in the case of subdivision or split-up, be the effective date thereof and shall, in the case of a stock dividend, be the record date thereof.

      (ii) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Issue Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares to be delivered upon surrender of any shares of $3.75 Convertible Exchangeable Preferred Stock for conversion will be appropriately decreased so that each holder thereafter will be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares been surrendered for conversion immediately prior thereto, and the Conversion Price will be appropriately adjusted.

      (iii) Reorganization. If any capital reorganization of the Corporation, or any reclassification of the Common Stock, or any consolidation of the Corporation with or merger of the Corporation with or into any other corporation or any sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that the Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion in accordance with the term of this Section C7, each holder shall have the right to receive the kind and holder shall have the right to receive the kind and amount of stock and other securities and property receivable (including cash or any combination thereof) upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holder of the $3.75 Convertible Exchangeable Preferred Stock would have been entitled to receive upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion pursuant to this Section C7 had the $3.75 Convertible Exchangeable Preferred Stock been surrendered for conversion immediately prior to such merger or sale, lease or other transfer.

      (iv) Special Dividends. If (other than in a dissolution or liquidation) securities of the Corporation (other than shares of Common Stock or rights, options or warrants referred to in subparagraph (v) hereof) or evidence of its indebtedness or assets (other than cash dividends payable (a) out of retained earnings or (b) out of any earnings or surplus not in excess of 10% of the average Closing Price of the Common Stock for the thirty (30) trading days prior to the fifth trading day before the date of declaration multiplied by the number of shares of Common Stock outstanding during such period), are issued by way of a dividend on outstanding shares of Common Stock, then the number of shares to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock shall be appropriately increased so that immediately after the date fixed by the Corporation as the record date in respect of such issuance, each holder will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the denominator of which shall be the Closing Price of the Common Stock on such record date less the then fair market value as determined by the Board of Directors, whose determination if made in good faith shall be conclusive, of the portion of the securities or evidence of indebtedness or assets distributed applicable to one share of Common Stock and the numerator of which shall be such Closing Price; and the Conversion Price shall be appropriately adjusted. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

      (v) Rights Offering. If the Corporation at any time after the Issue Date shall issue or sell or fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling the holders thereof to subscribe for or purchase or otherwise acquire Common Stock (of securities convertible or exchangeable for Common Stock), in any such case, at a price per share (or having a conversion price or exchange value per share) that, together with the value (if for consideration other than cash, as determined in good faith by the Board of Directors) of any consideration paid for any such rights, options or warrants is less than the Closing Price of the Common Stock on the date of such issuance or sale or on such record date then, immediately after such record date, the number of shares to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion shall be appropriately increased so that each holder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible) and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Closing Price, and the Conversion Price shall be appropriately adjusted. Notwithstanding the foregoing, rights issued by the Corporation to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase securities of the

    Corporation, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock pursuant to the Corporation's Rights Agreement, dated as of March 16, 1992, between the Corporation and First Interstate Bank, Ltd. (the "Rights Plan") or any future or successor plan substantially similar to the Rights Plan, in each case in clauses (i) through (iii) until the occurrence of a specified event or events, shall for purposes of this paragraph (d) of this Section C7 not be deemed issued until the occurrence of the earliest such specified event.

      (vi) No Adjustments to Exercise Price. No adjustment in the Conversion Price in accordance with the provisions of paragraphs (i),
    (ii), (iii), (iv) or (v) above need be made if such adjustment would amount to a change in such Conversion Price of less than $.05; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this section shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Price; and provided further, that adjustment shall be required and made in accordance with the provisions of this Section C7 not later than such time as may be required in order to preserve the tax free nature of a distribution to the holder of any share of Common Stock. Anything in this Section C7 to the contrary notwithstanding, the Corporation shall be entitled to the extent permitted by law to make such reductions in the Conversion Price, in addition to those required by this Section C7, as it in its sole discretion shall determine to be advisable in order to avoid or diminish any income tax to any holder of Common Stock resulting from any dividend or distribution of capital stock or rights or warrants to purchase capital stock or from any event treated as such for income tax purposes of for any other reasons.

      (vii) Readjustments, etc. If an adjustment is made under paragraphs
    (i), (ii), (iii), (iv) or (v) above, and the event to which the adjustment relates does not occur, then any adjustment in the Conversion Price or shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion that were made in accordance with such paragraphs shall be adjusted back to the Conversion Price and the number of shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion that were in effect immediately prior to the record date for such event.

    (e) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file in the custody of its Secretary or an Assistant Secretary at its principal office and with the Transfer Agent an officers' certificate setting forth the adjusted number of shares of Common Stock to be delivered upon surrender of the $3.75 Convertible Exchangeable Preferred Stock for conversion and the Conversion Price after such adjustment, the method of calculating thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustments are based. Promptly after each such adjustment, the Corporation shall cause a copy of such certificate to be mailed to the holder of each share of $3.75 Convertible Exchangeable Preferred Stock at his or her last address as shown on the stock books of the Corporation. Each such officers' certificate shall be made available at all reasonable times for inspection by each holder of $3.75 Convertible Exchangeable Preferred Stock.

    (f) In any case in which paragraph (d) of this Section C7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section C7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (A) issuing to the holder of any share of $3.75 Convertible Exchangeable Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section C7.

    (g) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for conversion of the $3.75 Convertible Exchangeable Preferred Stock from time to time as such; $3.75 Convertible Exchangeable Preferred Stock is presented for conversion.

    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the $3.75 Convertible Exchangeable Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of Common Stock at such adjusted Conversion Price which shares shall be fully-paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

    Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the $3.75 Convertible Exchangeable Preferred Stock, the Corporation will endeavor in good faith and as expeditiously as possible to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

    (h) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of $3.75 Convertible Exchangeable Preferred Stock (or any other securities issued on account of the $3.75 Convertible Exchangeable Preferred Stock pursuant hereto) or shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of $3.75 Convertible Exchangeable Preferred Stock (or any other securities issued on account of the $3.75 Convertible Exchangeable Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of $3.75 Convertible Exchangeable Preferred Stock with respect to which such shares of Common Stock are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

    (i) If:

      (i) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or any other subscription rights or warrants; or

      (ii) the Corporation shall authorize the distribution to all holders of the Common Stock of evidences of its indebtedness or assets (other than cash dividends payable out of retained earnings, distributions excluded from the operation of subparagraph (d)(iv) of this Section C7, stock dividends or securities issued pursuant to any stockholder rights plan or any similar plan of the Corporation); or

      (iii) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, an increase in the authorized capital stock of the Corporation not involving the issuance of any shares thereof, or a change in par value of the Common Stock), or any other consolidation or merger to which the Corporation is a party (other than a consolidation or merger with a subsidiary in which the Corporation is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a sale, lease or transfer of all or substantially all of the assets of the Corporation; or

      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

      (v) there shall be any other event that would result in an adjustment pursuant to paragraph (d) of this Section C7 of the Conversion Price or the number of shares of Common Stock that may be purchased upon the conversion of the $3.75 Convertible Exchangeable Preferred Stock;

  then the Corporation will cause to be filed with the Transfer Agent and to be mailed to each holder of $3.75 Convertible Exchangeable Preferred Stock by first class mail addressed to such holder at the address appearing in the stock records of the Corporation, at least twenty (20) days (or ten
  (10) days in any case specified in clauses (i) or (ii) above) before the applicable record or effective date hereinafter specified, a notice stating
  (A) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions are to be determined or
  (B) the date on which any such consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. The failure to give such notice or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

  8. Redemption at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change (as defined in paragraph (c) of this Section C8) occurs, each holder of $3.75 Convertible Exchangeable Preferred Stock shall have the right, at the holder's option, to require the Corporation to repurchase all of such holder's $3.75 Convertible Exchangeable Preferred Stock, or any portion thereof that has an aggregate liquidation value that is a multiple of $50.00, on the date (the "Repurchase Date") selected by the Corporation that is not less than 10 nor more than 20 days after the Final Surrender Date (as defined in paragraph (b) of this Section C8), a price per share equal to $50.00, plus accrued and unpaid dividends to the Repurchase Date. The Corporation may, at its option, pay all or any portion of the repurchase price upon a Fundamental Change in shares of common stock of the Corporation or any successor corporation. For purposes of calculating the number of shares of Common Stock issuable upon such redemption, the value of any Closing Prices of such common stock for the five Trading Dates ending on the third Trading Date immediately preceding the Repurchase Date. Payment may not be made in shares of common stock unless such shares (i) have been, or will be registered on or prior to the Final Surrender Date (as defined in paragraph (b) of this Section C8 under the Securities Act of 1933, as amended, or are freely tradable pursuant to an exemption thereunder and (ii) are listed on a United States national securities exchange or quoted on the Nasdaq National Market at the time of payment.

  (b) Within 30 days after the occurrence of a Fundamental Change, the Corporation must mail to all holders of record of the $3.75 Convertible Exchangeable Preferred Stock a Corporation Notice containing the information set out in paragraph (b) of Section C5, of this Article, except that, for purposes of this Section C8 only, instead of stating that such redemption is at the option of the Corporation, the Corporation Notice shall describe the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Corporation must cause a copy of such notice to be published in a newspaper of general circulation in the borough of Manhattan, the City of New York. At least two Business Days prior to the Repurchase Date, the Corporation must publish a similar notice stating whether and to what extent the repurchase price will be paid in cash or shares of Common Stock. To exercise the repurchase right, a holder of $3.75 Convertible Exchangeable Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Corporation Notice (the "Final Surrender Date"), the certificates representing the $3.75 Convertible Exchangeable Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the Corporation, together with a written notice of election.

  (c) The term "Fundamental Change" shall mean any of the following:

    (i) a "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming, in one transaction or a series of related transactions, the "beneficial owner" (as defined in Rule 13d-2 under the Exchange Act) of Voting Shares (as defined in this paragraph (c)) of the Corporation entitled to exercise more than 60% of the total voting power of all outstanding Voting Shares of the Corporation (including any Voting Shares that are not then outstanding of which such person or Group is deemed the beneficial owner); or

    (ii) any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the corporation, or any sale, lease or transfer of all or substantially all of the assets of the Corporation to another person (other than a merger, (a) which results in the holders of Common Stock of the Corporation immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing in excess of 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors and (b) in which the shares of the surviving corporation held by such holders are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market and are not subject to any right of repurchase by the issuer thereof or any third party and are not otherwise subject to any encumbrance as a result of such transaction, provided, that the surviving corporation amends its charter or certificate of incorporation to include the $3.75 Convertible Exchangeable Preferred Stock and its terms as set forth herein);

provided, however, that a Fundamental Change shall not occur if either (i) for any five Trading Dates during the 10 Trading Dates immediately preceding either the public announcement by the Corporation of such transaction or the consummation of such transaction, the Closing Price of the Common Stock is at least equal to 105% of the Conversion Price in effect on such trading days or
(ii) at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction or transactions, the $3.75 Convertible Exchangeable Preferred Stock becomes convertible into such common stock.

  (d) An election by a holder of $3.75 Convertible Exchangeable Preferred Stock to have the Corporation redeem shares of $3.75 Convertible Exchangeable Preferred Stock pursuant to subsection C8(a) shall become irrevocable at the close of business on the relevant redemption date.

  (e) The Corporation agrees that it will not complete any Fundamental Change described in subsection C8(c) unless proper provision has been made to satisfy its obligations under this Section C8.

  For purposes of this Section C8, "Voting Shares" is defined to mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

  9. Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

    (i) prior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of $3.75 Convertible Exchangeable Preferred Stock.

    (ii) on a parity with the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to distribution as assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the $3.75 Convertible Exchangeable Preferred Stock, if the holders of such class of stock and the $3.75 Convertible Exchangeable Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

    (iii) junior to the $3.75 Convertible Exchangeable Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

  10. Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of $3.75 Convertible Exchangeable Preferred Stock shall have no voting rights. Whenever, at any times or times, dividends payable on the shares of $3.75 Convertible Exchangeable Preferred Stock at the time outstanding shall be cumulatively in arrears for such number of Dividend Periods (whether or not consecutive) which shall in the aggregate contain not less than 540 days, the holders of $3.75 Convertible Exchangeable Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the $3.75 Convertible Exchangeable Preferred Stock as to dividends or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (the $3.75 Convertible Exchangeable Preferred Stock and any such other Preferred Stock, collectively for purposes of this Section C10, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section C10. At elections for such directors, each holder of $3.75 Convertible Exchangeable Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

  (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meeting or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

  (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock than outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock than outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

  (d) The directors elected pursuant to this Section shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law, this Restated Certificate of Incorporation and the By-laws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions of this Section C10.

  (e) So long as any shares of the $3.75 Convertible Exchangeable Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of $3.75 Convertible Exchangeable Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law, this Restated Certificate of Incorporation and the By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

    (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the $3.75 Convertible Exchangeable Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

    (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of this Restated Certificate of Incorporation of the Corporation which would adversely affect any right, preference, privilege or voting power of the $3.75 Convertible Exchangeable Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the $3.75 Convertible Exchangeable Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences or voting powers; or

    (iii) the authorization of any reclassification of the $3.75 Convertible Exchangeable Preferred Stock.

  11. Exchange. (a) The $3.75 Convertible Exchangeable Preferred Stock shall be exchangeable in whole, but not in part, at the option of the Corporation on any dividend payment date beginning March 1, 1994, for the Debentures. Holders of outstanding shares of $3.75 Convertible Exchangeable Preferred Stock will be entitled to receive $50.00 principal amount of Debentures in exchange for each share of $3.75 Convertible Exchangeable Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Corporation.

  (b) The Corporation will mail to each record holder of the $3.75 Convertible Exchangeable Preferred Stock written notice of its intention to exchange the $3.75 Convertible Exchangeable Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of $3.75 Convertible Exchangeable Preferred Stock are to be surrendered for Debentures and shall state that dividends on $3.75 Convertible Exchangeable Preferred Stock will cease to accrue on the Exchange Date.

  Prior to giving notice of intention to exchange, the Corporation shall have executed and delivered to a bank or trust company selected by the Corporation to act as Trustee with respect to the Debentures, which Trustee shall meet the eligibility requirements of Section 310(a) of the Trust Indenture Act of 1939 as then in effect, and which Trustee shall have executed and delivered to the Corporation, an Indenture substantially in the form attached to the Placement Agreement dated February 19, 1993, between the Corporation and Alex. Brown & Sons Incorporated, Montgomery Securities and PaineWebber Incorporated with such changes as may be required by law, stock exchange rule, Nasdaq National Market rule or customary usage (including, without limitation, such changes as are requested by the Trustee with respect to its rights and obligations thereunder, provided that any such changes do not adversely affect the rights of holders of the Debentures thereunder).

  (c) If the Corporation has caused the Debentures to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this Section C11, then, notwithstanding that any certificate for shares of $3.75 Convertible Exchangeable Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the $3.75 Convertible Exchangeable Preferred Stock and at the close of business on the Exchange Date the holders of the $3.75 Convertible Exchangeable Preferred Stock shall cease to be stockholders with respect to the $3.75 Convertible Exchangeable Preferred Stock and shall have no interest in or other claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the $3.75 Convertible Exchangeable Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

  The Corporation will cause the Debentures to be authenticated on or before the Exchange Date.

  (d) Notwithstanding the foregoing, if notice or exchange has been given pursuant to this Section C11 and any holder of shares of $3.75 Convertible Exchangeable Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to Section C7 of this Article of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in such Section C7.

  (e) The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of $3.75 Convertible Exchangeable Preferred Stock being exchanged therefor.

  (f) Notwithstanding the other provisions of this Section C11, if on the Exchange Date the Corporation has not paid full cumulative dividends on the $3.75 Convertible Exchangeable Preferred Stock (or set aside a sum therefor) the Corporation may not exchange the $3.75 Convertible Exchangeable Preferred Stock for the Debentures and any notice previously given pursuant to this Section C11 shall be of no effect.

  (g) Prior to the Exchange Date, the Corporation will comply with any applicable securities and blue sky laws with respect to the exchange of the $3.75 Convertible Exchangeable Preferred Stock for the Debentures.

  12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of $3.75 Convertible Exchangeable Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

  13. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section C7(b) of this Article, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Section C of this Article) with postage prepaid, addressed: if to the Corporation, to its offices at 9360 Towne Centre Drive, San Diego, California 92121 (Attention: Investor Relations Department) or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the $3.75 Convertible Exchangeable Preferred Stock, to such holder at the address of such holder of the $3.75 Convertible Exchangeable Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the $3.75 Convertible Exchangeable Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

  D. Common Stock.

  1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

  2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

  3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

  4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                                   ARTICLE V

  No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the President of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

                                  ARTICLE VI

  Except as otherwise provided for in Article IV, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Except as otherwise provided for in Article IV, additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. The initial term of office of Directors of Class I shall expire at the annual meeting of stockholders in 1993; that of Class II shall expire at the annual meeting in 1994; and that of Class III shall expire at the annual meeting in 1995; and in all cases as to each Director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. A Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of Directors, unless otherwise specified by law or this Restated Certificate of Incorporation.

                                  ARTICLE VII

  Election of directors need not be by written ballot unless the By-laws so provide.

                                 ARTICLE VIII

  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE IX

  A. No Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under section 174 of the Delaware General Corporation law; or (4) for any transaction from which the director derived an improper personal benefit.

  B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall incur to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  If a claim under the first paragraph of this section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE X

  The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation, provided, however, that any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Restated Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the By-Laws of the Corporation.

                                  ARTICLE XI

  Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XI, or Articles V, VI, IX and X.

  IN WITNESS WHEREOF, said Gensia, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and Chief Executive Officer, David F. Hale, and its Secretary, Wesley N. Fach, this day
of    , 1997.

                                          By __________________________________
                                            David F. Hale, President and Chief
                                                     Executive Officer

Attest:

By __________________________________
           Wesley N. Fach
              Secretary

                                                                        ANNEX D

                                 GENSIA, INC.

                         1997 LONG-TERM INCENTIVE PLAN

  1. Introduction and Purpose of the Plan. The Plan was adopted by the Board on November 12, 1996, subject to approval by the Company's stockholders. The Plan is effective as of the date approved by the shareholders. The Plan replaces the Amended and Restated 1990 Stock Plan of Gensia, Inc. (the "1990 Stock Plan").

  The purpose of the Plan is to promote the interests of Gensia, Inc., and its shareholders by encouraging officers and Key Employees to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such Key Employees upon whose judgment, initiative, and leadership the success of the Company largely depends.

  The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

  2. Definitions. Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

  (a) "Board of Directors" or "Board" means the Board of Directors of the Company, as constituted from time to time.

  (b) "Change-in-Control" occurs in the following instances (1) a tender or exchange for all or part of Company Common Stock (except an offer by the Company itself); (2) Company shareholder approval of a merger in which the Company does not survive as an independent and publicly owned corporation (except a merger which leaves Company shareholders with substantially the same ownership in the new corporation); (3) Company shareholder approval of a consolidation or sale, exchange or other disposition of all, or substantially all, of the Company's assets; (4) change in the composition of the Board over a two consecutive year period so that individuals who were not directors at the beginning of that period no longer constitute a majority of the Board (unless the election or nomination of each new director was approved by at least two-thirds of the directors who had been directors at the beginning of the period and who were still in office at the time of the election or nomination); or (5) the acquisition of sufficient Common Shares such that a person who previously did not own at least 30% of Company Common Shares, thereafter owns at least 30% (except an acquisition by the Company itself, by a subsidiary of the Company or a benefit plan maintained by the Company).

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means the committee appointed to administer the Plan pursuant to Section 4.

  (e) "Company" means Gensia, Inc., a Delaware corporation.

  (f) "Common Shares" or "Common Stock" means the common shares of Gensia, Inc., and any class of common shares into which such common shares may hereafter be converted.

  (g) "Dividend Equivalent" means the additional amount of Common Stock issued in connection with an Option, as described in Section 14.

  (h) "Eligible Person" means a Key Employee eligible to receive an Incentive Award.

  (i) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

  (j) "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

    (i) If the Common Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

    (ii) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

    (iii) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

    (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

  In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

  (k) "Holder" means a person, estate, trust or entity holding an Incentive
Award.

  (l) "Incentive Award" means any Nonqualified Stock Option, Incentive Stock Option, Common Stock, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

  (m) "Incentive Stock Option" means an Option as defined under Section 422 of the Code, including an Incentive Stock Option granted pursuant to Section 8 of the Plan.

  (n) "Key Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary and (iv) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 5(b) and 6.

  (o) "Nonqualified Stock Option" means an Option other than an Incentive Stock Option granted pursuant to Section 8 of the Plan.

  (p) "Option" means either a Nonqualified Stock Option or Incentive Stock
Option.

  (q) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or a Subsidiary.

  (r) "Performance Award" means an award whose value may be linked to stock value, book value, or other specific performance criteria which may be set by the Board of Directors, but which is paid in cash, stock, or a combination of both.

  (s) "Plan" means the 1997 Long-Term Incentive Plan, which may be amended from time to time.

  (t) "Restricted Stock" means Company stock sold or granted to an Eligible Person, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

  (u) "Stock Appreciation Right" or "Right" means a right granted pursuant to
Section 11 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value or book value of the shares subject to the right.

  (v) "Stock Payment" means a payment in shares of the Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

  (w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

  (x) "Total and Permanent Disability" means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

  3. Shares of Common Stock Subject to the Plan.

  (a) Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 2,000,000, and the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option shall not exceed 250,000 (or 350,000 in the event of an Option repricing during that 12-month period). Additionally, the number of shares of Common Stock available under the Company's 1990 Stock Plan (whether by forfeiture, termination or nongrant) shall also become available under this Plan.

  (b) The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (c) If Incentive Awards are forfeited or if Incentive Awards terminate for any other reason before being exercised, then such Incentive Awards shall again become available for award under the Plan. If Stock Appreciation Rights are exercised, then only the number of Common Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number of Common Shares available under Section 3(a) and the balance shall again become available for award under the Plan. If Restricted Stock is forfeited, then such Restricted Stock shall again become available for award under the Plan.

  4. Administration of the Plan.

  (a) The Plan shall be administered by the Committee. The Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

    (1) Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

    (2) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.

  The Board shall act on its own behalf with respect to the grant or amendment of Incentive Awards to Outside Directors and may also appoint separate committees of the Board, each composed of one or more officers of the Company who need not be directors of the Company, to administer the Plan with respect to Key Employees who are not "covered employees" under
Section 162(m) of the Code and who are not required to report pursuant to
Section 16(a) of the Exchange Act.

  (b) The Committee has and may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

  (c) No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive and Performance Award under it.

  5. Eligibility and Date of Grant.

  The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

  6. Outside Director Participation. Outside Directors shall receive Option grants under the Plan as described below:

    (a) Upon the conclusion of each regular annual meeting of the Company's shareholders, each incumbent Outside Director who will continue serving as a member of the Board thereafter may receive a grant of a Nonstatutory Option for such number of Common Shares (subject to adjustment under Section 15 and prorated for partial year service) as the Board shall determine in its sole discretion.

    (b) New Outside Directors shall receive a one-time grant of a Nonstatutory Option for a number of Common Shares as determined in the sole discretion of the Board; provided, however, that such grant shall not be made in any calendar year in which the same individual receives an Option under (a) above. Such Option, if any, shall be granted on the date when such Outside Director first joins the Board of Directors of the Company or the board of directors of a Subsidiary.

    (c) Total grants under this Section 6 (less forfeitures) shall not exceed 15% of the maximum number of Common Shares available for grant under
  Section 3(a) of the Plan (subject to adjustment under Section 15).

  7. Nonqualified Stock Options.

  The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:

    (a) The purchase price of Common Stock under each Nonqualified Stock Option may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

    (b) No Nonqualified Stock Option may be exercised after ten (10) years from the date of grant.

    (c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.

  8. Incentive Stock Options. The Committee may approve the grant of Incentive Stock Options to Eligible Persons, subject to the following terms and conditions:

    (a) The purchase price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if an employee, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), then the Exercise Price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

    (b) No Incentive Stock Option may be exercised after ten (10) years from the date of grant; provided, however, that if any employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of five
  (5) years from the date of grant.

    (c) No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

  9. Option Rules. The purchase price under each Option may be paid in cash, cash equivalents or notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, by the surrender of shares of Common Stock owned by the Holder exercising the Option and having a Fair Market Value on the date of exercise equal to the purchase price or in any combination of the foregoing. Each Option granted to an Eligible Person shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may modify, accelerate the exercisability of, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different purchase price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Holder, alter or impair his or her rights or obligations under such Option.

  10. Restricted Stock. The Committee may approve the grant of Restricted Stock related or unrelated to Nonqualified Stock Options or Stock Appreciation Rights to Eligible Persons, subject to the following terms and conditions:

    (a) The Committee in its discretion will determine the purchase price.

    (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization) will be subject to the following restrictions:

      (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

      (ii) The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

      (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Stock.

      (iv) The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

    (c) The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 17, subparagraph (d).

    (d) Subject to the provisions of subparagraph (b) above and Section 17, subparagraph (d), the Holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

    (e) Notwithstanding the provisions of subparagraph (b) above and Section 17, subparagraph (d), Restricted Stock granted or sold may be held by the trustee of a revocable inter vivos trust (or other trust if such transfer associated therewith does not cause income to be recognized pursuant to Code (S) 83 and if the trust takes subject to the forfeiture provisions of the Restricted Stock), approved by the Company, established in whole or in part by the Holder and/or the Holder's spouse. So long as the Holder is still an employee, transfer to such trust shall not violate the provisions of subparagraph (b) above and ownership by such trust shall not invoke any right or obligation of the Company under Section 17, subparagraph (d).

  11. Stock Appreciation Rights. The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

    (a) A Stock Appreciation Right may be granted

      (i) at any time if unrelated to an Option;

      (ii) either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

      (iii) only at the time of grant if related to an Incentive Stock
    Option.

    (b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 11(d). Such Option will, to the extent surrendered, then cease to be exercisable.

    (c) Subject to Section 11(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times as the Committee in its discretion may determine, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable.

    (d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

      (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

      (ii) The number of shares as to which such Stock Appreciation Right has been exercised.

    (e) The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons which will be exercisable at such times as the Committee shall determine. Section 11(d) shall be used to determine the amount payable at exercise under such Stock Appreciation Right if Fair Market Value is used, except that Fair Market Value shall not be used if the Committee specifies in the grant of the Right that book value or other measure as deemed appropriate by the Committee is to be used, and the initial share value specified in the award shall be used in lieu of "price of a share of Common Stock specified in the related Option," as provided in
  Section 11(d).

    (f) Payment of the amount determined under Section 11(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

    (g) The Committee shall, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). In addition, a Stock Appreciation Right granted under the Plan may provide that it will be exercisable only in the event of a Change-in-Control.

  12. Performance Awards. The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

  13. Stock Payment. The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an employee in cash.

  14. Dividend Equivalents. A Holder may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

  Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date.

  15. Adjustment Provisions.

  (a) Subject to Section 15(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.

  (b) In addition, upon a Change-in-Control, all Options, Stock Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease. The Committee or any agreement of merger or reorganization may offer the Holder the right to exchange such vested Incentive Awards for fully vested and equivalent value awards under a successor plan.

  16. General Provisions.

  (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

  (b) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time and for any reason.

  (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

  (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

  (e) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Incentive or Performance Award.

  (f) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award, or, in the case of intestacy, under the laws relating to intestacy. Except as determined by the Committee, no Incentive Award shall be transferable by any Eligible Person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. In considering transferability of an Incentive Award, the Committee may also consider the registration limitation of SEC Form S-8 and on that basis may in its discretion determine whether to prohibit transferability, permit alternative registration of the Incentive Award, treat the Incentive Award as SEC Rule 144 "restricted stock," or take such other measures as the Committee deems appropriate.

  (g) The Committee may permit a Holder to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Stock to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

  (h) All Incentive Awards shall become 100% vested in the event of death or total and permanent disability.

  17. Amendment and Termination.

  (a) The Board of Directors may, in its discretion, amend, suspend, or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company's shareholders to the extent it affects the application of the accelerated vesting provisions herein, Section 15, or to the extent required by applicable laws, regulations and or rules.

  (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of the Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the Holder.

  (c) No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

  (d) In the event a Holder of Restricted Stock ceases to be an employee, all such Holder's Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

  (e) In the event a Holder of a Performance Award ceases to be an employee, all such Holder's Performance Awards will terminate except in the case of retirement, death, or Total and Permanent Disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

  (f) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

  18. Effective Date of Plan and Duration of Plan. This Plan will become effective upon approval by the shareholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan will terminate ten
(10) years after its approval by the shareholders of the Company.

                                 GENSIA, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
      THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 1997

     The undersigned hereby appoints David F. Hale and Daniel D. Burgess, and each of them with full power to act alone, the true and lawful attorneys in fact and proxies of the undersigned to vote all shares of Common Stock of Gensia, Inc., a Delaware corporation ("Gensia"), held by the undersigned, with full power of substitution, with the same force and effect as the undersigned would be entitled to vote if personally present, at the Special Meeting of Stockholders of Gensia to be held at the offices of Gensia, 9360 Towne Centre Drive, San Diego, California, on February 26, 1997, at 1:00 p.m. (local time), and at any and all adjournments or postponements thereof, as follows:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.

                                                                     Please mark
                                                                      your vote
                                                                     as this [X]


1. Approval and adoption of the Stock Exchange Agreement, dated as of November 12, 1996 (the "Stock Exchange Agreement"), as amended on December 16, 1996, between Gensia and Rakepoll Finance N.V., and the transactions contemplated thereby, including the Stock Exchange and the Shareholder's Agreement (as defined in the Proxy Statement).

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

_____________________________

2. Approval and adoption of the proposal to amend and restate the Gensia Restated Certificate of Incorporation to (a) change the name of Gensia to "Gensia Sicor Inc.," (b) increase the number of authorized shares of Gensia Common Stock from 75,000,000 to 125,000,000 and (c) increase the number of authorized shares of Gensia Preferred Stock designated as Series I Participating Preferred Stock, $.01 par value, from 100,000 to 125,000.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Approval and adoption of the proposal to adopt a new stock plan, the Gensia 1997 Long-Term Incentive Plan.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]


THE BOARD OF DIRECTORS OF GENSIA UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE STOCK EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE STOCK EXCHANGE AND THE SHAREHOLDER'S AGREEMENT. THE BOARD OF DIRECTORS OF GENSIA ALSO UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENSIA COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSALS TO AMEND AND RESTATE GENSIA'S RESTATED CERTIFICATE OF INCORPORATION TO ADOPT THE GENSIA 1997 LONG-TERM INCENTIVE PLAN.


OTHER MATTERS: Discretionary authority is hereby granted with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is submitted, but no directions are made, this proxy will be voted "FOR" the approval and adoption of the proposals described in Items 1, 2 and 3 above.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated January 15, 1997, furnished herewith.

Signature(s)  _________________________________________________ Date ___________

IMPORTANT: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. If executed by a partnership, this proxy should be signed by an authorized partner.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                           . FOLD AND DETACH HERE .